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TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENT

As filed with the Securities and Exchange Commission on June 19, 2006

Registration No. 333-122935

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REEF GLOBAL ENERGY VENTURES II
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	Not Applicable (IRS Employer Identification Number)
1901 N. Central Expressway, Suite 300 Richardson, Texas 75080 (972) 437-6792 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service: Michael J. Mauceli Reef Oil & Gas Partners, L.P. 1901 N. Central Expressway, Suite 300 Richardson, Texas 75080 (972) 437-6792	Copy to: Joel Held Baker & McKenzie LLP 2001 Ross Avenue, Suite 2300 Dallas, Texas 75201 (214) 978-3000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Aggregate Maximum Offering Price(2)	Amount of Registration Fee(3)

General Partner Interests	6,400 Units	$25,000	$160,000,000	$18,832

Limited Partner Interests	1,600 Units	$25,000	$40,000,000	$4,708

Converted Limited Partner Interests(1)	6,400 Units	-0-	-0-	-0-

Total			$200,000,000	$23,540

(1)
"Converted Limited Partner Interests" refers to up to 6,400 additional limited partner interests into which general partner interests are convertible.
(2)
Registrant has completed the offering of two limited partnerships and has issued a total of 2,479.66 units with total offering proceeds of $61,526,667.
(3)
Previously paid in connection with the initial filing of this registration statement.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

        This Post-Effective Amendment No. 1 on Form S-1 to the Form S-1 Registration Statement (Registration No. 333-122935) is being filed in order to update the prospectus included in the Registration Statement as required by Section 10(a)(3) of the Securities Act of 1933.

Subject to Completion. Preliminary Prospectus Dated June 19, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

1,600 Units of Limited Partner Interests and
6,400 Units of Additional General Partner Interests
in a Series of up to Seven Limited Partnerships

Offering Price: $25,000 per unit	Minimum Purchase: $10,000 (2/5 unit)

        Reef Global Energy Ventures II is a series of up to seven limited partnerships to be formed to drill and own interests in oil and natural gas properties located primarily in the United States and in U.S. waters in the Gulf of Mexico. We have completed the offering of our first two limited partnerships, Reef Global Energy VI, L.P. and Reef Global Energy VII, L.P.; these limited partnerships are currently conducting their respective businesses. This prospectus relates to the offering of securities of up to five succeeding limited partnerships under the Reef Global Energy Ventures II program. The partnerships intend to enter into agreements with major or independent oil and gas companies to drill and own interests in oil and natural gas properties. The partnerships also may drill and own interests without such strategic partners. The primary purposes of the partnerships will be to generate revenue from the production of oil and gas, distribute cash to the partners, and provide tax benefits. We are Reef Oil & Gas Partners, L.P. (formerly Reef Oil & Gas Partners LLC) and we will be the managing general partner of each partnership.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are speculative and involve a high degree of risk. Before buying units, you should consider carefully the risk factors beginning on page 7 in this prospectus, which include, but are not limited to:

      •    Because we have not selected any prospects, you may not be able to evaluate a partnership's prospects before making your investment decision     •     Additional general partners have unlimited liability for partnership obligations    •     Cash distributions are not guaranteed    •     Your ability to resell your units is limited due to the lack of a public market and restrictions contained in the partnership agreement    •     Our affiliates and we may have conflicts of interest with you and the partnership    •     The partnership agreement prohibits your participation in the partnerships' business decisions    •     Oil and natural gas investments are highly risky     •     Drilling exploratory wells is riskier than drilling developmental wells    •     Prices of oil and natural gas are unstable.

	Per Unit	Minimum Offering for Each Partnership (40 Units)	Maximum Offering for All Seven Partnerships (8,000 Units)(1)
Offering Price	$25,000	$1,000,000	$200,000,000
Organization and Offering Costs, excluding Commissions	500	20,000	1,000,000
Commissions	2,250	90,000	18,000,000
Proceeds, before Expenses, to the Partnerships	$22,250	$890,000	$181,000,000

(1)
We have completed the offering of two limited partnerships and have issued a total of 2,479.66 units with total offering proceeds of $61,526,667.

        Reef Securities, Inc. is the dealer manager for this offering. The dealer manager and soliciting dealers are offering the units on a "best efforts minimum/maximum" basis. The dealer manager and soliciting dealers must sell the minimum number of units in a partnership (40) in order for a partnership to be formed. The dealer manager and soliciting dealers are required to use only their best efforts to sell the units offered in each partnership.

                        , 2006

TABLE OF CONTENTS

PROSPECTUS SUMMARY
About the Program
Investment Objectives
Terms of the Offering
Our Compensation
Participation in Distributions, Profits, Losses, Costs and Revenues
Use of Proceeds
Material Federal Income Tax Consequences; Opinion of Counsel
RISK FACTORS
Special Risks of the Partnerships
We will manage and control the partnerships' business. Third parties may manage and control the prospects
Because we have not yet identified or selected any prospects, you may not be able to evaluate a partnership's prospects before making your investment decision
Additional general partners have unlimited liability for partnership obligations
There is no guarantee of a return of your investment or any specific rate of return on your investment in a partnership
Cash distributions are not guaranteed
Our prior history demonstrates that partnership returns will be affected in the event of dry holes or unproductive wells
The Partnerships have limited external sources of funds, which could result in a shortage of working capital
Your ability to resell your units is limited due to the lack of a public market and restrictions contained in the partnership agreement
Our affiliates and we may have conflicts of interest with you and the partnership
Our legal counsel is also legal counsel to RSI and each partnership we sponsor
RSI has been the subject of disciplinary proceedings
A substantial percentage of our revenues have been derived from two oil and gas marketers
Our affiliates and we have sponsored ventures in the past that have produced dry holes and abandoned wells
Compensation payable to us will affect distributions
A lengthy offering period may result in delays in the investment of your subscription and any cash distributions from the partnership to you
Your subscription for units is irrevocable
A partnership's ability to diversify risks depends upon the number of units issued and the availability of suitable prospects
Drilling prospects in one area may increase a partnership's risk
Lack of drilling rig availability may result in delays in drilling on partnership prospects
If a partnership acquires prospects outside the United States, it will be subject to certain risks of international operations
A partnership may become liable for joint activities of other working interest owners
Other partnerships we sponsor will compete with these partnerships for prospects, equipment, contractors, and personnel
Our past experience is not indicative of the results of these partnerships
Because investors bear the partnerships' acquisition, drilling and development costs, they bear most of the risk of non-productive operations
The partnership agreement prohibits your participation in the partnerships' business decisions

i

The partnership agreement limits our liability to you and the partnership and requires the partnership to indemnify us against certain losses
Because we will act as general partner of several partnerships, other commitments may adversely affect our financial condition
You should not rely on the financial status of other additional general partners as a limitation on your liability
Our obligations to purchase your units pursuant to the unit purchase program are limited and do not assure the liquidity of your investment
Lack of an independent underwriter may reduce the due diligence investigation conducted on the partnerships and us
Risks of Oil and Natural Gas Investments
Oil and natural gas investments are highly risky
Drilling exploratory wells is riskier than drilling developmental wells
A partnership may be required to pay delay rentals to hold drilling prospects, which may deplete partnership capital
Prices of oil and natural gas are unstable
Increases in drilling costs over recent periods may impact the profitability of each partnership's wells and the number of wells a partnership may drill
Competition, market conditions and government regulation may adversely affect the partnerships
Environmental hazards and liabilities may adversely affect the partnerships and result in liability for the additional general partners
A partnership may incur liability for liens against its subcontractors
Shut-in wells and delays in production may adversely affect partnership operations
The production and producing life of partnership wells is uncertain. Production will decline
Delays in the transfer of title to a partnership could place the partnership at risk
Extreme weather conditions may adversely affect drilling and production operations and distributions
Our dependence on third parties for the processing and transportation of oil and gas may adversely affect a partnership's revenues and distributions
Tax Risks
Tax treatment may change
We cannot assure that intangible drilling costs will be incurred and deductible by investors in the year a partnership is formed
Tax treatment depends upon partnership classification
Tax liabilities may exceed cash distributions
Tax treatment will differ for additional general partners and limited partners
Audits of the partnership's tax returns could result in increased taxes due by the partners or audits of partners' individual tax returns
A material portion of your subscription proceeds is not currently deductible
The IRS could challenge a partnership's deductions for prepayment of drilling costs
There are risks associated with partnership borrowings
FORWARD-LOOKING STATEMENTS
TERMS OF THE OFFERING
General
Offering Periods
Election to Purchase As Limited Partner and/or Additional General Partner
Subscriptions for Units; Escrow Account
Formation of the Partnerships
Types of Units

Unit Purchase Program
Termination; Waiver
Investor Suitability
ADDITIONAL FINANCING
SOURCES OF FUNDS AND USE OF PROCEEDS
Sources of Funds
Use of Proceeds
Subsequent Sources of Funds
PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES
Cash Distributions
Profits and Losses
Revenues
Costs
Deficit Capital Account Balances
Cash Distribution Policy
Termination
Amendment of Partnership Allocation Provisions
OUR COMPENSATION
PROPOSED ACTIVITIES
Introduction
Acquisition and Drilling of Undeveloped Prospects
Proposed Drilling Locations
Title to Properties
Drilling and Completion Phase
Production Phase of Operations
Insurance
COMPETITION, MARKETS AND REGULATION
Competition
Markets
Regulation
MANAGEMENT
General
Reef Oil & Gas Partners, L.P. and Reef Exploration, L.P.
Organizational Diagram and Security Ownership of Beneficial Owners
Compensation
Legal Proceedings
CONFLICTS OF INTEREST
OUR FIDUCIARY RESPONSIBILITY
PRIOR ACTIVITIES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Summary of Conclusions
General Tax Effects of Partnership Structure
Intangible Drilling and Development Costs Deductions
Depletion Deductions
Depreciation Deductions

Interest Deductions
Transaction Fees
Basis and At Risk Limitations
Passive Loss Limitations
Conversion of Interests
Alternative Minimum Tax
Gain or Loss on Sale of Property or Units
Partnership Distributions
Partnership Allocations
Unrelated Business Taxable Income
Marginal Well Tax Credits
Reportable Transaction Rules
Profit Motive
Administrative Matters
Accounting Methods and Periods
Social Security Benefits; Self-Employment Tax
Taxation of Foreign Operations
State and Local Taxes
Individual Tax Advice Should Be Sought
SUMMARY OF PARTNERSHIP AGREEMENT
Our Responsibility
Liability of General Partners, Including Additional General Partners
Liability of Limited Partners
Allocations and Distributions
Voting Rights
Our Retirement and Removal
Term and Dissolution
Indemnification
Reports to Partners
Power of Attorney
Other Provisions
TRANSFERABILITY OF UNITS
No Market for the Units
Assignment of Units; Substitution
PLAN OF DISTRIBUTION
Distribution
Relationship Between Dealer Manager and Us
Compensation
Disciplinary Proceedings Regarding the Dealer Manager
Indemnification
Qualification to Sell
Our Purchase of Units
SALES LITERATURE
LEGAL OPINIONS
EXPERTS
ADDITIONAL INFORMATION
GLOSSARY OF TERMS

v

PROSPECTUS SUMMARY

        This summary highlights some information contained in this prospectus. It is not complete and may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the risk factors, the financial statement and the notes to the financial statement. You will find definitions of many terms, including those relating to the oil and gas business, in the "GLOSSARY OF TERMS" beginning on page 86. References to "we," "our," "us," "Reef" and similar terms refer to Reef Oil & Gas Partners, L.P., the managing general partner of each of the partnerships.

About the Program

        Reef Global Energy Ventures II is a series of up to seven limited partnerships to be formed to drill and own interests in oil and natural gas properties located primarily in the United States and in U.S. waters in the Gulf of Mexico. We have completed the offering of our first two limited partnerships, Reef Global Energy VI, L.P. and Reef Global Energy VII, L.P.; these limited partnerships are currently conducting their respective businesses. This prospectus relates to the offering of securities of up to five succeeding limited partnerships under the Reef Global Energy Ventures II program.

        Regardless of drilling location, the properties we select for the partnerships will meet our stringent acquisition criteria. We will evaluate all prospective acquisitions on the basis of their oil and natural gas producing potential. In most cases, we will acquire properties that we believe have multi-pay horizons, predictable costs, and quick pipeline hookups. We seek properties that are within or offsetting proven producing oil & gas fields. See "PROPOSED ACTIVITIES—Acquisition Strategy."

        The partnerships intend to acquire interests in oil and natural gas properties in which major or independent oil and gas companies also have interests. We believe that these acquisitions will permit the partnerships to benefit from development and exploitation efforts conducted by such companies. The partnerships also may drill and own interests in oil and natural gas properties without such strategic partners.

        Although we believe that the operator of each partnership's prospects will usually be an unrelated third party, in some cases Reef Exploration, L.P. ("RELP"), one of our affiliates, may act as operator. RELP was formed in December 2005 to engage in the business of developing, exploiting, and producing oil and gas properties and to serve as operator for the wells drilled by partnership formed under the Program. During 2006, it is expected that RELP will assume operations of wells currently operated by OREI, Inc., formerly known as Reef Exploration, Inc. ("OREI"). Since its inception in 1987, OREI and its affiliates have been engaged in the business of developing, exploiting and producing oil and natural gas both within and outside the continental United States. OREI has served as operator of approximately 130 wells, and is currently operator of 33 wells. We were formed in 1999 by the owners of OREI and have sponsored twenty-eight private drilling ventures, ten private production purchase ventures and seven public drilling partnerships. See "PRIOR ACTIVITIES" for a discussion of the eighteen multiple well drilling partnerships sponsored by us or OREI.

Investment Objectives

        The partnerships offer investors the opportunity to participate in a diversified investment in the oil and natural gas industry that has been designed to reduce the additional risks associated with an exploratory drilling program. At least 80% of the capital contributions to the partnerships used in drilling activities will be devoted to the drilling of developmental wells and what we refer to as "exploitation" wells. A developmental well is a well drilled close to and to the same formation as wells that have already produced and sold oil or natural gas. We use the term "exploitation well" to describe a well drilled within or an extension of a proven oil and gas reservoir to the depth of a stratigraphic horizon known to be productive. An exploratory well is one that is drilled in an area where there has been no oil or natural gas production, or a well that is drilled to a previously untested or non-producing zone in an area where there are wells producing from other formations.

        The program is intended to produce the following benefits for investors:

  •
  cash distributions from the sale of oil and natural gas;

  •
  tax deductions for intangible drilling costs, depreciation and depletion; and

  •
  a diversified investment in multiple wells.

        For reasons we discuss in this prospectus, including under the section entitled "Risk Factors," you may not realize some or all of these benefits. You should only invest if you can afford the loss of your entire investment.

        • Cash distributions from the sale of oil and natural gas. If we drill successful wells and a partnership's revenues exceed its expenses, you will receive periodic distributions of the partnership's cash profits. We expect that cash distributions to the partners will begin approximately six months after the offering period for a partnership ends, and will be made monthly thereafter. The timing and amount of distributions will depend primarily on a partnership's net cash receipts from its oil and gas operations, and will be affected, among other things, by the price of oil and natural gas and the level of production of the partnership's properties.

        • Tax deductions for intangible drilling costs, depreciation and depletion. As a partner in a partnership, you may be entitled to tax deductions that will reduce your taxable income in the year in which you invest and in subsequent years. If you invest as an additional general partner, these deductions will reduce your taxable income from other sources, such as ordinary income from employment or other business activities. If you invest as a limited partner, these deductions will offset a portion of your taxable income from passive activities. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Intangible Drilling and Development Costs Deductions" "—Depreciation Deductions" and "—Depletion Deductions."

        • A diversified investment in multiple wells. We expect to include at least 15 wells in each of the partnerships so that the impact of less productive properties is balanced by the results of other properties.

        These securities are speculative and involve a high degree of risk.    See "RISK FACTORS" on pages 7 to 19 of this prospectus, together with the other information in this prospectus, in evaluating an investment in the units.

        Significant risks associated with the offering include, but are not limited to the following:

  •
  Because we have not selected any prospects, you may not be able to evaluate a partnership's prospects before making your investment decision.

  •
  Additional general partners have unlimited liability for partnership obligations.

  •
  Cash distributions are not guaranteed.

  •
  Our prior history demonstrates that partnership returns will be affected in the event of dry holes or unproductive wells.

  •
  Your ability to resell your units is limited due to the lack of a public market and restrictions contained in the partnership agreement.

  •
  Our affiliates and we may have conflicts of interest with you and the partnership.

  •
  A partnership's ability to diversify risks depends on the number of units issued and the availability of suitable prospects.

  •
  The partnership agreement prohibits your participation in the partnerships' business decisions.

  •
  Oil and natural gas investments are highly risky.

  •
  Drilling exploratory wells is riskier than drilling developmental wells.

  •
  Prices of oil and natural gas are unstable.

  •
  Tax treatment may change.

Terms of the Offering (see page 20)

Managing General Partner	Reef Oil & Gas Partners, L.P. (formerly Reef Oil & Gas Partners LLC), a Nevada limited partnership ("Reef")
Securities Offered
We are offering up to 6,400 units of additional general partner interest and 1,600 units of limited partner interest in a series of up to seven partnerships. We have completed the offering of our first two limited partnerships. In the third partnership to be formed in the program, we are offering up to $50,000,000 of partnership interests—1,600 units of additional general partner interest ($40,000,000) and 400 units of limited partner interest ($10,000,000). We will determine the maximum offering amount in each other partnership prior to the beginning of its offering period, but in no event will the maximum offering amount in a partnership be less than $25,000,000 or more than $50,000,000. For each partnership we offer, 80% of the units offered will be additional general partner units and 20% will be limited partner units. You may elect to buy units as an additional general partner and/or as a limited partner. The minimum offering amount in each partnership will be $1,000,000 (40 units). As long as at least 40 units are sold in a partnership, and at least one of such units is a unit of limited partner interest, including units we buy, there is no minimum number of additional general partner or limited partner units that must be sold.
Offering Price	$25,000 per unit
Minimum Investment	$10,000 (2/5 unit)
No Assessments	You are not required to make any capital contributions to a partnership other than payment of the offering price for the units you purchase.
Offering Period
The offering period for the third partnership, Reef Global Energy VIII, L.P., began on the date of this prospectus. We intend to offer units in the other partnerships sequentially, and will not offer units in more than one partnership at a time. We may terminate the offering period for a partnership at any time after the minimum number of units (40) has been subscribed for in a partnership, including units we buy. Unless we elect to terminate a partnership's offering period before the maximum number of units in the partnership has been subscribed for, the offering periods for each partnership will terminate as follows:
If the Partnership's Offering Period Begins:	The Offering Period Will Terminate On or Before:
In 2006	December 31, 2006
In 2007	July 7, 2007

Suitability Standards	Investment in the units is suitable for you only if you do not need liquidity in this investment and can afford to lose all or substantially all of your investment. Your subscription for units will be accepted only if you represent that you meet the suitability standards described below under "TERMS OF THE OFFERING—Investor Suitability."
Unit Purchase Program
During the first calendar quarter of the fifth calendar year following the date the offering for a partnership terminates, and during the first calendar quarter of the following five years, each investor partner (other than our affiliates) may request that we or one of our affiliates purchase the outstanding units of the partnership held by the investor partner. We will not be required to purchase more than 5% of the outstanding units of a partnership in any year. We also will not be required to purchase units if our borrowing capacity is insufficient to make the purchase, if we are precluded by any law, rule, regulation, contract, agreement or other restriction from doing so, or if the purchase might cause the partnership to terminate or be treated as a publicly traded partnership for tax purposes. Furthermore, we will not be obligated to purchase more than $500,000 of units in any given year, in the aggregate, from all partnerships sponsored by us.
Plan of Distribution	Reef Securities, Inc. ("RSI") is the dealer manager for this offering. It will receive a sales commission, payable in cash equal to 9% of the investor partners' subscriptions. RSI may reallow up to 8% of its commission, in whole or part, to other NASD-licensed broker-dealers engaged to sell units. RSI and the soliciting dealers are required to use only their best efforts to sell the units offered in each partnership. Subscription proceeds for a partnership will be held in a separate interest-bearing escrow account until the minimum number of units in the partnership have been subscribed for, without regard to units our affiliates and we buy, and may be released before the end of the partnership's offering period. If the minimum number of units in a partnership are not subscribed for prior to the termination of the partnership's offering period, that partnership will not be formed, and the escrow agent will promptly return all subscription proceeds from your investment in that partnership to you, with interest.
Conversion of Units
Additional general partners in a partnership may convert their general partner interests into limited partner interests at any time after the first anniversary of the partnership's formation. All additional general partner interests in a partnership will be converted into limited partner interests as soon as practicable after the end of the year in which drilling by the partnership has been completed.

Principal Office
The principal office of the partnerships and Reef is located in North Dallas at 1901 N. Central Expressway, Suite 300, Richardson, Texas 75080, and their telephone numbers are (972) 437- 6792 and (877) 915-7333.

Our Compensation (see page 35)

        The following table summarizes the compensation to be received by us from each partnership.

Recipient	Form of Compensation	Amount
Managing General Partner	Partnership interest	10% interest
Managing General Partner	Management fee	15% of subscriptions, less organization and offering costs (including commissions) (non-recurring fee)
Managing General Partner	Direct and administrative costs	Reimbursement at cost
Affiliate of the Managing General Partner	Operator's Per-Well Charges	Competitive prices
Managing General Partner and its Affiliates	Payment for equipment, supplies, marketing, and other services	Cost or competitive prices

        Our "partnership interest," as described in the table above, refers only to our interest as managing general partner and does not include the interest we will have as a result of our purchase of any units, nor the 1% interest we will have as the result of our payment of 1% of all lease costs, intangible drilling and development costs, and well completion costs. Direct costs cannot be quantified until a partnership begins conducting business.

Participation in Distributions, Profits, Losses, Costs and Revenues (see page 30)

        Cash distributions, if any, from a partnership will be distributed 89% to the holders of units and 11% to us.

        Partnership profits generally will be allocated 89% to the holders of units and 11% to us, not including any partnership units we purchase. We will buy at least 5% of the units issued by each partnership at the offering price of $25,000 per unit, net of organization and offering costs (including commissions) and our management fee.

        Deductions for organization and offering costs and the management fee will be allocated 100% to the holders of units, except for those units purchased by us. Lease costs, intangible drilling and development costs and completion costs will be allocated 1% to us and 99% to the holders of units. Partnership direct costs, administrative costs and operating costs will be allocated 11% to us and 89% to the holders of units. We will also pay the percentage of partnership costs allocable to the partnership units we buy.

Use of Proceeds (see page 29)

        Each partnership must receive minimum subscriptions of $1,000,000 to close, without regard to units bought by our affiliates and us, and the subscription proceeds for a partnership will not exceed $50,000,000, including units we purchase. Approximately 89% of the proceeds from the aggregate contributions to the capital of a partnership (a minimum of approximately $890,000 and a maximum of approximately $44,500,000) will be applied to acquisition, drilling and completion costs. Of the remaining approximately 11% of the proceeds from the aggregate contributions to partnership capital, 9% (a minimum of $90,000 and a maximum of $4,500,000) will be used to pay sales commissions, and the remainder (a minimum of approximately $20,000 and a maximum of approximately $1,000,000) will pay for other organization and offering costs associated with the formation and sale of the partnership.

        We will receive a management fee in an amount equal to the difference between 15% of the subscriptions by investor partners to a partnership, all commissions payable to the dealer manager and organization and offering costs. This fee will be payable by each partnership in an amount not to exceed $1 million per year until such time as the fee has been paid in its entirety. Although commissions and organization and offering costs will be deducted from the capital contributions of the investor partners, our management fee will instead be paid by the partnerships from funds otherwise available for distribution to the partners.

Material Federal Income Tax Consequences; Opinion of Counsel (see page 63)

        We have received an opinion from our counsel, Baker & McKenzie LLP, concerning certain federal income tax considerations applicable to an investment in the partnerships. The full text of the opinion is attached as Appendix D to this prospectus. We encourage you to read the opinion in its entirety and to read the discussion of "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus for a full understanding of the opinion, including the assumptions made and matters considered by Baker & McKenzie LLP in providing its opinion.

RISK FACTORS

        Investment in the partnerships involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for liquidity in their investments. You should consider carefully the following factors, in addition to the other information in this prospectus, prior to making your investment decision.

Special Risks of the Partnerships

        We will manage and control the partnerships' business.     Third parties may manage and control the prospects.    We will exclusively manage and control all aspects of the business of each partnership and will make all decisions concerning the business of each partnership. You will not be permitted to take part in the management or in the decision making of any partnership. Third parties may act as the operator of partnership prospects, and in many cases, the partnerships may acquire a less than 50% working interest in various oil and natural gas properties. Accordingly, third parties may manage and control the drilling, completion and production operations on the properties.

        Because we have not yet identified or selected any prospects, you may not be able to evaluate a partnership's prospects before making your investment decision.     We have not selected any prospects for acquisition by the partnerships and may not select prospects for a partnership until after the formation of the partnership. You may not have an opportunity before purchasing units to evaluate geophysical, geological, economic or other information regarding the prospects to be selected. Delays are likely in the investment of proceeds from your subscription because the offering period for a partnership can extend over a number of months, and no prospects will be acquired until after the formation of the partnership. If we select a prospect for acquisition by a partnership during that partnership's offering period, we will file a prospectus supplement describing the prospect and its proposed acquisition. If you subscribe for units prior to any such supplement you will not be permitted to withdraw your subscription as a result of the selection of any prospect.

        Additional general partners have unlimited liability for partnership obligations.     Under Nevada law, the state in which the partnerships will be formed, general partners of a partnership have unlimited liability for obligations and liabilities of that partnership. If you purchase units as an additional general partner you will be liable for all obligations and liabilities arising from that partnership's operations if these liabilities exceed both the assets and insurance of the partnership, and our assets and insurance. Even if you convert your general partner interest into a limited partner interest, you will continue to be liable as a general partner for matters that occurred while you owned a general partner interest. Your liability as an additional general partner may exceed the amount of your subscription. Under the partnership agreement, additional general partners are only liable for their proportionate share of a partnership's obligations and liabilities. This agreement will not eliminate your liabilities to third parties in the event you invest as an additional general partner and other additional general partners do not pay their proportionate share of the partnership's obligations and liabilities.

        Also, each partnership will usually own less than 100% of the working interest in a prospect. If a court holds you and the other third-party working interest owners of the prospect liable for the development and operation of the prospect and some of the third-party working interest owners do not pay their proportionate share of the costs and liabilities associated with the prospect, then the partnership and you and the other additional general partners also would be liable for those costs and liabilities.

        As an additional general partner you may become subject to the following:

  •
  contract liability, which is not covered by insurance;

  •
  liability for pollution, abuses of the environment, and other environmental damages such as the release of toxic gas, spills or uncontrollable flows of natural gas, oil or fluids, against which we cannot insure because coverage is not available or against which we may elect not to insure because of high premium costs or other reasons; and

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  liability for drilling hazards which result in property damage, personal injury, or death to third-parties in amounts greater than the partnership's insurance coverage. Drilling hazards include but are not limited to well blowouts, fires, and explosions.

        If a partnership's insurance proceeds and assets, our indemnification of you and the other additional general partners, and the liability coverage provided by major subcontractors are not sufficient to satisfy a liability, then we will call for additional funds from you and the other additional general partners to satisfy the liability. Our ability to indemnify you is dependent upon our financial condition.

        There is no guarantee of a return of your investment or any specific rate of return on your investment in a partnership.     You may not recover all of your investment in a partnership, or if you do recover your investment in a partnership, you may not receive a rate of return on your investment that is competitive with other types of investment. You will be able to recover your investment only through the partnership's distributions of the sales proceeds from the production of oil and natural gas from productive wells. The quantity of oil and natural gas in a well, which is referred to as its reserves, decreases over time as the oil and natural gas is produced until the well is no longer economical to operate. All of these distributions to you will be considered a return of capital until you have received 100% of your investment. This means that you are not receiving a return on your investment in a partnership, excluding tax benefits, until your total cash distributions from that partnership exceed 100% of your investment.

        Cash distributions are not guaranteed.     Cash distributions are not guaranteed and will depend on each partnership's future operating performance. See "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES—Cash Distribution Policy." We will review the accounts of each partnership at least quarterly to determine the cash available for distribution. Distributions will depend primarily on a partnership's cash flow from operations, which will be affected, among other things, by the following:

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  the price of oil and natural gas;

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  the level of production of the partnership's wells;

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  repayment of borrowings;

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  cost overruns;

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  remedial work to improve a well's producing capability;

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  direct costs and general and administrative expenses of the partnership;

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  payment of our management fee;

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  reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; and

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  the indemnification of us and our affiliates by the partnership for losses or liabilities incurred in connection with the partnership's activities.

        Partnership income will be taxable to the additional general and limited partners in the year earned, even if cash is not distributed. See "—Risks of Oil and Natural Gas Investments" and "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES—Cash Distribution Policy" and "OUR COMPENSATION."

        Our prior history demonstrates that partnership returns will be affected in the event of dry holes or unproductive wells.     During the period from January 1996 through April 30, 2006, OREI, Inc.

("OREI") and Reef have sponsored eighteen multiple-well drilling partnerships, of which eleven were private partnerships and seven were publicly-held limited partnerships. Of the eleven private oil and gas drilling partners, two of them, Reef—Savoie-Fontenot, L.P. and Reef—Bell-City #1, L.P., have made distribution to participants in excess of original capital contributed by participants as of April 30, 2006. Three of the private oil and gas drilling partnerships formed during that period had wells which were ultimately sold or plugged and abandoned at a substantial loss of the participants' capital contributions. Six of the multiple-well private partnerships have wells that are currently drilling or in the completion process. Three of these six funds have drilled at least one unsuccessful well. There is no guarantee that any partnership will achieve payout. See "PRIOR ACTIVITIES—Table One" in this prospectus.

        With respect to the seven publicly-held limited partnerships engaged in oil and gas operations, one was formed in 2002, one in 2003, three in 2004 and two in 2005. As of the date of this prospectus supplement, these limited partnerships have not produced revenues in excess of the partners' capital contributions. There is no guarantee that any partnership will achieve payout. See "PRIOR ACTIVITIES—Table One."

        The Partnerships have limited external sources of funds, which could result in a shortage of working capital.     Each partnership intends to utilize substantially all available capital from this offering for the acquisition of drilling prospects and the drilling and completion of wells on those prospects. Each partnership will have only nominal funds available for partnership purposes until there are revenues from partnership operations. Any future requirement for additional funding will have to come, if at all, from a partnership's revenues, the sale of partnership properties or interests therein, or from borrowings.

        Occasions may arise in which a partnership will need to raise additional funds in order to finance costs of:

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  drilling and completing wells; and

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  providing necessary production equipment and facilities to service productive oil and natural gas wells and plugging and abandoning non-productive wells.

        Additional operations requiring funding may include the acquisition of additional oil and gas leases and the drilling, completing and equipping of additional wells to further develop partnership prospects or to purchase additional prospects. Each partnership agreement provides that outstanding partnership borrowings may not at any time exceed 25% of the partnership's aggregate capital contributions without the consent of the investor partners. Furthermore, a partnership may borrow funds only if the lender agrees that it will have no recourse against individual investor partners. If the above-described methods of financing should prove insufficient to maintain the desired level of partnership operations, such operations could be continued through farmout arrangements with third parties, including us and/or our affiliates. These farmouts could result in a partnership giving up a substantial interest in oil and gas properties it has developed. We cannot assure you that partnership operations will be sufficient to provide a partnership with necessary additional funding or that a partnership will be able to borrow funds from third parties on commercially reasonable terms or at all.

        Your ability to resell your units is limited due to the lack of a public market and restrictions contained in the partnership agreement.     You may not be able to sell your partnership interests. No public market for the units exists or is likely to develop. Your ability to resell your units also is restricted by the partnership agreement. A partnership itself may continue in existence for thirty years from its formation, unless earlier terminated. Although additional general partners and limited partners may under certain circumstances require us or an affiliate that we have designated to purchase their interest, this obligation is limited and does not assure the liquidity of your investment. See "TERMS OF THE OFFERING—Unit Purchase Program" and "TRANSFERABILITY OF UNITS."

        Our affiliates and we may have conflicts of interest with you and the partnerships.     The continued active participation by our affiliates and us in oil and gas activities individually, and on behalf of other partnerships organized or to be organized by us, and the manner in which partnership revenues are allocated, create conflicts of interest with the partnerships. Our affiliates and we have interests that inherently conflict with those of the unaffiliated partners, including the following:

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  Our affiliates and we manage other oil and natural gas drilling programs. We will owe a duty of good faith to each of the partnerships that we manage. Actions taken with regard to other partnerships may not be advantageous to a particular partnership.

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  We decide which prospects each partnership will acquire. We could benefit, as a result of cost savings or reduction of risk, for instance, by assigning or not assigning particular prospects to a partnership.

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  One of our affiliates may act as operator on some partnership wells for which it will be compensated (at rates competitive with the rates charged by unaffiliated persons for similar services). Our affiliate could have an incentive to operate wells that were no longer economical to a partnership, in order to continue to receive operating fees.

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  The percentage of revenues we receive is greater than the percentage of costs we pay. As a result, there may be a conflict of interest concerning which wells will be drilled based on the wells' risk and profit potential.

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  We serve as the tax matters partner for each partnership. If we represent a partnership before the Internal Revenue Service ("IRS"), potential conflicts may include whether or not we should expend partnership funds to contest a proposed adjustment by the IRS, if any, and the amount of your deduction for intangible drilling costs.

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  The terms of any acquisitions of producing properties we may purchase from each partnership.

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  Our purchase of units in a partnership and/or the purchase of units by one or more of our affiliates for a reduced price could dilute any voting rights you may have regarding your partnership.

        There can be no assurance that any transaction with us will be on terms as favorable as could have been negotiated with unaffiliated third parties.

        Our legal counsel is also legal counsel to RSI and each partnership we sponsor.     Baker & McKenzie LLP serves as legal counsel to us, each of the partnerships we sponsor, our affiliate OREI, each of the partnerships OREI sponsors, our affiliate Reef Exploration, L.P. ("RELP"), and RSI. Because our affiliates have the same legal counsel as we have, there may be conflicts of interest inherent in our legal representation.

        RSI has been the subject of disciplinary proceedings.     RSI has been the subject of three proceedings brought by state securities agencies (Texas in 1995, Illinois in 1996 and Wisconsin in 2004), alleging that certain general partnerships sold by it, which RSI maintains were not securities under either federal or state law, were securities requiring registration under such states' laws. In two of these cases, (Texas and Illinois), RSI settled the cases, without admitting or denying the factual allegations of the relevant state securities administrators, and consented to settlements (in Texas a $15,000 payment and a 180-day probation, and in Illinois, a $10,000 payment and withdrawal of broker dealer registration, which has subsequently been reinstated). With respect to the Wisconsin matter, Wisconsin dismissed the proceeding and vacated the order issued by it. Also in 2004, RSI was fined $3,750 by New Hampshire for failure to timely file documentation regarding a corporate name change effected by RSI in 2003.

        In addition, RSI was censured in 1995 by NASD and fined $2,500 for failure to maintain certain minimal net capital. In 2000, the NASD fined RSI $5,000 for failure to maintain a specific written policy regarding the NASD's continuing education policy, and in 2004 for failure to maintain specific written policies regarding NASD's anti-money laundering policy and continuing education policy, for which RSI paid a fine of $17,500 without admitting or denying any of NASD's factual allegations.

        If RSI were to become involved in future disciplinary proceedings, its ability to sell the units could be limited. This could result in a partnership being formed with less offering proceeds than if the dealer manager's sales activities were not limited by such proceedings. A partnership subscribed at the minimum level would be able to participate in fewer prospects, which would increase the risk to the partners. As partnership size increases, the diversification of the partnership will increase because the partnership can drill or obtain interests in multiple prospects.

        A substantial percentage of our revenues have been derived from two oil and gas marketers.     We sell oil and natural gas on credit terms to refiners, pipelines, marketers, and other users of petroleum commodities. Revenues are received directly from these parties or, in certain circumstances, are paid to the operator of the property who disburses to us our percentage share of the revenues. During the year ended December 31, 2005, two marketers accounted for approximately 74% of our oil and gas revenues. Despite the competitive nature of the market for oil and natural gas, the loss of any particular purchaser could have a material adverse impact on the partnerships or us by affecting prices, delaying sales of production or increasing costs. Moreover, our reliance upon a small number of marketers to purchase our oil and natural gas poses a credit risk in the event one or more of such marketers should fail to pay in a timely manner or at all. In such event, the amount of distributions available to the investor partners could be substantially diminished, even if a partnership's properties are successfully producing.

        Our affiliates and we have sponsored ventures in the past that have produced dry holes and abandoned wells.     Reef and our affiliate, OREI, have sponsored 58 ventures from 1996 to the present. Among these ventures, (i) eight were dedicated almost exclusively to the purchase of interests in already producing reserves, (ii) one was dedicated primarily to the purchase of interests in already producing reserves but has the ability to use up to 20% of capital raised for development purposes, and (iii) one were dedicated to both the purchase of interests in producing wells and the use of up to 50% of capital raised for development of proven reserves. We refer to the programs described in clauses (i) and (ii) of the preceding sentence as "income fund" ventures and to the programs described in (iii) as an "income and development fund" venture. We have also sponsored forty-eight drilling ventures since 1996. Together, these ventures have drilled 89 wells (76 by drilling ventures and 13 by income fund and income and development fund ventures). Of the wells drilled by Reef and its affiliates' ventures, 38 were exploratory wells and 51 were developmental. Thirty-four of these wells were dry holes, and four wells were completed but were non-commercial. Of the 51 wells that were commercial, 34 are still owned by Reef or its affiliates' ventures and producing, three are awaiting connection to the pipeline, five have been plugged and abandoned, seven have been sold and two are currently shut-in. Using this data, approximately 57.3% of the wells drilled by these ventures were completed as commercially producing and 42.7% were dry holes (including the four wells that were completed but failed to become commercial producers). Approximately 5.6% of the wells drilled by our ventures were subsequently abandoned.

        Compensation payable to us will affect distributions.     We will receive compensation from each partnership throughout the life of the partnership. Our affiliates may enter into transactions with the partnerships for services, supplies, and equipment and will be entitled to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing similar services, supplies, and equipment. Compensation payments to our affiliates and us will be due regardless of a partnership's profitability and will reduce the amount of cash available to the partnership for distribution to its partners. See "OUR COMPENSATION."

        A lengthy offering period may result in delays in the investment of your subscription and any cash distributions from the partnership to you.     Because the offering period for a particular partnership can extend for many months, it is likely that there will be a delay in the investment of your subscription proceeds. This may create a delay in the partnership's cash distributions to you, which will be paid only if there is sufficient cash available. See "TERMS OF THE OFFERING" for a discussion of the procedures involved in the offering of the units and the formation of a partnership.

        Your subscription for units is irrevocable.     Your execution of the subscription agreement is a binding offer to buy units in a partnership. Once you subscribe for units, you will not be able to revoke your subscription.

        A partnership's ability to diversify risks depends upon the number of units issued and the availability of suitable prospects.     We intend to spread the risk of oil and natural gas drilling and ownership of interests in oil and natural gas properties by purchasing working interests in multiple prospects, often participating as a minority working interest owner with major and independent oil and gas companies as partners. If a partnership is subscribed at the minimum level, it will be required to purchase smaller interests in prospects and be able to participate in fewer prospects, which would increase the risk to the partners. As a partnership size increases, the diversification of a partnership will increase because the partnership can obtain interests in and drill on a greater number of prospects. However, if we are unable to secure sufficient attractive prospects for a larger partnership, it is possible that the average quality of the partnership prospects could decline. In addition, greater demands will be placed on our management capabilities in the event of a larger partnership.

        Drilling prospects in one area may increase a partnership's risk.     To the extent that prospects are drilled in one area at the same time, this may increase a partnership's risk of loss. For example, if multiple wells in one area are drilled at approximately the same time, then there is a greater risk of loss if the wells are marginal or nonproductive since we will not be using the drilling results of one or more of those wells to decide whether or not to continue drilling prospects in that area or to substitute other prospects in other areas. This is compared with the situation in which we drill one well and assess the drilling results before we decide to drill a second well in the same area or to substitute a different prospect in another area.

        Lack of drilling rig availability may result in delays in drilling on partnership prospects.     Due to the recent increases in oil and natural gas prices in the United States, the amount of drilling activity within the United States and in U.S. waters has increased substantially. As a result of this increase in drilling activities, there may be shortages of drilling rigs available to drill on prospects we acquire. Such shortages could result in delays in the drilling of wells on such prospects and, therefore, delay the investor partners' ability to deduct intangible drilling costs in the year of their investment.

        If a partnership acquires prospects outside the United States, it will be subject to certain risks of international operations.     The partnerships may acquire interests in oil and natural gas prospects located outside the United States. An investment in the units therefore may be subject to risks generally associated with conducting business in foreign countries, such as:

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  foreign laws and regulations that may be materially different from those of the United States;

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  changes in applicable laws and regulations;

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  challenges to or failure of title;

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  labor and political unrest;

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  foreign currency fluctuation;

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  changes in foreign economic and political conditions;

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  export and import restrictions;

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  tariffs, customs, duties and other trade barriers;

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  difficulties in staffing and managing foreign operations;

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  longer time periods in collecting revenues;

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  difficulties in collecting accounts receivable and enforcing agreements;

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  possible loss of properties due to nationalization or expropriation; and

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  limitations on repatriation of income or capital.

        In addition, in the event of a dispute, a partnership may be subject to the exclusive jurisdiction of foreign courts and agencies, or may not be successful in obtaining jurisdiction over foreign persons in state or federal courts in the United States. A partnership also may be hindered or prevented from enforcing its rights against foreign governments and their agencies because international law may grant foreign governments and their agencies immunity from our courts or prohibit us from bringing suit in their courts.

        A partnership may become liable for joint activities of other working interest owners.     The partnerships will usually acquire less than the full working interest in prospects and, as a result, will engage in joint activities with other working interest owners. Additionally, it is expected that the partnerships will purchase less than a 50% working interest in most prospects, with the result that someone other than the partnerships or us may control such prospects. A partnership could be held liable for the joint activity obligations of the other working interest owners, such as nonpayment of costs and liabilities arising from the actions of the working interest owners. Full development of the prospects may be jeopardized in the event other working interest owners cannot pay their shares of drilling and completion costs.

        Other partnerships we sponsor will compete with these partnerships for prospects, equipment, contractors, and personnel.     We plan to offer interests in other partnerships to be formed for substantially the same purposes as those of the partnerships. Therefore, multiple partnerships with unexpended capital funds, including partnerships formed before and after the partnerships, may exist at the same time. Due to competition among the partnerships for suitable prospects and availability of equipment, contractors, and our personnel, the fact that partnerships previously organized by our affiliates and us may still be purchasing prospects when a particular partnership is attempting to purchase prospects may make the completion of prospect acquisition activities by the partnership more difficult. Furthermore, as we continue to sponsor more partnerships, both within the Reef Global Energy Ventures II program and in other capacities, we will need to increase our personnel in order to meet the staffing needs associated with our additional administrative responsibilities as managing partner of these partnerships. If we are unable to find suitable personnel to meet such needs, our ability to effectively manage the partnerships could be impacted.

        Our past experience is not indicative of the results of these partnerships.     Information concerning the prior drilling experience of previous partnerships sponsored by our affiliates and us, presented under the caption "PRIOR ACTIVITIES," does not indicate the results to be expected by these partnerships.

        Because investors bear the partnerships' acquisition, drilling and development costs, they bear most of the risk of non-productive operations.     Under the cost and revenue sharing provisions of the partnership agreement, we will share costs with you differently than the way we will share revenues with you. Because investor partners will bear a substantial amount of the costs of acquiring, drilling and developing a partnership's prospects, investor partners will bear a substantial amount of the costs and risks of drilling dry holes and marginally productive wells.

        The partnership agreement prohibits your participation in the partnerships' business decisions.     You may not participate in the management of the partnership business. The partnership agreement forbids you from acting in a manner harmful to the business of a partnership. If you violate the terms of the partnership agreement, you may have to pay the particular partnership or other partners for all damages resulting from your breach of the partnership agreement.

        The partnership agreement limits our liability to you and the partnership and requires the partnership to indemnify us against certain losses.     We will have no liability to a partnership or to any partner for any loss suffered by the partnership, and will be indemnified by the partnership against loss sustained by us in connection with the partnership if:

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  we determine in good faith that our action was in the best interest of the partnership;

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  we were acting on behalf of or performing services for the partnership; and

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  our action did not constitute negligence or misconduct by us.

        Because we will act as general partner of several partnerships, other commitments may adversely affect our financial condition.     As a result of our commitments as general partner of several partnerships and because of the unlimited liability of a general partner to third parties, our net worth is at risk of reduction. Because we are primarily responsible for the conduct of each partnership's affairs, a significant adverse financial reversal for us could have an adverse effect on a partnership and the value of its units, and could impair our ability to fulfill our obligation to indemnify the additional general partners for certain losses.

        You should not rely on the financial status of other additional general partners as a limitation on your liability.     No financial information will be provided to you concerning any investor who has elected to invest in a partnership as an additional general partner. In no event should you rely on the financial wherewithal of additional general partners, including in the event we should become bankrupt or are otherwise unable to meet our financial commitments.

        Our obligations to purchase your units pursuant to the unit purchase program are limited and do not assure the liquidity of your investment. The price we offer to pay to purchase units may not reflect their full value.     Pursuant to the terms of our unit purchase program, during the first calendar quarter of the fifth calendar year following the date the offering for a partnership terminates and during the first calendar quarter of the following five years, investor partners (other than our affiliates) may request that we purchase all of their units pursuant to a pre-established formula. Our obligation to purchase units in a partnership pursuant to this program is limited to 5% of the outstanding units of such partnership in any given year, shall not exceed a total of $500,000 per year in the aggregate from all partnerships we sponsor and does not apply in the event the prices received from partnership wells have decreased by more than 20% from the prices received on December 31st of the prior year. This obligation is also subject to our ability to pay for the units at the time of the purchase request. Due to these limitations, the unit purchase program does not assure the liquidity of an investment in the units.

        Further, the price we pay for units pursuant to this program may not reflect the full value of a partnership's property or your units because of the difficulty in accurately estimating oil and natural gas reserves. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of the reserve estimate is a function of the quality of the available data and of engineering and geological interpretation and judgment. Also, the reserves and future net revenues are based on various assumptions as to oil and natural gas prices, taxes, development expenses, capital expenses, operating expenses and availability of funds. Any significant variance in these assumptions could materially affect the estimated quantity and/or value of the reserves. As a result, our estimates, which are based on findings by an independent petroleum expert, are inherently imprecise and may not correspond to realizable value. The price paid for your units and any revenues received by you before we purchase your units may not be equal to the purchase price of the units. Conversely, because the price we will pay for your units is a contractual price, it is not reduced by discounts such as minority interests and lack of marketability that generally are used to value partnership interests for tax and other purposes. See "TERMS OF THE OFFERING—Unit Purchase Program."

        Lack of an independent underwriter may reduce the due diligence investigation conducted on the partnerships and us.     There has not been an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the partnerships and us that would be provided by independent underwriters. Our dealer manager, RSI, has an ongoing relationship with our affiliates and us. Furthermore, Michael J. Mauceli, our limited partner and the manager of our general partner, the Chief Executive Officer of RELP, and the sole shareholder, director and Chief Executive Officer of OREI, is the brother of Paul Mauceli, the sole shareholder, director and Chief Executive Officer of RSI. RSI's due diligence examination concerning the partnerships cannot be considered to be independent or as comprehensive as an investigation that would be conducted by a broker-dealer that is involved in selling offerings of unaffiliated companies. See "CONFLICTS OF INTEREST."

Risks of Oil and Natural Gas Investments

        Oil and natural gas investments are highly risky.     The selection of prospects for oil and natural gas drilling, the drilling, ownership and operation of oil and natural gas wells, and the ownership of non-operating interests in oil and natural gas properties are highly speculative. There is a possibility you will lose all or substantially all of your investment in a partnership. We cannot predict whether any prospect will produce oil or natural gas or commercial quantities of oil or natural gas, nor can we predict the amount of time it will take to recover any oil or gas we do produce. Drilling activities may be unprofitable, not only from non-productive wells, but from wells that do not produce oil or natural gas in sufficient quantities or quality to return a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines. In addition, ground water, various clays, lack of porosity and permeability may hinder, restrict or even make production impractical or impossible.

        Drilling exploratory wells is riskier than drilling developmental wells.     At least 80% of the proceeds from the offering that are spent on drilling activities will be used for developmental or exploitation wells. No more than 20% of the proceeds from the offering that are spent on drilling activities will be used for exploratory wells. Drilling exploratory wells involves greater risks of dry holes and loss of the partners' investment than the drilling of developmental wells. Drilling developmental wells generally involves less risk of dry holes, although sometimes developmental acreage is more expensive and subject to greater royalties and other burdens on production. Drilling exploitation wells generally involves more risk than the drilling of developmental wells, but because the drilling of exploitation wells involves drilling within or attempting to extend a proven oil and gas reservoir, exploitation wells generally involve less risk than other exploratory wells. This investment is suitable for you only if you are financially able to withstand a loss of all or substantially all of your investment.

        A partnership may be required to pay delay rentals to hold drilling prospects, which may deplete partnership capital.     Oil and gas leases generally must be drilled upon by a certain date or additional funds known as delay rentals must be paid to keep the lease in effect. Delay rentals typically must be paid after the first year of entering into a lease if no production or drilling activity has commenced. If delay rentals become due on any property a partnership acquires, the partnership will have to pay its share of such delay rentals or lose its lease on the property. These delay rentals could equal or exceed the cost of the property. Further, payment of these delay rentals could seriously deplete a partnership's capital available to fund drilling activities when they do commence.

        Prices of oil and natural gas are unstable.     Global economic conditions, political conditions, and energy conservation have created unstable prices for oil and natural gas. Oil and natural gas prices may fluctuate significantly in response to minor changes in supply, demand, market uncertainty, political conditions in oil-producing countries, activities of oil-producing countries to limit production, global economic conditions, weather conditions and other factors that are beyond our control. The prices for domestic oil and natural gas production have varied substantially over time and may in the future decline, which would adversely affect the partnerships and the investor partners. Prices for oil and natural gas have been and are likely to remain extremely unstable.

        Increases in drilling costs over recent periods may impact the profitability of each partnership's wells and the number of wells a partnership may drill.     There has been an increase in recent periods in the costs associated with the drilling of oil and natural gas wells. Specifically, the costs of drilling rigs, steel for pipelines, mud and fuel have risen in recent periods. Such increases could result in limiting the number of wells a partnership may drill as well as the profitability of each well once completed.

        Competition, market conditions and government regulation may adversely affect the partnerships.     A large number of companies and individuals engage in drilling for oil and natural gas. As a result, there is intense competition for the most desirable prospects. The sale of any oil or natural gas found and produced by the partnerships will be affected by fluctuating market conditions and regulations, including environmental standards, set by state and federal agencies. Governmental regulations may fix rates of production from partnership wells, and the prices for oil and natural gas produced from the wells may be limited. From time-to-time, a surplus of oil and natural gas occurs in areas of the United States. The effect of a surplus may be to reduce the price a partnership may receive for its oil or gas production, or to reduce the amount of oil or natural gas that the partnership may produce and sell.

        Environmental hazards and liabilities may adversely affect the partnerships and result in liability for the additional general partners.     There are numerous natural hazards involved in the drilling of oil and natural gas wells, including unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. There are also hazards involved in the transportation of oil and natural gas from our wells to market. Such hazards include pipeline leakage and risks associated with the spilling of oil transported via barge instead of pipeline, both of which could result in liabilities associated with environmental cleanup. Uninsured liabilities would reduce the funds available to a partnership, may result in the loss of partnership properties and may create liability for you if you are an additional general partner. Although the partnerships will maintain insurance coverage in amounts we deem appropriate, it is possible that insurance coverage may be insufficient. In that event, partnership assets would be utilized to pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for additional drilling activities.

        A partnership may incur liability for liens against its subcontractors.     Although we will try to determine the financial condition of nonaffiliated subcontractors, if subcontractors fail to timely pay for materials and services, the properties of the partnerships could be subject to materialmen's and workmen's liens. In that event, the partnerships could incur excess costs in discharging the liens.

        Shut-in wells and delays in production may adversely affect partnership operations.     Production from wells drilled in areas remote from marketing facilities may be delayed until sufficient reserves are established to justify construction of necessary pipelines and production facilities. In addition, production from wells may be reduced or delayed due to seasonal marketing demands. Wells drilled for the partnerships may have access to only one potential market. Local conditions, including closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints, and development of local oversupply or deliverability problems could halt sales from partnership wells.

        The production and producing life of partnership wells is uncertain. Production will decline.     It is not possible to predict the life and production of any well. The actual lives could differ significantly from those anticipated. Sufficient oil or natural gas may not be produced for you to receive a profit or even to recover your initial investment. In addition, production from a partnership's oil and natural gas wells, if any, will decline over time, and does not indicate any consistent level of future production. This production decline may be rapid and irregular when compared to a well's initial production.

        Delays in the transfer of title to a partnership could place the partnership at risk.     Under certain circumstances, title to partnership properties will be held by us on a partnership's behalf. In other instances, title may not be transferred to us or a partnership until after a well has been completed. When this is the case, a partnership runs the risk that the transfer of title could be set aside in the event of the bankruptcy of the party holding title. In this event, title to the leases and the wells would revert to the creditors or trustee, and the partnership would either recover nothing or only the amount paid for the leases and the cost of drilling the wells. Assigning the leases to a partnership after the wells are drilled and completed, however, will not affect the availability of the tax deductions for intangible drilling costs since the partnership will have an economic interest in the wells under the drilling and operating agreement before the wells are drilled. See "PROPOSED ACTIVITIES—Title to Properties."

        Extreme weather conditions may adversely affect drilling and production operations and distributions.     A partnership may conduct drilling and production operations in the Gulf of Mexico and the Gulf Coast regions of Louisiana and Texas. These regions are susceptible to extreme weather conditions, especially those associated with hurricanes. In the event of a hurricane and related storm activity, such as windstorms, storm surges, floods and tornados, a partnership's operations in the region may be adversely affected. The occurrence of a hurricane or other extreme weather may harm or delay a partnership's operations and distribution of revenues, if any.

        Our dependence on third parties for the processing and transportation of oil and gas may adversely affect a partnership's revenues and distributions.     We rely on third parties to process and transport oil and gas produced by wells in which the partnerships participate. In the event a third party upon which we rely is unable to provide transportation or processing services, and another third party is unavailable to provide such services, then the partnership will be unable to transport or process the oil and gas produced by the affected wells. In such an event, revenues to the partnership and distributions to the partners may be delayed.

Tax Risks

        Tax treatment may change.     The tax treatment currently available with respect to oil and natural gas exploration and production may be modified or eliminated on a retroactive or prospective basis by future legislative, judicial, or administrative actions.

        We cannot assure that intangible drilling costs will be incurred and deductible by investors in the year a partnership is formed.     The IRS requires that, among other things, in order for intangible drilling and development costs ("IDC") to be deductible in a specific tax year, the wells in which a partnership participates and to which the prepaid IDC relates must be identified by the end of the tax year and spudded no later than 90 days thereafter. A partnership may not expend or contract to expend any of its capital contribution in the year in which it is formed. In addition, a partnership may not identify any wells by the end of the tax year in which it was formed or spud any identified wells within 90 days after the end of the tax year. As a result, a partnership's subscriptions, and therefore your investment in the partnership, may not result in IDC deductible in the year in which the partnership is formed.

        Tax treatment depends upon partnership classification.     Tax counsel has rendered its opinion to us that each partnership will be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation or as a "publicly traded partnership." This opinion is not binding on the IRS or the courts, and an advance ruling will not be sought from the IRS as to the classification of the partnerships for federal income tax purposes. The IRS could assert that a partnership should be classified as a "publicly traded partnership," which is taxable as a corporation. This would mean that any income, gain, loss, deduction, or credit would remain at the partnership level and not flow through to you; that the income of the partnership would be subject to corporate tax rates at the entity level; and that distributions to you might be considered dividend distributions that would be subject to additional federal income tax at your level.

        Tax liabilities may exceed cash distributions.     You may be required to pay federal income tax based upon your distributive share of partnership taxable income for any year in an amount exceeding the cash distributed to you by the partnership. You must include in your own return for a taxable year your share of the items of the partnership's income, gain, profit, loss, deduction, and credit for the year, whether or not cash proceeds are actually distributed to you.

        Tax treatment will differ for additional general partners and limited partners.     With certain limited exceptions, partnership income, losses, gains, and deductions allocable to a limited partner will be subject to the passive activity rules. As a result, the expenses and deductions allocated to a limited partner may only be used to offset other passive income the partner may have. Therefore, an investment as a limited partner may not be advisable for you if you do not anticipate having current taxable income from passive trade or business activities. You will not be able to currently utilize any passive losses generated by the partnerships unless you also receive passive income.

        Additional general partner interests will generally not be subject to the passive activity rules discussed above. Thus, the expenses and deductions allocated to a general partner may be used to offset other taxable income a partner may have. Therefore, an investment as an additional general partner in a partnership may not be advisable for you if your taxable income from all sources is not recurring or is not normally subject to the higher marginal federal income tax rates.

        If you invest as an additional general partner, you will have the right to convert your general partner interests into limited partner interests, subject to certain limitations. However, all general partner interests held by investors will be converted into limited partner interests as soon as practicable after the end of the year in which drilling by the particular partnership has been completed. After this conversion, gain will be recognized to the extent that any liabilities of which an additional general partner is considered relieved due to the conversion exceed his adjusted basis in his partnership interest. In addition, subsequently allocable items of income and gain to the former general partner will be treated as non-passive, while losses and deductions will be limited under the passive loss rules.

        Audits of the partnership's tax returns could result in increased taxes due by the partners or audits of partners' individual tax returns.     It is possible that the IRS will audit a partnership's returns. If an audit occurs, tax adjustments might be made that would increase the amount of taxes due or increase the risk of audit of your individual tax returns. If additional tax is owed, you may also owe penalties and interest in addition to the tax. Costs and expenses may be incurred by a partnership in contesting any audit adjustments. The cost of responding to audits of your tax returns will be borne solely by you.

        A material portion of your subscription proceeds is not currently deductible.     A material portion of the subscription proceeds of each partnership will be expended for cost and expense items that will not be currently deductible for federal income tax purposes.

        The IRS could challenge a partnership's deductions for prepayment of drilling costs.     Some drilling cost expenditures may be made as prepayments during a year for drilling and completion operations that in large part may be performed during the following year. All or a portion of these prepayments may be currently deductible by a partnership if:

  •
  drilling on the well to which the prepayment relates occurs within 90 days after the end of the year the prepayment is made;

  •
  the payment is not a mere deposit; and

  •
  the payment serves a business purpose or otherwise satisfies the clear reflection of income rule.

        A partnership could, however, fail to satisfy the requirements for current deduction of prepaid intangible drilling and development costs, and the IRS may challenge the timing of the deduction of these prepayments. If a challenge were successful, you could owe additional tax and penalties and interest for the years in which the deductions are disallowed. The challenged prepaid expenses would be deductible in the tax year in which the services under the drilling contracts are actually performed, rather than the tax year in which the payment was made.

        A partnership's classification of a cost as an intangible drilling and development cost is not binding on the IRS. The IRS may reclassify an item classified by a partnership as an intangible drilling and development cost as a cost that must be capitalized. To the extent not deductible, the reclassified amounts will be included in the partnership's basis in mineral property and in your basis in your interest in the partnership.

        There are risks associated with partnership borrowings.     We are authorized to cause a partnership to obtain additional loans from banks or other financial sources, or from us or our affiliates, provided that the total amount of such loans may not in the aggregate exceed 25% of the capital contributions to the partnership without the consent of the investor partners. Your share of revenue applied to the repayment of loans will be included in your taxable income. Although such income may be offset in part by deductions for depletion, cost recovery, depreciation, and intangible drilling costs, such loans could cause you to become subject to an income tax liability in excess of the amount of cash distributions you receive from the partnership.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve risks and uncertainties. You should exercise extreme caution with respect to all forward-looking statements made in this prospectus. Specifically, the following statements are forward-looking:

  •
  statements regarding our overall strategy for acquiring prospects including our intent to co-invest with major independent oil companies and our intent to diversify our investments;

  •
  statements estimating any number or specific type or size of prospects we may acquire or size of the interest we may acquire in such prospects;

  •
  statements regarding the state of the oil and gas industry and the opportunity to profit within the oil and gas industry, our competition, pricing, level of production, or the regulations that may affect us;

  •
  statements regarding the plans and objectives of our management for future operations, including, without limitation, the uses of partnership funds and the size and nature of the costs we expect to incur and people and services we may employ;

  •
  any statements using the words "anticipate," "believe," "estimate," "expect" and similar such phrases or words; and

  •
  any statements of other than historical fact.

        We believe that it is important to communicate our future expectations to our investors. Forward-looking statements reflect the current view of management with respect to future events and are subject to numerous risks, uncertainties and assumptions, including, without limitation, the factors listed above in the section captioned "RISK FACTORS." Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Should any one or more of these or other risks or uncertainties materialize or should any underlying assumptions prove incorrect, actual results are likely to vary materially from those described herein. There can be no assurance that the projected results will occur, that these judgments or assumptions will prove correct or that unforeseen developments will not occur.

        We do not intend to update our forward-looking statements. All subsequent written and oral forward-looking statements attributable to persons acting on our behalf or us are expressly qualified in their entirety by the applicable cautionary statements.

TERMS OF THE OFFERING

General

        We are sponsoring Reef Global Energy Ventures II, which we refer to in this prospectus as the "program." The program is a series of up to seven Nevada limited partnerships. We intend to offer interests in these partnerships sequentially. We have completed the offering of our first two limited partnerships, Reef Global Energy VI, L.P. and Reef Global Energy VII, L.P.; these limited partnerships are currently conducting their respective businesses. This prospectus relates to the offering of securities of up to five succeeding limited partnerships under the Reef Global Energy Ventures II program. In the third partnership to be formed in the program, we are offering a maximum of $50,000,000 of partnership interests. We will determine the maximum offering amount in each other partnership prior to the beginning of its offering period, but in no event will we offer for sale units in a partnership in which the maximum offering amount is less than $25 million or more than $50 million. For each partnership we offer, 80% of the units offered will be additional general partner units and 20% will be limited partner units. Units are being offered at an offering price of $25,000 per unit. The minimum required subscription per investor is two-fifths unit ($10,000). Additional purchases above such minimum may be made in increments of $1,000.

        We will form each of the partnerships promptly after subscriptions have been accepted for at least 40 units ($1,000,000). As long as at least a total of 40 units are sold in a partnership, without regard to units bought by our affiliates and us, and at least one of such units is a unit of limited partner interest, including units we buy, there is no minimum number of additional general partner or limited partner units that must be sold. We will buy at least 5% of the units of each partnership that is formed. These units may be either additional general partner interests or limited partner interests. Our affiliates and we may, in our respective discretion, subscribe for additional units. We will not form a partnership until subscriptions have been accepted for at least 40 units, without regard to units subscribed for by our affiliates and us.

        The price to be paid by us for our minimum subscription, and the price to be paid by our affiliates and us for additional units that any of us may subscribe for, if any, is the same price per unit to be paid by investors, net, however, of organization and offering costs (including commissions) and our management fee. This means we will pay 85% of the offering price for each unit we purchase, or $21,250 per unit. We and/or our affiliates will be entitled to the same ratable interest per unit purchased in a partnership as other unit holders. All units purchased by our affiliates and/or us will be made for investment purposes only and not with a view toward redistribution or resale.

Offering Periods

        The offering period for the third partnership, Reef Global Energy VIII, L.P., began on the date of this prospectus and may be terminated at any time after the minimum number of units (40) has been subscribed for in the partnership, without regard to units purchased by our affiliates and us. The offering periods for the other partnerships will follow sequentially, and only one partnership will be offered at a time.

        The offering period for a partnership may be terminated at any time after the minimum number of units (40) has been subscribed for in the partnership, without regard to units purchased by our affiliates and us. Unless we elect to terminate a partnership's offering period before the maximum number of units in the partnership has been subscribed for, the offering periods for each partnership will terminate as follows:

If the Partnership's Offering Period Begins:	The Offering Period will Terminate On or Before:
In 2006	December 31, 2006
In 2007	July 7, 2007

Election to Purchase As Limited Partner and/or Additional General Partner

        You may elect to purchase units as a limited partner and/or as an additional general partner, by purchasing units of limited partner interest or units of general partner interest. For each partnership we offer, 80% of the units offered will be additional general partner units and 20% will be limited partner units. As long as at least a total of 40 units are sold in a partnership, and at least one of such units is a unit of limited partner interest, including units we buy, there is no minimum number of additional general partner or limited partner units that must be sold.

Subscriptions for Units; Escrow Account

        Subscriptions for units are payable in cash upon subscription. Checks for units should be made payable to "Bank of Texas, N.A., Escrow Agent for Reef Global Energy [VIII, IX, X, XI, XII], L.P." and should be given to your broker for submission to the dealer manager and escrow agent.

        Your execution of the subscription agreement, or the execution of the subscription agreement by your authorized representative in the case of fiduciary accounts, constitutes a binding offer to buy units in the partnership and an agreement to hold the offer open until the subscription is accepted or rejected by us. Once you subscribe for units, you will not have any revocation rights, unless otherwise provided by state law. We will not complete the sale of units until at least five business days after you have received a copy of the final prospectus for the offering. Upon completion of the sale of your units, we will send you a written confirmation of your purchase.

        We may refuse to accept any subscription without liability to the subscriber. We may reject a subscription if, for example, the prospective investor does not satisfy the suitability standards described below or if the subscription is received after the offering period has terminated. The execution of the subscription agreement and its acceptance by us also constitute the execution of the partnership agreement and an agreement to be bound by its terms as a partner, including the granting of a special power of attorney to us appointing us as the partner's lawful representative to make, execute, sign, swear to, and file a Certificate of Limited Partnership, governmental reports, certifications, contracts, and other matters.

        Subscription proceeds of each partnership will be held in a separate interest-bearing escrow account with Bank of Texas, N.A, as escrow agent until at least 40 units in each partnership have been subscribed for, without regard to units subscribed for by our affiliates and us. If the minimum number of units in a partnership is not subscribed for prior to the termination of a partnership's offering period, the partnership will not be formed, and the escrow agent will promptly return all subscription proceeds to subscribers in full, with any interest earned on the subscriptions. In no event will investor's funds be held in escrow for more than one year. If at least 40 units have been subscribed for during the partnership's offering period, then we may direct the escrow agent to disburse the funds in the escrow account, in whole or in part, at any time during the remainder of the partnership's offering period, and to pay to us all funds in the escrow account upon termination of the partnership's offering period. After at least the minimum subscription proceeds are transferred to a partnership's account, the partnership may begin its activities, including drilling to the extent the prospects have been identified in a supplement to this prospectus.

        Subscriptions will not be commingled with our funds or the funds of our affiliates, nor will subscriptions be subject to the claims of our creditors or those of our affiliates. Subscription proceeds will be invested during the offering period only in short-term institutional investments comprised of or secured by securities of the U.S. government, which are deemed permissible under Rule 15c2-4 promulgated by the Securities and Exchange Commission. Interest accrued on subscription funds prior to closing of the offering and funding of the partnership will be allocated pro rata to the respective subscriber.

Formation of the Partnerships

        Each partnership will be formed pursuant to the Nevada Uniform Limited Partnership Act (the "Act") promptly upon reaching the minimum subscription level of 40 units ($1,000,000). The escrow agent will partially fund a partnership by releasing the funds held in escrow on our request after the minimum subscription level has been reached, and will continue to partially fund the partnership by releasing subsequent subscription funds to the partnership on a regular basis. Upon termination of the offering period the escrow agent will complete the partnership funding and the escrow account will be closed.

        Each partnership is and will be a separate and distinct business and economic entity from every other Reef Global Energy Ventures II partnership. Thus, the investor partners in one partnership will be partners only of that partnership in which they specifically subscribe and will not have any interest in any of the other partnerships. Therefore, they should consider and rely solely upon the operations and success of their own partnership in assessing the quality of their investment. The performance of one partnership will not be attributable to the performance of other partnerships. Investor partners will not have any interest in any of our affiliates or us other than the interest held in the partnership in which they specifically subscribe.

        Upon funding of a partnership, we will deposit the subscription funds in interest-bearing accounts or invest such funds in that partnership's name in short-term highly-liquid securities where there is appropriate safety of principal, until the funds are required for partnership purposes. Interest earned on amounts so deposited or invested will be credited to the accounts of the partnership.

        We anticipate that within 12 months following the termination of a partnership's offering period all subscriptions will have been expended or committed for partnership operations. Unless we determine that it is prudent for a partnership to set aside funds for working capital, contingencies, or any other matter, any unexpended and/or uncommitted subscriptions at the end of such 12-month period will be returned pro rata to the investor partners and we will reimburse such partners for organization and offering costs allocable to the return of capital.

        We will file a Certificate of Limited Partnership and any other documents required to form each partnership with the State of Nevada. We also will take all other actions necessary to qualify each partnership to do business as a limited partnership or cause the limited partnership status of the partnership to be recognized in any other jurisdiction where the partnership conducts business.

Types of Units

        You May Choose to Be a Limited Partner and/or an Additional General Partner.     You may purchase units as a limited partner and/or as an additional general partner. Although income, gains, losses, deductions, and cash distributions allocable to the investor partners are generally shared pro rata based upon the amount of their subscriptions, there are material differences in the federal income tax effects and the liability associated with these different types of units. Any income, gain, loss, or deduction attributable to partnership activities will generally be allocable to the partners who bear the economic risk of loss with respect to the activities. Additional general partners generally will be permitted to offset partnership losses and deductions against income from any source. Limited partners generally will be allowed to offset partnership losses and deductions only against passive income.

        Each investor must indicate the number of limited partner units or additional general partner units subscribed for and fill in the appropriate line on the investor signature page of the subscription agreement. If you fail to indicate on the subscription agreement a choice between investing as a limited partner or as an additional general partner, we will not accept the subscription and will promptly return the subscription agreement and the tendered subscription funds to you.

        Limited Partners.     The liability of a limited partner of a partnership for the partnership's debts and obligations will be limited to that partner's capital contributions, his share of partnership assets, and the return of any part of his capital contribution. Under Nevada law, a limited partner is liable for all or part of a returned capital contribution as follows:

  •
  For a period of one year after the termination of the partnership, if the limited partner received the return of any part of his capital contribution without violation of the partnership agreement or the Act, the limited partner's liability is limited to the amount necessary to discharge the limited partner's liabilities to creditors who extended credit to the partnership during the period the capital contribution was held by the partnership.

  •
  For a period of six years after the termination of the partnership, if the limited partner has received the return of any part of his contribution in violation of the partnership agreement or the Act, he may be liable for the entire amount of the wrongfully returned capital contribution.

        General Partners.     The general partners of each partnership will consist of Reef as managing general partner and each investor purchasing units of general partner interest. Each additional general partner will be fully liable for the debts, obligations and liabilities of the partnership individually and as a group with all other general partners as provided by the Act to the extent liabilities are not satisfied from the proceeds of insurance, from indemnification by us, or from the sale of partnership assets. See "RISK FACTORS." While the activities of the partnerships will be covered by substantial insurance policies and indemnification by us (see "PROPOSED ACTIVITIES—Insurance" and "SUMMARY OF PARTNERSHIP AGREEMENT—Indemnification"), the additional general partners may incur personal liability as a result of the activities of a partnership that are not covered by insurance, partnership assets, or indemnification.

        Conversion of Units by Additional General Partners and Us.     We will convert all units of general partner interest of a partnership into units of limited partner interest as soon as practicable after the end of the year in which drilling by the partnership has been completed. While we anticipate that such conversion will typically occur during the partnership's second year, it is possible that drilling activities will continue in subsequent years, resulting in additional general partners retaining unlimited liability during such periods. Additional general partners may, however, upon written notice to us, and except as provided below and in the partnership agreement, convert their interests into limited partner interests of that partnership:

  •
  at any time after one year following the closing of the offering of the partnership and the disbursement to the partnership of the proceeds of the offering; and

  •
  at any time within the 30-day period prior to any material change in the amount of the partnership's insurance coverage.

        Upon conversion, an additional general partner of a partnership will become a limited partner of that partnership. Conversion will not be permitted if it will cause a termination of the partnership for federal income tax purposes.

        Conversion of an additional general partner to a limited partner in a particular partnership will not be effective until we file an amendment to the partnership's Certificate of Limited Partnership. We are obligated to file an amendment to a partnership's Certificate at any time during the full calendar month after receiving the required notice of the additional general partner requesting conversion, as long as the conversion will not result in a termination of the partnership for tax purposes. A conversion made in response to a material change in a partnership's insurance coverage will be made effective prior to the effective date of the change in insurance coverage. After the conversion of his general partner interest to that of a limited partner, each converting additional general partner will continue to have unlimited liability for partnership liabilities arising prior to the effective date of such conversion, and will have limited liability to the same extent as limited partners for liabilities arising after conversion to limited partner status is effected.

        Except with respect to units we buy in a partnership for cash, we are not entitled to convert our interests into limited partner interests. Limited partners do not have any right to convert their units into units of additional general partnership interest.

Unit Purchase Program

        During the first calendar quarter of the fifth calendar year after your partnership closes, and during the first calendar quarter of the following five years, you may request that we or one of our affiliates purchase your units subject to the terms and conditions set forth below. We may extend the date on which the unit purchase program will expire in our sole discretion. You will have the option to present to us your units for purchase or to keep your units in your sole discretion. We will be obligated to purchase the units presented to us pursuant to the terms described below unless our borrowing capacity is insufficient to make the purchase, if we are precluded by any law, rule, regulation, contract, agreement or other restriction from doing so or if the purchase might cause the partnership to terminate or be treated as a publicly traded partnership for tax purposes.

        Our obligation to purchase units presented to us is limited to no more than 5% of the units in the partnership outstanding as of January 1st of the year to which the purchase obligation relates (although we may choose to purchase more than 5% of the units in our sole discretion); provided however, that the total amount we or our affiliates are required to purchase in any calendar year shall in no event exceed $500,000 in the aggregate for all partnerships we sponsor. Furthermore, if subsequent to December 31st of the year immediately preceding the year in which the unit purchase obligation is being exercised, the price of oil or gas received by the partnership from its wells decreases by 20% or more compared to the price received as of that date, then we may, in our sole and absolute discretion, refuse to purchase units in the partnership. We will not purchase units held by our affiliates or us as part of this unit purchase program.

        During the first calendar quarter of each of the years during which this unit purchase program is in place, each investor partner may request in writing that we purchase all, but not less than all, of his units for cash. Upon receipt of such written notification, we will notify you of the amount that our affiliate or we will pay for your units prior to June 30th of each year, and you will have 20 days from the date of receipt of that notice to elect whether to sell us your units at that price. If a greater number of units are presented than we are required to purchase in any given year, the units we will purchase will be selected by lot or by such other method as we determine reasonable. We will give priority to investor partners who own less than one full unit in a partnership in the event more units are presented than we are required to purchase. You will not receive any priority in subsequent years in the event we fail to purchase your units in an earlier year.

        The purchase price for your units will be the pro rata share represented by your units of the sum of:

  •
  70% of the value of future net revenues attributable to proved developed producing reserves of the partnership and 50% of the value of future net reserves attributable to proved developed non-producing reserves of the partnership, as such reserves are determined by an independent expert we select and after such value has been discounted as described below;

  •
  cash on hand;

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  prepaid expenses and accounts receivable less a reasonable amount for doubtful accounts; and

  •
  the estimated market value of all assets not separately specified above, determined in accordance with standard industry valuation procedures, less the share of the partnership's debts, expenses and obligations of all kinds incurred and then allocable to those units.

        The purchase price will be determined as of December 31st of the year immediately preceding the year in which the unit purchase obligation is being exercised. Any cash distributions made to investor partners after December 31st and before the date of purchase attributable to the units being purchased in the unit purchase program will be deducted from the purchase price of the units. The effective date of any such sale for purposes of determining such deduction will be determined to be the day on which our affiliate or we tender payment of the purchase price, as the case may be.

        In order to compute the price to be paid upon the purchase of interests, the partnership will cause an independent expert to estimate annually the future net revenues attributable to the partners' units in the partnership's proved reserves based upon the then current costs and pricing for oil and gas as of December 31st of the year immediately preceding the year in which the unit purchase obligation is being exercised. Such future net revenues attributable to proved reserves will first be adjusted by the independent expert to reflect the risks of production and development of such reserves and any other economic contingencies that normally would be encountered by a purchaser of proved reserves and will then be discounted to present value at a rate equal to 10%. If you sell your units, you will not be entitled to any future partnership distributions after the date on which payment of the purchase price is tendered to you.

        Although we anticipate that our financial resources, including our borrowing capabilities, will be sufficient to meet our purchase obligations under this unit purchase program, we cannot assure you that contingencies will not arise which will require funding beyond our resources. Therefore, we cannot assure you that either our affiliates or we will have sufficient funds available to meet our obligations under the unit purchase program. Furthermore, in the event we assign or transfer our interest as managing general partner in the partnership, the new managing general partner will also assume the obligation to purchase your units pursuant to the terms of the unit purchase program. We cannot assure you that any replacement managing general partner will have the financial resources necessary to meet these obligations.

        If you sell your units under the unit purchase program, you may receive more or less total consideration than you would receive if you did not elect to sell your units, and depending on the success of the partnership's activities and the timing of the sale, you may realize a gain or loss upon such sale. Appraisals of future net recoverable reserves of oil and gas and estimates of future net revenues to be received from such reserves are based on variable and uncertain factors and assumptions, including the price at which production can be sold, and amounts of actual production and net revenues will vary from the estimates. Estimates made during the first few years of production from a property will be based on relatively little production history and generally are less reliable than estimates based on a longer production history. Accordingly, reserve estimates and estimates of future net reserves from production are likely to vary from year to year. For these and other reasons, the price paid for purchased interests may be less than the fair market value or initial price of such units.

        The sale of units through this unit purchase program will be a taxable event to the selling investor partners. We will comply with all applicable federal securities laws when meeting our repurchase obligations pursuant to this unit repurchase program.

Termination; Waiver

        We reserve the right, in our sole discretion, to abandon or terminate the offering at any time during the offering period, to reject all or part of any subscription from any potential investor for any reason and, in the event that the offering is oversubscribed, to allot a lesser number of units than are subscribed by any method that we deem appropriate. We are not obligated to accept subscriptions in the order in which they are received. We also reserve the right to waive any individual subscription requirement. If the offering is terminated for any reason or if a subscriber's subscription is not accepted, we will cause all funds to be refunded promptly to the affected subscribers, with interest.

Investor Suitability

        We and each person selling units will make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each prospective investor, based on the investor's investment objectives and financial situation, regardless of the investor's income or net worth. Furthermore, the dealer manager or we, before accepting a subscription, will make reasonable efforts to see that the prospective investor:

  •
  can reasonably benefit from the program based on the investor's investment objective and portfolio structure;

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  is able to bear the economic risk of the investment based on the investor's overall financial situation; and

  •
  has an apparent understanding of: the fundamental risks of the investment; the risk that he may lose his entire investment; the lack of liquidity of the units; the restrictions on transferability of the units; our background and qualifications; the tax consequences associated with an investment in either additional general partner interests or limited partner interests; and the unlimited liability associated with an investment in additional general partner interests.

        Both each person selling units and we will maintain records regarding the suitability of investors for at least six years.

        General Suitability Requirement.     Units, including fractional units, will be sold only to an investor who has either:

  •
  a minimum net worth of $225,000; or

  •
  a minimum net worth of $60,000 and minimum annual gross income of at least $60,000.

        Net worth shall be determined exclusive of home, home furnishings and automobiles. In addition, units will be sold only to an investor who makes a written representation that he is the sole and true party in interest and that he is not purchasing for the benefit of any other person, or that he is purchasing for another person who meets all of the conditions set forth above.

        Additional Requirements for Purchasers in Certain States.     Additional suitability requirements are applicable to residents of certain states where the offer and sale of units are being made as set forth below.

        California residents generally may not transfer units without the consent of the California Commissioner of Corporations.

        Arizona, Michigan, Ohio, Pennsylvania and Vermont investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 10% of their net worth, exclusive of home, home furnishings and automobiles. Kansas investors are advised to limit their investment in the units and similar oil and gas programs to no more than 10% of their liquid net worth.

        New Hampshire residents purchasing either limited or additional general partner interests must:

  •
  have a net worth, exclusive of home, home furnishings and automobiles of $250,000; or

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  have a net worth, exclusive of home, home furnishings and automobiles of $125,000 and $50,000 of taxable income.

        Purchasers of Limited Partner Interest.     A resident of California who subscribes for units of limited partner interest must meet one of the following requirements:

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  have net worth of not less than $250,000, exclusive of his home, home furnishings, and automobiles, and expect to have annual gross income in the year of his investment of $65,000 or more;

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  have net worth of not less than $500,000, exclusive of his home, home furnishings, and automobiles;

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  have net worth of not less than $1,000,000; or

  •
  expect to have annual gross income in the year of his investment of not less than $200,000.

        An Ohio resident must have either:

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  a net worth of not less than $330,000; or

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  a minimum annual gross income of $85,000 and a minimum net worth of not less than $85,000.

        A Michigan or North Carolina resident must have either:

  •
  a net worth of not less than $225,000, exclusive of his home, home furnishings, and automobiles; or

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  a net worth of not less than $60,000, exclusive of his home, home furnishings, and automobiles, and estimated taxable income of $60,000 or more in the year of his investment without regard to an investment in a partnership.

        Purchasers of Additional General Partner Interest.     Except as otherwise provided below, a resident of Alabama, Alaska, Arizona, Arkansas, Indiana, Idaho, Iowa, Kentucky, Maine, Massachusetts, Minnesota, Nebraska, Nevada, New Mexico, North Carolina, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming who subscribes for units of additional general partner interest must represent that he either:

  •
  has minimum net worth, exclusive of his home, home furnishings and automobiles, of $225,000 without regard to the investment in the program and a minimum annual gross income of $100,000 or more for the current year and for the two previous years;

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  has minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles;

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  has minimum net worth in excess of $500,000, exclusive of home, home furnishings and automobiles; or

  •
  has minimum annual gross income in excess of $200,000 in the current year and the two previous years.

        If the investor is a resident of Kansas, Michigan, Mississippi, Missouri, Oregon or South Dakota, he must represent that he either:

  •
  has minimum net worth, exclusive of his home, home furnishings and automobiles, of $225,000 without regard to investment in the program and a taxable income of $60,000 or more for the previous year and the expectation of an annual taxable income of $60,000 or more for the current year and for the next succeeding year;

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  has minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles;

  •
  has minimum net worth in excess of $500,000, exclusive of home, home furnishings and automobiles; or

  •
  has minimum annual gross income in excess of $200,000 in the current year and the two previous years.

        A resident of California or New Jersey who subscribes for units of general partner interest must either:

  •
  have net worth of not less than $250,000, exclusive of his home, home furnishings, and automobiles, and had during the last tax year, or expect to have during the current tax year, gross annual income of $120,000 or more;

  •
  have net worth of not less than $500,000, exclusive of his home, home furnishings, and automobiles;

  •
  have net worth of not less than $1,000,000; or

  •
  had during the last tax year, or expect to have during the current tax year, gross annual income of not less than $200,000.

        A resident of Ohio who subscribes for units of additional general partner interest must represent that he either:

  •
  has minimum net worth, exclusive of his home, home furnishings and automobiles, of $330,000 without regard to the investment in the program and a minimum annual gross income of $150,000 or more for the current year and for the two previous years;

  •
  has minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles;

  •
  has minimum net worth in excess of $750,000, exclusive of home, home furnishings and automobiles; or

  •
  has minimum annual gross income in excess of $200,000 in the current year and the two previous years.

        Miscellaneous.     It is anticipated that each partnership will acquire interests in federal oil and gas leases. Subscriptions therefore will not be accepted from a person who is not an eligible citizen. In general, an eligible citizen is a citizen of the United States or who is otherwise eligible to be qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. Each subscriber must represent in writing that he or she is an eligible citizen.

        Transferees of units seeking to become substituted partners must also meet the suitability requirements discussed above, as well as the requirements for transfer of units and admission as a substituted partner imposed by the partnership agreement. These requirements apply to all transfers of units, including transfers of units by a partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift or by the laws of descent and distribution.

        Where any units are purchased by an investor in a fiduciary capacity for any other person, or for an entity in which such investor is deemed to be a "purchaser" of the subject units, all of the suitability standards set forth above will be applicable to such other person.

        You are required to execute your own subscription agreement. We will not accept your subscription agreement if it has been executed by someone other than you. In the case of fiduciary accounts, we will not accept any subscription from someone who does not have a legal power of attorney to sign on your behalf.

        For details regarding how to subscribe, see "INSTRUCTIONS TO SUBSCRIBERS" attached as Appendix C.

ADDITIONAL FINANCING

        You are not required to make any capital contributions to a partnership other than the payment of the offering price for your units. At times, however, the actual costs of a partnership's proposed drilling activities may exceed total partnership capital contributions due to unforeseen events. In such instances, additional funds may be required to uphold the partnership's obligations. Because the partnership agreement does not provide for assessments of the investor partners, we must obtain any necessary additional financing through either the use of partnership revenues, which will result in less overall distributions to the partners, the sale of partnership properties or production interests in partnership properties, or borrowings made by the partnership. In no event will a partnership's borrowings exceed 25% of the partnership's capital contributions without the consent of the partners. The proceeds of a partnership's borrowings will not be used to pay fees or expenses to us or our affiliates, other than to reimburse us or our affiliates for fees or expenses we have paid to third parties in the normal course of business on behalf of the partnership. In the event a partnership borrows funds for any reason, the lender must agree that it will have no recourse against the individual investor partners. Any borrowings may, in our discretion, be secured by a partnership's assets or income and may, in our discretion, be made with or without recourse to us as managing general partner.

        We cannot guarantee that such additional financing will be available at the time needed, if at all, and if we are unable to procure a source of additional financing we may have to forego further drilling activities, development, completion or operations of oil and gas wells on partnership properties. Our inability to make required payments could also result in the loss of our interest in partnership properties, or in the sale of partnership assets or production interests in producing properties held by a partnership to third parties or our affiliates. In such instances, a partnership may not realize the full value of its holdings. In addition, to the extent a partnership incurs indebtedness, its repayment of such borrowings will decrease the partnership's cash available for distributions to the partners.

        We may from time to time elect to sell a production interest in a partnership's properties to another program sponsored by one of our affiliates or us. Should we elect to do so, the revenues generated by the sale of such production interest would be a source of additional financing for a partnership's initial or subsequent operations. The proceeds from such sale might also be utilized to purchase additional partnership properties, which would result in a more diverse portfolio of partnership properties and enable a partnership to participate in drilling activities requiring more capital than the amount initially raised by the partnership. The sale of a portion of the partnership's interest in producing properties would, however, result in the revenues from such properties being spilt between the partnership and the persons or entities purchasing an interest in the production from the partnership's wells and could result in decreased distributions to the partners.

        We will make all decisions regarding as to how to raise any necessary additional financing and at times we may, in our discretion, loan funds to a partnership. In the event we or one of our affiliates makes a loan to a partnership, neither we nor our affiliate may receive interest in excess of our interest costs, nor may our affiliate or we receive interest in excess of the amounts which would be charged the partnership (without reference to our financial abilities or guaranties) by unrelated banks on comparable loans for the same purpose, and our affiliate or we shall not receive points or other financing charges or fees, regardless of the amount.

SOURCES OF FUNDS AND USE OF PROCEEDS

Sources of Funds

        Upon completion of the offering of units in the partnership, the sole funds available to each partnership will be the capital contributions of the partners, which will range from a minimum of $1,000,000 if the minimum subscription of 40 units is sold, without regard to purchases by our affiliates and us, to a maximum ranging from $25,000,000 (1,000 units) to $50,000,000 (2,000 units). The maximum aggregate capital contribution includes the purchase of units by our affiliates and us. We will purchase at least 5% of the units in each partnership at the offering price of $25,000 per unit, net of organization and offering costs (including commissions) and our management fee. There is no limit on the number of units our affiliates and we may elect to purchase in any of the partnerships, and the number of units we purchase may vary from partnership to partnership.

Use of Proceeds

        In order to fund each partnership, a minimum of 40 units ($1,000,000) must be sold, without regard to purchases by our affiliates and us. The following table presents information regarding the financing of a partnership based upon the sale of 40 units ($1,000,000) and the sale of 2,000 units ($50,000,000), the minimum and maximum number of units, respectively, that can be sold for each partnership. We may, in our discretion, decide to offer partnerships in which the maximum number of units is 1,000 units ($25,000,000) or we may offer partnerships in which the maximum number of units is between 1,000 and 2,000 units. We will receive a fee an amount equal to the difference between 15% of the subscriptions by investor partners to a partnership, all commissions payable to the dealer manager and organization and offering costs. This fee will be payable by each partnership in an amount not to exceed $1 million per year until such time as the fee has been paid in its entirety, and will not be deducted from the capital contributions of the investor partners, but will be paid by the partnerships from funds otherwise available for distribution to the partners. If organization and offering costs exceed 4.5% of the subscription proceeds, we will pay the difference.

	Minimum Subscription (40 Units)		Percent	Maximum Subscription (2,000 Units)		Percent
Total partnership capital	$1,000,000		100%	$50,000,000		100%
Sale commissions	90,000	(1)	9%	4,500,000		9%
Other organization and offering costs	20,000	(1)(2)	2%	1,000,000	(2)	2%
Amount available for investment	$890,000		89%	$44,500,000		89%

(1)
If the minimum number of units are sold in a partnership, it is likely that the sum of sales commissions and other organization and offering costs will exceed $110,000. As a result, we would receive only a minimal management fee and would be responsible for paying all organization and offering costs in excess of 4.5% of investor partner subscriptions.

(2)
Estimated.

Subsequent Sources of Funds

        As indicated above, it is anticipated that substantially all of a partnership's initial capital will be committed or expended following the offering of units in the partnership. Any future requirements for additional capital may have to be satisfied from partnership production or from borrowings to fund subsequent operations. See "ADDITIONAL FINANCING" and "RISK FACTORS—Special Risks of the Partnerships—The partnerships have limited external sources of funds, which could result in a shortage of working capital." Alternatively, a partnership could farm out or sell partnership properties.

PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES

        The following table summarizes the participation in the cash distributions and the general allocations of income, gain, loss and deductions by us and by the holders of units issued by the partnership. The columns labeled "Managing General Partner" do not include any allocations made to us based on our ownership of units in the partnership. The allocations may differ from the ratios in the table under certain circumstances described below:

	Units Issued by the Partnership	Managing General Partner
Management fee	100%	0%
Lease costs	99%	1%
Intangible drilling and development costs	99%	1%
Drilling and completion costs	99%	1%
Operating costs	89%	11%
Direct costs	89%	11%
Administrative costs	89%	11%
Partnership cash distributions	89%	11%
Partnership taxable income from operations	89%	11%
Partnership losses from operations	89%	11%
Gain or loss from the sale of partnership properties or equipment	89%	11%

Cash Distributions

        We will make all cash distributions to the partners. "Distributable cash" means cash remaining after the payment of all partnership obligations and the establishment of contingency reserves for anticipated future costs, as determined by us. There is no assurance that any cash distributions will be made; however, in the event we determine there is distributable cash in a partnership, it will be distributed 89% to the holders of partnership units and 11% to us as managing general partner. We will also receive the distributable cash allocable to units that we purchase in the partnership. Therefore, if we purchase 5% of the remaining 89% partnership interest represented by units, we will receive 15.45% of the partnership's distributable cash, and the investor partners will receive the remaining 84.55%.

Profits and Losses

        Profits and losses from partnership operations and gains and losses from the sale of partnership property interests or equipment will be generally allocated 89% to the holders of partnership units and 11% to us. However, tax deductions with respect to certain partnership expenses as described below will be generally allocated 100% to the holders of partnership units. Irrespective of this, certain tax allocations may be made in a different ratio than as described above to prevent the creation or increase in capital account deficits for investor partners or to re-adjust partner capital accounts as the result of previously allocated profits, losses or deductions, or to otherwise comply with applicable Treasury Regulations.

        Specifically, partnership profits will be allocated as follows:

  •
  first, to unit holders to the extent of cumulative losses or deductions previously allocated to such unit holders;

  •
  then, to us as the managing general partner to the extent of cumulative losses, if any, previously allocated to us; and

  •
  then, 89% to the unit holders and 11% to us.

        Partnership losses will be allocated:

  •
  first, 89% to unit holders and 11% to us to the extent of cumulative profits, if any, previously allocated to the partners;

  •
  then, to us as the managing general partner to the extent necessary to avoid investor partner capital account deficits; and

  •
  then, 100% to the unit holders.

        The following is a description of the types of partnership costs and revenues subject to these allocation provisions.

Revenues

        Oil and Natural Gas Revenues; Sales Proceeds.     Partnership cash from oil and natural gas production and gain or loss from the sale or other disposition of productive wells and leases will be allocated 89% to the units issued by the partnership and 11% to us as the managing general partner.

        Interest Income.     Any interest earned on the deposit of subscription funds prior to the closing of the offering and funding of the partnership will be credited 100% to the investor partners. Interest earned on the deposit of operating revenues and revenues from any other sources shall be allocated and credited in the same percentages that oil and natural gas revenues are then being allocated to the investor partners and to us.

        Sale of Equipment.     All partnership cash from sales of equipment will be allocated 89% to the units issued by the partnership and 11% to us as the managing general partner.

Costs

        Organization and Offering Costs.     The partnership will pay, either directly or as a reimbursement to us all organization and offering costs, including all legal, accounting, printing, and filing fees associated with the organization of the partnership and the offering of units, as well as all commissions payable to the dealer manager. The units issued by the partnership will be allocated 100% of the tax deduction attributable to these costs. All such costs (and related deductions) in excess of 13.5% of subscriptions in the partnership will be allocated and charged 100% to us.

        Management Fee.     The management fee is an amount, if any, equal to the difference between 15% of the subscriptions by investor partners to a partnership, all commissions payable to the dealer manager and organization and offering costs. Any tax deduction attributable to the management fee will be allocated 100% to the investor partners.

        Lease Costs, Drilling and Completion Costs, and Gathering Line Costs.     Deductions attributable to the costs of leases, tangible drilling and completion costs and gathering line costs will be allocated one percent to us and 99% to the units issued by the partnership.

        Intangible Drilling and Development Costs.     Intangible drilling and development costs and recapture of intangible drilling and development costs and associated deductions will be allocated one percent to us and 99% to the units issued by the partnership.

        Operating Costs.     Operating costs of partnership wells and associated deductions will be allocated and charged 89% to the units issued by the partnership and 11% to us.

        Direct Costs.     Direct costs of the partnerships and associated deductions will be allocated and charged 89% to the units issued by the partnership and 11% to us.

        Administrative Costs.     Administrative costs of the partnership and associated deductions will be allocated and charged 89% to the units issued by the partnership and 11% to us as the managing general partner. Administrative costs include all customary and routine expenses incurred by us for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

        Based on our experience in sponsoring oil and natural gas programs prior to this program, we estimate that direct costs and administrative costs allocable to the investor partners for the initial 12 months of a partnership's operations will be approximately $57,000 if minimum subscriptions ($1,000,000) are received (representing 5.70% of aggregate partnership capital); and approximately $148,000 if maximum subscriptions ($50,000,000) are received (representing 0.30% of aggregate partnership capital). The following table describes the components of these estimated charges to the investor partners during the first year after a partnership is formed, assuming the minimum and maximum subscriptions are obtained. The costs below do not include third party costs paid for land, engineering, geological and geophysical services provided to the partnerships in connection with the review and acquisition of potential prospects. The costs relating to the review and acquisition of potential prospects include fees paid to third party vendors and are allocable to one or more of the partnerships and one or more other ventures sponsored by us. The fees allocable to any individual partnership cannot be determined until the conclusion of the program in 2007. See "PROPOSED ACTIVITIES—Proposed Drilling Locations."

	Minimum Subscription (40 units)	Maximum Subscription (2,000 units)
Administrative costs
Legal	$1,000	$2,000
Accounting	10,000	20,000
Geological	—	—
Secretarial	2,000	12,000
Travel	—	—
Office rent	—	—
Telephone	1,000	2,000
Other	2,000	12,000

Total administrative costs	$16,000	$48,000

Direct costs:
Audit and tax preparation	$30,000	$70,000
Independent engineering reports	10,000	20,000
Materials, supplies and other	1,000	10,000

Total direct costs	$41,000	$100,000

        The following table presents, for each multiple well partnership formed by our affiliates and us since 1996, the dollar amount of direct costs and administrative costs incurred by the particular partnership in 2003, 2004, and 2005. The direct costs set forth below do not include drilling costs paid to our affiliates or us on a turnkey basis, which were subsequently paid to third parties.

	Direct and Administrative Costs
	2003	2004	2005
Reef—Savoie-Fontenot L.P.	$5,015	$2,986	$12,076
Hardison Sadler Joint Venture	—	—	—
Reef—Bell City #1 L.P.	4,862	3,306	14,457
Thunder Alley Joint Venture	—	—	—
Northwest Bell City Joint Venture	63	—	—
Reef—Terpsichore & Treasure Isle Infield Development Joint Venture	—	—	3,339
Reef—Corpus Christi Bay Joint Venture	—	—	25
Reef Treasure Isle & Hog Island Infield Joint Venture	—	—	4,998
Reef East Euterpe and Gumbo Infield Joint Venture	—	—	2,171
Reef Baton Rouge Infield Development Joint Venture	—	—	16
Reef South Central 3 Well Infield Development Joint Venture	—	—	1,006
Reef Global Energy I, L.P.	163,477	26,704	57,024

Reef Global Energy II, L.P.	217,572	48,691	91,298
Reef Global Energy III, L.P.	—	359,199	37,381
Reef Global Energy IV, L.P.	—	319,270	107,952
Reef Global Energy V, L.P.	—	240,743	50,241
Reef Global Energy VI, L.P.	—	—	344,489
Reef Global Energy VII, L.P.	—	—	475
Total	$390,989	$1,000,899	$726,948

Deficit Capital Account Balances

        To avoid the requirement of restoring a deficit capital account balance, no losses will be allocated to the units owned by an investor partner to the extent the allocation would create or increase a deficit in the capital account, adjusted for certain liabilities, as provided in the partnership agreement.

Cash Distribution Policy

        We expect that cash distributions to the partners in a partnership will begin approximately six months after the offering period for the partnership ends, and will be made monthly thereafter. We will review the accounts of each partnership at least quarterly for the purpose of determining the distributable cash available for distribution. The ability of a partnership to make or sustain cash distributions will depend upon numerous factors. No assurance can be given that any level of cash distributions to the investor partners will be attained, that cash distributions will equal or approximate cash distributions made to investors in prior drilling programs sponsored by us or our affiliates, or that any level of cash distributions can be maintained. See "RISK FACTORS" and "PRIOR ACTIVITIES."

        In general, the volume of production from producing properties declines with the passage of time. The cash flow generated by a partnership's prospects and the amounts available for distribution to a partnership's respective partners from such prospects will, therefore, decline in the absence of significant increases in the prices that a partnership receives for its respective oil and natural gas production, or significant increases in the production of oil and natural gas from prospects resulting from the successful additional development of such prospects. See "RISK FACTORS—Risks of Oil and Natural Gas Investments."

Termination

        Upon termination and final liquidation of a partnership, the assets of the partnership will be distributed to the partners based upon their capital account balances. If we have a deficit in our capital account, we will be required to restore that deficit; however, as an investor partner you will not be obligated to restore your deficit, if any.

Amendment of Partnership Allocation Provisions

        We are authorized to amend the partnership agreement if, in our sole discretion based on advice from our legal counsel or accountants, an amendment to revise the cost and revenue allocations is required for the allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions provided by an amendment are required to be made in a manner that would result in the most favorable aggregate consequences to the investor partners as nearly as possible consistent with the original allocations described above.

OUR COMPENSATION

        The following table summarizes the items of compensation to be received by us from a partnership. Some of the compensation cannot be quantified until the partnership is conducting business.

Recipient	Form of Compensation	Amount
Managing General Partner	Partnership interest (excluding any partnership interest resulting from the purchase of units)	10% interest
Managing General Partner	Management fee	15% of subscriptions, less organization and offering costs (non-recurring)
Managing General Partner	Direct and administrative costs	Reimbursement at cost
Affiliate of the Managing General Partner	Operator's per-well charges	Competitive prices
Managing General Partner and its Affiliates	Payment for equipment, supplies, marketing, and other services	Cost or competitive prices

        Our "partnership interest," as described in the table above, refers only to our interest as managing general partner and does not include the interest we will have as a result of our purchase of any units, nor the 1% interest we will have as the result of our payment of 1% of all lease costs, intangible drilling and development costs, and well completion costs. Direct costs cannot be quantified until the partnership is conducting business.

        We will pay 1% of the costs associated with the partnership and will receive an interest of 11% in the partnership. This 11% interest is not represented by partnership units. This partnership interest does not include any additional interest we may hold as a result of our purchase of units. We will buy at least 5% of the remaining 89% partnership interest represented by units in each partnership. Therefore, we will have a total partnership interest in each partnership of at least 15.45%.

        In consideration for services to be rendered by the managing partner in managing the business of a partnership, the managing general partner shall receive a management fee. The management fee shall be an amount equal to the difference between 15% of the subscriptions by the investor partners to a partnership, and all commissions payable to the dealer manager, which shall in no event exceed 9% of total subscriptions, and organization and offering costs, which are estimated to be approximately $1 million, but which in no event will exceed 4.5% of total subscriptions of the investor partners in a partnership. In no event will total commissions, organization and offering costs and the management fee exceed an amount greater than 15% of total investor subscriptions.

        The management fee will be payable by each partnership monthly in an amount not to exceed $1 million per year until such time as the management fee has been paid in its entirety. The management fee payable during a particular partnership year will not be deducted from the capital contributions of the investor partners, but will be paid by the partnership from funds which would otherwise be available for distribution to the partners in the partnership during such partnership year, and in such monthly amounts as may be determined in the discretion of the managing partner. To the extent that a partnership has insufficient distributable funds during a particular partnership year to fully pay the amount of the management fee payable during the partnership year, then the amount of such unpaid management fee will be carried forward and payable in the next succeeding partnership year. The actual amount of the management fee cannot be determined until organization and offering costs for the offering are determined.

        We will be reimbursed for direct costs and all documented out-of-pocket expenses incurred on behalf of the partnership, including administrative costs. Administrative costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. Direct costs shall be billed directly to and paid by the partnerships to the extent practicable. Administrative costs must be reasonably allocated to the partnerships on the basis of assets, revenues, time records or other methods conforming with generally accepted accounting principles. No portion of salaries, benefits, compensation or remuneration of controlling persons shall be reimbursed as administrative costs.

        Operators fees will be payable only if one of our affiliates serves as operator of the partnership prospect. See "PROPOSED ACTIVITIES—Drilling and Completion Phase." Under such circumstances, our affiliate will receive fees, not exceeding the competitive rate in the area, during the production phase of operations. Often these are charged as a monthly fee per well for operations, field supervision, accounting, engineering, management and general and administrative expenses.

        One of our affiliates or we may provide oil field or other services, equipment or supplies to one or more of the partnerships. If one of our affiliates or we provide such services, equipment or supplies as a part of ordinary business, then the compensation, price or rental for such services, equipment and supplies provided to the partnerships will be at prices competitive with those charged by others in the geographical area of operations that reasonably could be available to the partnership. If one of our affiliates or we are not engaged in the business as set forth above, then the compensation, price or rental will be the cost of the services, equipment or supplies to such entity, or the competitive rate that could be obtained in the area, whichever is less. Any such services for which one of our affiliates or we is to receive compensation will be embodied in a written contract that precisely describes the services to be rendered and all compensation to be paid.

PROPOSED ACTIVITIES

Introduction

        Each partnership will be formed to drill, complete and own oil and natural gas properties. We may conduct partnership operations throughout the world, in such locations as we may deem advisable, but we will focus our drilling on properties located in the United States and in U.S. waters in the Gulf of Mexico. We intend for each partnership to acquire interests in oil and natural gas properties in which major or independent oil and gas companies also have interests. We believe that these acquisitions will enable the partnerships to benefit from development and exploitation efforts conducted by such major companies. A partnership may, however, drill and own interests without such strategic partners.

        In our prior public drilling partnerships, joint interest owners in the wells in which we have participated include: ExxonMobil Production Company, Devon Production, L.P., Dominion Exploration and Production Company, Denbury Onshore, L.L.C., Challenger Minerals, Inc. (a subsidiary of Global Santa Fe), Penn Virginia Oil & Gas Corp., Liberty Energy Holdings, Newfield Exploration Company, Petrohawk Energy, L.L.C., Fidelity Exploration Company, and Davis Petroleum.

        Risks may be spread to a limited extent by participating in drilling operations on a number of different prospects. Until the amount of funds to be available for the partnership's drilling activities is determined, the precise number of prospects cannot be determined and the drilling budget cannot be formulated.

        You should be aware that distributions will decrease over time due to the declining rate of production from wells. Changes in oil and natural gas prices will decrease or increase cash distributions. Distributions will be partially sheltered by the percentage depletion allowance. See "RISK FACTORS," "PRIOR ACTIVITIES," and "TAX CONSIDERATIONS—Summary of Conclusions," "—Intangible Drilling and Development Costs Deductions," "—Depletion Deductions," "—Partnership Distributions," and "—Partnership Allocations."

        The attainment of a partnership's business objectives, including the generation of revenue from partnership operations, the distribution of cash to the partners and the provision of tax benefits, will depend upon many factors, including:

  •
  our ability to select productive prospects;

  •
  the drilling and completion of wells in an economical manner;

  •
  the successful management of prospects;

  •
  the level of oil and natural gas prices in the future;

  •
  the degree of governmental regulation over the production and sale of oil and natural gas;

  •
  the future economic conditions in the United States and throughout the world; and

  •
  changes in the Internal Revenue Code of 1986, as amended ("Code").

        Accordingly, there can be no assurance that a partnership will achieve its business objectives. Moreover, because each partnership will constitute a separate and distinct business and economic entity from each other partnership, the degree to which the business objectives are achieved will vary among the partnerships.

        Many of the activities and policies of the partnerships discussed throughout this section and elsewhere in the prospectus are defined in and governed by the partnership agreement, including:

  •
  the requirements relating to the acquisition of prospects and the payment of royalties;

  •
  the amount of our capital contribution to a partnership;

  •
  borrowing policies;

  •
  voting rights of investor partners;

  •
  the term of a partnership; and

  •
  our compensation as managing general partner.

        Other policies and restrictions upon our activities and the activities of each partnership are not contained in the partnership agreement, but instead reflect our current intention and are subject to change at our discretion. For these activities, in making a change, we will utilize our reasonable business judgment as manager of a partnership and will exercise judgment consistent with our obligations as a fiduciary to the investor partners.

Acquisition and Drilling of Undeveloped Prospects

        Each partnership intends to enter into agreements with major or independent oil and gas companies to drill and own interests in oil and natural gas properties. A partnership also may drill and own interests without such strategic partners.

        We have not pre-selected any prospects. A "prospect" is generally defined as a contiguous oil and gas leasehold estate, or lesser interest in a leasehold estate, upon which drilling operations may be conducted. Depending on its attributes, a prospect may be characterized as an "exploratory," "exploitation" or "developmental" site. Generally speaking, exploratory drilling involves the conduct of either drilling operations in search of a new and yet undiscovered pool of oil and gas or, alternatively, drilling within a discovered pool with the hope of greatly extending the limits of the pool. In contrast, developmental drilling involves drilling to a known producing formation in a previously discovered field. The majority of the wells drilled by the partnerships will be developmental and what we refer to as exploitation wells. An "exploitation well" is a well drilled within or as an extension of a proven oil and gas reservoir to the depth of a stratigraphic horizon known to be productive. Stratigraphic means a layer of rock with characteristics that differentiate it from the rocks above and below it. A "stratigraphic horizon" refers to that part of a formation or layer of rock with sufficient porosity and permeability to form a petroleum reservoir. At least 80% of the capital contributions to the partnerships used in drilling activities will be devoted to the drilling of developmental and exploitation wells.

        It is anticipated that all prospects will be evaluated utilizing data provided to us by OREI or RELP, including well logs, production records from OREI's and RELP's and others' wells, seismic, geological and geophysical information, and such other information as may be available and useful. Both OREI and RELP are our affiliates. See "MANAGEMENT." In addition, prospects will be evaluated by petroleum engineers, geophysicists, and other technical consultants retained by us.

        Regardless of drilling location, the properties we select for the partnerships will meet our stringent acquisition criteria. We will evaluate all prospective acquisitions on the basis of their oil and natural gas producing potential. In most cases, we will acquire properties that we believe have multi-pay horizons, predictable costs, and quick pipeline hookups. We seek properties that are within or offsetting proven producing oil and gas fields and that have the potential, if successful, to generate cash distributions to our investors equal to 100% of their capital contributions within three years after the end of the partnership's offering period.

        Prospects will be acquired pursuant to an arrangement in which the partnership will acquire part of the working interest. For purposes of this prospectus, a working interest includes any interest, however it is referred to, which is subject to some portion of the costs of development, operation or maintenance. This working interest will be subject to landowners' royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts. The partnership agreement forbids us or any of our affiliates from acquiring or retaining any overriding royalty interest in the partnership's interest in the prospects, that is, any royalty interest which would be paid out of the partnership's working interest. The partnerships will generally acquire less than 100% of the working interest in each prospect in which they participate. In order to comply with certain conditions for the treatment of additional general partners' interests in the partnership as not passive activities, and not subject the additional general partners to limitation on the deduction of partnership losses attributable to such additional general partners to income from passive activities, we have represented that the partnerships will acquire and hold only operating mineral interests and that none of the partnership's revenues will be from non-working interests. We, for our sole benefit, may sell or otherwise dispose of prospect interests not acquired by the partnerships or may retain a working interest in the prospects and participate in the drilling and development of the prospect on the same basis as the partnerships.

        In acquiring interests in leases, the partnerships may pay such consideration and make such contractual commitments and agreements as we deem fair, reasonable and appropriate. For purposes of this prospectus, the term "lease" means any full or partial interest in:

  •
  undeveloped oil and gas leases;

  •
  oil and gas mineral rights;

  •
  licenses;

  •
  concessions;

  •
  contracts;

  •
  fee rights; or

  •
  other rights authorizing the owner to drill for, reduce to possession and produce oil and gas.

        In most instances we will acquire the leases and interests in the leases to be developed by the partnerships on behalf of each partnership. All leases that we transfer to the partnerships will be transferred at our cost, unless we have reason to believe that cost is materially more than the fair market value of such property, in which case the price will not exceed the fair market value of the property. We will obtain an appraisal from a qualified independent expert with respect to sales of our properties and those of our affiliates to the partnerships that were not originally acquired by us on behalf of one or more of the partnerships.

        The actual number, identity and percentage of working interests or other interests in prospects to be acquired by the partnerships will depend upon, among other things, the total amount of capital contributions to a partnership, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by federal and state departments or agencies, agreements with other working interest owners in the prospects, farm-ins, and continuing review of other prospects that may be available.

Proposed Drilling Locations

        Although we have not preselected any prospects, we presently intend to focus our drilling activities in the U.S. coastal waters in the Gulf of Mexico. According to the United States Energy Information Administration, in 2004 U.S. waters in the Gulf of Mexico accounted for 20% of the natural gas and 28% of the crude oil produced in the United States. The Federal offshore Gulf now leads any single state in crude oil production and ranks second to Texas in natural gas production. Proved reserves in the Gulf are approximately 10% of the total U.S. proved reserves of natural gas and 22% of the U.S. proved reserves of crude oil.

        Texas leads the states in both crude oil and natural gas production, and in both crude oil and natural gas proved reserves. Texas oil production in 2004 accounted for 20% of U.S. oil production, and its proved reserves of 4.6 billion barrels equals 22% of the U.S. total. Natural gas production in Texas for 2004 represented 24% of U.S. production, more than any other state and Federal offshore areas. Texas natural gas proved reserves of 50 trillion cubic feet equals 26% of the U.S. total. According to statistical data from the Railroad Commission of Texas, four of the state's top ten natural gas producing counties are located in South Texas.

        Louisiana is another prolific oil and natural gas producing area we intend to develop. The state ranked fourth in crude oil production in 2004, accounting for 5% of U.S. production. Louisiana's crude oil proved reserves of 427 million barrels rank eighth among the states and Federal offshore areas. Louisiana natural gas production ranked sixth among the states in natural gas production. Its natural gas reserves of approximately 9.5 trillion cubic feet is approximately 5% of the U.S. total.

        We may, from time to time, enter into arrangements with third parties through which we will receive the right to participate in prospects. Any fees paid for these participation agreements will be apportioned to our affiliates, including the Reef Global Energy Ventures II partnerships, on a pro rata basis. The total amount of a fee to be charged to each partnership cannot be determined until the offering period for all partnerships has terminated.

Title to Properties

        We will assign the partnership interest in the lease to the partnership. However, under certain circumstances, title to partnership properties will be held by us on a partnership's behalf. In other instances, title may not be transferred to us or a partnership until after a well has been completed. See "RISK FACTORS—Risks of Oil and Natural Gas Investments—Delays in the transfer of title to a partnership could place the partnership at risk." Leases acquired by each partnership will initially and temporarily be held in our name to facilitate joint-owner operations and the acquisition of properties. The existence of the unrecorded assignments from the record owner will indicate that the leases are being held for the benefit of each particular partnership and that the leases are not subject to debts, obligations or liabilities of the record owner; however, such unrecorded assignments may not fully protect the partnerships from the claims of our creditors.

        Investor partners must rely on us to use our best judgment to obtain appropriate title to leases. Provisions of the partnership agreement relieve us from any mistakes of judgment with respect to the waiver of title defects. We will take such steps as we deem necessary to assure that title to leases is acceptable for purposes of the partnerships. We are free, however, to use our judgment in waiving title requirements and will not be liable for any failure of title to leases transferred to the partnerships. Further, neither our affiliates nor we will make any warranties as to the validity or merchantability of titles to any leases to be acquired by the partnerships.

Drilling and Completion Phase

        Each partnership will enter into an operating agreement with an operator engaged to conduct and direct and have full control of all operations on the partnership's prospects. If RELP, our affiliate, serves as operator of a partnership's prospects, RELP will receive fees from the partnership for serving as operator, not exceeding the competitive rate in the area, during the drilling and production phases of operations.

        The operator's duties include testing formations during drilling, and completing the wells by installing such surface and well equipment, gathering pipelines, heaters, separators, etc., as are necessary and normal in the area in which the prospect is located. We will pay the drilling and completion costs of the operator as incurred, except that we are permitted to make advance payments to the operator where necessary to secure tax benefits of prepaid drilling costs and there is valid business reason. In order to comply with conditions to secure the tax benefits of prepaid drilling costs, the operator under the terms of the operating agreement will not refund any portion of amounts paid in the event actual costs are less than amounts paid, but will apply any such amounts solely for payment of additional drilling services to the partnership. If the operator determines that the well is not likely to produce oil and/or gas in commercial quantities, the operator will plug and abandon the well in accordance with applicable regulations.

        After drilling, the operator will complete each well deemed by it to be capable of production of oil or natural gas in commercial quantities. The depths and formations to be encountered in each of the partnership's wells are unknown. With respect to those prospects as to which the partnership owns less than a 50% working interest, it is probable that the majority owner of such prospects will select the operator for the wells drilled on such prospects. We will monitor the performance and activities of the operator, participate as the partnership's representative in decision-making with regard to the partnership's activities, and otherwise represent the partnership with regard to the activities of the partnership.

Production Phase of Operations

        General.     Once a partnership's wells are "completed" such that all surface equipment necessary to control the flow of, or to shut down, a well has been installed, including the gathering pipeline, production operations will commence. We will be responsible for selling each partnership's oil and natural gas production. We will attempt to sell the oil and natural gas produced from a partnership's prospects on a competitive basis at the best available terms and prices. Domestic sales of oil will be at fair market prices. We will not make any commitment of future production that does not primarily benefit the partnerships. Each partnership will sell natural gas discovered by it at spot market or negotiated prices domestically, based upon a number of factors, such as the quality of the gas, well pressure, estimated reserves, prevailing supply conditions and any applicable price regulations promulgated by the Federal Energy Regulatory Commission ("FERC"). See "COMPETITION, MARKETS AND REGULATION."

        We may sell oil and/or natural gas production from partnership wells to marketers, refineries, foreign governmental agencies, entities controlled by foreign governments, industrial users, interstate pipelines or local utilities. Revenues from a partnership's production will be received directly from these parties or paid to the operator of a prospect who will disburse to a partnership its percentage share of the revenues.

        Oil and natural gas production in South Texas, Louisiana and the Federal offshore Gulf of Mexico, the areas in which we intend to focus our drilling activities, is a mature industry with numerous pipeline companies and potential purchasers of oil and natural gas. Because of competition among these purchasers for output from oil and natural gas producers, we generally will not enter into long term contracts for the purchase of a partnership's production.

        As a result of effects of weather on costs, a partnership's results may be affected by seasonal factors. In addition, both sales volumes and prices tend to be affected by demand factors with a significant seasonal component.

        Expenditure of Production Revenues.     A partnership's share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges, and other operating costs. These items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations. We intend to deduct operating expenses from the production revenue for the corresponding period.

Insurance

        We will carry blowout, pollution, public liability and workmen's compensation insurance, but such insurance may not be sufficient to cover all liabilities. Each unit held by the additional general partners represents an open-ended security for unforeseen events such as blowouts, lost circulation, stuck drillpipe, etc. that may result in unanticipated additional liability materially in excess of the per unit subscription amount.

        We will obtain various insurance policies, as described below, and intend to maintain such policies subject to our analysis of their premium costs, coverage and other factors. In the exercise of our fiduciary duty as managing general partner, we will obtain insurance on behalf of the partnerships to provide each partnership with coverage we believe is sufficient to protect the investor partners against the foreseeable risks of drilling and production. We will review a partnership's insurance coverage prior to commencing drilling operations and periodically evaluate the sufficiency of insurance. We will obtain and maintain insurance coverage for a partnership equal to the lesser of $50,000,000 or twice the capitalization of such partnership, and in no event will a partnership maintain public liability insurance of less than $10,000,000. Subject to the foregoing, we may, in our sole discretion, increase or decrease the policy limits and types of insurance from time to time as we deem appropriate under the circumstances, which may vary materially. We are the beneficiary under each policy and pay the premiums for each policy. The following types and amounts of insurance are expected to be maintained:

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  Workmen's compensation insurance in full compliance with the laws of the State of Texas, which will be obtained for any other jurisdictions where a partnership conducts its business;

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  General liability insurance, including bodily injury liability and property damage liability insurance, each with a limit of $1,000,000;

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  Employer's liability insurance with a limit of not less than $1,000,000;

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  Automobile public liability insurance with a limit of not less than $1,000,000 per occurrence, covering all automobile equipment;

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  Energy exploration and development liability (including well control, environmental and pollution liability) insurance coverage with limits of not less than $5,000,000 for land wells and $10,000,000 for wet wells; and

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  Umbrella liability insurance (excess of the General liability, Employer's liability and Automobile liability insurance) with a limit of $50,000,000.

        We will notify all additional general partners of a partnership at least 30 days prior to any material change in the amount of the partnership's insurance coverage. Within this 30-day period and otherwise after the expiration of one year following the closing of the offering with respect to a particular partnership, additional general partners have the right to convert their units into units of limited partnership interest by giving us written notice. Additional general partners will have limited liability as a limited partner for any partnership operations conducted after their conversion date, effective upon the filing of an amendment to the Certificate of Limited Partnership of a partnership. At any time during this 30-day period, upon receipt of the required written notice from the additional general partner of his intent to convert, we will amend the partnership agreement and will file the amendment with the State of Nevada prior to the effective date of the change in insurance coverage. This amendment to the partnership agreement will effectuate the conversion of the interest of the former additional general partner to that of a limited partner. Effecting conversion is subject to the express requirement that the conversion will not cause a termination of the partnership for federal income tax purposes. However, even after an election of conversion, an additional general partner will continue to have unlimited liability regarding partnership activities while he was an additional general partner. See "TERMS OF THE OFFERING."

COMPETITION, MARKETS AND REGULATION

Competition

        There are thousands of oil and natural gas companies in the United States. Competition is strong among persons and companies involved in the exploration for and production of oil and natural gas. We expect the partnerships to encounter strong competition at every phase of business. Each partnership will compete with entities having financial resources and staffs substantially larger than those available to the partnerships.

        The national supply of natural gas is widely diversified, with no one entity controlling over 5%. As a result of deregulation of the natural gas industry by Congress and FERC, competitive forces generally determine natural gas prices. Prices of crude oil, condensate and natural gas liquids are not currently regulated and are generally determined by competitive forces.

        There will be competition among operators for drilling equipment, goods, and drilling crews. Such competition may affect the ability of a partnership to acquire leases suitable for development and to expeditiously develop such leases once they are acquired.

Markets

        The marketing of any oil and natural gas produced by a partnership will be affected by a number of factors that are beyond the partnership's control and whose exact effect cannot be accurately predicted. These factors include:

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  the amount of crude oil and natural gas imports;

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  the availability, proximity and cost of adequate pipeline and other transportation facilities;

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  the success of efforts to market competitive fuels, such as coal and nuclear energy and the growth and/or success of alternative energy sources such as wind power;

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  the effect of United States and state regulation of production, refining, transportation and sales;

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  the laws of foreign jurisdictions and the laws and regulations affecting foreign markets;

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  other matters affecting the availability of a ready market, such as fluctuating supply and demand; and

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  general economic conditions in the United States and around the world.

        The supply and demand balance of crude oil and natural gas in world markets has caused significant variations in the prices of these products over recent years. The North American Free Trade Agreement eliminated trade and investment barriers in the United States, Canada, and Mexico, resulting in increased foreign competition for domestic natural gas production. New pipeline projects recently approved by, or presently pending before, FERC as well as nondiscriminatory access requirements could further substantially increase the availability of gas imports to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of gas sales from partnership wells.

        Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining, lowering or increasing certain price levels. We are unable to predict what effect, if any, such actions will have on both the price and volume of crude oil sales from the partnerships' wells.

        In several initiatives, FERC has required pipeline transportation companies to develop electronic communication and to provide standardized access via the Internet to information concerning capacity and prices on a nationwide basis, so as to create a national market. Parallel developments toward an electronic marketplace for electric power, mandated by FERC, are serving to create multi-national markets for energy products generally. These systems will allow rapid consummation of natural gas transactions. Although this system may initially lower prices due to increased competition, it is anticipated to expand natural gas markets and to improve their reliability.

Regulation

        Each partnership's operations will be affected from time to time in varying degrees by domestic and foreign political developments, federal and state laws and regulations and the laws of other countries where some of the prospects may be located.

        Production.     In most areas of operations within the United States the production of oil and natural gas is regulated by state agencies that set allowable rates of production and otherwise control the conduct of oil and natural gas operations. Among the ways that states control production is through regulations that establish the spacing of wells or in some instances may limit the number of days in a given month during which a well can produce.

        Environmental.     The partnerships' drilling and production operations will also be subject to environmental protection regulations established by federal, state, and local agencies that in turn may necessitate significant capital outlays that would materially affect the financial position and business operations of a partnership. These regulations, enacted to protect against waste, conserve natural resources and prevent pollution, could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed on a partnership for violating such regulations, the partnership's operations could be adversely affected.

        Natural Gas Transportation and Pricing.     FERC regulates the rates for interstate transportation of natural gas as well as the terms for access to natural gas pipeline capacity. Pursuant to the Wellhead Decontrol Act of 1989, however, FERC may not regulate the price of gas. Such deregulated gas production may be sold at market prices determined by supply and demand, Btu content, pressure, location of wells, and other factors. We anticipate that all of the gas produced by partnership wells will be considered price decontrolled gas and that each partnership's gas will be sold at fair market value.

        Proposed Regulation.     Various legislative proposals are being considered in Congress and in the legislatures of various states, which, if enacted, may significantly and adversely affect the petroleum and natural gas industries. Such proposals involve, among other things, the imposition of price controls on all categories of natural gas production, the imposition of land use controls, such as prohibiting drilling activities on certain federal and state lands in protected areas, as well as other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have on a partnership's operations.

        Foreign Regulation.     We expect to rely heavily on local experts and personnel, including attorneys and accountants, for advice and assistance in complying with the laws and regulations of foreign jurisdictions when prospects are located in such jurisdictions.

MANAGEMENT

General

        We are Reef Oil & Gas Partners, L.P. (formerly Reef Oil & Gas Partners LLC), a privately-owned Nevada limited partnership that was originally formed as a limited liability company in February 1999 by the holders of all of the outstanding common stock of OREI, Inc., and we will serve as managing general partner of the partnership. OREI, Inc. (formerly known as Reef Exploration, Inc.) was organized in 1987 for the principal purpose of reviewing drilling prospects upon which partnerships and joint ventures formed by OREI might engage in energy, development, exploitation and production activities. Since 1987, OREI has been engaged continuously in the business of developing, exploiting and producing oil and natural gas both within and outside the continental United States, through partnerships and joint ventures it has formed. A new affiliate of ours, Reef Exploration, L.P. ("RELP") was formed in 2006 and may serve as operator of some or all of the properties that are acquired for the partnership. During 2006, it is expected that RELP will assume operations of wells currently operated by OREI. Michael J. Mauceli, the manager of our general partner, is OREI's Chief Executive Officer, founder and sole shareholder, and is also the manager of the general partner of and Chief Executive Officer of RELP.

        We will actively manage and conduct the business and oversee the day-to-day operations of the partnership. We will be responsible for maintaining the partnership's bank accounts, collecting partnership revenues, making distributions to the partners, delivering reports to the partners, and supervising the drilling, completion, and operation of the partnership's oil and natural gas wells. Certain of our officers are also directors, officers and employees of RELP and OREI. Subject to limitations set forth in the partnership agreement, such individuals, RELP, OREI and we intend to continue to engage in the oil and gas business for our own account and for the account of others. We and such directors, officers and employees will devote as much of their time and talents to the management of the partnership as necessary for the proper conduct of the partnership's business.

        Michael J. Mauceli, the manager of our general partner, OREI's Chief Executive Officer, and the Chief Executive Officer and manager of the general partner of RELP, oversees all aspects of prospect and project generation and review. Working closing with Mr. Mauceli are Kellam Colquitt and H. Walt Dunagin. RELP employs Mr. Colquitt as its Chief Operating Officer to oversee all aspects of prospect and project generation and review. Mr. Dunagin is employed by RELP as its Vice President—Land Management, and he oversees legal aspects concerning leasing, operating agreements and industry partner joint venture arrangements, and acts as RELP's chief negotiator. RELP employs a technical staff of engineers and geologists and also retains a number of subcontractors and consulting companies who report to Mr. Colquitt and Mr. Dunagin. These include, but are not limited to, geologists, geophysicists, petrophysicists, paleontologists, drilling engineers, completion engineers, reservoir engineers, drilling rig supervisors, landmen, surveyors and other specialists with expertise in the search, development, exploitation and day to day operations associated with petroleum exploration and production. As managing general partner, we retain Mr. Colquitt and Mr. Dunagin, as well as these subcontractors and consulting companies.

        When the opportunity arises, we will choose operators of the prospects that are experienced in the operation of oil and natural gas properties. However, in many cases the partnerships will own too small an interest in the prospect to make decisions regarding who will act as operator for the property. In such cases, the choice of who acts as operator will be made by parties owning a greater percentage of the particular prospect. Although we believe that the operator of partnership prospects will usually be an unrelated third party, our affiliate, RELP, may act as operator. RELP is a newly formed entity that employs personnel formerly employed by OREI. Since its inception in 1987, OREI has served as operator of approximately 140 wells and it is currently the operator of 35 wells.

Reef Oil & Gas Partners, L.P. and Reef Exploration, L.P.

        The Manager, officers and key personnel of the managing general partner, their ages, current positions with the managing general partner and/or RELP, and certain additional information are set forth below:

Name	Age	Positions and Offices Held
Michael J. Mauceli	49	Manager of Reef Oil & Gas Partners, GP, LLC; Chief Executive Officer of RELP
Kellam Colquitt	58	Chief Operating Officer of RELP
H. Walt Dunagin	48	Executive Vice President—Land Manager of RELP
Laura S Klein	46	Drilling Engineering Manager of RELP
John M. Dees	52	Vice President—Operations and Engineering of RELP
Daniel C. Sibley	54	Chief Financial Officer of Reef and RELP
David M. Tierney	53	Controller—Reef Global Energy Ventures

        Michael J. Mauceli is the Manager and a member of Reef Oil & Gas Partners, GP, LLC, which is the general partner of Reef, as well as the Chief Executive Officer of RELP. Mr. Mauceli has been the principal executive officer of Reef since its formation in February 1999. He has served in this position with RELP since January 2, 2006, and has served in this position with its predecessor entity, OREI, since 1987. Mr. Mauceli attended the University of Mississippi where he majored in business management and marketing as well as the University of Houston where he received his Commercial Real Estate License. He entered the oil and gas business in 1976 when he joined Tenneco Oil & Gas Company. Mr. Mauceli moved to Dallas in 1979, where he was independently employed by several exploration and development firms in planning exploration and marketing feasibility of privately sponsored drilling programs.

        Kellam Colquitt joined RELP as Chief Operating Officer on February 14, 2006. Mr. Colquitt has over thirty-five years of experience in the oil and gas industry. He is a 1971 graduate of Texas A&M University with a degree in geology. Prior to joining RELP, Mr. Colquitt served as Vice President- Exploration of Vintage Petroleum, Inc. in Tulsa Oklahoma from 2001-2006. He also served as the General Manager-Exploration of Vintage Petroleum, Inc. from 2000-2001. Prior to that, Mr. Colquitt was employed from 1995-2000, first as Vice President-International Exploration Western Hemisphere and later as Vice President-U.S. Operations for Ranger Oil Limited. He is a member of the American Association of Petroleum Geologists, the Houston Petroleum Club, the Tulsa Geological Society, and the Houston Geological Society.

        H. Walt Dunagin is Executive Vice President—Land Manager of RELP. He has held this position since January 2, 2006, and has served in this position with its predecessor entity, OREI, since 1990. He is a 1979 graduate of the University of Mississippi. Mr. Dunagin began his career doing independent land work for Exxon Co. U.S.A. Since that time he has performed land work in Alabama, Mississippi, Louisiana, North Dakota, Montana, Oklahoma and Texas. For six years prior to joining OREI, he was directly involved in the sale of producing properties for Mobil, Texaco, Oryx Energy and American Exploration Company. He has been a Certified Professional Landman since August 1986 and is a member of the American Association of Petroleum Landmen, Dallas Association of Petroleum Landmen and the International Association of Petroleum Negotiators.

        Laura S. Klein is Drilling Engineering Manager of RELP. She has held this position since January 2, 2006, and has served in this position with its predecessor entity, OREI, since 2000. She is a 1981 graduate of the Colorado School of Mines with a Bachelor's degree in Petroleum Engineering. Since receiving her degree, Ms. Klein has accumulated 25 years of experience as a drilling/completion engineer and as a worldwide rig operations supervisor. From 1996 until joining OREI, she held the position of Senior Staff Drilling Engineer with Mobil's International Drilling Services Unit and oversaw projects in Russia, China, Italy and the North Sea. Ms. Klein also managed recruiting and training for Mobil's worldwide drilling organization. Ms. Klein's professional affiliations include the Society of Petroleum Engineers, the American Association of Drilling Engineers and the American Society of Training and Development.

        John M. Dees, PE is Vice President-Operations and Engineering of RELP. From 1994 to 2004, Mr. Dees served as a petroleum engineering consultant with Dees Well Completions. Mr. Dees has over 30 years of industry experience. Mr. Dees has conducted well completion engineering and production operations for RELP since January 2, 2006, and has been with RELP's predecessor entity, OREI, since 2003, when he joined RELP in a consulting capacity. He holds a Bachelor of Science degree in Chemistry from Southwestern Oklahoma State University and a Masters in Petroleum Engineering from the University of Oklahoma. Prior to consulting for Reef, Mr. Dees worked for Halliburton Services in fracturing fluids, fracturing research engineering, and field operations engineering, as well as for numerous oil and gas companies, including Getty Oil, Sun E&P, and Oryx Energy. Mr. Dees has published several peer-reviewed technical papers and was the inventor of several U.S. and international patents on extreme overbalancing perforating stimulation and resin formation sand control. Mr. Dees is a member of the American Chemical Society and the Society of Petroleum Engineers.

        Daniel C. Sibley became Chief Financial Officer of Reef in December 1999. He has served in the same position for RELP since January 2, 2006, and has served in this position for its predecessor entity, OREI, since 1998. Mr. Sibley was employed as a CPA tax accountant with Grant Thornton from 1977 to 1980. From 1980 to 1998, he was involved in the private practice of law. He received a B.B.A. in accounting from the University of North Texas in 1973, a law degree (J.D.) from the University of Texas in 1977, and a Master of Laws-Taxation degree (L.L.M.) from Southern Methodist University in 1984.

        David M. Tierney has been employed by RELP since January 2, 2006, and has been with its predecessor entity, OREI, since March 2001. Mr. Tierney is the Controller of the Reef Global Energy Ventures partnerships. Mr. Tierney received a Bachelor's degree from Davidson College in 1974, a Masters of Business Administration (MBA) from Tulane University in 1976, and is a Texas Certified Public Accountant. Mr. Tierney has worked in public accounting, and has worked in the oil and gas industry since 1979. From 1992 through 2000 he served as controller/treasurer of an independent oil and gas exploration company.

Organizational Diagram and Security Ownership of Beneficial Owners

        The following diagram depicts the ownership of Reef, OREI, RELP and certain of their affiliates. It does not include the drilling and income fund ventures of which Reef and its affiliates serve as managing partner. Investor partners will not have any interest in any company in the following diagram. Investor partners will own an interest only in the Reef Global Energy Ventures II partnership to which they specifically subscribe. Except as otherwise noted, each entity is wholly-owned and controlled by Michael J. Mauceli. The address of each entity is 1901 N. Central Expressway, Suite 300, Richardson, Texas 75080.

        The following table sets forth information with respect to the membership interests of Reef owned by each person who owns beneficially 5% or more of the outstanding membership interests, by all managers of Reef individually, and by all managers and executive officers of Reef as a group. The interest held by Michael J. Mauceli includes a 99% interest held of record by Mr. Mauceli and a 1% interest held of record by Reef Oil & Gas Partners, GP, LLC, a limited liability company controlled by Mr. Mauceli.

Name and Address	Amount Beneficially Owned	Percent of Class
Michael J. Mauceli c/o Reef Oil & Gas Partners, L.P. 1901 N. Central Expressway Suite 300 Richardson, Texas 75080	N/A	100%
Managers and executive officers as a group (1 person)	N/A	100%

Compensation

        No officer, manager, director or employee of Reef, RELP or OREI will receive any direct remuneration or other compensation from any of the partnerships.

Legal Proceedings

        We are not currently a party to any legal proceedings.

CONFLICTS OF INTEREST

        Our interests and the interests of our affiliates differ in certain respects from those of the partnerships and the investor partners. You should recognize that relationships and transactions of the kinds described below involve inherent conflicts between our interests, our affiliates' interests and the interests of each partnership, and that the risk exists that such conflicts will not always be resolved in a manner that favors the partnerships.

        Our Prior and Future Programs.     We expect to organize and manage oil and natural gas drilling programs in the future that will have substantially the same investment objectives as the partnerships. Our affiliates and we currently manage other drilling programs for investors and operate oil and natural gas properties for investors in such other drilling programs. We will decide whether a prospect will be retained or acquired for the account of a partnership or for other drilling programs that our affiliates or we may presently manage or manage in the future. As a result, the partnerships will compete with such other programs for suitable prospects, equipment, contractors and personnel.

        To resolve conflicts, we will initially examine the funds available to each partnership and the time limitations on the investment of such funds to determine whether a partnership or another program should acquire a potential prospect. We believe that the possibility of conflicts of interest between the partnerships and prior programs is minimized by the fact that substantially all the funds available to prior drilling programs in which we or an affiliate of ours serves as general partner have been committed to a specific drilling program.

        Our Fiduciary Responsibility.     We are a fiduciary and have a duty to exercise good faith and to deal fairly with the investor partners in handling the partnerships' affairs. We will owe such a duty to other partnerships we may manage in the future. Because we must deal fairly with the investors in all of our drilling programs, if conflicts between the interest of each partnership and such other drilling programs do arise, they may not in every instance be resolved to the maximum advantage of a partnership, and our actions could fall short of the full exercise of our fiduciary duty to each partnership. In the event we breach our fiduciary duty, you would be entitled to an accounting and to recover any economic losses caused by such breach only after either proving a breach in court or reaching a settlement with us.

        Property Transactions—Acquisitions from Our Affiliates and Us.     The partnership agreement permits sales of prospects to the partnerships by our affiliates or us. These sales may be from existing inventory we hold at the time a partnership is acquiring prospects. In order to minimize conflicts of interest, however, the partnership agreement places certain restrictions on the pricing and terms of these transactions. Our (or our affiliates') cost will be the purchase price in any purchase of an interest in a prospect (or of any other property) from our affiliates or us. Further, if the seller has reasonable grounds to believe that the fair market value of any property is less than the seller's cost, the sale must be made at a price of not more than its fair market value.

        Neither our affiliates nor we may sell an interest in a prospect to the partnerships unless the partnership acquires an equal proportionate interest in all leases comprising the prospect owned by our affiliates or us.

        The partnership agreement prohibits the sale to the partnerships of less than all of our or our affiliates' interest in any prospect unless:

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  the interest retained by our affiliates or us is a proportionate working interest;

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  our obligations and those of the partnerships or our affiliates are substantially the same immediately after the sale of the interest; and

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  our or our affiliates' interest in revenues does not exceed an amount proportionate to the retained working interest.

        Neither our affiliates nor we are permitted to retain any overriding royalty interests or other burdens on lease interests conveyed to the partnerships.

        If we determine that less than all of our or our affiliates' interest in a prospect should be acquired by a partnership, our affiliate or we may either retain a proportionate interest in the prospect or transfer such interest to third parties. Since the partnerships will not have expended any funds with respect to the interest transferred by our affiliate or us, any profit realized from the transfers will be solely for our affiliate's or our account.

        Property Transactions—Farmouts.     We expect that the partnership will develop substantially all of its leases and will farm out few, if any. However, the decision to make farmouts and the terms of making farmouts involve conflicts of interest. A farmout may permit us to achieve cost savings and to reduce our risk. Further, in the event of a farmout to an affiliate, either our affiliates or we will represent both related entities.

        The partnership agreement limits farmouts by providing that a partnership will acquire only those leases reasonably expected to meet the stated purposes of the partnership. A partnership will not acquire any lease for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the partnership's best interest. Further, a partnership may not farm out, sell or otherwise dispose of leases unless we, exercising the standard of a prudent operator, determine that:

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  the partnership lacks sufficient funds to drill on the lease and cannot obtain suitable financing;

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  downgrading subsequent to the partnership's acquisition has rendered drilling undesirable;

  •
  drilling would concentrate excessive funds in one location creating undue risk to the partnership; or

  •
  the best interests of the partnership, based on the standard of a prudent operator, would be served by such disposition.

        Any farmout to one of our affiliates must be on terms no less favorable to the partnership than those obtainable in the geographic area of operations. Under no circumstances will we farmout a lease for the primary purpose of avoiding our costs relating to the lease.

        Property Transactions—Transfers to Affiliated Partnerships and Us.     The partnership agreement permits our affiliates and us, including other partnerships sponsored by our affiliates or us, to purchase or acquire property from a partnership. In order to minimize conflicts of interest, however, the partnership agreement places restrictions on the pricing and terms of these transactions. In all cases, these transactions must be fair and reasonable to the investor partners in the partnership. In addition:

  •
  A sale or transfer of undeveloped property, including a farmout, from a partnership to an affiliate of ours or us (other than an affiliated partnership) must be made at the higher of cost or fair market value.

  •
  A sale or transfer of developed property from a partnership to an affiliate of ours or us (other than an affiliated partnership in which our interest is similar to or less than our interest in the transferring partnership) can only be made at fair market value in connection with a liquidation of the transferring partnership.

  •
  Generally, a sale or transfer of undeveloped property to an affiliated drilling partnership may be made at cost if we believe the transaction is in the best interests of the partnership, unless the partnership has held the property for at least two years, in which case the sale or transfer must be made at fair market value. This restriction does not apply to farmouts or joint ventures in which our affiliates' or our compensation associated with the property and any interest in the property does not exceed the lower of the compensation and ownership interest it or we could receive if the property were separately owned by either one of the partnerships.

  •
  Generally, a sale or transfer of property from a partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or if significant expenditures have been made by the partnership in connection with the property. Otherwise, the sale or transfer may be made at cost, adjusted for intervening operations, if we believe the transaction is in the best interests of the partnership. This restriction does not apply to farmouts or joint ventures in which our affiliates' or our compensation associated with the property and any interest in the property does not exceed the lower of the compensation and ownership interest it or we could receive if the property were separately owned by either one of the partnerships.

        Generally, a partnership may not purchase properties from or sell properties to affiliated partnerships. This restriction does not apply, however, to:

  •
  transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee's obligation to conduct drilling activities on the property; or

  •
  joint ventures among affiliated partnerships.

        In each case, however, the obligations and revenue sharing of all parties to the transaction must be substantially the same, and our or our affiliate's compensation arrangement or other interest must be the same in each affiliated partnership, or must be reduced in one partnership to reflect the lower compensation arrangement.

        Property Transactions—Properties Within Prospect Limits.     From time to time, we may cause partnership prospects to be enlarged on the basis of geological data that defines the productive limits of any pool discovered. If an affiliate of ours or we owns a separate property interest in the enlarged area and the activities of the partnership were material to establishing the existence of undeveloped reserves on such property, the interest shall be sold to such partnership. A partnership is not required, however, to expend additional funds for the acquisition of property unless such acquisition can be made from capital contributions. In the event such property is not acquired by a partnership, the partnership may lose a promising prospect. Such prospect might be acquired by our affiliate or us or other drilling programs conducted by our affiliate or us.

        In addition, our exercise of our discretion in deciding which prospects to transfer to a partnership could result in another drilling program sponsored by us acquiring property adjacent to partnership property. Such other program could gain an advantage over a partnership by reason of the knowledge gained through a partnership's prior experience in the area. Neither our affiliates nor we will retain undeveloped acreage adjoining a partnership prospect in order to use partnership funds to "prove up" the acreage owned for our own account.

        If an affiliate of ours or we (other than an affiliated limited partnership in which our interest or the interest of our affiliates is identical or less than our or their interest in the partnership), proposes to acquire an interest in a prospect in which a partnership already owns an interest or in a prospect abandoned by a partnership within one year preceding such proposed acquisition, such affiliate or we will offer an equivalent interest in such prospect to the partnership. If cash or financing is not available to the partnership to enable it to consummate a purchase of an equivalent interest in such property, neither our affiliates nor we will acquire such interest. The term "abandon" means the termination, either voluntarily or by operation of the lease or otherwise, of all of a partnership's interest in a prospect. These limitations will not apply after the lapse of five years from the date of formation of the partnership.

        Transactions between the Partnership and Operator.     One of our affiliates may act as an operator on certain prospects for the partnerships. As a result, we may be confronted with a continuing conflict of interest with respect to the exercise and enforcement of the rights of the partnerships under operating agreements. We believe the fees our affiliates will charge the partnerships for operator services will be competitive with those charged by unaffiliated persons for such services.

        Other Arrangements.     The partnership agreement provides that:

  •
  partnership funds will not be commingled with those of any other entity;

  •
  all benefits from marketing arrangements or other relationships affecting our property or the property of our affiliates and the partnerships will be fairly and equitably apportioned according to the respective interests of each; and

  •
  no loans may be made by the partnerships to any of our affiliates or us.

        The partnership agreement further limits our affiliates and us in the compensation we may receive from providing any oil field, equipage or other services to the partnerships or for selling or leasing any equipment or related supplies to the partnerships. Unless such person is engaged, independently of the partnerships and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to unaffiliated persons in the oil and gas industry, then the compensation, price or rental will be the lesser of the cost of such services, equipment or supplies to such person or the competitive rate that could be obtained in the area. The partnership agreement further provides that neither our affiliates nor we may profit under any circumstances by drilling in contravention of fiduciary obligations to the investor partners. Any services not otherwise described in this prospectus for which any of our affiliates or we are to be compensated will be embodied in a written contract that precisely describes the services to be rendered and the compensation to be paid. No turnkey drilling contracts shall be made between the partnerships and us or our affiliates.

        Our Interest.     Although we believe that our interests in the partnerships' profits, losses, and cash distributions is equitable (see "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES"), such interest was not determined by arm's-length negotiation.

        Receipt of Compensation Regardless of Profitability.     We are entitled to receive the management fee, and reimbursement for certain costs from the partnerships, regardless of whether a partnership operates at a profit or loss. See "OUR COMPENSATION." These fees and reimbursements will decrease the unit holders' share of any cash flow generated by operations of the partnerships or increase losses if operations should prove unprofitable.

        Time and Services of Common Management.     Our officers and manager are also officers, directors or employees of our affiliates. As a result, they do not intend to devote their entire time to the partnerships. Management is required to devote to the business and affairs of the partnerships so much time as is, in their judgment, necessary to conduct such business and affairs in the best interest of the partnerships.

        Legal Representation.     Counsel to the partnerships and to us in connection with this offering are the same. Such dual representation will continue in the future. However, in the event of an indemnification proceeding between a partnership and us, the partnership will retain separate and independent counsel to represent its interest in such proceeding. Counsel to the partnerships and us has also represented, and is representing, RSI, the dealer manager of the offering. RSI has not engaged independent counsel to represent it in this offering.

        Due Diligence Review.     RSI, the dealer manager of the offering, has an ongoing relationship with our affiliates and us, and our due diligence examination concerning this offering cannot be considered to be independent. Michael J. Mauceli, the manager of our general partner, the Chief Executive Officer and manager of the general partner of RELP, and the sole shareholder, director and the Chief Executive Officer of OREI, is the brother of Paul Mauceli, the sole shareholder and Chief Executive Officer of RSI.

        Other Relationships.     Both our affiliates and we will have relationships on an ongoing basis with companies and other entities engaged in the oil and gas industry, including operators, petroleum engineers, consultants and financial institutions. Such relationships could influence us to take actions, or forbear from taking actions, which we might not take or forbear from taking in the absence of these relationships.

OUR FIDUCIARY RESPONSIBILITY

        Fiduciary Duty.     We are accountable to the partnerships as a fiduciary and consequently must exercise utmost good faith and integrity in handling partnership affairs. In this regard, we are required to supervise and direct the activities of the partnerships prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, we have a responsibility for the safekeeping and use of all funds and assets of the partnerships, whether or not in our control, and we may not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the partnerships.

        Generally, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of a partnership to recover damages from third parties. In addition, limited partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under the federal securities laws. Further, limited partners who have suffered losses in connection with the purchase or sale of their interests in a partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the federal securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the limited partner bringing such action. In the event of a lawsuit for a breach of our fiduciary duty to the partnerships and/or the investor partners, we may, depending upon the particular circumstances involved, be able to raise various affirmative defenses to the lawsuit. For example, we may be able to claim:

  •
  that the statute of limitations on the claim has expired;

  •
  that the partner's improper actions with respect to the lawsuit bar the partner from bringing the lawsuit;

  •
  that the partner brought the lawsuit too late and therefore, the suit should be barred; or

  •
  that the partner bringing suit engaged in conduct associated with the suit that was inequitable, unfair and deceitful.

        If you have questions concerning our responsibilities, you should consult your own counsel.

        Indemnification.     The partnership agreement provides for indemnification of us against liability for losses arising from our action or inaction if:

  •
  we, in good faith, determine that such course of conduct was in the best interests of the partnerships;

  •
  we were acting on behalf of or performing services for the partnerships; and

  •
  such course of conduct did not constitute negligence or misconduct by us.

        We will not, however, be indemnified for liabilities arising under federal and state securities laws unless:

  •
  there has been a successful adjudication on the merits of each count involving securities law violations;

  •
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

  •
  a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of a partnership were offered or sold as to indemnification for violations of securities laws.

        A successful claim for indemnification would deplete partnership assets by the amount paid. As a result of such indemnification provisions, you may have a more limited right of legal action than you would have if such provision were not included in the partnership agreement. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

        The partnership agreement also provides that a partnership shall not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified.

PRIOR ACTIVITIES

        You should not assume that you will experience returns similar to those experienced by investors in the other programs described below which were sponsored by OREI or us. There can be no assurance that prior performance will be indicative of future returns. Investors should note that of the partnerships described below, twelve were formed within the past three years and as a result, have a limited operating history from which investors can evaluate our prior performance. The results described below should be viewed only as indicative of our experience and level of activity.

        Since our formation in February 1999, we have sponsored twenty-eight private drilling ventures, ten private income fund ventures, and seven public drilling partnerships. Together, these ventures sponsored by Reef have raised approximately $293.3 million from outside investors.

        Reef Global Energy Ventures II is the second public drilling program sponsored by us as managing general partner. Our first public drilling program, Reef Global Energy Ventures, began offering units in limited partnerships in January 2002. Together, the five Reef Global Energy Ventures partnerships raised approximately $34.0 million from outside investors.

        Between January 1996 and February 1999, OREI, as managing general partner, sponsored thirteen private joint ventures engaged in oil and gas drilling operations. Together these joint ventures raised approximately $56.8 million.

        During the period from January 1996 through April 2006, we and OREI sponsored eighteen multiple-well drilling partnerships, of which eleven were privately-held partnerships and seven are publicly-held limited partnerships. As of April 30, 2006, of the eleven private oil and gas drilling partnerships, two of them, Reef—Savoie-Fontenot, L.P. and Reef—Bell-City #1, L.P. have made distributions to participants in excess of capital originally contributed by the participants. Three of the multiple-well private oil and gas drilling partnerships formed during that period had wells which, while producing some revenue, were ultimately plugged and abandoned at a substantial loss of the participants' capital contributions. Six of the multiple-well private partnerships have wells that are currently drilling or in the completion process.

        With respect to the seven publicly-held limited partnerships engaged in oil and gas operations, one was formed in 2002, one in 2003, three in 2004, and two were formed in 2005. As of the date of this prospectus supplement, six of these limited partnerships are producing revenues and making distributions to investors, though none have produced revenues in excess of the partners' capital contributions. The seventh partnership, though formed, has not yet begun drilling activities. There is no guarantee that any partnerships formed as part of this Program will achieve payout.

        The following tables set forth certain historical data concerning the eighteen multiple well drilling partnerships sponsored by OREI or us since 1996.

        Table One sets forth the capital contributions to and cumulative distributions from each partnership since the date of such partnership's formation, as well as the total distributions from each partnership during the quarter ended December 31, 2005.

TABLE ONE
Experience in Raising Funds as of December 31, 2005

							Distributions—Quarter Ended December 31, 2005
					Cumulative Distributions
				Managing General Partner Capital
Partnership Name	Date Operations Began	Number of Investors	Investor Capital		to Investors	to Managing General Partner	to Investors	to Managing General Partner
Reef—Savoie-Fontenot L.P.	02/08/96	87	$3,118,998	$72,358	$18,668,811	$216,469	$904,019	$6,370
Hardison Sadler Joint Venture	04/02/96	68	2,618,855	48,322	165,638	979	—	—
Thunder Alley Joint Venture	11/15/96	106	4,712,631	105,472	563,676	14,575	—	—
Reef—Bell City #1 L.P.	03/10/97	112	6,987,345	188,367	29,951,861	835,717	867,978	13,983
Northwest Bell City Joint Venture	08/04/97	133	6,095,766	272,495	220,817	55,167	—	—
Reef Terpsichore & Treasure Isle Infield Development Joint Venture	01/13/05	120	5,344,242	53,982	—	—	—	—
Reef—Corpus Christi Bay Joint Venture	03/09/05	131	6,755,800	68,240	—	—	—	—
Reef Treasure Isle & Hog Island Infield Joint Venture	05/27/05	146	6,510,900	65,767	—	—	—	—
Reef East Euterpe and Gumbo Infield Joint Venture	06/27/05	151	8,391,600	84,764	—	—	—	—
Reef Baton Rouge Infield Development Joint Venture	07/13/05	80	3,810,400	38,489	—	—	—	—
Reef South Central 3 Well Infield Development Joint Venture	10/03/05	107	4,583,377	46,297	—	—	—	—
Reef Global Energy I L.P.	10/23/02	103	1,877,340	99,877	495,578	90,558	50,307	9,193
Reef Global Energy II L.P.	06/18/03	190	5,927,296	321,565	2,606,042	476,208	340,314	62,186
Reef Global Energy III L.P.	04/29/04	281	9,500,000	501,872	65,611	11,989	22,406	4,094
Reef Global Energy IV L.P.	11/10/04	376	9,499,441	499,814	60,534	11,066	22,404	4,096
Reef Global Energy V L.P.	12/21/04	280	7,190,726	380,499	3,932	718	3,932	718
Reef Global Energy VI L.P.	07/18/05	1,155	35,797,434	1,636,774	42,275	7,725	42,275	7,725
Reef Global Energy VII L.P. *	12/29/05	70	1,690,809	75,642	—	—	—	—

Total			$130,412,960	$4,560,596	$52,844,775	$1,721,171	$2,253,635	$108,365

*
This Partnership continued to sell to investors through April 28, 2006

        Table Two sets forth certain information regarding taxable income and loss recognized by the investors in each named partnership, as well as the taxable income or loss recognized by OREI or Reef as managing general partner of each partnership during the same period.

TABLE TWO
Taxable Income or Loss

First Tax Year

	Venture Federal Taxable Income Gain (Loss)
	Investor			Reef Entity Serving as Managing Venturer
Drilling Related Ventures	Taxable Income before Depletion	Depletion Expense	Taxable Income After Depletion	Taxable Income before Depletion	Depletion Expense	Taxable Income After Depletion
Reef—Savoie-Fontenot L.P.	$(1,643,453)	—	$(1,643,453)	$(16,599)	—	$(16,599)
Hardison Sadler Joint Venture	(1,700,582)	(5,505)	(1,706,087)	(17,177)	(56)	(17,233)
Thunder Alley Joint Venture	(2,668,668)	—	(2,668,668)	(61,282)	—	(61,282)
Reef—Bell City #1 L.P.	(4,171,801)	—	(4,171,801)	(108,692)	—	(108,692)
Northwest Bell City Joint Venture	(4,327,882)	—	(4,327,882)	(196,898)	—	(196,898)
Reef Terpsichore & Treasure Isle Infield Development Joint Venture	(3,218,008)	—	(3,218,008)	(38,814)	—	(38,814)
Reef—Corpus Christi Bay Joint Venture	(4,730,259)	—	(4,730,259)	(47,780)	—	(47,780)
Reef Treasure Isle & Hog Island Infield Joint Venture	(4,398,362)	—	(4,398,362)	(35,647)	—	(35,647)
Reef East Euterpe and Gumbo Infield Joint Venture	(3,715,533)	—	(3,715,533)	(37,455)	—	(37,455)
Reef Baton Rouge Infield Development Joint Venture	(2,823,081)	—	(2,823,081)	(25,158)	—	(25,158)
Reef South Central 3 Well Infield Development Joint Venture	(2,508,914)	—	(2,508,914)	(25,343)	—	(25,343)
Reef Global Energy I L.P.	(791,099)	(22,726)	(813,825)	(63,420)	(4,153)	(67,573)
Reef Global Energy II L.P.	(520,106)	—	(520,106)	(35,151)	—	(35,151)
Reef Global Energy III L.P.	(4,344,191)	—	(4,344,191)	(243,700)	—	(243,700)
Reef Global Energy IV L.P.	(3,773,376)	—	(3,773,376)	(209,534)	—	(209,534)
Reef Global Energy V L.P.	(2,896,932)	—	(2,896,932)	(160,163)	—	(160,163)
Reef Global Energy VI L.P.	(6,085,559)	—	(6,085,559)	(392,881)	—	(392,881)
Reef Global Energy VII L.P.	810	—	810	(73)	—	(73)

Total	$(54,316,996)	$(28,231)	$(54,345,227)	$(1,715,767)	$(4,209)	$(1,719,976)

Inception through December 31, 2005

	Venture Federal Taxable Income Gain (Loss)
	Investor			Reef Entity Serving as Managing Venturer
Drilling Related Ventures	Taxable Income before Depletion	Depletion Expense	Taxable Income After Depletion	Taxable Income before Depletion	Depletion Expense	Taxable Income After Depletion
Reef—Savoie-Fontenot L.P.	$16,748,917	$(2,955,753)	$13,793,164	$185,961	$(45,966)	$139,995
Hardison Sadler Joint Venture	(2,453,217)	(5,505)	(2,458,722)	(20,843)	(56)	(20,899)
Thunder Alley Joint Venture	(4,118,825)	(30,125)	(4,148,950)	(90,206)	(692)	(90,898)
Reef—Bell City #1 L.P.	24,661,017	(5,073,339)	19,587,678	684,558	(139,004)	545,554
Northwest Bell City Joint Venture	(5,937,243)	(37,253)	(5,974,496)	(225,656)	(1,030)	(226,686)
Reef Terpsichore & Treasure Isle Infield Development Joint Venture	(3,744,343)	—	(3,744,343)	(37,789)	—	(37,789)
Reef—Corpus Christi Bay Joint Venture	(4,730,259)	—	(4,730,259)	(47,780)	—	(47,780)
Reef Treasure Isle & Hog Island Infield Joint Venture	(4,398,362)	—	(4,398,362)	(35,647)	—	(35,647)
Reef East Euterpe and Gumbo Infield Joint Venture	(3,715,533)	—	(3,715,533)	(37,455)	—	(37,455)
Reef Baton Rouge Infield Development Joint Venture	(2,823,081)	—	(2,823,081)	(25,158)	—	(25,158)
Reef South Central 3 Well Infield Development Joint Venture	(2,508,914)	—	(2,508,914)	(25,343)	—	(25,343)
Reef Global Energy I L.P.	(760,193)	(150,653)	(910,846)	24,001	(28,512)	(4,511)
Reef Global Energy II L.P.	(1,880,545)	(485,776)	(2,366,321)	198,060	(139,615)	58,445
Reef Global Energy III L.P.	(6,164,422)	(112,762)	(6,277,184)	(356,594)	(7,134)	(363,728)
Reef Global Energy IV L.P.	(5,834,473)	(108,422)	(5,942,895)	(344,871)	(6,866)	(351,737)
Reef Global Energy V L.P.	(4,808,876)	(2,590)	(4,811,466)	(285,915)	(164)	(286,079)
Reef Global Energy VI L.P.	(6,085,559)	—	(6,085,559)	(392,881)	—	(392,881)
Reef Global Energy VII L.P.	810	—	810	(73)	—	(73)

Total	$(18,553,101)	$(8,962,178)	$(27,515,279)	$(833,631)	$(369,039)	$(1,202,670)

        Table Three sets forth the drilling results as of December 31, 2005 for each named partnership. For purposes of this Table Three a "gross well" is a well in which a leasehold interest is owned, a "net well" equals the actual leasehold interest owned in one gross well divided by 100 and a "dry hole" refers to a well that is plugged and abandoned with or without a completion attempt because the operator has determined that it will not be productive in commercial quantities.

TABLE THREE
Drilling Program Results as of December 31, 2005

		Gross Wells***			Net Wells
Partnership Name								Percent Completed
	# of Wells/Classification	Oil	Gas	Dry	Oil	Gas	Dry
Reef—Savoie-Fontenot L.P.	2 exploratory	—	2	—	—	1.435	—	100%
Hardison Sadler Joint Venture	2 exploratory	—	2	—	—	1.416	—	100%
Thunder Alley Joint Venture	2 exploratory	2	—	—	1.470	—	—	100%
Reef—Bell City #1 L.P.	2 exploratory	—	2	—	—	1.185	—	100%
Northwest Bell City Joint Venture	3 exploratory	—	2	1	—	1.036	0.720	59%
Reef Terpsichore & Treasure Isle Infield Development Joint Venture **	1 developmental	—	1	—	—	0.133	—	100%
Reef—Corpus Christi Bay Joint Venture	1 developmental/1 exploratory	—	1	1	—	0.135	0.094	59%
Reef Treasure Isle & Hog Island Infield Joint Venture**	1 developmental	—	1	—	—	0.038	—	100%
Reef East Euterpe and Gumbo Infield Joint Venture**	1 exploratory	—	—	1	—	—	0.050	0%
Reef Baton Rouge Infield Development Joint Venture	2 developmental	—	1	1	—	0.225	0.225	50%
Reef South Central 3 Well Infield Development Joint Venture**	1 exploratory	—	—	1	—	—	0.175	0%
Reef Global Energy I L.P.**.	7 developmental/1 exploratory	1	5	2	0.047	0.240	0.065	82%
Reef Global Energy II L.P.**.	7 developmental/3 exploratory	—	8	2	—	0.473	0.150	76%
Reef Global Energy III L.P.	11 developmental/2 exploratory	—	7	6	—	0.830	0.593	58%
Reef Global Energy IV L.P.**.	8 developmental/3 exploratory	—	6	5	—	0.810	0.508	61%
Reef Global Energy V L.P.**.	6 developmental/3 exploratory	—	4	5	—	0.449	0.386	54%
Reef Global Energy VI L.P**.	2 developmental/2 exploratory	—	1	3	—	0.040	0.535	7%
Reef Global Energy VII L.P.**	*	—	—	—	—	—	—	—

Total***		2	43	28	1.517	8.445	3.501	74%

*
No prospects have yet been purchased by this partnership.

**
Additional wells will be drilled by this partnership.

***
These partnerships have participated in the drilling of 52 wells. Multiple partnerships own part of the working interest in several of the wells drilled. In such cases, the well is shown as a gross well in each of the partnerships which own a working interest in the well.

        Table Four sets forth the total partnership revenue and expenditures made by each named partnership from its inception through December 31, 2005.

TABLE FOUR
Revenues and Expenditures of Prior Partnerships
from Inception through December 31, 2005

Partnership	Total Partnership Revenue	Total Expenditures, Net of Operating, Direct and Administrative Costs	Organization and Syndication Costs	Total Operating Costs	Total Direct Costs	Total Administrative Costs
Reef—Savoie-Fontenot L.P.	$21,285,991	$2,712,653	$478,703	$1,940,513	$14,483	$67,212
Hardison Sadler Joint Venture	195,066	2,267,100	400,076	216,785	—	19,089
Thunder Alley Joint Venture	681,802	4,095,388	722,715	378,607	—	17,974
Reef—Bell City #1 L.P.	30,661,348	6,099,355	1,076,357	3,090,373	16,497	26,749
Northwest Bell City Joint Venture	277,621	6,285,792	787,672	43,328	—	15,466
Reef Terpsichore & Treasure Isle Infield Development Joint Venture	—	4,588,491	809,734	—	3,314	25
Reef—Corpus Christi Bay Joint Venture	—	5,800,434	1,023,606	—	—	25
Reef Treasure Isle & Hog Island Infield Joint Venture	—	5,590,167	986,500	—	981	4,017
Reef East Euterpe and Gumbo Infield Joint Venture	—	7,491,273	985,091	—	981	1,190
Reef Baton Rouge Infield Development Joint Venture	—	3,271,556	577,333	—	—	16
Reef South Central 3 Well Infield Development Joint Venture	—	3,935,223	694,451	—	981	25
Reef Global Energy I L.P.	1,100,615	1,566,020	281,601	178,580	205,546	42,097
Reef Global Energy II L.P.	4,247,689	4,333,945	889,094	748,211	302,023	55,667
Reef Global Energy III L.P.	216,216	6,821,902	1,425,000	47,415	372,527	24,053
Reef Global Energy IV L.P.	182,050	6,115,612	1,424,916	39,607	404,390	22,832
Reef Global Energy V L.P.	89,850	4,351,107	1,078,609	10,339	289,380	17,991
Reef Global Energy VI L.P.	218,477	3,214,210	5,369,615	—	305,607	38,882
Reef Global Energy VII L.P.	1,212	—	253,621	—	475	—

Subtotal—Drilling Related Ventures	$59,157,937	78,540,228	19,264,694	6,693,758	1,917,185	353,310

        Table Five sets forth estimates of each named partnership's proved oil and gas reserves as of December 31, 2005, the future net revenues attributable to such reserves, and the present value of such future net reserves based on a constant unescalated price of oil and gas discounted at a rate of 10% per year.

        The following table is intended only to serve as an estimate of proved reserves for prior multiple well drilling partnerships sponsored by OREI and Reef, the estimated future net revenues for such partnerships based on such reserves and the present value of the estimated discounted future net revenues for such partnerships. You should not construe the results of prior partnerships as being indicative of the results to be expected in this partnership.

TABLE FIVE
Oil and Gas Reserves at December 31, 2005

	At December 31, 2005
Partnership	Net Oil Reserves (BBL)	Net Gas Reserves (MCF)	Estimated Future Net Revenues	Present Value Discounted at 10% per Annum
Reef—Savoie-Fontenot L.P.	10,471	743,150	7,599,535	6,817,378
Hardison Sadler Joint Venture	—	—	—	—
Thunder Alley Joint Venture	—	—	—	—
Reef—Bell City #1 L.P.	31,986	653,210	6,947,398	5,954,411
Northwest Bell City Joint Venture	—	—	—	—
Reef Terpsichore & Treasure Isle Infield Development Joint Venture	30	7,542	56,362	52,998
Reef—Corpus Christi Bay Joint Venture	1,172	167,373	1,051,525	803,778
Reef Treasure Isle & Hog Island Infield Joint Venture	325	46,493	292,090	223,272
Reef East Euterpe and Gumbo Infield Joint Venture	—	—	—	—
Reef Baton Rouge Infield Development Joint Venture	6,790	187,247	1,714,402	1,506,384
Reef South Central 3 Well Infield Development Joint Venture	—	—	—	—
Reef Global Energy I L.P.	559	189,216	1,344,650	1,121,785
Reef Global Energy II L.P.	6,989	607,872	5,218,715	4,389,305
Reef Global Energy III L.P.	4,538	401,761	3,486,164	2,614,354
Reef Global Energy IV L.P.	4,537	401,480	3,484,064	2,612,380
Reef Global Energy V L.P.	3,008	172,708	1,330,875	1,100,550
Reef Global Energy VI L.P.	1,046	29,002	306,856	269,624

Total	71,451	3,607,054	$32,832,636	$27,466,219

        As of April 30, 2006, the eighteen drilling ventures described in the tables above have drilled fifty-two oil and gas wells. Twenty-five of the wells were exploratory and twenty-seven were developmental wells. Of these fifty-two wells, twenty-nine (55.8%) were completed as commercially producing wells and twenty-three (44.2%) were not commercial or were dry holes. Two of the completed wells were subsequently plugged, five have been sold and one is currently shut-in.

        OREI and its affiliates also conducted drilling operations on both multi-well and single-well ventures formed between 1988 and 1995. Since 1988, when OREI commenced operations, it has drilled a total of eighty-nine wells, including the wells described in the foregoing tables. Of these eighty-nine wells, thirty-eight were exploratory and fifty-one were developmental wells. Of these eighty-nine wells, fifty-five (61.8%) were completed and thirty-four (38.2%) were dry holes. Of the fifty-five wells completed as producers, fifty-one were commercially producing. Of the fifty-five wells completed as producers, five were subsequently abandoned, seven were subsequently sold, two are shut-in, thirty four are currently producing oil and gas and three are currently awaiting pipeline connection.

        Reef has formed ten income fund ventures beginning in 1999. Nine of these income fund ventures primarily purchase working and royalty interests in producing oil and gas wells. These wells are generally operated by outside third parties. These nine income fund ventures do not participate in exploratory or exploitation drilling, but may participate in the drilling of additional developmental wells on properties purchased by the ventures. The first nine income funds primarily purchase properties that are already fully developed and which do not require additional developmental drilling.

        Since 1999, the first nine income fund ventures have participated as non-operating working interest owners in the drilling of thirteen developmental wells. Eleven of the wells have been completed and are currently active producing wells. Two wells were unsuccessful and have been converted to water injection wells to facilitate operations in secondary recovery units owned by the income funds. There has been no drilling activity to date in the tenth income fund.

        The narratives set forth below describe the eighteen multiple well drilling partnerships sponsored by OREI or Reef since 1996.

        Reef Global Energy I, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in December 2002. The partnership participated in the drilling of seven developmental wells and two exploratory wells. Six of the developmental wells and one of the exploratory wells are productive. Two wells were plugged and abandoned. The partnership has completed its drilling program and has producing wells in Oklahoma, Louisiana, Texas and U.S. coastal waters in the Gulf of Mexico.

        Reef Global Energy II, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in December 2003. The partnership participated in the drilling of eight developmental wells and four productive exploratory wells. One exploratory well and one developmental well have been plugged and abandoned. Seven developmental and two exploratory wells were completed as productive wells, eight of which are still productive. One exploratory well has been shut-in for further evaluation. The partnership also purchased working interests in twelve producing wells in Louisiana and Texas that were associated with the acquisition of three of the drilling opportunities. One of these wells has ceased production and will be plugged and abandoned. The partnership has completed its drilling program and has producing wells in Oklahoma, Louisiana, Texas and U.S. coastal waters in the Gulf of Mexico.

        Reef Global Energy III, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in September 2004. The partnership participated in the drilling of eleven developmental and three exploratory wells. Seven developmental wells were completed as productive wells, six of which are still producing. The partnership drilled four developmental dry holes and two exploratory dry holes. One exploratory well has been shut-in for further evaluation. The partnership also purchased a royalty interest associated with three of its drilling opportunities in a producing field in Louisiana that currently has two producing wells. Two developmental wells have been drilled and are currently being completed. One exploratory well has been drilled and is currently being evaluated. The partnership has completed its drilling program and has producing wells in Louisiana and Texas.

        Reef Global Energy IV, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in December 2004. The partnership participated in the drilling of eight developmental and five exploratory wells. Six developmental and one exploratory well were completed as productive wells, six of which are still producing. The partnership drilled two developmental and three exploratory dry holes. One exploratory well has been shut-in for further evaluation. The partnership also purchased a royalty interest associated with three of its drilling opportunities in a producing field in Louisiana that currently has two producing wells. The partnership has completed its drilling program and has producing wells in Louisiana and Texas.

        Reef Global Energy V, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in December 2004. The partnership participated in the drilling of seven developmental and five exploratory wells. Four developmental and one exploratory well were completed as productive wells. The partnership drilled three developmental and three exploratory dry holes. One exploratory well has been shut-in for further evaluation. The partnership has completed its drilling program and has producing wells in Louisiana and Texas.

        Reef Global Energy VI, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in October 2005. The partnership is currently conducting drilling operations and estimates that it will drill approximately 35-40 wells with its available capital. To date, the partnership has participated in the drilling of ten developmental and seven exploratory wells. Three developmental and two exploratory wells have been completed as productive wells. The partnership has additional acreage and may conduct additional drilling on three of these five prospects. The partnership has drilled seven developmental and five exploratory dry holes. Productive wells are located in Louisiana, Texas and Oklahoma. The partnership's drilling program is expected to continue through 2007.

        Reef Global Energy VII, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in April 2006. The partnership has not purchased any interests in oil and gas prospects as of the date of this report.

        Reef—Savoie-Fontenot, L.P. is a Texas limited partnership formed to drill two exploratory oil and gas wells. The first well was drilled to approximately 10,700 feet in Calcasieu Parish, Louisiana. A second well of approximately 11,100 feet was drilled in Jefferson Davis Parish, Louisiana. Both wells were successfully completed as producing wells. One of the wells was plugged and abandoned in 2001, and one of the wells is currently producing.

        Hardison Sadler Joint Venture was a Texas general partnership formed to drill two exploratory oil and gas wells in Limestone County, Texas to depths of approximately 11,300 feet. Both wells were successfully completed as producing wells. Subsequently the venture sold its interests in both wells to third parties and was dissolved.

        Thunder Alley Joint Venture was a Texas general partnership formed to drill one exploratory oil and gas well in Jefferson Davis Parish, Louisiana to a depth of approximately 10,900 feet and one exploratory oil and gas well in Jasper County, Mississippi to a depth of approximately 15,500 feet. Both wells were successfully completed as producing wells. Subsequently, the well in Louisiana was plugged and abandoned, the well in Mississippi was sold and the venture was dissolved.

        Reef—Bell City #1, L.P. is a Texas limited partnership formed to drill two exploratory oil and gas wells in Calcasieu Parish, Louisiana. The two wells were drilled to depths of approximately 14,200 and

12,000 feet. Both wells were successfully completed as producing wells, but one was plugged and abandoned one year after drilling. The second well is currently producing oil and gas.

        Northwest Bell City Joint Venture was a Texas general partnership formed to drill three exploratory oil and gas wells, one in Calcasieu Parish, Louisiana and two in Panola County, Texas. The Louisiana well was drilled to a depth of approximately 14,200 feet and the Texas wells were drilled to depths of approximately 6,500 feet (a re-entry well) and 9,700 feet. The Louisiana well was a dry hole. The two Texas wells were successfully completed as producing wells. Both producing wells were subsequently sold to third parties, and the venture was dissolved.

        Reef—Terpsichore & Treasure Isle Infield Development Joint Venture is a Texas general partnership formed to drill two wells. The first well was an exploratory well in Galveston County, Texas drilled to a depth of approximately 15,200 feet. The well is currently shut-in for further evaluation. The second well was a developmental well in Jefferson Parish, Louisiana drilled to a depth of approximately 9,800 feet. The well location has been completed and is awaiting pipeline hookup.

        Reef—Corpus Christi Bay Joint Venture is a Texas general partnership formed to drill two wells. The first well was a developmental well in Nueces County, Texas drilled to a depth of approximately 12,700 feet. The well has tested oil and gas and is currently undergoing completion operations. The second well was an exploratory well in Jefferson Parish, Louisiana drilled to a depth of approximately 13,700 feet. The well was a dry hole.

        Reef—Treasure Isle and Hog Island Infield Joint Venture is a Texas general partnership formed to drill two wells. The first well was a developmental well in Nueces County, Texas drilled to a depth of approximately 12,700 feet. The well has tested oil and gas and is currently undergoing completion operations. The second well was an exploratory well in Galveston County, Texas drilled to a depth of approximately 14,300 feet. The well was completed and is currently producing oil and gas.

        Reef East Euterpe and Gumbo Infield Joint Venture is a Texas general partnership formed to drill two wells. The first well was an exploratory well in Terrebone Parish, Louisiana to be drilled to a depth of approximately 19,500 feet. The well is currently undergoing completion operations and is expected to be productive. The second well was not drilled, and the partners have approved the substitution of working interests in three additional wells in place of the cancelled well. The first well was an exploratory well in Galveston County, Texas drilled to a depth of approximately 14,300 feet. The well was completed and is currently producing oil and gas. The second well was an exploratory well in West Baton Rouge Parish, Louisiana drilled to a depth of approximately 10,100 feet. The well was a dry hole. The third well is a developmental well in Iberville Parish, Louisiana to be drilled to a depth of approximately 14,100. The well is currently drilling.

        Reef Baton Rouge Infield Development Joint Venture is a Texas general partnership formed to drill two wells. The first well was a developmental well in Acadia Parish, Louisiana drilled to a depth of approximately 11,500 feet. The well is currently producing oil and gas. The second well was a developmental well in West Baton Rouge Parish, Louisiana drilled to a depth of approximately 10,200 feet. The well was a dry hole.

        Reef South Central 3 Well Infield Development Joint Venture is a Texas general partnership formed to drill three wells. The first well was an exploratory well in Galveston County, Texas drilled to a depth of approximately 14,300 feet. The well was completed and is currently producing oil and gas. The second well was an exploratory well in West Baton Rouge Parish, Louisiana drilled to a depth of approximately 10,100 feet and which was a dry hole. The third well is a developmental well in Iberville Parish, Louisiana to be drilled to a depth of approximately 14,100. The well is currently drilling.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The full tax opinion of Baker & McKenzie LLP is found in Appendix D to this prospectus. You are urged to review Appendix D in its entirety before investing in the program.

        The following is a summary of the opinions of Baker & McKenzie LLP, counsel to the partnerships, which represent counsel's opinions on all material federal income tax consequences to the partnerships and to you. There may be aspects of your particular tax situation that are not addressed in the following discussion or in Appendix D. Additionally, the resolution of certain tax issues depends upon future facts and circumstances not known to counsel as of the date of this prospectus. Thus, no assurance as to the final resolution of such issues should be drawn from the following discussion.

        The following statements are based upon the provisions of the Code, existing and proposed regulations to the Code, current administrative rulings, and court decisions. It is possible that legislative or administrative changes or future court decisions may significantly modify the statements and opinions expressed in counsel's opinion. Such changes could be retroactive with respect to the transactions prior to the date of such changes.

        In addition, uncertainty exists concerning some of the federal income tax aspects of the transactions being entered into by the partnerships. Some of the tax positions being taken by a partnership may be challenged by the IRS and the IRS's challenge could be successful. Thus, there can be no assurance that all of the anticipated tax benefits of an investment in a partnership will be realized. Counsel's tax opinion is based upon the transactions described in this prospectus (the "Transactions") and upon facts as they have been represented to counsel or determined by it as of the date of the opinion. Any alteration of the facts may adversely affect the opinions rendered.

        Because of the factual nature of the inquiry, and in certain cases the lack of clear authority in the law, it is not possible to reach a judgment as to the outcome on the merits of certain material federal income tax issues as described more fully in counsel's tax opinion.

Summary of Conclusions

        Opinions expressed.     The following is a summary of the specific opinions expressed by counsel with respect to the tax considerations discussed in this prospectus. To be fully understood, prior to deciding to invest in a partnership you are urged to read the complete discussion of these matters set forth in the full tax opinion in Appendix D.

  •
  The material federal income tax benefits in the aggregate from an investment in the partnerships will be realized.

  •
  The partnerships will be treated as partnerships for federal income tax purposes and not as corporations and not as associations taxable as corporations or as "publicly traded partnerships."

  •
  Each partner will be entitled to his or her pro rata share of the partnership's IDC paid, in 2006 with respect to the partnerships offered in 2006 to the extent a partnership's wells are timely drilled and amounts are timely paid and, if applicable, subject to the limitations on the deductibility of IDC by integrated producers and for foreign wells. Each partner will be entitled to his or her pro rata share of the partnership's IDC paid, in 2007 with respect to the partnerships offered in 2007 to the extent a partnership's wells are timely drilled and amounts are timely paid and, if applicable, subject to the limitations on the deductibility of IDC by integrated producers and for foreign wells. See "—Intangible Drilling and Development Costs Deductions."

  •
  The deductibility of losses generated from a partnership will not be limited by the at risk rules or the limitations related to your adjusted basis in your partnership interest to the extent the cash you contribute to a partnership constitutes "personal funds" as defined in proposed Treasury Regulation § 1.465-9(f).

  •
  Additional general partner interests will not be considered a passive activity within the meaning of Code § 469 and losses generated while such general partner interest is so held will not be limited by the passive activity provisions. See "—Passive Loss Limitations."

  •
  All limited partner interests (other than those held by additional general partners who convert their interests into limited partner interests and certain corporations) will be considered interests in a passive activity within the meaning of Code § 469 and losses generated from ownership of limited partner interests will be limited by the passive activity provisions. See "—Passive Loss Limitations."

  •
  A partnership will not be terminated solely as the result of the conversion of partner interests from general partner interests to limited partner interests. See "—Conversion of Interests."

  •
  To the extent provided in this prospectus and counsel's tax opinion, your distributive share of partnership tax items will be determined and allocated substantially in accordance with the terms of the partnership agreement. See "—Partnership Allocations."

        No opinion expressed.     Due to the lack of authority or the essentially factual nature of the question, counsel expresses no opinion on the following:

  •
  The impact of an investment in a partnership on your alternative minimum tax. See "—Alternative Minimum Tax."

  •
  Whether, under Code § 183, the losses of a partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income. See "—Profit Motive."

  •
  Whether you will be entitled to percentage depletion since such a determination is dependent upon your status as an independent producer and on your other oil and gas production. See "—Depletion Deductions."

  •
  Whether any interest you incur with respect to any borrowings will be deductible or subject to limitations on deductibility. You may choose to borrow the funds necessary to acquire a unit and may incur interest expense in connection with those loans. However, we will not be able to assist you in obtaining a loan to finance your purchase of a unit. See "—Interest Deductions."

  •
  Whether the fees to be paid to us as managing general partner and to third parties will be deductible. See "—Transaction Fees."

  •
  Whether you will be eligible to claim federal income tax credits for the production of oil and gas from certain qualified marginal wells. See "—Marginal Well Tax Credits."

  •
  Whether your investment in a partnership will constitute a reportable transaction. See "—Reportable Transaction Rules."

        General Information.     Certain matters contained in counsel's tax opinion are not considered to address a material tax consequence and are for general information, including the matters contained in sections dealing with gain or loss on the sale of units or of property, partnership distributions, tax audits, penalties, and state, local, and self-employment tax. See "—General Tax Effects of Partnership Structure," "—Gain or Loss on Sale of Properties or Units," "—Partnership Distributions," "—Administrative Matters," "—Accounting Methods and Periods," "—Social Security Benefits; Self-Employment Tax," and "—State and Local Taxes."

        Facts and Representations.     The opinions of counsel are also based upon the facts described in this prospectus and upon certain representations made to it by us for the purpose of permitting counsel to render its opinions, including the following representations with respect to the program:

  •
  The partnership agreements to be entered into by and among us as managing general partner and you as an investor partner and any amendments thereto will be duly executed and will be made available to you upon written request. The partnership agreements will be duly recorded in all places required under the Act for the due formation of the partnerships and for the continuation thereof in accordance with the terms of the partnership agreements. The partnerships will at all times be operated in accordance with the terms of the partnership agreements, the prospectus, and the Act.

  •
  No election will be made by a partnership, you as an investor partner, or us as the managing general partner to be excluded from the application of the provisions of Subchapter K of the Code and no election will be made by a partnership to be taxed as a corporation.

  •
  Each partnership will own an operating mineral interest, as defined in the Code and in the Treasury Regulations, in all of the drill sites and none of the partnership's revenues will be from non-operating mineral interests.

  •
  We will cause each partnership to properly elect to deduct currently all IDC.

  •
  To the extent permitted by the Code, the partnerships will have a December 31 taxable year and will report income on the accrual basis.

  •
  We will use our best efforts to ensure that all partnership wells will be spudded by not later than March 31, 2007 for partnerships offered in 2006, and March 30, 2008, for partnerships offered in 2007.

  •
  We believe that at least 90% of the gross income of the partnerships will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. We do not believe that any market will ever exist for the sale of units and we will not make a market for the units. Further, the units will not be traded on an established securities exchange or the substantial equivalent thereof.

  •
  Each partnership will have the objective of carrying on business for profit and dividing the gain from such profit.

  •
  We will not permit the purchase of units by foreign investors.

        The opinions of counsel are also subject to all the assumptions, qualifications, and limitations discussed in the following discussion and in the opinion, including the assumptions that as a partner, you will have full power, authority, and legal right to enter into and perform the terms of the partnership agreement and to take any and all actions under the partnership agreement in connection with the transactions contemplated by the partnership agreement.

        You should be aware that, unlike a ruling from the IRS, an opinion of counsel represents only counsel's best judgment. There can be no assurance that the IRS will not successfully assert positions that are inconsistent with the opinions of counsel set forth in this discussion and Appendix D or in the tax reporting positions you take as an investor partner or by the partnerships. You are urged to consult your tax advisor to determine the effect of the tax issues discussed in this summary and in Appendix D on your individual tax situation.

General Tax Effects of Partnership Structure

        Each partnership will be formed as a limited partnership pursuant to the partnership agreement and the laws of the State of Nevada.

        No tax ruling will be sought from the IRS as to the status of the partnership as a partnership for federal income tax purposes.

        The applicability of the federal income tax consequences described herein depends on the treatment of the partnerships as partnerships for federal income tax purposes and not as corporations and not as associations taxable as corporations. Any tax benefits anticipated from an investment in a partnership would be adversely affected or eliminated if the partnership is treated as a corporation for federal income tax purposes.

        Counsel to the partnerships is of the opinion that, at the time of its formation, each of the partnerships will be treated as a partnership for federal income tax purposes. The opinion is based on the provisions of the partnership agreement and applicable state law and representations made by us as managing general partner. The opinion of counsel is not binding on the IRS and is based on existing law, which is to a great extent the result of administrative and judicial interpretation. In addition, no assurance can be given that a partnership will not lose partnership status as a result of changes in the manner in which it is operated or other facts upon which the opinion of counsel is based.

        Under the Code, a partnership is not a taxable entity and, accordingly, incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity that is required to file an information return with the IRS. In general, the character of a partner's share of each item of income, gain, loss, deduction, and credit is determined at the partnership level. As a partner, you will be allocated a distributive share of such items in accordance with the partnership agreement and will be required to take such items into account in determining your income. You will include such amounts in income for any taxable year of the partnership ending within your taxable year, without regard to whether you have received or will receive any cash distributions from the partnership.

Intangible Drilling and Development Costs Deductions

        Congress granted the authority to the Treasury Secretary to prescribe regulations that would allow taxpayers the option of deducting, rather than capitalizing, IDC. The Secretary's rules state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.

        Classification of Costs.     In general, IDC consists of those costs that in and of themselves have no salvage value. A partnership's classification of a cost as IDC is not binding on the government, which might reclassify an item labeled as IDC as a cost that must be capitalized. To the extent not deductible, such amounts will be included in the partnership's basis in mineral property and in your basis in of your interest in the partnership.

        Timing of Deductions.     Although each partnership will elect to currently deduct IDC, you will have the option of currently deducting IDC, or capitalizing all or a part of the IDC and amortizing it on a straight-line basis over a 60-month period, beginning with the taxable month in which the expenditure is made.

        In the case of IDC paid or incurred with respect to oil or gas wells located outside the United States, the rules described in the preceding paragraph do not apply. At your election, IDC paid or incurred with respect to oil or gas wells located outside the United States will be included in your adjusted basis for purposes of computing cost depletion or will be allowed as a deduction ratably over the 10-taxable year period beginning with the taxable year in which the costs were paid or incurred. These limitations on the deductibility of IDC for oil and gas wells located outside the United States do not apply in the case of a nonproductive well. For these purposes, the term "United States" includes the 50 states and the District of Columbia, plus the continental shelf areas adjacent to U.S. territorial waters over which the United States has exclusive rights, in accordance with international law, with respect to the exploration and exploitation of natural resources.

        There are further limitations on the deduction of IDC paid or incurred by an integrated oil company. An integrated oil company can expense only 70 percent of the IDC that is otherwise qualified for current deduction under the rules applicable to oil or gas wells located within the United States. The other 30 percent is deducted in 60 equal monthly installments, commencing with the month in which the costs are paid or incurred. This limitation does not apply to IDC paid or incurred with respect to oil or gas wells located outside the United States. An "integrated oil company" is a corporation that has economic interests in crude oil deposits and also carries on substantial retailing or refining operations. An oil or gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. In order to qualify as an "independent producer" that is not subject to these IDC deduction limits, you, either directly or through certain related parties, may not be involved in the refining of more than 50,000 barrels of oil (or an equivalent amount of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate.

        In order for the IDC to qualify for deduction in 2006, the wells for partnerships offered in 2006 must be spudded by March 31, 2007 and in order for the IDC to qualify for deduction in 2007, the wells for partnerships offered in 2007 must be spudded by March 30, 2008; in each case certain other requirements must be met. Although we will use our best efforts to satisfy each requirement for deductibility of IDC in 2006 for partnerships offered in 2006 and in 2007 for partnerships offered in 2007, no assurance can be given that all wells will be timely spudded and the other requirements of deductibility will be met. In addition, no assurance can be given that the IRS will not successfully contend that the IDC of a well is not deductible in whole or in part until a later year if drilling is not completed during the year a partnership is offered. Further, to the extent drilling of a partnership's wells does not begin by March 31, 2007 for partnerships offered in 2006 and March 31, 2008 for partnerships offered in 2007, the deductibility of all or a portion of the IDC may be deferred. The "spudding date" refers to the date that drilling commences.

        In addition, prepaid IDC are deductible only up to a partner's "cash basis" in a partnership. Generally speaking, a partner's "cash basis" is equal to his adjusted tax basis without regard to any partnership borrowing or certain partner borrowing with respect to the partnership.

        Recapture of IDC.     IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and that would have been included in the adjusted basis of the property is recaptured to the extent of any gain realized upon the disposition of the property. Treasury Regulations provide that, subject to certain anti-abuse provisions, recapture is determined at the partner level. Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property, a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain.

Depletion Deductions

        As an owner of an economic interest in an oil and gas property, you will be entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties that qualify for these depletion methods. Percentage depletion is generally available only with respect to the domestic oil and gas production of certain "independent producers." In order to qualify as an independent producer, you must, either directly or through certain related parties, not be involved in the refining of more than 75,000 barrels of oil (or an equivalent of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate. In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. For properties placed in service after 1986, depletion deductions, to the extent they reduce basis in an oil and gas property, are subject to recapture under Code § 1254.

        Cost depletion for any year is determined by multiplying the cost basis of the mineral interest by a fraction, the numerator of which is the number of units (e.g., barrels of oil or Mcf of gas) sold during the year, and the denominator of which is the estimated recoverable units of reserves available at the beginning of the depletion period. In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

        Percentage depletion is a statutory allowance pursuant to which a deduction is allowed in any taxable year, not to exceed 100% of your taxable income from the property (computed without the allowance for depletion) with the aggregate deduction limited to 65% of your taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). The percentage depletion deduction rate will vary with the price of oil, but the rate will not be less than 15%. A percentage depletion deduction that is disallowed in a year due to the 65% of taxable income limitation may be carried forward and allowed as a deduction for the following year, subject to the 65% limitation in that subsequent year. Percentage depletion deductions reduce your adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

        The availability of depletion, whether cost or percentage, will be determined separately by each partner. You must separately keep records of your share of the adjusted basis in an oil or gas property, adjust your share of the adjusted basis for any depletion taken on the property, and use the adjusted basis each year in the computation of your cost depletion or in the computation of your gain or loss on the disposition of such property. These requirements may place an administrative burden on you.

Depreciation Deductions

        Each partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in partnership property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered under MACRS. The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention. If an accelerated depreciation method is used, a portion of the depreciation will be a preference item for alternative minimum tax ("AMT") purposes.

Interest Deductions

        In the Transactions, you will acquire your interests by remitting cash in the amount of $25,000 per unit to the partnership. In no event will the partnership accept notes in exchange for a partnership interest. Nevertheless, without any assistance from any of our affiliates or us, you may choose to borrow the funds necessary to acquire a unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, counsel is unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

Transaction Fees

        The partnership may classify a portion of the fees to be paid to third parties and to us or to the operator and its affiliates (as described in the prospectus under "Sources of Funds and Use of Proceeds") as expenses that are deductible as organizational expenses or otherwise. There is no assurance that the IRS will allow the deductibility of such expenses and counsel expresses no opinion with respect to the allocation of the fees to deductible and nondeductible items.

        Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories, including organizational, syndication and start-up expenses.

        A partnership may elect to amortize and deduct its organizational expenses ratably over a period of not less than 60 months beginning with the month the partnership begins business. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees.

        No deduction is allowable for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus for securities law purposes, printing costs, and other selling or promotional material. These costs must be capitalized. Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets.

        No deduction is allowable with respect to "start-up expenses," although such expenditures may be capitalized and amortized over a period of not less than 60 months. Start-up expenses generally include amounts paid or incurred in connection with investigating, creating or acquiring an active trade or business, which would otherwise be deductible in connection with an ongoing business.

        Each partnership intends to make payments to us as the managing general partner, as described in greater detail in the prospectus. To be deductible, compensation paid to you as a general partner, if any, must be for your services other than in your capacity as a partner or for compensation determined without regard to partnership income. Fees that are not deductible because they fail to meet this test may be treated as special allocations of income to you. If the IRS were to successfully challenge our allocations, your taxable income could be increased, thereby resulting in increased taxes and liability for interest and penalties.

Basis and At Risk Limitations

        Your share of partnership losses will be allowed only to the extent of the aggregate amount with respect to which you are "at risk" for such activity at the close of the taxable year. In general, as a partner you are "at risk" to the extent of the amount of cash and the adjusted basis of other property you contributed to the partnership. Any such loss disallowed by the "at risk" limitation shall be treated as a deduction allocable to the activity in the first succeeding taxable year.

        The Code provides that you must recognize taxable income to the extent that your "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to you, less any amounts previously recaptured. You may be allowed a deduction for the recaptured amounts included in your taxable income if and when you increase your amount "at risk" in a subsequent taxable year.

        You will purchase units by tendering cash to the partnership. To the extent the cash contributed constitutes your "personal funds," you should be considered "at risk" with respect to those amounts. To the extent the cash contributed constitutes "personal funds," in the opinion of counsel, neither the "at risk" rules nor the adjusted basis rules will limit the deductibility of losses generated from the partnership. In no event, however, may you utilize your distributive share of partnership loss where your share exceeds your basis in the partnership.

Passive Loss Limitations

        Introduction.     The deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations.

        The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not "materially participate." Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property that the taxpayer holds directly or through an entity that does not limit the liability of the taxpayer with respect to such interest." You will be considered as materially participating in a venture only if you are involved in the operations of the activity on a "regular, continuous, and substantial" basis. With certain exceptions, no limited partnership interest will be treated as an interest with respect to which you materially participate. However, if you own both general and limited partner interests at all times during a partnership's taxable year, your limited partner interests should be treated as general partner interests for purposes of determining whether or not you are materially participating.

        A passive activity loss is the amount by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year.

        If you are an individual or personal service corporation you will be entitled to passive activity losses only to the extent of your passive income. If you are a closely held C corporation (other than a personal service corporation), you can offset passive activity losses against both passive and net active income, but not against portfolio income. In calculating passive income and loss, however, all of your activities are aggregated. Passive activity losses disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income.

        Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in the year of disposition.

        General Partner Interests.     An additional general partner's interest in the partnership will not be considered a passive activity and losses generated while such general partner interest is held will not be limited by the passive activity provisions, unless there is partnership income or losses from non-working interests.

        Notwithstanding this general rule, however, the economic performance rules are applied in a different manner from that described above in "—Intangible Drilling and Development Costs Deductions." Economic performance under the passive loss rules is defined as economic performance, without regard to the spudding rule. Accordingly, if your additional general partner interest is converted to that of a limited partner after the end of the year in which economic performance is deemed to occur, but prior to the spudding date, any post-conversion losses will be passive, notwithstanding the availability of such losses in a year in which you held the interest in an entity that did not limit your liability.

        If you convert your additional general partner interest to a limited partner interest pursuant to the terms of the partnership agreement, the character of a subsequently generated tax attribute will be dependent upon, among other things, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

        Accordingly, any loss arising from the conversion of an additional general partnership interest should be treated as a passive activity loss with the benefits of such conversion limited as described above. However, if you have any loss from any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that as a converting additional general partner you have losses from working interests that are treated as non-passive, income from the partnership allocable to you after conversion would be treated as income that is not from a passive activity.

        Limited Partner Interests.     If you invest in a partnership as a limited partner, your distributive share of the partnership's losses will be treated as passive activity losses, the availability of which will be limited to your passive income (except as described above in the event that you own both general and limited partner interests). If you do not have sufficient passive income to utilize the passive activity loss, the disallowed passive activity loss will be suspended and may be carried forward to be deducted against passive income arising in future years. Further, upon the disposition of the interest to an unrelated party, in a fully taxable transaction the suspended losses will be available, as described above.

        You should generally be entitled to offset your distributive shares of passive income from the partnerships with deductions from other passive activities.

Conversion of Interests

        A partnership, in the opinion of counsel, will not be terminated solely as a result of the conversion by additional general partners of their partner interests into limited partner interests. In the event a constructive termination does occur, however, there will be a deemed contribution of "old" partnership assets and liabilities to a "new" partnership in exchange for "new" partner interests followed immediately by a deemed "old" partnership liquidating distribution of the "new" partner interests to the partners. For a discussion of the conversion feature of the program, see "TERMS OF THE OFFERING—Types of Units—Conversion of Units by the Managing General Partner and by Additional General Partners."

Alternative Minimum Tax

        You will be subject to AMT to the extent that your "tentative minimum tax" exceeds your regular income tax liability. If you are a corporate taxpayer, your tentative minimum tax generally equals 20% of your alternative minimum taxable income in excess of an exemption amount. If you are a noncorporate taxpayer, your AMT rate is 26% or 28%, depending on the amount of your alternative minimum taxable income above an exemption amount. Alternative minimum taxable income is your taxable income increased by certain tax preference items and increased or decreased by certain tax adjustments. Certain items of income, deduction, gain and loss from the partnership will give rise to preferences or adjustments for AMT purposes.

        Tax benefits associated with oil and gas exploration activities similar to that of the program had for several years been subject to the AMT. Specifically, prior to January 1, 1993, IDC was an AMT preference item to the extent that "excess IDC" exceeded 65% of a taxpayer's net income from oil and gas properties for the year. Excess IDC was the amount by which the taxpayer's IDC deduction exceeded the deduction that would have been allowed if the IDC had been capitalized and amortized on a straight-line basis over 10 years. Percentage depletion, to the extent it exceeded a property's basis, was also an AMT preference item.

        For independent producers in taxable years beginning after 1992, the Energy Policy Act repealed the treatment of percentage depletion as a preference item for alternative minimum taxable income purposes and provided a limited benefit from the preference on expensing IDC. However, their alternative minimum taxable income may not be reduced by more than 40% of the alternative minimum taxable income determined without this benefit.

        For corporations, other than integrated oil companies, the adjusted current earning adjustments were also repealed.

Gain or Loss on Sale of Property or Units

        Upon the sale of some or all of the property of the partnership you invest in, or upon the sale of a unit, including as part of the unit purchase program, you will recognize gain to the extent the amount realized exceeds your tax basis. Either type of sale might result in the realization by you of ordinary income in the form of recapture of IDCs and/or depletion deductions.

        It is possible that you will be required to recognize ordinary income pursuant to the recapture rules in excess of the taxable income of the disposition transaction or in a situation where the disposition transaction resulted in a taxable loss. To balance the excess income, you would recognize a capital loss for the difference between the gain and the income. Depending on your particular tax situation, some or all of this loss might be deferred to future years, resulting in a greater tax liability in the year in which the sale was made and a reduced future tax liability.

        If you sell or exchange interests in a partnership, you must generally notify the partnership in writing within 30 days of such transaction (or by January 15 of the year following the year in which the sale occurs, if earlier) and must attach a statement to your tax return reflecting certain facts regarding the sale or exchange. The notice must include both your name, address, and taxpayer identification number as well as those of the transferee and the date of the exchange. The partnership also is required to provide copies of the information it provides to the IRS to both you and the transferee.

        If you fail to notify the partnership of a transfer of your partnership interest, you may be fined $50, provided there is no intentional disregard of the filing requirement, in which case the fine would be greater. Similarly, the partnership may be fined for failure to report the transfer.

        The tax consequences to an assignee purchaser of a unit are not described in this summary. Prior to assigning any of your units, you are urged to advise your assignee to consult his own tax advisor regarding the tax consequences of such assignment.

Partnership Distributions

        Under the Code, any increase in your share of partnership liabilities, or any increase in your individual liabilities by reason of your assumption of partnership liabilities is considered to be a contribution of money by you to the partnership. Similarly, any decrease in your share of partnership liabilities or any decrease in your individual liabilities by reason of the partnership's assumption of your liabilities will be considered as a distribution of money to you by the partnership.

        Your adjusted basis in your units will initially consist of the cash you contribute to the partnership. Your basis will be increased by your share of partnership income and additional contributions and decreased by your share of partnership losses and distributions. To the extent that such actual or constructive distributions are in excess of your adjusted basis in your partnership interest (after adjustment for contributions and your share of income and losses of the partnership), that excess will generally be treated as gain from the sale of a capital asset. In addition, you could recognize gain upon the disproportionate distribution to you of unrealized receivables or substantially appreciated inventory. The partnership agreement prohibits distributions to you to the extent they would create or increase a deficit in your capital account.

Partnership Allocations

        Your distributive shares of partnership income, gain, loss, and deduction should be determined and allocated substantially in accordance with the terms of the partnership agreement.

        The IRS could contend that the allocations contained in the partnership agreement do not have substantial economic effect or are not in accordance with your interests in the partnership and may seek to reallocate these items in a manner that will increase the income or gain or decrease the deductions allocable to you.

Unrelated Business Taxable Income

        An organization that is normally exempt from federal income taxation may nonetheless be subject to tax on its distributive share of partnership income if such income is unrelated to the organization's exempt function. If you are a tax exempt organization, you are urged to consult with your tax advisor regarding the taxation of your investment before acquiring a partnership interest.

Marginal Well Tax Credits

        Limited federal tax credits may be available for the owners of operating interests in certain qualified marginal wells for the production of oil and natural gas, provided that the price of oil and gas remains below a certain level. Your ability to claim these tax credits, if at all, will depend on a variety of different factors, including the nature of the oil and gas properties developed by the partnerships and the future price of oil and gas.

Reportable Transaction Rules

        Under federal tax law certain types of transactions (so-called "reportable transactions") generally must be disclosed to the IRS by the participants on IRS Form 8886 and by the material advisors on information returns. In addition, material advisors to reportable transactions must prepare and maintain lists of the persons they advise and provide the lists to the IRS upon written request. If a participant or material advisor to a reportable transaction fails to properly report it to the IRS, the participant or material advisor could be subject to substantial tax penalties.

        It is possible that your investment in a partnership could qualify as a reportable transaction. As a result, you are urged to consult with your tax advisor regarding whether you are required to disclose your participation to the IRS on Form 8886.

        We do not believe the partnerships will be reportable transactions and do not intend to report the partnerships as reportable transactions.

Profit Motive

        The existence of economic, non-tax motives for entering into the Transactions is essential if you are to obtain the tax benefits associated with an investment in a partnership.

        Where an activity entered into by an individual is not engaged in for profit, the individual's deductions with respect to that activity are limited to those not dependent upon the nature of the activity (e.g., interest and taxes); any remaining deductions will be limited to gross income from the activity for the year. Should it be determined that your activities with respect to the Transactions are "not for profit," the IRS could disallow all or a portion of the deductions generated by a partnership's activities.

        The Code generally provides for a presumption that an activity is entered into for profit where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At your election, such presumption can relate to three or more of the taxable years in the 5-year period beginning with the taxable year in which you first engage in the activity.

        Due to the inherently factual nature of your intent and motive in engaging in the Transactions, counsel does not express an opinion as to the ultimate resolution of this issue in the event of a challenge by the IRS. You must, however, seek to make a profit from your activities with respect to the Transactions beyond any tax benefits derived from those activities or risk losing those tax benefits.

Administrative Matters

        Returns and Audits.     While no federal income tax is required to be paid by an organization classified as a partnership for federal income tax purposes, a partnership must file federal income tax information returns, which are subject to audit by the IRS. Any such audit may lead to adjustments, in which event you may be required to file amended personal federal income tax returns. Any such audit may also lead to an audit of your individual tax return and adjustments to items unrelated to an investment in a partnership.

        For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Partnership items will include those items that the Treasury Regulations provide are more appropriately determined at the partnership level than the partner level. The IRS generally cannot initiate deficiency proceedings against you with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership's treatment of the item. You may not file suit for a credit or a refund arising out of a partnership item without first filing a request for an administrative proceeding by the IRS at the partnership level. You are entitled to notice of such administrative proceedings and decisions made in them, except in the case of a partnership having more than 100 partners when you hold less than 1% profits interest in the partnership. If a group of partners having an aggregate profits interest of 5% or more in a partnership requests, however, the IRS also must mail notice to a partner appointed by that group to receive notice. Whether or not entitled to notice, you are entitled to participate in the administrative proceedings at the partnership level, although the partnership agreement provides for your waiver of certain of these rights. You may be bound by a settlement reached by a partnership's representative "tax matters partner," which will be us as the managing general partner even if you are not entitled to notice. If a proposed tax deficiency is contested in any court by any partner of a partnership or by us, you may be deemed parties to the litigation and bound by the result reached by any court of law.

        Consistency Requirements.     You must generally treat partnership items on your federal income tax returns consistently with the treatment of such items on the partnership information return unless you file a statement with the IRS identifying the inconsistency or otherwise satisfy the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform your treatment of the item with the treatment of the item on the partnership return. Intentional or negligent disregard of the consistency requirement may subject you to substantial penalties.

        Compliance Provisions.     You are subject to several penalties and other provisions that encourage compliance with the federal income tax laws, including an accuracy-related penalty equal to 20% of the portion of an underpayment of tax caused by negligence, intentional disregard of rules or regulations or any "substantial understatement" of income tax. A "substantial understatement" of tax is an understatement of income tax that exceeds the greater of:

  •
  10% of the tax required to be shown on the return (the correct tax); or

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  $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding corporation);

        Except in the case of understatements attributable to "tax shelters" (i.e., partnerships, plans, arrangements, etc. designed to avoid or evade federal income tax), an item of understatement may not give rise to the penalty if:

  •
  there is or was "substantial authority" for your treatment of the item; or

  •
  all facts relevant to the tax treatment of the item are disclosed on your return or on a statement attached to the return, and there is a reasonable basis for your tax treatment of such item.

        In the case of partnerships, the disclosure is to be made on the return of the partnership. Under the applicable Treasury Regulations, however, you may make adequate disclosure with respect to partnership items if certain conditions are met.

        If a partnership qualifies as a reportable transaction, the following special accuracy-related penalties could be imposed:

  •
  A penalty equal to 20% of the amount of an underpayment of tax if a significant purpose of the reportable transaction is the avoidance or evasion of federal income tax; and

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  A penalty equal to 30% of the amount of an underpayment of tax attributable to reportable transactions that are not adequately disclosed to the IRS.

        There is an exception to these special accuracy-related penalties if you (or a partnership in the case of items that are reported on the partnership's return) are able to show reasonable cause and good faith for the treatment of an item on your tax return by showing the following:

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  adequate disclosure in accordance with the regulations;

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  substantial authority for the position taken; and

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  a reasonable belief that your tax treatment of an item was more likely than not the proper treatment.

        For purposes of establishing that you had a reasonable belief that your tax treatment of an item was proper, your belief must:

  •
  be based on facts and law at the time the return is filed;

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  relate solely to your chances of success on the merits and not the possibility that the IRS will not audit your return or the treatment will be resolved through settlement; and

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  not be based on a tax opinion from a material advisor or certain other disqualified tax advisors or an opinion that unreasonably relies or certain representations or makes unreasonable assumptions.

Accounting Methods and Periods

        Each partnership will use the accrual method of accounting and will select the calendar year as its taxable year to the extent permitted by law.

Social Security Benefits; Self-Employment Tax

        A general partner's share of any income or loss attributable to units will constitute "net earnings from self-employment" for both social security and self-employment tax purposes, while a limited partner's share of such items will not constitute "net earnings from self-employment." Thus, if you are only a limited partner you will not earn any quarters of coverage or increased benefits under the Social Security Act. In addition, if you are a limited partner receiving Social Security benefits, your taxable income attributable to your investment in the units must be taken into account in determining any reduction in benefits because of "excess earnings."

Taxation of Foreign Operations

        Some or all of the partnerships may engage in oil and gas drilling activities outside of the United States that could subject the partnerships to various taxes imposed by foreign countries. At this time it is not possible to determine if or where any foreign operations may take place so it is not possible to describe specifically which foreign taxes may become applicable to a partnership.

        The United States generally permits a credit for the amount of income tax imposed on American taxpayers by foreign countries. This credit is available to you where the partnership pays foreign income taxes. Numerous limitations exist in the computation of the credit at the partner level. The foreign income tax must be an income tax in the U.S. sense of the word. Taxes eligible for the foreign tax credit do not include taxes paid or accrued during the taxable year to any foreign country in connection with the purchase and sale of oil and gas extracted in that country if:

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  the taxpayer has no economic interest in the minerals; and

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  either the purchase or the sale is at a price that differs from the fair market value of the oil and gas at the time of the purchase or sale.

        Taxes eligible for the foreign tax credit do not include amounts paid or accrued to a foreign country to the extent that the IRS determines that the foreign law imposing the amount is structured, or in fact operates, so that the amount imposed with respect to the foreign oil related income will generally be materially greater, over a reasonable period of time, than the amount generally imposed on income that is neither foreign oil related income nor foreign oil and gas extraction income.

State and Local Taxes

        The opinions expressed in this summary and counsel's tax opinion are limited to issues of federal income tax law and do not address issues of state or local law. We urge you to consult your tax advisor regarding the impact of state and local laws on an investment in the partnership.

Individual Tax Advice Should Be Sought

        The foregoing is only a summary of the material federal tax considerations that may affect your decision regarding the purchase of units. The tax considerations attendant to an investment in a partnership are complex, vary with individual circumstances, and depend in some instances upon whether you acquire limited partner interests or additional general partner interests. You are encouraged to review such tax consequences with your tax advisor.

SUMMARY OF PARTNERSHIP AGREEMENT

        The rights and obligations of the partners in the partnerships will be governed by the limited partnership agreement of each partnership. The form of partnership agreement of each of the partnerships is attached to this prospectus as Appendix A. You should study carefully the partnership agreement in its entirety before subscribing for units. The following summary of material terms of the partnership agreement is not complete and in no way amends or modifies the partnership agreement.

Our Responsibility

        We will exclusively manage and control all aspects of the business of the partnership. No investor partner shall have any voice in the day-to-day business operations of the partnership. We are authorized to delegate and subcontract our duties under the partnership agreement to others, including entities related to us.

Liability of General Partners, Including Additional General Partners

        General partners, including additional general partners, will not be protected by limited liability for partnership activities. The additional general partners will be jointly and severally liable for all obligations and liabilities to creditors and claimants, whether arising out of contract or tort, in the conduct of partnership operations.

        We maintain general liability insurance. In addition, we have agreed to indemnify each of the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets.

        The additional general partners, by execution of the partnership agreement, grant us the exclusive authority to manage the partnership business in our sole discretion and to thereby bind the partnership and all partners in our conduct of the partnership business. The additional general partners will not be authorized to participate in the management of the partnership business. The partnership agreement prohibits the additional general partners from acting in a manner harmful to the assets or the business of the partnership or to do any other act that would make it impossible to carry on the ordinary business of the partnership. If an additional general partner acts in contravention of the terms of the partnership agreement, losses caused by his actions will be borne by such additional general partner alone and such additional general partner may be liable to other partners for all damages resulting from his breach of the partnership agreement. Additional general partners who choose to assign their units in the future may only do so as provided in the partnership agreement and liability of partners who have assigned their units may continue after such assignment unless a formal assumption and release of liability is effected.

Liability of Limited Partners

        The partnerships will be governed by the Nevada Uniform Limited Partnership Act under which a limited partner's liability for the obligations of the partnership is limited to his capital contribution, his share of partnership assets and the return of distributions from the partnership to the partner that were made at a time when the partner knew the liabilities of the partnership exceeded its assets. A limited partner will not otherwise be liable for the obligations of the partnership unless, in addition to the exercise of his rights and powers as a limited partner, such person takes part in the control of the business of the partnership.

Allocations and Distributions

        General.     Profits and losses are to be allocated and cash is to be distributed in the manner described in the section of this prospectus entitled "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES."

        Time of Distributions.     We will determine distributable cash at least on a quarterly basis. We may, at our discretion, make distributions more frequently. Notwithstanding any other provision of the partnership agreement to the contrary, no partner will receive any distribution to the extent such distribution will create or increase a deficit in that partner's capital account (as increased by his share of partnership minimum gain).

        Liquidating Distributions.     Liquidating distributions will be made in the same manner as regular distributions; however, in the event of dissolution of the partnership, distributions will be made only after due provision has been made for, among other things, payment of all partnership debts and liabilities.

Voting Rights

        Investor partners owning 10% or more of the then outstanding units entitled to vote have the right to request that we call a meeting of the partners. Except as otherwise provided in this prospectus or in the partnership agreement, at any meeting of investor partners, a vote of a majority of units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present will be required for approval of any such matters. A vote of a majority of the then outstanding units entitled to vote, without our concurrence, will be required to approve any of the following matters:

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  the sale of all or substantially all of the assets of the partnership;

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  our removal and the election of a new managing general partner;

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  dissolution of the partnership;

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  any non-ministerial amendment to the partnership agreement;

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  election of a new managing general partner if we elect to withdraw from the partnership;

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  cancellation of contracts for services with our affiliates or us; and

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  the appointment of a liquidating trustee in the event the partnership is to be dissolved by reason of the retirement, dissolution, liquidation, bankruptcy, death, or adjudication of insanity or incapacity of the last remaining general partner.

        We, if we were removed by the investor partners, may elect to retain our interest in the partnership as a limited partner in the successor limited partnership (assuming that the investor partners determined to continue the partnership and elected a successor managing general partner).

        Each investor partner has the right to review and copy the partnership's books and records at any reasonable time, after adequate notice. Investor partners have the right to submit proposals to us for inclusion in the voting materials for the next meeting of investor partners for consideration and approval by the investor partners.

Our Retirement and Removal

        In the event that we (or any successor managing general partner) desire to withdraw from the partnership for whatever reason, we may do so only after giving 120 days prior written notice and only after the partnership's completion of its primary drilling and/or acquisition activities.

        In the event that the investor partners desire to remove us (or any successor) as managing general partner, they may do so at any time upon 90 days written notice with the consent of the investor partners owning a majority of the then outstanding units, and upon the selection of a successor managing general partner within such ninety-day period by the investor partners owning a majority of the then outstanding units.

Term and Dissolution

        The partnership will continue for a maximum period ending thirty years after the partnership's offering termination date, unless earlier dissolved upon the occurrence of any of the following:

  •
  the written consent of the investor partners owning a majority of the then outstanding units;

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  the retirement, bankruptcy, adjudication of insanity or incapacity, withdrawal, removal, or death (or, in the case of a corporate managing general partner, the retirement, withdrawal, removal, dissolution, liquidation, or bankruptcy) of a managing general partner, unless a successor managing general partner is selected by the investor partners pursuant to the partnership agreement or the remaining managing general partner, if any, continues the partnership's business;

  •
  the sale, forfeiture, or abandonment of all or substantially all of the partnership's property; or

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  the occurrence of any event causing dissolution of the partnership under the laws of the State of Nevada.

Indemnification

        We have agreed to indemnify each of the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets.

        If obligations incurred by the partnership are the result of the negligence or misconduct of an additional general partner, or the contravention of the terms of the partnership agreement by the additional general partner, then our indemnification will be unenforceable as to such additional general partner and such additional general partner will be liable to all other partners for damages and obligations resulting from such negligence, misconduct or contravention of the partnership agreement.

        We will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by us in the ordinary and proper course of the partnership's business, provided that we have determined in good faith that the course of conduct that caused the loss or liability was in the best interests of the partnership, that we were acting on behalf of or performing services for the partnership, and that such expenditures, losses or judgments were not the result of negligence or misconduct on our part. We will have no liability to the partnership or to any partner for any loss suffered by the partnership that arises out of any action or inaction by us if we, in good faith, determined that such course of conduct was in the best interest of the partnership and such course of conduct did not constitute negligence or misconduct by us. We will be indemnified by the partnership to the limit of the insurance proceeds and tangible net assets of the partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by us in connection with the partnership, provided that the same were not the result of negligence or misconduct on our part.

        Notwithstanding the above, we shall not be indemnified for liabilities arising under federal and state securities laws unless:

  •
  there has been a successful adjudication on the merits of each count involving securities law violations;

  •
  such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or

  •
  a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states that are specifically set forth in the prospectus and in which plaintiffs claim they were offered or sold units.

        In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification must place before the court the position of the Securities and Exchange Commission and other respective state securities divisions with respect to the issue of indemnification for securities laws violations.

        The partnership will not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified under the partnership agreement.

Reports to Partners

        We will furnish to the investor partners certain semi-annual and annual reports that will contain financial statements (including a balance sheet and statements of income, partners' equity and cash flows), which statements at fiscal year end will be audited by an independent accounting firm and will include a reconciliation of such statements with information provided to the investor partners for federal income tax purposes. Financial statements furnished in a partnership's semi-annual reports will not be audited.

        Semi-annually, all investor partners also will receive a summary itemization of the transactions between us or any of our affiliates and the partnership showing all items of compensation received by us and our affiliates.

        Annually beginning with the fiscal year ended December 31, 2006 with respect to partnerships formed in 2006, and December 31, 2007 with respect to partnerships formed in 2007, oil and gas reserve estimates prepared by an independent petroleum engineer also will be furnished to the investor partners. Annual reports will be provided to the investor partners no later than April 30 of each year, and semi-annual reports will be provided no later than August 15 of each year.

        In addition, on a semi-annual basis we will provide investor partners with a report containing the following information:

  •
  a description of each property in which the partnership owns an interest, including the cost, location, number of acres under lease, and the interest owned under the lease by the partnership; provided, however, that succeeding reports need only contain material changes, if any, regarding a property;

  •
  a list of the wells drilled or abandoned by the partnership during the period of the report, which shall indicate whether each well has or has not been completed, and a statement of the cost of each well completed or abandoned. The report shall include justification for wells abandoned after production has commenced;

  •
  a description of all farmouts, farmins, and joint ventures made during the period of the report, including our justification for the arrangement and a description of the material terms; and

  •
  information regarding certain costs paid by us on behalf of the partnership.

        All investor partners will receive a report containing information necessary for the preparation of their federal income tax returns and any required state income tax returns by March 15 of each calendar year. We may provide such other reports and financial statements as we deem necessary or desirable. We will retain all appraisals together with the supporting documentation for them in the partnerships' records for at least six years from the date given.

        If a partnership is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, current, quarterly and annual reports will be filed by the partnership with the Securities and Exchange Commission and be publicly available to investors.

Power of Attorney

        Each partner will grant us a power of attorney to execute certain documents deemed by us to be necessary or convenient to the partnership's business or required in connection with the qualification and continuance of the partnership.

Other Provisions

        Other provisions of the partnership agreement are summarized in this prospectus under the headings "TERMS OF THE OFFERING," "ADDITIONAL FINANCING," "SOURCES OF FUNDS AND USE OF PROCEEDS," "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES," "MANAGEMENT," "CONFLICTS OF INTEREST," "OUR FIDUCIARY RESPONSIBILITY," and "TRANSFERABILITY OF UNITS."

TRANSFERABILITY OF UNITS

No Market for the Units

        An investment in the partnerships is an illiquid investment. The units will not be traded on an established securities market or on the substantial equivalent of an established securities market. Although additional general partners and limited partners may under certain circumstances require us or an affiliate that we have designated to purchase their interest, this obligation is limited and does not assure the liquidity of your investment. See "TERMS OF THE OFFERING—Unit Purchase Program."

Assignment of Units; Substitution

        Units of the partnership may be assigned only to a person otherwise qualified to become an investor partner, including the satisfaction of any relevant suitability requirements imposed by law or the partnership. In no event may any assignment be made that, in the opinion of counsel to the partnership:

  •
  would result in the partnership being considered to have been terminated for purposes of Section 708 of the Code;

  •
  would result in the partnership being treated as a publicly traded partnership; or

  •
  may not be effected without registration under the Securities Act, or would result in the violation of any applicable state securities laws.

        A substituted additional general partner will have the same rights and responsibilities, including unlimited liability, in the partnership as every other additional general partner. Upon receipt of notice of a purported transfer or assignment of a unit of general partnership interest, we, after having determined that the purported transferee satisfies the suitability standards of an additional general partner and other conditions established by us, will promptly notify the purported transferee of our consent to the transfer and will include with the notice a copy of the partnership agreement, together with a signature page. In such notification, we will advise the transferee that he will have the same rights and responsibilities, including unlimited liability, as every other additional general partner and that he will not become a partner of record until he returns the executed signature page to the partnership agreement and such other documents as we reasonably may request.

        A partnership will not be required to recognize any assignment until the instrument of assignment has been delivered to us. The assignee of such interest has certain rights of ownership but may become a substituted investor partner and thus be entitled to all of the rights of an additional general partner or limited partner only upon meeting certain conditions, including:

  •
  obtaining our consent to such substitution, which may be withheld only if necessary to preserve the tax status of the partnership or the classification of partnership income for tax purposes,

  •
  paying all costs and expenses incurred in connection with such substitution, and

  •
  executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable partnership agreement.

PLAN OF DISTRIBUTION

Distribution

        Units are being offered for sale through RSI, the dealer manager, as principal distributor, and through NASD-licensed broker-dealers. Units are being offered on a "best efforts minimum-maximum"

basis, to a select group of investors who meet the suitability standards set forth under "TERMS OF THE OFFERING—Investor Suitability." "Best efforts minimum-maximum" means:

  •
  the various broker-dealers that will sell the units will not be obligated to sell or to purchase any amount of units, but will be obligated to make a reasonable and diligent effort (that is, their "best efforts") to sell as many units as possible; and

  •
  the offering of units in a partnership will not close unless the minimum number of units (40 units aggregating $1 million, without regard to purchases by our affiliates and us) is sold within the partnership's offering period.

        The term "maximum" refers to the maximum proceeds that can be raised with respect to a partnership, which will range from $25 million to $50 million, depending on the partnership. Sales of units will not be made to discretionary accounts without the prior specific written approval of each investor.

Relationship Between Dealer Manager and Us

        Michael J. Mauceli, the manager of our general partner, the sole shareholder, director and the Chief Executive Officer of OREI, and the Chief Executive Officer and manager of the general partner of RELP, is the brother of Paul Mauceli, the sole shareholder, director and Chief Executive Officer of RSI, the dealer manager for this offering.

Compensation

        In consideration for services to be rendered by the managing partner in managing the business of a partnership, the managing general partner shall receive a management fee. The management fee shall be an amount equal to the difference between 15% of the subscriptions by the investor partners to a partnership, and all commissions payable to the dealer manager, which shall in no event exceed 9% of total subscriptions, and organization and offering costs, which are estimated to be approximately $1 million, but which in no event will exceed 4.5% of total subscriptions of the investor partners in a partnership. In no event will total commissions, organization and offering costs and the management fee exceed an amount greater than 15% of total investor subscriptions.

        The management fee will be payable by each partnership monthly in an amount not to exceed $1 million per year until such time as the management fee has been paid in its entirety. The management fee payable during a particular partnership year will not be deducted from the capital contributions of the investor partners, but will be paid by the partnership from funds which would otherwise be available for distribution to the partners in the partnership during such partnership year, and in such monthly amounts as may be determined in the discretion of the managing partner. To the extent that a partnership has insufficient distributable funds during a particular partnership year to fully pay the amount of the management fee payable during the partnership year, then the amount of such unpaid management fee will be carried forward and payable in the next succeeding partnership year. The actual amount of this management fee, if any, cannot be determined until all of the partnerships have been formed and total organization and offering costs for the offering are determined. The dealer manager may reallow up to 8% of its commission to NASD-licensed broker-dealers for sale of the units.

        As provided in the soliciting dealer agreements between the dealer manager and the various soliciting dealers, prior to the time that $1 million or more of subscription funds have been received and cleared from suitable investor partners in the partnership, Reef may advance to the various NASD-licensed broker-dealers from its working capital the sales commissions that would otherwise be payable in connection with subscription funds so received and cleared. In the event that the minimum sale of 40 units has not occurred as of such time as the offering terminates or we determine not to organize and fund the partnership for any reason, such broker-dealers that have been advanced commissions by us with respect to the sale of units in the partnership are required by the soliciting dealer agreements to return such commissions to us promptly.

        No sales commissions will be paid on sales of units to officers, directors, employees, or registered representatives of RSI or a soliciting dealer if RSI or such soliciting dealer, in its discretion, has elected to waive such sales commissions. Any units so purchased will be held for investment and not for resale.

        In no event will the total compensation to be paid to NASD members in connection with this offering, including without limitation, sales commissions, fees and expenses, exceed 10% of the proceeds received from the sale of the units plus an additional 0.5% for bona fide due diligence expenses.

Disciplinary Proceedings Regarding the Dealer Manager

        RSI has been the subject of three proceedings brought by state securities agencies (Texas in 1995, Illinois in 1996 and Wisconsin in 2004), alleging that certain general partnerships sold by it, which RSI maintains were not securities under either federal or state law, were securities requiring registration under such states' laws. In two of these cases (Texas and Illinois), RSI settled the cases, without admitting or denying the factual allegations of the relevant state securities administrators, and consented to settlements (in Texas a $15,000 payment and a 180 day probation, and in Illinois a $10,000 payment and a withdrawal of broker dealer registration, which has subsequently been reinstated). With respect to the Wisconsin matter, Wisconsin dismissed the proceeding and vacated the order issued by it. Also in 2004, RSI was fined $3,750 by New Hampshire for failure to timely file documentation regarding a corporate name change effected by RSI in 2003.

        In addition, RSI was censured in 1995 by the NASD and fined $2,500 for failure to maintain certain minimal net capital. In 2000, the NASD fined RSI $5,000 for failure to maintain a specific written policy regarding the NASD's continuing education policy, and in 2004 for failure to maintain specific written policies regarding the NASD's anti-money laundering policy and continuing education policy, for which RSI paid a fine of $17,500 without admitting or denying any of the NASD's factual allegations.

        In late 2004, RSI hired an attorney who now serves as the firm's full time chief compliance officer and believes that it now maintains all necessary policies and procedures to comply with applicable NASD rules and regulations.

Indemnification

        The dealer manager, soliciting dealers and we have agreed to indemnify one another against certain civil liabilities, including liability under the Securities Act. Members of the selling group may be deemed to be "underwriters" as defined under the Securities Act, and their commissions and other payments may be deemed to be underwriting compensation.

Qualification to Sell

        The dealer manager and any soliciting dealers may offer the units and receive commissions in connection with the sale of units only in those states in which it is lawfully qualified to do so.

Our Purchase of Units

        Our affiliates and we will purchase units in the partnership on the same terms and conditions as other investors, net of organization and offering costs, including commissions and our management fee (meaning we will pay $21,250 per unit). The purchase of units by us and/or our affiliates may not have the effect of allowing the offering of the partnership's units to be subscribed to the minimum subscription amount. Any units purchased by our affiliates and/or us will be held for investment and not for resale.

SALES LITERATURE

        RSI and other NASD-registered broker dealers participating in this offering may utilize sales literature that discusses certain aspects of the program, including the following:

  •
  A brochure entitled "Diversified Energy Investment Solutions: Reef Global Energy Ventures II,"

  •
  A flyer entitled "Distributions to Investor Partners in Reef Global Energy Ventures Partnerships" and

  •
  Possibly other supplementary materials.

        We have not authorized the use of other sales material, and the offering of units may only be made by means of this prospectus. The sales material we use is subject to the following considerations:

  •
  It must be preceded or accompanied by this prospectus;

  •
  It is not complete;

  •
  It does not contain any material information that is not also set forth in this prospectus; and

  •
  It should not be considered a part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

        You should only rely on the information contained in this prospectus when making a decision as to whether to purchase the units. We have not authorized anyone to provide you with information that is different than the information contained in this prospectus.

LEGAL OPINIONS

        The validity of the units offered hereby and certain federal income tax matters discussed herein under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and in the tax opinion attached as Appendix D to the prospectus have been passed upon by our counsel, Baker & McKenzie LLP.

EXPERTS

        The audited balance sheet of Reef Oil & Gas Partners, L.P. at December 31, 2005, appearing in this prospectus has been audited by BDO Seidman, LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

        We have filed a registration statement with the Securities and Exchange Commission on behalf of the partnerships with respect to the units offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. For further information regarding the partnerships or the units offered by this prospectus, please refer to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement.

        You may inspect the registration statement, including the exhibits thereto, without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of the registration statement may be obtained from the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. Information regarding the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement and all exhibits and amendments thereto are also publicly available through the Securities and Exchange Commission's website at www.sec.gov.

        The delivery of this prospectus at any time does not imply that the information contained in this prospectus is correct as of any time subsequent to the date of the prospectus.

GLOSSARY OF TERMS

        The following terms used in this prospectus shall (unless the context otherwise requires) have the following respective meanings:

        Affiliate:    An affiliate of a specified person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent (10%) or more of the outstanding voting securities of such specified person; (b) any person 10 percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person; and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

        Capital contribution:    With respect to each investor partner, the total investment, including the original investment and amounts reinvested, by such investor partner to the capital of the partnership pursuant to Section 2.02 of the partnership agreement and, with respect to the managing general partner and initial limited partner, the total investment, including the original investment and amounts reinvested, to the capital of the partnership pursuant to Section 2.01 of the partnership agreement.

        Capital expenditures:    Those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code.

        Carried interest:    An equity interest in a program issued to a person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the investor partners.

        Cost:    When used with respect to the sale of property to the partnership, means (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

        Dealer manager:    Reef Securities, Inc., a Texas corporation.

        Development well:    A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

        Direct costs:    All actual and necessary costs directly incurred for the benefit of the partnership and generally attributable to the goods and services provided to the partnership by parties other than the managing general partner or its affiliates. Direct costs shall not include any cost otherwise classified as organization and offering costs, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the managing general partner or its affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the partnership agreement.

        Drilling and completion costs:    All costs, excluding operating costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the partnership, and reimbursements and compensation to well operators, plus the cost of the gathering systems and of acquiring leasehold interests.

        Dry hole:    Any well abandoned without having produced oil or gas in commercial quantities.

        Eligible citizen:    Any person qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. As of the date of this prospectus, in order to be an eligible citizen a person must

          (a)   be a citizen of the United States,

          (b)   not be a minor, unless a legal guardian or trustee holds the interest on the minor's behalf,

          (c)   be in compliance with federal acreage limitations, and

          (d)   not be participating in any agreement, scheme, plan, or arrangement related to simultaneous oil and gas leasing that would otherwise be prohibited.

        Under current federal oil and gas leasing rules,

          (i)    an association, including a partnership or a trust, is considered an eligible citizen if both such association and all of its members or partners, and all parties who own, hold, or control any of its instruments of ownership or control, satisfy requirements (a) through (d) above, and

          (ii)   a corporation is considered an eligible citizen if it is organized or existing under the laws of the United States, a state, the District of Columbia, or a United States territory and if it and all parties who own, hold, or control any of its instruments of ownership or control satisfy requirements (a) through (d) above. For purposes of this clause (ii), aliens from countries that the federal government regards as not denying similar privileges to citizens or corporations of the United States may own, hold, or control stock in an eligible citizen.

        In addition, an eligible citizen may not hold, own, or control, directly or indirectly, interests in federal oil and natural gas leases, options for such leases or interests in such leases, on lands subject to the United States Mineral Lease Act of 1920, as amended, in excess of the following limits:

  •
  246,080 acres, of which no more than 200,000 may be under option, in any one state other than Alaska, and

  •
  300,000 acres, of which no more than 200,000 may be under option, in each of the northern and southern leasing districts of Alaska.

        Exploitation well:    A well drilled within or as an extension of a proven oil and gas reservoir to a depth of a stratigraphic horizon known to be productive.

        Exploratory well:    A well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

        Farmout:    An agreement whereby the owner of a leasehold or working interest agrees to assign an interest in certain specific acreage to the assignees, retaining an interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

        Horizon:    A zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

        IDC:    Intangible drilling and development costs.

        Investor partner:    Any investor participating in the partnership as an additional general partner or a limited partner, but excluding the managing general partner and initial limited partner.

        Lease:    Full or partial interests in: (a) undeveloped oil and gas leases; (b) oil and gas mineral rights; (c) licenses; (d) concessions; (e) contracts; (f) fee rights; or (g) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

        Non-capital expenditures:    Those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

        Operator:    A party that has been designated as manager for exploration, drilling, and/or production on a lease. The operator is the party that is responsible for (a) initiating and supervising the drilling and completion of a well and/or (b) maintaining the producing well.

        Operating costs:    Expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

        Organization and offering costs:    All costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

        Overriding royalty interest:    An interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

        Payout:    An event that occurs when partners other than the managing general partner receive cash distributions from a partnership equal to their respective capital contribution to such partnership.

        Program:    One or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of exploring for oil, gas and other hydrocarbon substances or investing in or holding any property interests which permit the exploration or production of hydrocarbons or the receipt of such production or the proceeds thereof.

        Prospect:    A contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a prospect is an area in which a partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the managing general partner and that is reasonably anticipated by the managing general partner to contain at least one reservoir. An area covering lands that are believed by the managing general partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the managing general partner in writing prior to the conduct of program operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the partnership is to a horizon containing proved reserves.

        Royalty:    A fractional undivided interest in the production of oil and gas wells, or the proceeds therefrom to be received free and clear of all costs of development, operations or maintenance. Royalties may be reserved by landowners upon the creation of an oil and gas lease ("landowner's royalty") or subsequently carved out of a working interest ("overriding royalty").

        Sponsor:    Any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, exploitation, developmental or producing activities of the partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

        Working interest:    An interest in an oil and gas leasehold that is subject to some portion of the costs of development, operation, or maintenance.

Reef Oil & Gas Partners, L.P.

Financial Statement

December 31, 2005

Contents

Report of Independent Registered Public Accounting Firm
Audited Financial Statement
Balance Sheet
Notes to Financial Statement

Independent Auditors' Report

The Partners
Reef Oil & Gas Partners, L.P.

        We have audited the accompanying balance sheet of Reef Oil & Gas Partners, L.P. (the Partnership) as of December 31, 2005. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Reef Oil & Gas Partners, L.P. at December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Dallas, Texas
April 14, 2006

Reef Oil & Gas Partners, L.P.

Balance Sheet

December 31, 2005

December 31,	2005
Assets
Current assets:
Cash and cash equivalents	$4,053,032
Accounts receivable, net of allowance for doubtful accounts of $300,000	13,055,612
Accounts receivable from affiliates	1,618,199
Prepaid expenses	159,375

Total current assets	18,886,218
Property and equipment:
Oil and gas properties held for sale to the partnerships	1,058,379
Oil and gas properties, full cost method of accounting	95,422

1,153,801
Accumulated depreciation and depletion	(8,226)

Net property and equipment	1,145,575
Investments in partnerships:
Investments in Income Fund Partnerships	1,151,232
Investments in Drilling Partnerships	3,091,664

Total investment in partnerships	4,242,896

$24,274,689

Liabilities and Partners' Capital
Current liabilities:
Accounts payable	$7,274,229
Accounts payable to affiliates	6,837,355

Total current liabilities	14,111,584
Asset retirement obligation	12,660
Partners' capital	10,150,445

$24,274,689

See accompanying notes to financial statement.

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement

December 31, 2005

1.    Organization and Basis of Presentation

        Reef Oil & Gas Partners, L.P., a Nevada limited partnership, (the "Partnership"), is the result of the conversion of Reef Oil & Gas Partners, LLC (the "LLC"), a Nevada limited liability company, to a limited partnership effective December 21, 2005. The Partnership succeeds to, and continues, the LLC's role as managing joint venturer of certain general partnerships, as well as managing general partner of certain limited partnerships, formed for the purpose of (i) acquiring interests in producing oil and gas properties (the "Income Fund Partnerships") or (ii) exploring for oil and gas reserves (the "Drilling Partnerships"). The Partnership also owns interests in oil and gas properties.

        The active partnerships in which the Partnership purchased an investment as of December 31, 2005, are as follows:

	Date Formed	Partnership Ownership Percentage
Income Fund Partnerships
Reef 2001A Income Fund LP	April 2001	2.15%
Reef 2001B Income Fund JV	December 2001	1.06%
Reef Partners 2002A Income Fund JV	December 2002	1.07%
Reef Partners 2003A Income Fund JV	September 2003	0.56%
Reef Partners Income Fund IX	July 2004	1.72%
Reef Oil & Gas Income and Development Fund	July 2005	1.00%
Drilling Partnerships
Reef—Toledo Bend #1 JV	January 2002	7.36%
Reef Global Energy I, LP	October 2002	4.45%
Reef—Bobcat Run Infield Drilling JV #1	January 2003	1.00%
Reef—Bell City #7 JV	April 2003	1.92%
Reef Global Energy II LP	June 2003	4.45%
Reef Partners Andrew Infield Drilling JV #1	July 2003	1.00%
New West Bell City 3D JV	January 2004	42.92%
Reef—Broussard Infield Development JV #1	February 2004	1.00%
Reef Global Energy III LP	March 2004	4.45%
Reef—Treasure Isle Infield Development JV #1	April 2004	1.25%
Reef—Bayou Carlin Infield Development No. 1 JV	June 2004	1.00%
Reef Global Energy IV LP	October 2004	4.45%
Reef Global Energy V LP	December 2004	4.45%
Reef—Corpus Christi Bay JV	January 2005	1.00%
Treasure Isle & Hog Island Infield JV	February 2005	1.00%
East Euterpe & Gumbo Infield JV	April 2005	1.00%
Baton Rouge Infield Development JV	July 2005	1.00%
Reef Global Energy VI LP	July 2005	4.45%
South Central 3 Well Infield Development JV	September 2005	1.00%
Bell City South Infield Development JV	December 2005	1.00%
Reef Global Energy VII LP	December 2005	4.45%

        In addition to its purchased partnership interests in the Income Fund Partnerships, the Partnership holds a 10% carried interest in each Income Fund Partnership. The Partnership holds only a 10% carried interest in Reef 1999-A Income Fund L.P., Reef 1999-B Income Fund L.P., Reef Partners 1999-C Ltd., Income Fund, and Reef 2000-A Income Fund L.P. The Income Fund Partnerships own operated and non-operated working interests in producing oil and gas properties located in Alabama, Arkansas, Colorado, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah, and Wyoming.

        The Partnership generally purchases a 1% interest in each Drilling Partnership, and an affiliate, or affiliates, of the Partnership may participate as working interest owners in the drilling of each exploratory well. The Partnership or an affiliate may also hold a carried interest in the well. The Drilling Partnerships own operated and non-operated working interests in producing properties located in Louisiana and Texas. In addition to its 1% interest, the Partnership owns partnership units totaling 6.36% in the Reef—Toledo Bend #1 Joint Venture, 0.92% in the Reef—Bell City #7 Joint Venture, 41.92% in the New West Bell City 3D JV, and 0.25% in Reef—Treasure Isle Infield Development Joint Venture #1, resulting from the purchase of interests not acquired by outside parties.

        The Partnership is the managing general partner of the Reef Global Energy Ventures Partnerships ("Global Partnerships"). These consist of two series of Partnerships. Reef Global Energy Ventures is a series of five limited partnerships formed to drill and own interests in oil and gas properties. Reef Global Energy Ventures includes Reef Global Energy I, L.P., Reef Global Energy II, L.P., Reef Global Energy III, L.P., Reef Global Energy IV, L.P., and Reef Global Energy V, L.P. Reef Global Energy Ventures II is a series of up to seven limited partnerships formed to drill and own interests in oil and gas properties. The first two Partnerships in this series, Reef Global Energy VI, L.P., Reef Global Energy VII, L.P., have been formed as of December 31, 2005. The offering period for the Reef Global Energy II partnerships continues until July 2007.

        The Partnership is obligated to purchase a minimum of 5% of the units in each of the Global Partnerships. The Partnership has purchased 5% of the units of these Global Partnerships, representing a 4.45% interest in each partnership. The Partnership also receives a 10% carried interest in the partnership and earns an additional 1% interest by paying 1% of all leasehold, drilling, and development costs. The Global Partnerships own operated and non-operated working interests in producing properties located in Louisiana, Oklahoma, Texas, and the Gulf of Mexico.

        Interests in partnerships are marketed to investors by over sixty companies that receive a commission on the interests they sell.

        The Income Fund and Drilling Partnerships' agreements generally require the affirmative vote of 60% of the partners for the removal of The Partnership as the managing joint venturer and substitution of a new managing joint venturer to operate and carry on the day-to-day operations of the partnerships. The Global Partnerships require the affirmative vote of 50% of the partners in order to remove The Partnership as managing partner.

        The Partnership facilitates individual investors trading other real property for interests in producing oil and gas properties via like-kind exchange agreements governed by Section 1031 of the Internal Revenue Code. The Partnership generally recognizes a profit on the property interests it acquires and assigns to these investors.

        The Partnership's Agreement ("The Agreement") stipulate that the term for which the Partnership is to exist is fifty years, unless the Partnership is dissolved sooner or extended by unanimous consent for a period of not more than five years, as provided in the Agreement.

2.    Summary of Accounting Policies

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

        Cash and Cash Equivalents—The Partnership considers all highly liquid investments with maturity dates of no more than three months from the purchase date to be cash equivalents. Cash and cash equivalents consist of demand deposits and money market investments invested with a major national bank. The carrying value of the Partnership's cash equivalents approximates fair value.

        Accounts Receivable—Accounts receivable include amounts due from the sale of oil and gas that are payable to the Partnership as operator/disbursement agent of each producing property. The Partnership has recorded a corresponding payable due to each partnership for their pro rata share of the oil and gas sales. Accounts receivable are reported net of an allowance for doubtful accounts of $300,000 at December 31, 2005. The allowance for doubtful accounts is determined based on the Partnership's historical losses, as well as a review of certain accounts. Accounts are charged off when collection efforts have failed and the account is deemed uncollectible. To date, no accounts have been deemed uncollectible. Additionally, at December 31, 2005, the Partnership had approximately $6,400,000 in receivables from the sale of oil and gas interests previously owned by certain of the Income Fund Partnerships.

        Investments in Partnerships—The Partnership's investments in partnerships are accounted for using the equity method of accounting, as the Partnership does not own a controlling interest in any of the partnerships.

        The partnerships follow the full cost method of accounting for their oil and gas properties. Under the full cost method, all costs incurred in connection with the acquisition of oil and gas properties and exploration and development of oil and gas reserves are capitalized when incurred. Costs include lease acquisition, property acquisition, the cost of drilling both productive and non-productive wells, and overhead associated directly with exploration and land acquisition activities. All capitalized costs plus the undiscounted estimated future development costs of proved reserves are depleted using the unit-of-production method based on total proved reserves. Gas is converted to equivalent barrels at a rate of six MCF to one BBL.

        Net capitalized costs are limited to the estimated future net revenues from proved reserves using prices and costs in effect on December 31. Prices are held constant without future escalation unless contractual arrangements provide otherwise. The future net revenue estimates at December 31, 2005 utilize a weighted average oil price of $61.04 per BBL, and a weighted average gas price of $10.08 per MCF (after adjustments made for gravity, BTU content, gathering and transportation costs, and gas processing and shrinkage). Capitalized cost limitations are imposed separately on each partnership and are tested quarterly.

        Summary financial information for partnerships the Partnership invests in is as follows:

December 31,	2005
Income Fund Partnerships
Total assets	$33,961,664
Total liabilities	2,189,212

Total partners' capital	$31,772,452

Total revenue	$11,421,539
Total expenses (including depletion and impairments)	1,316,064

Net income	$10,105,475

Drilling Partnerships
Total assets	$48,923,051
Total liabilities	1,183,907

Total partners' capital	$47,739,144

Total revenue	$13,931,458
Total expenses (including depletion and impairments)	21,332,255

Net income (loss)	$(7,400,797)

        Risks and Uncertainties—Historically, the oil and gas market has experienced significant price fluctuations. Prices are significantly impacted by local weather, supply in the area, seasonal variations in local demand, limited transportation capacity to other regions, and the worldwide supply and demand balance for crude oil. Increases or decreases in prices received could have a significant impact on the Partnership's investments in partnerships and results of operations.

        Concentration of Credit Risk—Financial instruments, which potentially expose the Partnership to credit risk, consist principally of accounts receivable. Such receivables are generally from companies with significant oil and gas marketing activities.

        Oil and Gas Properties—The Partnership purchases oil and gas properties for sale to the various Income Fund Partnerships formed by the Partnership as partnership funds become available. The Partnership has no plans to hold on a long-term basis any interest in the oil and gas properties purchased. Pursuant to the partnership agreements, the properties are generally sold to the Income Fund Partnerships at the Partnership's original cost, resulting in no gain or loss.

        The Partnership purchases oil and gas properties which are transferred to investors under Internal Revenue Code Section 1031 like-kind exchange rules. The Partnership generally recognizes a profit on the property interest it acquires and assigns to these investors.

        For its interests in oil and gas properties, the Partnership follows the full cost method of accounting. Under the full cost method, all costs incurred in connection with the acquisition of oil and gas properties and exploration and development of oil and gas reserves are capitalized when incurred. Costs include lease acquisition, property acquisition, drilling both productive and non-productive wells, and overhead associated directly with exploration and land acquisition activities. All capitalized costs plus the undiscounted estimated future development costs of proved reserves are depleted using the unit-of-production method based on total proved reserves. Gas is converted to equivalent barrels at a rate of six MCF to one BBL.

        Net capitalized costs are limited to the estimated future net revenues of proved reserves, discounted at 10% per annum, using prices and costs in effect at the end of the period. Prices are held constant without future escalation unless contractual arrangements provide otherwise. The future net revenue estimates at December 31, 2005 utilize a weighted average oil price of $61.04 per BBL, and a weighted average gas price of $10.08 per MCF (after adjustments made for gravity, BTU content, gathering and transportation costs, and gas processing and shrinkage). Capitalized cost limitations are tested quarterly. No property impairments were required at December 31, 2005.

        Revenue Recognition—The Partnership enters into sales contracts for disposition of its share of oil and gas volumes. Revenues are recognized based upon the Partnership's share of metered volumes delivered to those purchasers each month.

        The Partnership recognizes commission income from all partnership interests sold at the time the partnership program is closed. A portion of the commission is paid to brokers responsible for selling the interests to investors. The Partnership reports commission income net of commissions paid to the brokers.

        General and Administrative Expenses—General and administrative expenses consist of legal, accounting, and other costs incurred by the Partnership directly related to the management of the partnerships. During the year ended December 31, 2005, the Partnership was not charged any general or administrative expenses incurred by affiliates.

        Income Taxes—The Partnership is a limited partnership (LP), and for United States federal income tax purposes, the earnings of the Partnership flow directly through to its partners, who are responsible for the payment of taxes on their respective share of the income.

        Therefore, there is no provision for federal income taxes in the accompanying financial statements.

3.    Certain Transactions with Affiliates

        At December 31, 2005, the Partnership had accounts receivable from affiliates totaling approximately $1,618,199. The balance due consists primarily of commission income due from partnerships, joint operating costs paid on behalf of the drilling partnerships, and reimbursement for property interests purchased on behalf of the income funds. All of the receivables due from affiliates are expected to be paid in full.

        The Partnership had $6,837,355 of payables to affiliates as of December 31, 2005. Of these amounts, the majority relates to net revenues payable to partnerships and subscriptions payable for investments in the partnerships the Partnership manages.

4.    Major Customers

        The Partnership sells oil and natural gas on credit terms to refiners, pipelines, marketers, and other users of petroleum commodities. Revenues are received directly from these parties or, in certain circumstances, are paid to the operator of the property who disburses to the Partnership its percentage share of the revenues. During the year ended December 31, 2005, two marketers accounted for 74.84% of the Partnership's oil and gas revenues. At December 31, 2005, receivables due to the Partnership from these entities totaled $3,232,524. Due to the competitive nature of the market for purchase of oil and natural gas, the Partnership does not believe that the loss of any particular purchaser would have a material adverse impact on the Partnership.

5.    Notes Payable

        In October 2004, the Partnership entered into a one-year loan agreement with a face amount of $25 million. The loan was collateralized by oil and gas properties. During October 2004, the Partnership took an advance of $5 million against the loan of which $2 million has been repaid leaving a balance owed of $3 million as of December 31, 2004. The balance of the loan was repaid during 2005, and the note was not renewed.

6.    Commitments and Contingencies

        On November 7, 2001, Reef Oil & Gas Partners, L.P. entered into a contractual agreement with Challenger Minerals, Inc. ("CMI"). The agreement has a three-year term commencing January 31, 2002, and expiring January 30, 2005. Under the terms of the agreement, the Partnership agreed to pay a participation fee of $375,000 per year to CMI, and CMI agreed to present to the partnership a minimum of 50 potential drilling prospects per year in the Gulf of Mexico that had been reviewed by CMI. The Partnership had the option of participating in any or all of these prospects for 12.5% of CMI's total interest in the prospect.

        Effective December 1, 2003, The Partnership amended this original agreement and entered into a new agreement with CMI covering the North Sea region. Under the terms of the amended Gulf of Mexico agreement, The Partnership reduced its participation percentage from 12.5% to 7.5% in Gulf of Mexico exploration projects, while maintaining the right to participate for 12.5% in Gulf of Mexico developmental projects. In exchange for this 5% concession in Gulf of Mexico exploration projects, the Partnership entered into a new agreement with CMI giving it the right to participate for 5% in any North Sea projects reviewed by CMI. The $375,000 yearly fee under the old agreement was reduced to $300,000, and the yearly fee for the new North Sea agreement is $75,000. The original agreement maintained its expiration date of January 2005. The new North Sea agreement is for a period of three years beginning December 1, 2003. CMI is not obligated to present Reef Oil & Gas Partners with a specific number of prospects under the North Sea agreement.

        Should the Partnership elect to participate in any of the prospects presented by CMI, the project will be assigned to a current or future partnership formed by the Partnership as managing general partner. The partnership will bear the cost of developing and drilling the prospect and reimburse to the Partnership a pro rata portion of this participation fee based on the relative capital contribution of each partnership up to a maximum of 5% of each fund's capital contribution. The Partnership bills each fund 5% of the capital contribution when the fund is formed as reimbursement of the participation fees.

        The Partnership is the managing general partner of each of the partnerships described in Footnote 1. As a result, the Partnership has joint and several liability for the current and future obligations of each partnership.

        During December 2004, the Partnership agreed to extend its participation in the Challenger Minerals Gulf of Mexico exploration program through January 30, 2006 in exchange for a participation fee of $112,500.

        For the partnerships formed under Global Energy Ventures II, during the first calendar quarter of the fifth calendar year following the date the offering for a partnership terminates, and during the first calendar quarter of the following five years, each investor partner (other than our affiliates) may request that the Partnership or one of our affiliates purchase the outstanding units of the partnership held by the investor partner. The Partnership will not be required to purchase more than 5% of the outstanding units of a partnership in any year. The Partnership also will not be required to purchase units if its' borrowing capacity is insufficient to make the purchase, if it is precluded by any law, rule, regulation, contract, agreement or other restriction from doing so, or if the purchase might cause the partnership to terminate or be treated as a publicly traded partnership for tax purposes. Furthermore, the Partnership will not be obligated to purchase more than $500,000 of units in any given year, in the aggregate, from all partnerships sponsored by us.

7.    Subsequent Events

        During 2006, two new drilling partnerships were formed, Reef—Bayou Broule 3-D Seismic Joint Venture and The North Gata Prospect Joint Venture. The Partnership owns a 1% in each of the above aforementioned entities with initial capital contributions of $76,717 and $50,477, respectively. For the Reef—Bayou Broule 3-D Seismic Joint Venture, there will be no further capital contributions required. The North Gata Prospect Joint Venture capital contributions include the completion contribution of $7,905. In addition, a new income fund partnership was formed, Reef Oil & Gas Income and Development Fund II, L.P. The Partnership will be required to purchase 1% of the units sold, but the amount to be paid is unknown at this time. The maximum amount that the Partnership could be required to contribute is $505,051, if all of the units are sold.

8.    Supplemental Information on Oil and Gas Exploration and Production Activities (Unaudited)

OIL AND GAS RESERVES

        The following information describes changes during the year and balances of proved oil and gas reserves at December 31, 2005. The definitions used are in accordance with applicable Securities and Exchange Commission regulations.

        Proved oil and gas reserves (which include only proved developed producing reserves) are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided by contractual arrangements, but not escalations based upon future conditions. The estimate for 2005 utilizes the December 31 oil (NYMEX) price of $61.04 per barrel and natural gas (Henry Hub) price of $10.08 per MCF (after adjustments made for gravity, BTU content, gathering and transportation costs and gas processing and shrinkage). In none of the reserves included below should substantial new investments in additional wells and related facilities be required to recover these proved reserves. All of the Partnership's reserves are located in the United States.

        The Partnership holds minority interests in partnerships accounted for using the equity method of accounting. The Partnership's share of proved reserves owned by these partnerships is separately stated below. The reserves owned by the Partnership are also stated separately below. The reserves stated below include royalty interests and exclude quantities due others.

	Oil (BBL)(1)	Gas (Mcf)	BOE(2)
Oil and gas properties owned by the Partnership:
Reserves at December 31, 2004	38,239	1,346,624	262,676
New discoveries and extensions	—	—	—
Purchases of reserves in place	(5,075)	(97,494)	(21,324)
Sales of reserves in place	(1,554)	(64,672)	(12,333)
Production	(4,037)	(151,407)	(29,271)
Revisions of estimates	(25,615)	(841,352)	(165,840)

Reserves at December 31, 2005	12,108	386,687	76,556

	Oil (BBL)(1)	Gas (mcf)	BOE(2)
The Partnership's share of net proved reserves of the partnerships accounted for using the equity method of accounting:
Proved reserves at December 31, 2005	107,176	904,904	257,993

(1)
Oil includes both oil and natural gas liquids

(2)
BOE (barrels of oil equivalent) is calculated by converting 6 mcf of natural gas to 1 bbl of oil. A bbl (barrel) of oil is one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS

        The following disclosures concerning the standardized measure of future cash flows from proved crude oil and natural gas are presented in accordance with SFAS No. 69. The standardized measure does not purport to represent the fair market value of the Company's proved crude oil and natural gas reserves. An estimate of fair value would also take into account, among other factors, the recovery of reserves not classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

        As required by the FASB, the standardized measure of discounted future net cash flows is computed by applying year end prices, costs and legislated tax rates and a discount factor of 10 percent to net proved reserves.

December 31,	2005
Oil and gas properties owned by the partnership:
Future cash inflows from sales of oil and gas	$4,540,176
Future production costs	(1,250,505)
Future asset retirement obligations	(30,888)
Future development costs	—

Future net cash flows	3,258,783
Effect of discounting net cash flows at 10%	(796,016)

Discounted future net cash flows	$2,462,767

December 31,	2005
The Partnership's share of all oil and gas properties held by the partnerships accounted for using the equity method of accounting:
Discounted future net cash flows	$6,207,879

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

December 31,	2005
Oil and gas properties owned by the Partnership:
Standardized measure at beginning of year	$6,509,268
Extensions and discoveries	—
Purchase of minerals in place	536,029
Sales of minerals in place	(225,385)
Sales net of production costs	(1,108,720)
Accretion of discount	650,927
Net change in future development costs	—
Net change in sales prices net of production costs	2,097,167
Changes in production rates (timing) and other	(721,673)
Revision of quantity estimates	(5,274,846)

Net decrease	(4,046,501)

Standardized measure at end of year	$2,462,767

APPENDIX A TO PROSPECTUS

FORM OF
LIMITED PARTNERSHIP AGREEMENT
OF
REEF GLOBAL ENERGY    , L.P.
A NEVADA LIMITED PARTNERSHIP

        This LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made as of the            day of                        , 200     by and among Reef Oil & Gas Partners, L.P., a Nevada limited partnership, as Managing General Partner (the "Managing General Partner"), Michael J. Mauceli, an individual, as the Initial Limited Partner, and the persons whose names are set forth on Exhibit A, as additional general partners (the "Additional General Partners") or as limited partners (the "Limited Partners" and, collectively with Additional General Partners, the "Investor Partners"), pursuant to the provisions of the Nevada Uniform Limited Partnership Act (the "Act"), on the following terms and conditions:

Article I
The Partnership

        1.01 Organization. The parties to this Agreement hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Act and subject to the provisions of this Agreement.

        1.02 Partnership Name. The name of the Partnership shall be REEF GLOBAL ENERGY    , L.P., and all business of the Partnership shall be conducted in such name. The Managing General Partner may change the name of the Partnership upon ten days notice to the Investor Partners.

        1.03 Character of Business. The principal business of the Partnership shall be:

          (a)   to acquire leases (as defined);

          (b)   to drill for oil, gas, hydrocarbons, and other minerals;

          (c)   to produce and sell oil, gas, hydrocarbons, and other minerals from such properties; and

          (d)   to invest and generally engage in any and all phases of the oil and gas business.

Such business purposes shall include, without limitation, the purchase, sale, acquisition, disposition, exploration, development, operation, and production of oil and gas properties of any character. The Partnership shall not acquire property in exchange for Units. Without limiting the foregoing, Partnership activities may be undertaken as principal, agent, general partner, syndicate member, joint venturer, participant, or otherwise.

        1.04 Principal Place of Business. The principal place of business of the Partnership shall be 1901 N. Central Expressway, Suite 300, Richardson, Texas 75080. The Managing General Partner may change the principal place of business of the Partnership to any other place upon ten days notice to the Investor Partners.

        1.05 Term of Partnership. The Partnership shall commence on the date the Partnership is organized, and shall continue until terminated as provided in Article IX. Notwithstanding the foregoing, if Investor Partners agreeing to purchase at least 40 Units ($1,000,000) have not subscribed and paid for their Units by the Offering Termination Date, then this Agreement shall be void in all respects, and all investments of the Investor Partners shall be promptly returned together with any interest earned thereon and without any deduction therefrom. The Units so purchased by the Managing General Partner and/or its affiliates will not be counted toward satisfying the minimum subscription amount.

        1.06 Filings.

          (a)   A Certificate of Limited Partnership (the "Certificate") has been filed in the office of the Secretary of State of Nevada in accordance with the provisions of the Act. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Nevada. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by the Act.

          (b)   The Managing General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

          (c)   The agent for service of process on the Partnership shall be                        or any successor as appointed by the Managing General Partner.

          (d)   Upon the dissolution of the Partnership, the Managing General Partner (or any successor Managing General Partner) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

        1.07 Independent Activities. Each General Partner and each Limited Partner may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. Neither this Agreement nor any activity undertaken pursuant to it shall prevent the Managing General Partner from engaging in such activities, or require the Managing General Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the Managing General Partner and the admission of each Investor Partner, each Investor Partner hereby waives, relinquishes, and renounces any such right or claim of participation. Notwithstanding the foregoing, the Managing General Partner still has an overriding fiduciary obligation to the Investor Partners.

        1.08 Definitions. Capitalized words and phrases used in this Agreement shall have the following meanings:

          (a)   "Act" shall mean the Nevada Uniform Limited Partnership Act, as set forth in Nev. Rev. Stat. §88.010, et. seq., as amended from time to time (or any corresponding provisions of succeeding law).

          (b)   "Additional General Partner" shall mean an Investor Partner who purchases Units as an additional general partner, and such partner's transferees and assigns. "Additional General Partners" shall mean all such Investor Partners. "Additional General Partner" shall not include, after a conversion, such Investor Partner who converts his interest into a Limited Partnership interest pursuant to Section 7.10.

          (c)   "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

          (d)   "Affiliate" of a specified person means:

            (1)   Any person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such specified person;

            (2)   Any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person;

            (3)   Any person directly or indirectly controlling, controlled by, or under common control with such specified person;

            (4)   Any officer, director, trustee or partner of such specified person; and

            (5)   If such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

          (e)   "Agreement" or "Partnership Agreement" shall mean this Limited Partnership Agreement, as amended from time to time.

          (f)    Reserved.

          (g)   "Capital Account" shall mean, with respect to any Partner, the capital account maintained for such Partner pursuant to Section 3.01.

          (h)   "Capital Available for Investment" shall mean the sum of all Capital Contributions of the Investor Partners and the Managing General Partner, net of total underwriting and brokerage discounts, commissions, and expenses, up to an aggregate of approximately 11% of subscriptions.

          (i)    "Capital Contribution" shall mean, with respect to any Investor Partner, the total investment, including the original investment, and amounts reinvested, by an Investor Partner to the capital of the Partnership pursuant to Section 2.02, and, with respect to the Managing General Partner and the Initial Limited Partner, the total investment to the capital of the Partnership pursuant to Section 2.01.

          (j)    "Capital Expenditures" shall mean those costs associated with property acquisition and the drilling and completion of oil and gas wells that are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code.

          (k)   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          (l)    "Cost," when used with respect to the sale of property by the Managing General Partner or any of its affiliates to the Partnership, shall mean:

            (1)   The sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses;

            (2)   Title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property;

            (3)   A pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and

            (4)   Rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells that are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (4) shall have been incurred not more than 36 months prior to the purchase by the Partnership;

    provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

          (m)  "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.

          (n)   "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

          (o)   "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing General Partner or its affiliates. Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Operating Costs or property costs. Direct Costs may include the cost of services provided by the Managing General Partner or its affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the Partnership Agreement.

          (p)   "Drilling and Completion Costs" shall mean all costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering system and of acquiring leasehold interests.

          (q)   "Dry Hole" shall mean any well abandoned without having produced oil or gas in commercial quantities.

          (r)   "Exploratory Well" shall mean a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known Prospect.

          (s)   "Farmout" shall mean an agreement whereby the owner of the leasehold or working interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

          (t)    "General Partners" shall mean the Additional General Partners and the Managing General Partner.

          (u)   "Gross Asset Value" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (1)   The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

            (2)   The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership of Property as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the Managing General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

            (3)   The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

            (4)   The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m) and Section 3.02(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section (4) to the extent the Managing General Partner determines that an adjustment pursuant to Subsection (2) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Subsection (4).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Subsection (1), (2) or (4), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          (v)   "IDC" shall mean intangible drilling and development costs.

          (w)  "Independent Expert" shall mean a person with no material relationship with the Managing General Partner or its affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner.

          (x)   "Initial Limited Partner" shall mean Michael J. Mauceli or any successor to his interest.

          (y)   "Investor Partner" shall mean any Person other than the Managing General Partner (i) whose name is set forth on Exhibit A as an Additional General Partner or as a Limited Partner, or who has been admitted as an additional or Substituted Investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a Unit. "Investor Partners" means all such Persons. All references in this Agreement to a majority in interest or a specified percentage of the Investor Partners shall mean Investor Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.

          (z)   "Landowners Royalty Interest" shall mean an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

          (aa) "Lease" shall mean full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

          (bb) "Limited Partner" shall mean an Investor Partner who purchases Units as a Limited Partner, such partner's transferees or assignees, and an Additional General Partner who converts his interest to a limited partnership interest pursuant to the provisions of the Agreement. "Limited Partners" shall mean all such Investor Partners.

          (cc) "Management Fee" shall mean that fee to which the Managing General Partner is entitled pursuant to Section 6.06.

          (dd) "Managing General Partner" shall mean Reef Oil & Gas Partners, L.P., or its successors, in their capacity as the Managing General Partner.

          (ee) Reserved.

          (ff)  "Mcf" shall mean one thousand cubic feet of natural gas. "MMcf" shall mean one million cubic feet of natural gas.

          (gg) "Net Subscriptions" shall mean an amount equal to the total subscriptions of the Investor Partners less the amount of Organization and Offering Costs of the Partnership.

          (hh) "Non-Capital Expenditures" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

          (ii)   "Nonrecourse Deductions" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Partnership fiscal year shall equal the net increase in the amount of Partnership Minimum Gain during that fiscal year reduced (but not below zero) by the aggregate distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treas. Reg. Section 1.704-2(c).

          (jj)   "Nonrecourse Liability" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall have the meaning set forth in Treas. Reg. Sections 1.704-2(b)(3) and 1.752-1(a)(2).

          (kk) "Offering Termination Date" shall mean                        or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall elect, following which subscriptions for Units will no longer be accepted.

          (ll)   "Oil and Gas Interest" shall mean any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.

          (mm) "Operating Costs" shall mean expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

          (nn) "Organization and Offering Costs" shall mean all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions

  (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

          (oo) "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

          (pp) "Partner Minimum Gain" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i).

          (qq) "Partner Nonrecourse Debt" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(4).

          (rr)  "Partner Nonrecourse Deductions" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall have the meaning set forth in Treas. Reg. Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year shall equal the net increase in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year reduced (but not below zero) by proceeds of the liability distributed during that fiscal year to the Partner bearing the economic risk of loss for such liability that are both attributable to the liability and allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

          (ss)  "Partners" shall mean the Managing General Partner, the Initial Limited Partner and the Investor Partners. "Partner" shall mean any one of the Partners. All references in this Agreement to a majority interest or a specified percentage of the Partners shall mean Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.

          (tt)  "Partnership" shall mean the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as provided in this Agreement.

          (uu) "Partnership Minimum Gain" is a term used in certain tax matters, not in defining the basic rights and obligations of the parties, and shall have the meaning set forth in Treas. Reg. Sections 1.704-2(b)(2) and 1.704-2(d)(1).

          (vv) Reserved.

          (ww) Reserved.

          (xx) "Person" shall mean any natural person, partnership, corporation, association, trust or other entity.

          (yy) "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (1)   Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.08(yy) shall be added to such taxable income or loss;

            (2)   Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Subsection (yy) shall be subtracted from such taxable income or loss;

            (3)   In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(t)(2) or Section 1.08(t)(3), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

            (4)   Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (5)   In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.08(1); and

            (6)   Notwithstanding any other provisions of this Subsection (yy), any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses.

          (zz) "Prospect" shall mean a contiguous oil and gas leasehold estate (or a non-contiguous group of geologically related oil and gas leasehold estates), or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which the Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands that are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

          (aaa) "Prospectus" shall mean that prospectus (including any preliminary prospectus), of which this Agreement is a part, pursuant to which the Units are being offered and sold.

          (bbb) "Proved Developed Oil and Gas Reserves" shall mean the proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "Proved Developed Oil and Gas Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

          (ccc) "Proved Oil and Gas Reserves" shall mean the estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

            (1)   Reservoirs are considered proved if economic productibility is supported by either actual production or a conclusive formation test. The area of a reservoir considered proved includes (i) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (ii) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

            (2)   Reserves that can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

            (3)   Estimates or proved reserves do not include the following: (i) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves;" (ii) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (iii) crude oil, natural gas, and natural gas liquids, that may occur in undrilled Prospects; and (iv) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

          (ddd) "Proved Undeveloped Reserves" shall mean the reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

          (eee) "Reservoir" shall mean a separate structural or stratigraphic trap containing an accumulation of oil or gas.

          (fff) "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:

            (1)   A transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

            (2)   A transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

              (i)    voting rights;

              (ii)   the term of existence of the Partnership;

              (iii)  sponsor compensation; or

              (iv)  the Partnership's investment objectives.

          (ggg) "Roll-Up Entity" shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed Roll-Up transaction.

          (hhh) "Subscription" shall mean the amount indicated on the Subscription Agreement that an Investor Partner has agreed to pay to the Partnership as his Capital Contribution.

          (iii)  "Subscription Agreement" shall mean the Agreement, attached to the prospectus as Appendix B, pursuant to which a Person subscribes to Units in the Partnership.

          (jjj)  "Substituted Investor Partner" shall mean any Person admitted to the Partnership as an Investor Partner pursuant to Section 7.03(c).

          (kkk) "Treas. Reg." or "Regulation" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          (lll)  "Unit" shall mean an undivided interest of the Partners in the aggregate interest in the capital and profits of the Partnership. Each Unit represents Capital Contributions of $25,000 to the Partnership.

          (mmm) "Working Interest" shall mean an interest in an oil and gas leasehold that is subject to some portion of the costs of development, operation, or maintenance.

Article II
Capitalization

        2.01 Capital Contributions of the Managing General Partner and Initial Limited Partner.

          (a)   On or before the Offering Termination Date, the Managing General Partner, directly or indirectly through an affiliate, shall purchase at least 5% of the total Units issued by the Partnership to all Investor Partners. The Managing General Partner shall contribute to the capital of the Partnership the sum of $25,000 for each Unit it purchases net of Organization and Offering Costs and the Management Fee. In consideration of making such Capital Contribution, becoming a General Partner, subjecting its assets to the liabilities of the Partnership, and undertaking other obligations as herein set forth, the Managing General Partner shall receive the Managing General Partner's interest in the Partnership described in Article III.

          (b)   The Initial Limited Partner shall contribute $100 in cash to the capital of the Partnership. Upon the earlier to occur of the conversion of an Additional General Partner's interest into a Limited Partner's interest or the admission of a Limited Partner to the Partnership, the Partnership shall redeem in full, without interest or deduction, the Initial Limited Partner's Capital Contribution, and the Initial Limited Partner shall cease to be a Partner.

        2.02 Initial Capital Contributions of the Investor Partners.

          (a)   Upon execution of this Agreement, each Investor Partner (whose names and addresses and number of Units to which subscribed are set forth in Exhibit A) shall contribute to the capital of the Partnership the sum of $25,000 for each Unit purchased. The minimum subscription by an Investor Partner is two-fifths Unit ($10,000). Additional purchases above such minimum may be made in increments of $1,000.

          (b)   The contributions of the Investor Partners pursuant to Subsection 2.02(a) shall be in cash or by check subject to collection.

          (c)   Until the Offering Termination Date and until such subsequent time as the contributions of the Investor Partners are invested in accordance with the provisions of the prospectus, all monies received from persons subscribing as Investor Partners (i) shall continue to be the property of the investor making such payment, (ii) shall be held in escrow for such investor in the manner and to the extent provided in the prospectus, and (iii) shall not be commingled with the personal monies or become an asset of the Managing General Partner or the Partnership.

          (d)   Upon the original sale of Units by the Partnership, subscribers shall be admitted as Partners no later than 15 days after the release from the escrow account of the Capital Contributions to the Partnership, in accordance with the terms of the prospectus; subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt; if rejected, all subscription monies shall be returned to the subscriber forthwith.

          (e)   Except as provided in Section 4.03, any proceeds of the offering of Units for sale pursuant to the prospectus not used, committed for use, or reserved as operating capital in the Partnership's operations within one year after the closing of such offering shall be distributed pro rata to the Investor Partners as a return of capital and the Managing General Partner shall reimburse such Investor Partners for selling expenses, and offering expenses allocable to the return of capital.

          (f)    Until proceeds from the offering are invested in the Partnership's operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills. Any such income shall be allocated pro rata to the Investor Partners providing such capital contributions.

        2.03 Reserved.

        2.04 Additional Contributions. Except as otherwise provided in this Agreement, no Investor Partner shall be required or obligated to contribute any capital to the Partnership, or be subject to any charge for failure to make any capital contribution, other than as provided in Section 2.02. Furthermore, no Investor Partner shall be obligated to lend any funds to the Partnership.

        2.05 No Interest On Capital Contributions or Accounts. No interest shall be paid on any capital contributed to the Partnership pursuant to this Article II.

        2.06 No Withdrawals of Contributions. Except as otherwise provided herein, no Partner, other than the Initial Limited Partner as authorized herein, may withdraw his Capital Contribution.

        2.07 General Partners are Liable for Partnership Obligations. General Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with Nevada law. Any General Partner who converts his interest into that of a Limited Partner retains liability as a General Partner for the time period during which he was a General Partner.

Article III
Capital Accounts and Allocations

        3.01 Capital Accounts.

          (a)   General. A separate Capital Account shall be established and maintained for each Partner on the books and records of the Partnership. Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b) and any inconsistency between the provisions of this Section 3.01 and such regulation shall be resolved in favor of the regulation. In the event the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the Partners), are computed in order to comply with such regulations, the Managing General Partner may make such modification. The Managing General Partner also shall:

            (1)   Make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(q), and

            (2)   Make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. Section 1.704-1(b).

          (b)   Increases to Capital Accounts. Each Partner's Capital Account shall be credited with:

            (1)   The amount of money contributed by him to the Partnership;

            (2)   The amount of any Partnership liabilities that are assumed by him (within the meaning of Treas. Reg. Section 1.704-1(b)(2)(iv)(c)), but not by increases in his share of Partnership liabilities within the meaning of Code Section 752(a); and

            (3)   Allocations to him of Partnership Profits (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value).

The Regulations also provide that each Partner's Capital Account shall be credited with the Gross Asset Value of property contributed by him to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Code Section 752); but under the terms of this Agreement all contributions by any Partner to the Partnership must be made in cash, not in property.

          (c)   Decreases to Capital Accounts. Each Partner's Capital Account shall be debited with:

            (1)   The amount of money distributed to him by the Partnership;

            (2)   The amount of his individual liabilities that are assumed by the Partnership (other than liabilities described in Treas. Reg. Section 1.704-1(b)(2)(iv)(b)(2) that are assumed by the Partnership and other than decreases in his share of Partnership liabilities within the meaning of Code Section 752(b));

            (3)   The Gross Asset Value of property distributed to him by the Partnership (net of liabilities securing such distributed property that he is considered to assume or take subject to under Code Section 752);

            (4)   Allocations to him of expenditures of the Partnership not deductible in computing Partnership taxable income and not properly chargeable to Capital Account (as described in Code Section 705(a)(2)(B)); and

            (5)   Allocations to him of Partnership Losses (or item thereof), including loss and deduction described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value), but excluding items described in (4) above and excluding loss or deduction described in Treas. Reg. Section 1.704-1(b)(4)(iii) (relating to excess percentage depletion).

          (d)   Adjustments to Capital Accounts Related to Depletion.

            (1)   Solely for purposes of maintaining the Capital Accounts, each year the Partnership shall compute (in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(k)) a simulated depletion allowance for each oil and gas property using that method, as between the cost depletion method and the percentage depletion method (without regard to the limitations of Code Section 613A(c)(3) which theoretically could apply to any Partner), which results in the greatest simulated depletion allowance. The simulated depletion allowance with respect to each oil and gas property shall reduce the Partners' Capital Accounts in the same proportion as the Partners were allocated adjusted basis with respect to such oil and gas property under Section 3.03(a). In no event shall the Partnership's aggregate simulated depletion allowance with respect to an oil and gas property exceed the Partnership's adjusted basis in the oil and gas property (maintained solely for Capital Account purposes).

            (2)   Upon the taxable disposition of an oil and gas property by the Partnership, the Partnership shall determine the simulated (hypothetical) gain or loss with respect to such oil and gas property (solely for Capital Account purposes) by subtracting the Partnership's simulated adjusted basis for the oil and gas property (maintained solely for Capital Account purposes) from the amount realized by the Partnership upon such disposition. Simulated adjusted basis shall be determined by reducing the adjusted basis by the aggregate simulated depletion charged to the Capital Accounts of all Partners in accordance with Section 3.01(d)(1). The Capital Accounts of the Partners shall be adjusted upward by the amount of any simulated gain on such disposition in proportion to such Partners' allocable share of the portion of total amount realized from the disposition of such property that exceeds the Partnership's simulated adjusted basis in such property. The Capital Accounts of the Partners shall be adjusted downward by the amount of any simulated loss in proportion to such Partners' allocable shares of the total amount realized from the disposition of such property that represents recovery of the Partnership's simulated adjusted basis in such property.

          (e)   Restoration of Negative Capital Accounts. Except as otherwise provided in this Agreement, neither the Initial Limited Partner nor any other Limited Partner shall be obligated to the Partnership or to any other Partner to restore any negative balance in his Capital Account, except for those Limited Partners who converted from General Partner status, and in such case only to the extent such Partners had negative capital account balances in their Capital Accounts at the time of such conversion and such negative balances have not been previously restored through subsequent allocations of credits or contributions to the Partnership by such Partner. The Managing General Partner and all Additional General Partners shall be obligated to restore the deficit balance in their Capital Accounts.

        3.02 Allocation of Profits, Losses, Revenues, and Expenses.

          (a)   General. Except as otherwise provided in this Section 3.02 or in Section 3.03, Profits shall be allocated as follows:

            (i)    first to the Units in an amount equal to the excess, if any, of (A) the cumulative Losses allocated to the Units pursuant to (a)(vi) below for all prior fiscal years plus (B) the cumulative specially allocated deductions allocated to the Units pursuant to Section 3.02(a)(1)-

    (6) below for all prior fiscal years; over the cumulative Profits allocated to Units pursuant to this Section 3.02(a)(i) for all prior fiscal years;

            (ii)   next to the Managing General Partner in an amount equal to the excess, if any, of the cumulative Losses and specially allocated deductions allocated to the Managing General Partner for all prior fiscal years to avoid the creation or increase of any Limited Partner Capital Account Deficit pursuant to Section 3.02(b); over the cumulative Profits allocated to the Managing General Partner pursuant to this Section 3.02(a)(ii) for all prior fiscal years; and

            (iii)  the balance shall be allocated 89% to the Units and 11% to the Managing General Partner.

Except as otherwise provided in this Section 3.02 or in Section 3.03, Losses shall be allocated as follows:

            (iv)  89% to the Units and 11% to the Managing General Partner in an amount equal to the excess, if any, of the cumulative Profits allocated pursuant to Section 3.02(a)(iii) above for all prior fiscal years over the cumulative Losses allocated pursuant to this Section 3.02(a)(iv) for all prior fiscal years;

            (v)   next to the Managing General Partner to extent necessary to prevent the creation or increase of any Limited Partner Capital Account Deficit pursuant to Section 3.02(b); and

            (vi)  the balance shall be allocated 100% to the Units.

If the Partnership acquires producing oil and gas interests and the value of such interests is materially in excess of the combined cost of (i) such interests and (ii) related non-producing interests acquired by the Partnership in the same acquisition transaction, the Managing General Partner's interest with respect to such producing interests shall be limited to 11% for the producing life of such properties. These provisions regarding interests that were producing oil or gas at the time of their acquisition are referred to as "Production Acquisition" provisions. Notwithstanding the foregoing allocations, the following special allocations shall be made:

            (1)   IDC and recapture of IDC shall be allocated 99% to the Units issued by the Partnership and 1% to the Managing General Partner (the Managing General Partner shall purchase at least 5% of the Units issued by the Partnership and such Units shall bear their pro-rata share of IDC).

            (2)   Deductions with respect to Organization and Offering Costs net of commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be allocated by the Managing General Partner. Deductions with respect to commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be allocated 100% to the Units; except that Organization and Offering Costs including such commissions, expenses and fees, in excess of 13.5% of subscriptions shall be allocated 100% to the Managing General Partner and 0% to the Investor Partners.

            (3)   Deductions with respect to the Management Fee shall be allocated 100% to the Units.

            (4)   Deductions with respect to Costs of leases and Costs of tangible equipment, including depreciation or cost recovery benefits, shall be allocated 99% to the Units and 1% to the Managing General Partner.

            (5)   Deductions with respect to Drilling and Completion Costs shall be allocated 99% to the Units and 1% to the Managing General Partner.

            (6)   Deductions with respect to Direct Costs and Operating Costs attributable to oil or gas interests to which the production acquisition provisions of Section 3.02(a) apply, shall always be allocated in the same proportion in which Profits from such interests are allocated.

            (7)   In no case shall any expenditure be counted more than one time for the purpose of any allocation described above.

          (b)   Capital Account Deficits. Notwithstanding anything to the contrary in Section 3.02(a), no Limited Partner shall be allocated any item to the extent that such allocation would create or increase a deficit in such Limited Partner's Capital Account.

            (1)   Obligations to Restore. For purposes of this Section 3.02(b), in determining whether an allocation would create or increase a deficit in a Partner's Capital Account, such Capital Account shall be reduced for those items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) and shall be increased by any amounts that such Partner is obligated to restore or is deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5). Further, such Capital Accounts shall otherwise meet the requirements of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

            (2)   Reallocations. Any loss or deduction of the Partnership, the allocation of which to any Partner is prohibited by this Section 3.02(b), shall be reallocated to those Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(1)) (excluding any Capital Account balances allocable to or attributable to the Managing General Partner's carried interest) in the proportion that the positive balance of each such Partner's adjusted Capital Account bears to the aggregate balance of all such Partners' adjusted Capital Accounts, with any remaining losses or deductions being allocated to the Managing General Partner. No reallocations of losses shall be made to the Managing General Partner in regard to its Managing General Partner's carried interest.

            (3)   Qualified Income Offset. In the event any Investor Partner unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations) the total of the deficit balance in his Capital Account (as adjusted in Section 3.02(b)(1)) created by such adjustments, allocations, or distributions, provided that an allocation pursuant to this Section 3.02(b)(3) shall be made if and only to the extent that such Partner would have a deficit in his Capital Account (as adjusted in Section 3.02(b)(1)) after all other allocations provided for in this Article III have been tentatively made as if this Section 3.02(b)(3) were not in the Agreement.

            (4)   Gross Income Allocations. In the event a Limited Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of

              (i)    The amount such Partner is obligated to restore pursuant to any provision of this Agreement, and

              (ii)   The amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5),

              such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.02(b)(4) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.02(b)(3) and this Section 3.02(b)(4) were not in the Agreement.

          (c)   Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3.02, if there is a net decrease in Partnership Minimum Gain during any taxable year, pursuant to Treas. Reg. Section 1.704-2(f)(1), all Partners shall be allocated items of Partnership income and gain for that year equal to that Partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treas. Reg. Section 1.704-2(g)(2)). Notwithstanding the preceding sentence, no such chargeback shall be made to the extent one or more of the exceptions and/or waivers provided for in Treas. Reg. Section 1.704-2(f)(2)-(5) applies. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(f)(6). This Section 3.02(c) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this Section 3.02(c) only, each Partner's Capital Account (as adjusted in Section 3.02(b)(1)) shall be determined prior to any other allocations pursuant to this Article III with respect to such tax year and without regard to any net decrease in Partner Minimum Gain during such tax year.

          (d)   Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Article III except Section 3.02(c), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, rules similar to those contained in Section 3.02(c) shall apply in a manner consistent with Treas. Reg. Section 1.704-2(i)(4). This Section 3.02(d) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 3.02(d), each person's Capital Account deficit (as so adjusted) shall be determined prior to any other allocations pursuant to this Article III with respect to such fiscal year, other than allocations pursuant to Section 3.02(c).

          (e)   Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners (in proportion to their Units), in accordance with Treas. Reg. Section 1.704-2.

          (f)    Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg. Section 1.704-2(i).

          (g)   Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

          (h)   Curative Allocations.

            (1)   The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 3.02(h)(2), the "Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(3), and the "Partner Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(4).

            (2)   The "Basic Regulatory Allocations" consist of allocations pursuant to Section 3.02(b)(2), (3), and (4). Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 3.02(h)(2) shall only be made with respect to allocations pursuant to Section 3.02(g) to the extent the Managing General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

            (3)   The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Section 3.02(c) and 3.02(e). Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(3) shall be made prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (ii) allocations pursuant to this Section 3.02(h)(3) shall be deferred to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(c).

            (4)   The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 3.02(d) and 3.02(f). Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(4) shall be made with respect to allocations pursuant to Section 3.02(f) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and (ii) allocations pursuant to this Section 3.02(h)(4) shall be deferred with respect to allocations pursuant to Section 3.02(f) relating to a particular Partner Nonrecourse Debt to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(d).

            (5)   The Managing General Partner shall have reasonable discretion with respect to each Partnership fiscal year, to apply the provisions of Sections 3.02(h)(2), (3), and (4) among the Partners in a manner that is likely to minimize such economic distortions.

          (i)    Other Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Investor Partners in the same proportions as they share Profits or Losses, as the case may be, for the year.

          (j)    Agreement to be Bound. The Partners are aware of the income tax consequences of the allocations made by this Section 3.02 and hereby agree to be bound by the provisions of this Section 3.02 in reporting their shares of Partnership income and loss for income tax purposes.

          (k)   Excess Nonrecourse Liabilities. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treas. Reg. Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: the Partners, 89% (in proportion to their Units) and the Managing General Partner, 11%.

          (l)    Allocation Variations. The Managing General Partner shall have the authority to vary allocations to preserve and protect the intention of the Partners as follows:

            (1)   It is the intention of the Partners that each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) shall be determined and allocated in accordance with this Article III to the fullest extent permitted by Code Section 704(b). In order to preserve and protect the allocations provided for in this Article III, the Managing General Partner shall have the authority to allocate income, gain, loss, deduction or credit (or any item thereof) arising in any year differently than that expressly provided for in this Article III, if and to the extent that determining and allocating income, gain, loss, deduction or credit (or any item thereof) in the manner expressly provided for in this Article III would cause the allocations of each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) not to be permitted by Code Section 704(b) and the Regulations promulgated thereunder. Any allocation made pursuant to this Section 3.02(l) shall be deemed to be a complete substitute for any allocation otherwise expressly provided for in this Article III, and no amendment of this Agreement or further consent of any Partner shall be required therefor.

            (2)   In making any such allocation (the "new allocation") under this Section 3.02(l) the Managing General Partner shall be authorized to act only after having been advised by the Partnership's accountants and/or counsel that, under Code Section 704(b) and the Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise expressly provided for in this Article III that is necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) is determined and allocated in accordance with this Article III to the fullest extent permitted by Code Section 704(b) and the Regulations thereunder.

            (3)   If the Managing General Partner is required by this Section 3.02(l) to make any new allocation in a manner less favorable to the Investor Partners than is otherwise expressly provided for in this Article III, then the Managing General Partner shall have the authority, only after having been advised by the Partnership's accountants and/or counsel that they are permitted by Code Section 704(b), to allocate income, gain, loss, deduction or credit (or any item thereof) arising in later years in such a manner as will make the allocations of income, gain, loss, deduction or credit (or any item thereof) to the Investor Partners as comparable as possible to the allocations otherwise expressly provided for or contemplated by this Article III.

            (4)   Any new allocation made by the Managing General Partner under this Section 3.02(l) in reliance upon the advice of the Partnership's accountants and/or counsel shall be deemed to be made pursuant to the fiduciary obligation of the Managing General Partner to the Partnership and the Investor Partners, and no such new allocation shall give rise to any claim or cause of action by any Investor Partner.

          (m)  Tax Allocations. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the

  Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.08(u)(1)).

          In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(u)(2), subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

          Any elections or other decisions relating to such allocations shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.02(m) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

        3.03 Depletion.

          (a)   The depletion deduction with respect to each oil and gas property of the Partnership shall be computed separately for each Partner in accordance with Code Section 613A(c)(7)(D) for federal income tax purposes. For purposes of such computation, the adjusted basis of each oil and gas property shall be allocated in accordance with the Partners' interests in the capital of the Partnership. Among the Investor Partners, such adjusted basis shall be apportioned among them in accordance with the number of Units held.

          (b)   Upon the taxable disposition of an oil or gas property by the Partnership, the amount realized from and the adjusted basis of such property shall be allocated among the Partners (for purposes of calculating their individual gain or loss on such disposition for federal income tax purposes) as follows:

            (1)   The portion of the total amount realized upon the taxable disposition of such property that represents recovery of its simulated adjusted tax basis therein (as calculated pursuant to Section 3.01(d)) shall be allocated to the Partners in the same proportion as the aggregate adjusted basis of such property was allocated to such Partners (or their predecessors in interest) pursuant to Section 3.03(a); and

            (2)   The portion of the total amount realized upon the taxable disposition of such property that represents the excess over the simulated adjusted tax basis therein shall be allocated in accordance with the provisions of Section 3.02 as if such gain constituted an item of Profit.

        3.04 Apportionment Among Partners.

          (a)   Except as otherwise provided in this Agreement, all allocations and distributions to the Investor Partners and the Managing General Partner shall be apportioned among them pro rata based on Units held by the Partners.

          (b)   For purposes of Section 3.04(a), an Investor Partner's pro rata share in Units shall be calculated as of the end of the taxable year for which such allocation has been made; provided, however, that if a transferee of a Unit is admitted as an Investor Partner during the course of the taxable year, the apportionment of allocations and distributions between the transferor and transferee of such Unit shall be made in the manner provided in Section 3.04(c).

          (c)   If, during any taxable year of the Partnership, there is a change in any Partner's interest in the Partnership, each Partner's allocation of any item of income, gain, loss, deduction, or credit of the Partnership for such taxable year, other than "allocable cash basis items" shall be determined by taking into account the varying interests of the Partners pursuant to such method as is permitted by Code Section 706(d) and the regulations thereunder. Each Partner's share of "allocable cash basis items" shall be determined in accordance with Code Section 706(d)(2) by (i) assigning the appropriate portion of each item to each day in the period to which it is attributable, and (ii) allocating the portion assigned to any such day among the Partners in proportion to their interests in the Partnership at the close of such day. "Allocable cash basis item" shall have the meaning ascribed to it by Code Section 706(d)(2)(B) and the regulations thereunder.

Article IV
Distributions

        4.01 Time of Distribution. Cash available for distribution shall be determined by the Managing General Partner. The Managing General Partner shall distribute, in its discretion, such cash deemed available for distribution, but such determinations shall be made not less frequently than quarterly.

        4.02 Distributions.

          (a)   All distributions (other than those made to wind up the Partnership in accordance with Section 9.03) initially shall be made 89% to the Investor Partners in regard to, and in proportion to, the Units owned by them, and 11% to the Managing General Partner.

          (b)   The Partnership shall not require that Investor Partners reinvest their share of cash available for distribution in the Partnership. In no event shall funds be advanced or borrowed for purposes of distributions if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to such revenues. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with distributions to Investor Partners and only out of funds properly allocated to the Managing General Partner's account.

        4.03 Capital Account Deficits. No distributions shall be made to any Investor Partner to the extent such distribution would create or increase a deficit in such Investor Partner's Capital Account (as adjusted in Section 3.02(b)(1)). Any distribution which is hereby prohibited shall be made to those Investor Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(1)) in the proportion that the positive balance of each such Investor Partner's adjusted Capital Account bears to the aggregate balance of all such Investor Partners' adjusted Capital Accounts.

        4.04 Liability Upon Receipt of Distributions.

          (a)   If a Partner has received a return of any part of his Capital Contribution without violation of the Partnership Agreement or the Act, he is liable to the Partnership for a period of one year thereafter for the amount of such returned contribution, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the Capital Contribution was held by the Partnership.

          (b)   If a Partner has received a return of any part of his Capital Contribution in violation of either the Partnership Agreement or the Act, he is liable to the Partnership for a period of six years thereafter for the amount of the Capital Contribution wrongfully returned.

          (c)   A Partner receives a return of his Capital Contribution to the extent that the distribution to him reduces his share of the fair value of the net assets of the Partnership below the value, as set forth in the records required to be kept by Nevada law, of his Capital Contribution which has not been distributed to him.

Article V
Activities

        5.01 Management. The Managing General Partner shall conduct, direct, and exercise full and exclusive control over all activities of the Partnership. Investor Partners shall have no power over the conduct of the affairs of the Partnership or otherwise commit or bind the Partnership in any manner. The Managing General Partner shall manage the affairs of the Partnership in a prudent and businesslike fashion and shall use its best efforts to carry out the purposes and character of the business of the Partnership.

        5.02 Conduct of Operations.

          (a)   Operations of the Partnership shall be conducted as follows:

            (1)   The Managing General Partner shall establish a program of operations for the Partnership.

            (2)   The Investor Partners agree to participate in the Partnership's program of operations as established by the Managing General Partner; provided, that no well drilled to the point of setting casing need be completed if, in the Managing General Partner's opinion, such well is unlikely to be productive of oil or gas in quantities sufficient to justify the expenditures required for well completion. The Partnership may and it is expected that it will participate with others in the drilling of wells and it may enter into joint ventures, partnerships, or other such arrangements.

          (b)   All transactions between the Partnership and the Managing General Partner or its affiliates shall be on terms no less favorable than those terms that could be obtained between the Partnership and independent third parties dealing at arm's-length, subject to the provisions of Section 5.07.

          (c)   The Partnership shall not participate in any joint operations on any co-owned lease unless there has been acquired or reserved on behalf of the Partnership the right to take in-kind or separately dispose of its proportionate share of the oil and gas produced from such lease exclusive of production which may be used in development and production operations on the lease and production unavoidably lost, and, if an affiliate of the Managing General Partner is the operator of such lease, the Managing General Partner has entered into written agreements with every other person or entity owning any working or operating interest reserving to such person or entity a similar right to take in-kind, unless, in the opinion of counsel to the Partnership, the failure to reserve such right to take in-kind will not result in the Partnership being treated as a member of an association taxable as a corporation for federal income tax purposes.

          (d)   The relationship of the Partnership and the Managing General Partner (or any affiliate retaining or acquiring an interest) as co-owners in leases, except to the extent superseded by an operating agreement consistent with the preceding paragraph and except to the extent inconsistent with this Partnership Agreement, shall be governed by the AAPL Form 610 Model Operating Agreement-1982, with a provision reserving the right to take production in-kind and with a current accounting procedure promulgated by the Council of Petroleum Accountant Societies of North America to govern as the accounting procedures under such operating agreement.

          (e)   The Managing General Partner may designate or agree to (and enter into written Agreements with and for) such other Persons as it deems appropriate to conduct the actual drilling and producing operations of the Partnership.

          (f)    In the event that any affiliate of the Managing General Partner serves as an operator on any Partnership wells, it will do so pursuant to a model form operating agreement issued by the American Association of Petroleum Landmen and an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America. Such affiliate shall receive fees not in excess of the competitive rate for the area, typically in the form of per well charges for each producing well.

          (g)   The Managing General Partner shall be reimbursed by the Partnership for Direct Costs and Administrative Costs incurred and paid by it. All other expenses shall be borne by the Partnership. Administrative Costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. Direct Costs shall be billed directly to and paid by the Partnership to the extent practicable. Administrative Costs must be reasonably allocated to the Partnership on the basis of assets, revenues, time records or other methods conforming with generally accepted accounting principles. No portion of salaries, benefits, compensation or remuneration of controlling persons shall be reimbursed as Administrative Costs.

          (h)   The Managing General Partner and its affiliates may but are not required to enter into other transactions (embodied in a written contract) with the Partnership, such as providing services, supplies, and equipment, and shall be entitled to compensation for such services at prices and on terms that are competitive in the geographic area of operations.

          (i)    The Partnership shall make no loans to the Managing General Partner or any affiliate thereof.

          (j)    The Managing General Partner shall not borrow monies for the business of the Partnership if such financing shall provide that the lender has recourse against any Investor Partner.

          (k)   The funds of the Partnership shall not be commingled with the funds of any other Person.

          (l)    Notwithstanding any provision herein to the contrary, no creditor shall receive, as a result of making any loan, a direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.

          (m)  The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. Except as permitted under Section (II)(H)(3) of the North American Securities Administrators Association ("NASAA") Statement of Policy on Oil and Gas Programs, no agreement (including this Agreement) between the Managing General Partner and the Partnership shall limit any fiduciary duty to the Partnership owed by the Managing General Partner under any applicable law.

        5.03 Acquisition and Sale of Leases.

          (a)   To the extent the Partnership does not acquire a full interest in a lease from the Managing General Partner, the remainder of the interest in such lease may at certain times be held by the Managing General Partner, which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of such remaining interest. Profits from such exploitation and/or disposition shall be for the benefit of the Managing General Partner to the exclusion of the Partnership. Any leases acquired by the Partnership from the Managing General Partner shall be acquired only at the Managing General Partner's Cost, unless the Managing General Partner shall have reason to believe that Cost is in excess of the fair market value of such property, in which case the price shall not exceed the fair market value. If the Managing General Partner has reason to believe the Cost is materially more than the fair market value of such property, then the Managing General Partner shall obtain an appraisal from a qualified independent expert with respect to the sale of such property to the Partnership. The partnership will maintain such appraisals in its records for at least six years. Neither the Managing General Partner nor any affiliate shall acquire or retain any carried, reversionary, or Overriding Royalty Interest on the lease interests acquired by the Partnership, nor shall the Managing General Partner enter into any farmout arrangements with respect to its retained interest, except as provided in Section 5.05.

          (b)   The Partnership shall acquire only leases, and parts thereof, reasonably expected to meet the stated purposes of the Partnership. No leases shall be acquired for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

        5.04 Title to Leases.

          (a)   Record title to each lease acquired by the Partnership may be temporarily held in the name of the Managing General Partner, or in the name of any nominee designated by the Managing General Partner, as agent for the Partnership until a productive well is completed on a lease. Thereafter, record title to leases shall be assigned to and placed in the name of the Partnership if such assignment is practical and permissible under the circumstances and local law and regulations. The Partnership may enter into written agreements with the Managing General Partner to explore and/or develop mineral properties located outside of the United States subject to concessions or production sharing agreements or other agreements where it is not possible or practical to cause record title of the Partnership's interest in such properties to be placed in the name of the Partnership. In such case the record title (or concession or production sharing agreement or other agreement) may be held by a special nominee entity organized by the Managing General Partner provided that the sole purpose of the entity is to hold record title to oil and gas properties and it does not engage in any other business or incur any other liabilities. In addition, the Managing General Partner shall obtain either a ruling from the Internal Revenue Service or an opinion of tax counsel to the effect that such arrangement shall not change the ownership status of the Partnership for federal income tax purposes.

          (b)   The Managing General Partner shall take the necessary steps in its best judgment to render title to the leases to be assigned to the Partnership acceptable for the purposes of the Partnership. No operation shall be commenced on any Prospect acquired by the Partnership unless the Managing General Partner is satisfied that the undertaking of such operation would be in the best interest of Investor Partners and the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements and shall not be liable to the Partnership or the Investor Partners for any mistakes of judgment unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were the result of negligence by the Managing General Partner; nor shall the Managing General Partner or its affiliates be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to any lease assigned to the Partnership or the extent of the interest covered thereby.

        5.05 Farmouts.

          (a)   No Partnership lease shall be farmed out, sold, or otherwise disposed of unless the Managing General Partner, exercising the standard of a prudent operator, determines that:

            (1)   The Partnership lacks sufficient funds to drill on such lease and is unable to obtain suitable financing;

            (2)   The leases have been downgraded by events occurring after assignment to the Partnership;

            (3)   Drilling on the leases would result in an excessive concentration of Partnership funds creating, in the Managing General Partner's opinion, undue risk to the Partnership; or

            (4)   The farmout is in the best interests of the Partnership.

          (b)   Farmouts between the Partnership and the Managing General Partner or its affiliates, including any other affiliated limited partnership, shall be effected on terms deemed fair by the Managing General Partner. The Managing General Partner, exercising the standard of a prudent operator, shall determine that the farmout is in the best interest of the Partnership and the terms of the farmout are consistent with and, in any case, no less favorable to the Partnership than those utilized in the geographic area of operations for similar arrangements. The respective obligations and revenue sharing of all affiliated parties to the transactions shall be substantially the same, and the compensation arrangement or any other interest or right of either the Managing General Partner or its affiliates shall be substantially the same in each participating partnership or, if different, shall be reduced to reflect the lower compensation arrangement.

        5.06 Release, Abandonment, and Sale or Exchange of Properties. Except as provided elsewhere in this Article V and in Section 6.03, the Managing General Partner shall have full power to dispose of the production and other assets of the Partnership, including the power to determine which leases shall be released or permitted to terminate, those wells to be abandoned, whether any lease, well or production interest, or rights therein shall be sold or exchanged, and the terms therefor.

        5.07 Certain Transactions.

          (a)   Whenever the Managing General Partner or its affiliates sell, transfer, or assign an interest in a Prospect to the Partnership, they shall assign to the Partnership an equal proportionate interest in each of the leases comprising the Prospect. If the Managing General Partner or its affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its affiliates is identical to or less than their interest in the Partnership) subsequently propose to acquire an interest in a Prospect in which the Partnership possesses an interest or in a Prospect abandoned by the Partnership within one year preceding such proposed acquisition, the Managing General Partner or its affiliates shall offer an equivalent interest therein to the Partnership; and, if funds, including borrowings, are not available to the Partnership to enable it to consummate a purchase of an equivalent interest in such property and pay the development costs thereof, neither the Managing General Partner nor any of its affiliates shall acquire such interest or property. The term "abandoned" shall mean the termination, either voluntarily or by operation of the lease or otherwise, of all of the Partnership's interest in the Prospect. These limitations shall not apply after the lapse of five years from the date of formation of the Partnership.

          (b)   The geological limits of a Prospect shall be enlarged or contracted on the basis of subsequently acquired geological data that further defines the productive limits of the underlying oil and/or gas reservoir and shall include all of the acreage determined by such subsequent data to be encompassed by such reservoir; further, where the Managing General Partner or its affiliate owns a separate property interest in such enlarged area, such interest shall be sold to the Partnership if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves that are attributable to such separate property interest; provided, however, that the Partnership shall not be required to expend additional funds unless they are available from the initial capitalization of the Partnership or if the Managing General Partner believes it is prudent to borrow for the purpose of acquiring such additional acreage.

          (c)   The Partnership shall not purchase properties from or sell properties to any other affiliated partnership. This prohibition, however, shall not apply to transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee's obligation to conduct drilling activities on such property or to joint ventures among such affiliated partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its affiliates is the same in each affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner is reduced to reflect the lower compensation arrangement.

          (d)   During the existence of the Partnership, and before it has ceased operations, neither the Managing General Partner nor any of its affiliates (excluding another partnership where the Managing General Partner's or its affiliates' interest in such partnership is identical to or less than their interest in the Partnership) shall acquire, retain, or drill for their own account any oil and gas interest in any Prospect in which the Partnership possesses an interest, except for transactions whereby the Managing General Partner or such affiliate acquires or retains a proportionate Working Interest, the respective obligations of the Managing General Partner or the affiliate and the Partnership are substantially the same after the sale of the interest to the Partnership, and the Managing General Partner's or affiliate's interest in revenues does not exceed the amount proportionate to its Working Interest.

          (e)   If the Managing General Partner or the affiliate is engaged to a substantial extent, as an ordinary and ongoing business, in providing such services, equipment, or supplies to others in the industry, then the compensation, price or rental for any oil field, equipage, or other services, and any equipment and supplies rendered, sold or leased by such person to the Partnership shall be at prices competitive with those charged by others in the geographical area of operations that reasonably could be available to the Partnership. If neither the Managing General Partner nor its affiliates is engaged in the business as set forth above, then the compensation, price or rental shall be the cost of such services, equipment or supplies to such entity, or the competitive rate that could be obtained in the area, whichever is less. No turnkey drilling contracts shall be made between the Managing General Partner or its affiliates and the Partnership. Neither the Managing General Partner nor its affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. Any such services for which the Managing General Partner or an affiliate is to receive compensation shall be embodied in a written contract that precisely describes the services to be rendered and all compensation to be paid.

          (f)    Advance payments by the Partnership to the Managing General Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs. These payments, if any, shall not include nonrefundable payments for completion costs prior to the time that a decision is made that the well or wells warrant a completion attempt.

          (g)   Neither the Managing General Partner nor its affiliates shall make any future commitments of the Partnership's production that do not primarily benefit the Partnership, nor shall the Managing General Partner or any affiliate utilize Partnership funds as compensating balances for the benefit of the Managing General Partner or the affiliate.

          (h)   No rebates or give-ups may be received by the Managing General Partner or any of its affiliates, nor may the Managing General Partner or any affiliate participate in any reciprocal business arrangements that would circumvent these restrictions.

          (i)    During a period of five years from the date of formation of the Partnership, if the Managing General Partner or any of its affiliates proposes to acquire from an unaffiliated person an interest in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

            (1)   If the Managing General Partner or the affiliate does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the affiliate shall be permitted to purchase an interest in the Prospect.

            (2)   If the Managing General Partner or the affiliate currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the affiliate in the same proportion as is the other property in the Prospect; provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the affiliate shall be permitted to purchase any additional interest in the Prospect.

          (j)    If the Partnership acquires property pursuant to a farmout or joint venture from an affiliated program, the Managing General Partner's and/or its affiliates' aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing General Partner and/or its affiliates could receive if the property were separately owned or retained by either one of the programs.

          (k)   Neither the Managing General Partner nor any affiliate, including affiliated programs, may purchase or acquire any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Investor Partners of the Partnership and then subject to the following conditions:

            (1)   A sale, transfer or conveyance, including a farmout, of an undeveloped property from the Partnership to the Managing General Partner or an affiliate, other than an affiliated program, must be made at the higher of cost or fair market value.

            (2)   A sale, transfer or conveyance of a developed property from the Partnership to the Managing General Partner or an affiliate, other than an affiliated program in which the interest of the Managing General Partner is substantially similar to or less than its interest in the subject Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value.

            (3)   Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of an undeveloped property from the Partnership to an affiliated drilling program must be made at fair market value if the property has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost.

            (4)   Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of any type of property from the Partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or there have been significant expenditures made in connection with the property. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost as adjusted for intervening operations.

          (l)    If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Partnership Agreement, including the following:

            (1)   There will be no duplication or increase in Organization and Offering Costs, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

            (2)   There will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Investor Partners; and

            (3)   There will be no diminishment in the voting rights of the Investor Partners.

          (m)  In connection with a proposed Roll-Up, the following shall apply:

            (1)   An appraisal of all Partnership assets shall be obtained from a competent independent expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and any applicable state securities commission as an exhibit to the registration statement for the offering. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.

            (2)   In connection with a proposed Roll-Up, Investor Partners who vote "no" on the proposal shall be offered the choice of:

              (i)    Accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

              (ii)   Remaining as Investor Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or

              (iii)  Receiving cash in an amount equal to the Investor Partners' pro-rata share of the appraised value of the net assets of the Partnership.

            (3)   The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 7.07 and 7.08 of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

            (4)   The Partnership shall not participate in any proposed Roll-Up transaction that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction that would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Units held by that Investor Partner.

            (5)   The Partnership shall not participate in a Roll-Up in which Investor Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 8.01 of this Agreement.

            (6)   The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Investor Partners.

            (7)   The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the Investor Partners.

          (n)   The Partnership may borrow money on a non-recourse basis from the Managing Partner or any of its affiliates, provided that on any loans made available by the Managing Partner or any of its affiliates to the Partnership, the Managing Partner or such affiliate shall not receive interest in excess of the amount which would be charged to the Partnership (without reference to the Managing Partner's financial abilities or guaranties) by independent third parties for the same purpose. In connection with any loans to the Partnership by the Managing Partner or its affiliates, the Managing Partner or its affiliates shall not receive points or other financing charges or fees, regardless of the amount.

Article VI
Managing General Partner

        6.01 Managing General Partner. The Managing General Partner shall have the sole and exclusive right and power to manage and control the affairs of and to operate the Partnership and to do all things necessary to carry on the business of the Partnership for the purposes described in Section 1.03 and to conduct the activities of the Partnership as set forth in Article V. No financial institution or any other person, firm, or corporation dealing with the Managing General Partner shall be required to ascertain whether the Managing General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm, or corporation shall be protected in relying solely upon the deed, transfer, or assurance of and the execution of such instrument or instruments by the Managing General Partner. The Managing General Partner shall devote so much of its time to the business of the Partnership as in its judgment the conduct of the Partnership's business shall reasonably require and shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. The Managing General Partner may engage in business ventures of any nature and description independently or with others and neither the Partnership nor any of its Investor Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom.

        6.02 Authority of Managing General Partner. The Managing General Partner is specifically authorized and empowered, on behalf of the Partnership, and by consent of the Investor Partners herein given, to do any act or execute any document or enter into any contract or any agreement of any nature necessary or desirable, in the opinion of the Managing General Partner, in pursuance of the purposes of the Partnership. Without limiting the generality of the foregoing, in addition to any and all other powers conferred upon the Managing General Partner pursuant to this Agreement and the Act, and except as otherwise prohibited by law or hereunder, the Managing General Partner shall have the power and authority to:

          (a)   Acquire leases and other interests in oil and/or gas properties in furtherance of the Partnership's business;

          (b)   Enter into and execute pooling agreements, farmout agreements, operating agreements, unitization agreements, dry and bottom hole and acreage contribution letters, construction contracts, and any and all documents or instruments customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, and all other instruments deemed by the Managing General Partner to be necessary or appropriate to the proper operation of oil or gas properties or to effectively and properly perform its duties or exercise its powers hereunder;

          (c)   Make expenditures and incur any obligations it deems necessary to implement the purposes of the Partnership; employ and retain such personnel as it deems desirable for the conduct of the Partnership's activities, including employees, consultants, and attorneys; and exercise on behalf of the Partnership, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections, and obligations granted to or imposed upon the Partnership;

          (d)   Manage, operate, and develop any Partnership property, and enter into operating agreements with any party with respect to properties acquired by the Partnership, which agreements may contain such terms, provisions, and conditions as are usual and customary within the industry and as the Managing General Partner shall approve;

          (e)   Compromise, sue, or defend any and all claims in favor of or against the Partnership;

          (f)    Subject to the provisions of Section 8.04, make or revoke any election permitted the Partnership by any taxing authority;

          (g)   Perform any and all acts it deems necessary or appropriate for the protection and preservation of the Partnership assets;

          (h)   Maintain at the expense of the Partnership such insurance coverage for public liability, fire and casualty, loss of well control, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time, provided that the public liability coverage shall at all times be equal to the lesser of two times the Partnership's capitalization or $50,000,000 and shall at no time be less than $10,000,000;

          (i)    Buy, sell, or lease property or assets on behalf of the Partnership;

          (j)    Enter into agreements to hire services of any kind or nature;

          (k)   Assign interests in properties to the Partnership;

          (l)    Enter into soliciting dealer agreements and perform all of the Partnership's obligations thereunder, to issue and sell Units pursuant to the terms and conditions of this Agreement, the Subscription Agreements, and the prospectus, to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Partners;

          (m)  Subject to the provisions of Section 6.03(j), borrow monies for the business of the Partnership and from time to time draw, make, execute, and issue promissory notes and other negotiable or nonnegotiable instruments and evidences of indebtedness; secure the payment of the sums so borrowed and to mortgage, pledge or assign in trust all or any part of the Partnership's property; assign any monies owing or to be owing to the Partnership; and engage in any other means of financing customary in the oil and gas industry; provided that any such financing shall provide that the lender has recourse only against the Partnership assets and not against any Investor Partner individually; and provided further that no such financing shall be used for the purpose of paying fees to the Managing General Partner or its affiliates, other than to reimburse the Managing General Partner or its affiliates for fees or expenses it or they have paid to third parties in the normal course of business on behalf of the Partnership; and

          (n)   Perform any and all acts, and execute any and all documents it deems necessary or appropriate to carry out the purposes of the Partnership.

        6.03 Certain Restrictions on Managing General Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, neither the Managing General Partner nor any affiliate of the Managing General Partner shall have the power or authority to, and shall not, do, perform, or authorize any of the following:

          (a)   Use any revenues from Partnership operations for the purposes of acquiring leases in new or unrelated Prospects or paying any Organization and Offering Costs; provided, however, that revenues from Partnership operations may be used for other Partnership operations, including without limitation, for the purposes of drilling, completing, maintaining, recompleting, and operating wells on existing Partnership Prospects and acquiring and developing new leases to the extent such leases are considered by the Managing General Partner in its sole discretion to be a part of a Prospect in which the Partnership then owns a lease;

          (b)   Without having first received the prior consent of the holders of a majority of the then outstanding Units entitled to vote:

            (1)   Sell all or substantially all of the assets of the Partnership (except upon liquidation of the Partnership pursuant to Article IX), unless cash funds of the Partnership are insufficient to pay the obligations and other liabilities of the Partnership;

            (2)   Dispose of the goodwill of the Partnership;

            (3)   Do any other act that would make it impossible to carry on the ordinary business of the Partnership; or

            (4)   Agree to the termination or amendment of any operating agreement to which the Partnership is a party, or waive any rights of the Partnership thereunder, except for amendments to the operating agreement that the Managing General Partner believes are necessary or advisable to ensure that the operating agreement conforms to any changes in or modifications to the Code or that do not adversely affect the Investor Partners in any material respect;

          (c)   Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any Person other than the Partnership;

          (d)   Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

          (e)   Use the Partnership's name, credit, or property for other than Partnership purposes;

          (f)    Take any action, or permit any other Person to take any action, with respect to the assets or property of the Partnership that does not benefit the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit or the commitment of future production;

          (g)   Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing General Partner and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing General Partner, its affiliates, and the Partnership;

          (h)   Utilize Partnership funds to invest in the securities of another Person except in the following instances:

            (1)   Investments in working interests or undivided lease interests made in the ordinary course of the Partnership's business;

            (2)   Temporary investments made in compliance with Section 2.02(f) of this Agreement;

            (3)   Investments involving less than 5% of Partnership capital which are a necessary and incidental part of a property acquisition transaction; and

            (4)   Investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

          (i)    Vote with respect to any Unit held by it on matters submitted to the partners regarding the removal of the Managing General Partner or regarding any transaction between the Partnership and the Managing General Partner.

          (j)    Without having first received the prior consent of holders of a majority of the then outstanding Units present, in person or by proxy, at a meeting of Investor Partners at which a quorum is present, engage in any borrowing activity authorized by Section 6.02(m) if the total amount of the Partnership's borrowings then outstanding would exceed an amount equal to 25% of the Capital Contributions to the Partnership.

        6.04 Indemnification of Managing General Partner. The Managing General Partner shall have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership that arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the Managing General Partner has determined in good faith that the course of conduct that caused the loss or liability was in the best interests of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Indemnification of the Managing General Partner is recoverable only from the tangible net assets of the Partnership, including the insurance proceeds from the Partnership's insurance policies and the insurance and indemnification of the Partnership's subcontractors, and is not recoverable from the Investor Partners. Notwithstanding the above, the Managing General Partner and any person acting as a broker-dealer shall not be indemnified for liabilities arising under federal and state securities laws unless (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) that are specifically set forth in the Partnership Agreement and (ii) in which plaintiffs claim they were offered or sold Units.

        In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, or respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

        The advancement of Partnership funds to the Managing General Partner or its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

          (a)   The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; and

          (b)   The legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement; and

          (c)   The Managing General Partner or its affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not incur the cost of the portion of any insurance that insures the Managing General Partner against any liability as to which the Managing General Partner is herein prohibited from being indemnified.

        6.05 Withdrawal.

          (a)   Notwithstanding the limitations contained in Section 6.03(i), the Managing General Partner shall have the right, by giving written notice to the other Partners, to substitute in its stead as Managing General Partner any successor entity or any entity controlled by the Managing General Partner, provided that the successor Managing General Partner must have a tangible net worth of at least $5 million, and the Investor Partners, by execution of this Agreement, expressly consent to such a transfer, unless it would adversely affect the status of the Partnership as a partnership for federal income tax purposes.

          (b)   The Managing General Partner may not voluntarily withdraw from the Partnership prior to the Partnership's completion of its primary drilling and/or acquisition activities, and then only after giving 120 days written notice. The Managing General Partner may not partially withdraw its property interests held by the Partnership unless such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by a majority-in-interest vote of the Investor Partners. The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of property interests and such withdrawal may not result in a greater amount of Direct Costs or Administrative Costs being allocated to the Investor Partners. The withdrawing Managing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Managing General Partner withdraws and the Partners elect to continue the Partnership, the Managing General Partner's interest shall be valued in accordance with the provisions of Section 7.06(c) hereof.

        6.06 Management Fee.

          (a)   The Partnership shall pay the Managing General Partner, following the Offering Termination Date, a Management Fee equal to the difference between (i) 15% of the total subscriptions and (ii) the total underwriting and brokerage discounts, commissions, and expenses incurred in regard to the organization of the Partnership and the selling of the Units.

          (b)   The Management Fee will be payable by the Partnership monthly in an amount not to exceed $1 million per year until such time as the Management Fee has been paid in its entirety. The Management Fee payable during the Partnership year will not be deducted from the Capital Contributions of the Investor Partners, but will be paid by the Partnership from funds which would otherwise be available for distribution to the partners in the Partnership during such Partnership year, and in such monthly amounts as may be determined in the discretion of the Managing Partner. To the extent that the Partnership has insufficient distributable funds during a particular Partnership year to fully pay the amount of the Management Fee payable during the Partnership year, then the amount of such unpaid Management Fee shall be carried forward and payable in the next succeeding Partnership year.

        6.07 Tax Matters and Financial Reporting Partner. The Managing General Partner shall serve as the tax matters partner for purposes of Code Sections 6221 through 6233 and as the financial reporting partner. The Partnership may engage its accountants and/or attorneys to assist the tax matters partner in discharging its duties hereunder.

Article VII
Investor Partners

        7.01 Management. No Investor Partner shall take part in the control or management of the business or transact any business for the Partnership, and no Investor Partner shall have the power to sign for or bind the Partnership. Any action or conduct of Investor Partners on behalf of the Partnership is hereby expressly prohibited. Any Investor Partner who violates this Section 7.01 shall be liable to the remaining Investor Partners, the Managing General Partner, and the Partnership for any damages, costs, or expenses any of them may incur as a result of such violation. The Investor Partners hereby grant to the Managing General Partner or its successors or assignees the exclusive authority to manage and control the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. Investor Partners shall have the right to vote only with respect to those matters specifically provided for in these Articles. No Investor Partner shall have the authority to:

          (a)   Assign the Partnership property in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

          (b)   Dispose of the goodwill of the business;

          (c)   Do any other act that would make it impossible to carry on the ordinary business of the Partnership;

          (d)   Confess a judgment;

          (e)   Submit a Partnership claim or liability to arbitration or reference;

          (f)    Make a contract or bind the Partnership to any agreement or document;

          (g)   Use the Partnership's name, credit, or property for any purpose;

          (h)   Do any act which is harmful to the Partnership's assets or business or by which the interests of the Partnership shall be imperiled or prejudiced; or

          (i)    Perform any act in violation of any applicable law or regulations thereunder, or perform any act that is inconsistent with the terms of this Agreement.

        7.02 Indemnification of Additional General Partners. The Managing General Partner agrees to indemnify each of the Additional General Partners for the amounts of obligations, risks, losses, or judgments of the Partnership or the Managing General Partner that exceed the amount of applicable insurance coverage and amounts that would become available from the sale of all Partnership assets. Such indemnification applies to casualty losses and to business losses, such as losses incurred in connection with the drilling of an unproductive well, to the extent such losses exceed the Additional General Partners' interest in the undistributed net assets of the Partnership. If, on the other hand, such excess obligations are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner shall be unenforceable as to such Additional General Partner and such Additional General Partner shall be liable to all other Partners for damages and obligations resulting therefrom.

        7.03 Assignment of Units.

          (a)   The interest of an Investor Partner in the Partnership shall be assignable, in whole or in part, subject to the following:

            (1)   No such assignment shall be made if, in the opinion of counsel to the Partnership, such assignment would cause the termination of the Partnership for federal income tax purposes under Section 708 of the Code or might result in a change in the status of the Partnership to a "publicly traded partnership" within the meaning of Section 7704 of the Code, or if in the opinion of counsel to the Partnership such assignment may not be effected without registration under the Securities Act of 1933, as amended, or would result in the violation of any applicable state securities laws;

            (2)   Except in the case of a transfer of Units at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such transfer and to confirm the agreement of the transferee to be bound by the provisions of this Article VII. In any case not described in the preceding sentence, the transfer shall be confirmed by presentation to the Partnership of legal evidence of such transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer; and

            (3)   The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the Units transferred.

          An assignment by an Investor Partner in violation of clause (1) or clause (2) of this Section 7.03 shall be null and void and of no effect whatever and shall not bind the Partnership or any other Partner. The transferee of an Investor Partner's interest in the Partnership shall pay all costs and expenses incurred by the Partnership in connection with such assignment. In the discretion of the Managing General Partner, such costs and expenses may be collected out of revenues otherwise allocable to such transferee under this Agreement.

          (b)   A Person who acquires one or more Units but who is not admitted as a Substituted Investor Partner pursuant to Section 7.03(c) shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of an Additional General Partner or a Limited Partner under the Act or the Agreement.

          (c)   Subject to the other provisions of this Article VII, a transferee of Units may be admitted to the Partnership as a Substituted Investor Partner only upon satisfaction of the conditions set forth below in this Section 7.03(c):

            (1)   The Managing General Partner consents to such admission, which will only be withheld if necessary to preserve the tax status of the partnership or the classification of partnership income for tax purposes. In the event the Managing General Partner withholds its consent, it will provide an opinion of counsel as to the legal necessity requiring it to withhold such consent;

            (2)   The transferor gives the transferee such right;

            (3)   The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request (including, without limitation, amendments to the Certificate of Limited Partnership) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions hereof;

            (4)   The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the transferred Units;

            (5)   If the transferee is not an individual of legal majority, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement; and

            (6)   In any calendar quarter in which a Substituted Investor Partner is admitted to the Partnership, the Managing General Partner shall amend the certificate of limited partnership to effect the substitution of such Substituted Investor Partner, although the Managing General Partner may do so more frequently. In the case of assignments where the assignee does not become a Substituted Investor Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

          (d)   Each Investor Partner hereby covenants and agrees with the Partnership for the benefit of the Partnership and all Partners that (i) he is not currently making a market in Units and (ii) he will not transfer any Unit on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any regulations, proposed regulations, revenue rulings, or other official pronouncements of the Service or Treasury Department that may be promulgated or published thereunder). Each Investor Partner further agrees that he will not transfer any Unit to any Person unless such Person agrees to be bound by this Section 7.03 and to transfer such Units only to Persons who agree to be similarly bound.

        7.04 Prohibited Transfers.

          (a)   If the Partnership is required to recognize a transfer that is not permitted by Section 7.03(a) (or if the Managing General Partner, in its sole discretion, elects to recognize a transfer that is not permitted by Section 7.03(a)), the interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Partnership.

          (b)   In the case of a transfer or attempted transfer of Units that is not permitted by Section 7.03(a), the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

        7.05 Withdrawal by Investor Partners. Neither a Limited Partner nor an Additional General Partner may withdraw from the Partnership, except as otherwise provided in this Agreement.

        7.06 Removal of Managing General Partner.

          (a)   The Managing General Partner may be removed at any time, upon 90 days prior written notice, with the consent of Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor Managing General Partner or Partners, within such 90-day period by Investor Partners owning a majority of the then outstanding Units.

          (b)   Any successor Managing General Partner may be removed upon the terms and conditions provided in this Section.

          (c)   In the event a Managing General Partner is removed, or withdraws in accordance with Section 6.05 hereof and the Partners elect to continue the Partnership, its respective interest in the assets of the Partnership shall be determined by independent appraisal by a qualified independent petroleum engineering consultant who shall be selected by mutual agreement of the Managing General Partner and the incoming sponsor. Such appraisal will take into account an appropriate discount to reflect the risk of recovery of oil and gas reserves, and, at its election, the removed Managing General Partner's interest in the Partnership assets may be distributed to it or the interest of the Managing General Partner in the Partnership may be retained by it as a Limited Partner in the successor limited partnership; provided, however, that if immediate payment to the removed Managing General Partner would impose financial or operational hardship upon the Partnership, as determined by the successor Managing General Partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to the removed Managing General Partner may be postponed to that time when, in the determination of the successor Managing General Partner, payment will not cause a hardship to the Partnership. In the event the Managing General Partner is involuntarily removed, the Partnership may, at its option, elect to make payment for the Managing General Partner's interest in the form of an interest-bearing promissory note coming due in no less than five years with equal installments payable each year. In the event the Managing General Partner voluntarily withdraws from the Partnership the Partnership may, at its option, elect to make payment for the Managing General Partner's interest in the form of a non-interest bearing, unsecured promissory note with principal payable from distributions which the Managing General Partner would have received under the Agreement had it not withdrawn. The cost of such appraisal shall be borne by the Partnership. The successor Managing General Partner shall have the option to purchase at least 20% of the removed Managing General Partner's interest for the value determined by the independent appraisal. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations, and interests in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations, and interests in any such contract to terminate at the time of its removal.

          (d)   Upon effectiveness of the removal of the Managing General Partner, the assets, books, and records of the Partnership shall be surrendered to the successor Managing General Partner, provided that the successor Managing General Partner shall have first (i) agreed to accept the responsibilities of the Managing General Partner, and (ii) made arrangements satisfactory to the original Managing General Partner to remove such Managing General Partner from personal liability on any Partnership borrowings or, if any Partnership creditor will not consent to such removal, agreed to indemnify the original Managing General Partner for any subsequent liabilities in respect to such borrowings. Immediately after the removal of the Managing General Partner, the successor Managing General Partner shall prepare, execute, file for recordation, and cause to be published, such notices or certificates as may be required by the Act.

        7.07 Calling of Meetings. Investor Partners owning 10% or more of the then outstanding Units entitled to vote shall have the right to request that the Managing General Partner call a meeting of the Partners. The Managing General Partner shall call such a meeting and shall deposit in the United States mails within 15 days after receipt of such request, written notice to all Investor Partners of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Investor Partners shall have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. Investor Partners shall have the right to vote in person or by proxy.

        7.08 Additional Voting Rights. Investor Partners shall be entitled to all voting rights granted to them by and under this Agreement and as specified by the Act. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Except as otherwise provided herein or in the prospectus, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present shall be required for approval of any such matters. In addition, except as otherwise provided in this Section, holders of a majority of the then outstanding Units may, without the concurrence of the Managing General Partner, vote to (a) approve or disapprove the sale of all or substantially all of the assets of the Partnership, (b) dissolve the Partnership, (c) remove the Managing General Partner and elect a new Managing General Partner, (d) amend the Agreement; provided, however, any such amendment may not increase the duties or liabilities of any participant or the Managing General Partner or increase or decrease the profit or loss sharing or required capital contribution of any participant or the Managing General Partner without the approval of such participant or the Managing General Partner, nor may any such amendment affect the classification of partnership income or loss for federal income tax purposes without the unanimous approval of all the Partners, (e) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership, and (f) cancel any contract for services with the Managing General Partner or any affiliates without penalty upon 60 days' notice. The Partnership shall not participate in a Roll-Up unless the Roll-Up is approved by at least 66 2/3% in interest of the Investor Partners. A majority in interest of the then outstanding Units entitled to vote shall constitute a quorum. In determining the requisite percentage in interest of Units necessary to approve a matter on which the Managing General Partner and its affiliates may not vote or consent, any Units owned by the Managing General Partner and its affiliates shall not be included.

        7.09 Voting by Proxy. The Investor Partners may vote either in person or by proxy.

        7.10 Conversion of Additional General Partner Interests into Limited Partner Interests.

          (a)   As provided herein, Additional General Partners may elect to convert, transfer, and exchange their interests for Limited Partner interests in the Partnership upon receipt by the Managing General Partner of written notice of such election. An Additional General Partner may request conversion of his interests for Limited Partner interests at any time one year following the closing of the securities offering which relates to the Agreement and the disbursement to the Partnership of the proceeds of such securities offering.

          (b)   The Managing General Partner shall notify all Additional General Partners at least 30 days prior to any material change in the amount of the Partnership's insurance coverage. Within this 30-day period, and notwithstanding Section 7.10(a), Additional General Partners shall have the right to immediately convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner.

          (c)   The Managing General Partner shall convert the interests of all Additional General Partners in a particular Partnership to interests of Limited Partners in that Partnership during the year following completion of drilling of that Partnership.

          (d)   The Managing General Partner shall cause the conversion to be effected as promptly as possible as prudent business judgment dictates. Conversion of an Additional General Partnership interest to a Limited Partnership interest in a particular Partnership shall be conditioned upon a finding by the Managing General Partner that such conversion will not cause a termination of the Partnership for federal income tax purposes, and will be effective upon the Managing General Partner's filing an amendment to its Certificate of Limited Partnership. The Managing General

  Partner is obligated to file an amendment to its Certificate at any time during the full calendar month after receipt of the required notice of the Additional General Partner and a determination of the Managing General Partner that the conversion will not constitute a termination of the Partnership for tax purposes. Effecting conversion is subject to the satisfaction of the condition that the electing Additional General Partner provide written notice to the Managing General Partner of such intent to convert. Upon such transfer and exchange, such Additional General Partners shall be Limited Partners; however, they will remain liable to the Partnership for any additional Capital Contribution(s) required for their proportionate share of any Partnership obligation or liability arising prior to the conversion.

          (e)   Limited Partners may not convert and/or exchange their interests for Additional General Partner interests.

        7.11 Liability of Partners. Except as otherwise provided in this Agreement or as otherwise provided by the Act, each General Partner shall be jointly and severally liable for the debts and obligations of the Partnership. In addition, each Additional General Partner shall be jointly and severally liable for any wrongful acts or omissions of the Managing General Partner and/or the misapplication of money or property of a third party by the Managing General Partner acting within the scope of its apparent authority to the extent such acts or omissions are chargeable to the Partnership.

Article VIII
Books and Records

        8.01 Books and Records.

          (a)   For accounting and income tax purposes, the Partnership shall operate on a calendar year.

          (b)   The Managing General Partner shall keep just and true records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter all such records, books of account, and other relevant Partnership documents. The Managing General Partner shall maintain for at least six years all records necessary to substantiate the fact that Units were sold only to purchasers for whom such Units were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.

          (c)   The Managing General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account, and records of Partnership proceedings, may be kept on or be in the form of RAM disks, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books and records of the Partnership shall be made available for review by any Investor Partner or his representative at any reasonable time. The Managing General Partner shall maintain all records of appraisals of fair market value done by independent experts with supporting documentation for a period of at least six years from their date.

          (d)   The Partner List shall be maintained as follows:

            (1)   An alphabetical list of the names, addresses and business telephone numbers of the Investor Partners of the Partnership along with the number of Units held by each of them (the "Partner List") shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by a Qualified Representative (as defined in

    Section 8.01(e)) of any Investor Partner at the home office of the Partnership upon the request of the Investor Partner;

            (2)   The Partner List shall be updated at least quarterly to reflect changes in the information contained therein;

            (3)   A copy of the Partner List shall be mailed to the Qualified Representative of any Investor Partner requesting the Partner List within ten days of the request and the receipt by the Managing General Partner of a confidentiality agreement executed by the Qualified Representative. The copy of the Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership;

            (4)   The purposes for which an Investor Partner may request a copy of the Partner List include, without limitation, matters relating to voting rights under the Partnership Agreement and the exercise of Investor Partners' rights under federal proxy laws; and

            (5)   If the Managing General Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the Partner List as requested, the Managing General Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys' fees, incurred by that Investor Partner for compelling the production of the Partner List, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Partner List is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing General Partner may require the Investor Partners requesting the Partner List to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the Partner List are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law, or the laws of any state.

          (e)   A Qualified Representative for the purposes of this Article is any law firm or firm of Certified Public Accountants that (i) agrees to maintain the confidentiality of the Partner List and (ii) maintains adequate insurance that covers any breach of the confidentiality agreement.

        8.02 Reports. The Managing General Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

          (a)   On an annual basis, no later than April 30th of each year, and on a semiannual basis, beginning with the year following investment of substantially all of Partnership subscriptions, by August 15th of such year, the Managing General Partner shall provide each Investor Partner with reports containing, except as otherwise indicated, at least the following information:

            (1)   financial statements, including a balance sheet and statements of operations, Partners' equity, and cash flows prepared in accordance with generally accepted accounting principles and accompanied by a report of an independent certified public accountant stating that its audit was made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial position, results of operations, Partners' equity, and cash flows in accordance with generally accepted accounting principals, except that semiannual reports need not be audited;

            (2)   a summary itemization, by type and/or classification of the total fees and compensation, including any administrative cost reimbursements and operating fees, paid by the Partnership, or indirectly on the Partnership's behalf, to the Managing General Partner and its affiliates together with the attestation of the independent certified accountants for the Partnership that the method used to make Partnership allocations was consistent with the method described in the prospectus and that the total amount of costs allocated did not materially exceed the amounts incurred by the Managing General Partner. In the event compensation is paid on a subordinated interest, a reconciliation of all such payments to the conditions precedent and limitations thereto shall also be provided;

            (3)   a description of each property in which the Partnership owns an interest, including the cost, location, number of acres under lease, and the interest owned therein by the Partnership, provided, however, that succeeding reports need only contain material changes, if any, regarding such property;

            (4)   a list of the wells drilled or abandoned by the Partnership during the period of the report, which shall indicate whether each of such wells has or has not been completed, and a statement of the cost of each well completed or abandoned. The report shall include justification for wells abandoned after production has commenced;

            (5)   a description of all farmouts, farmins, and joint ventures made during the period of the report, including the Managing General Partner's justification for the arrangement and a description of the material terms;

            (6)   with respect to certain Costs paid by the Managing General Partner on the Partnership's behalf:

              (i)    a schedule reflecting total Partnership Costs, and where applicable, the Costs pertaining to each prospect, the Costs paid by the Managing General Partner, and the Costs paid by the Investor Partners;

              (ii)   the total Partnership revenues, the revenues received or credited to the Managing General Partner, and the revenues received or credited to the Investor Partners; and

              (iii)  a reconciliation of such expenses and revenues to the limitations prescribed.

            (7)   Annually, beginning with the fiscal year succeeding the fiscal year in which the Partnership commenced operations, a computation of the total oil and gas proved reserves of the Partnership and dollar value thereof at then existing prices and of each Partner's interest in such reserve value. The reserve computations shall be based upon engineering reports prepared by qualified independent petroleum consultants. In addition, there shall be included an estimate of the time required for the extraction of such reserves and the present worth of such reserves, with a statement that, because of the time period required to extract such reserves, the present value of revenues to be obtained in the future is less than in immediately receivable. In addition to the annual computation and estimate required, as soon as possible, and in no event more than 90 days after the occurrence of an event leading to a reduction of such reserves of the Partnership of 10% or more, excluding reduction as a result of normal production, sales of reserves or production price changes, a computation shall be sent to each Investor Partner.

            (8)   Such other reports and financial statements as the Managing General Partner shall determine from time to time.

          (b)   By March 15th of each year, the Managing General Partner shall furnish a report to each Investor Partner containing such information as is pertinent for tax purposes.

        8.03 Bank Accounts. All funds of the Partnership shall be deposited in such separate bank account or accounts, short-term obligations of the U.S. Government or its agencies, or other interest-bearing investments and money market or liquid asset mutual funds as shall be determined by the Managing General Partner. All withdrawals therefrom shall be made upon checks signed by the Managing General Partner or any Person authorized to do so by the Managing General Partner.

        8.04 Federal Income Tax Elections.

          (a)   Except as otherwise provided in this Section 8.04, all elections required or permitted to be made by the Partnership under the Code shall be made by the Managing General Partner in its sole discretion. Each Partner agrees to provide the Partnership with all information necessary to give effect to any election to be made by the Partnership.

          (b)   The Partnership shall elect to currently deduct IDC as an expense for income tax purposes and shall require any partnership, joint venture, or other arrangement in which it is a party to make such an election.

Article IX
Dissolution; Winding-up

        9.01 Dissolution.

          (a)   Except as otherwise provided herein, the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, or bankruptcy of any Investor Partner shall not dissolve the Partnership. The successor to the rights of such Investor Partner shall have all the rights of an Investor Partner for the purpose of settling or administering the estate or affairs of such Investor Partner; provided, however, that no successor shall become a substituted Investor Partner except in accordance with Article VII; provided, further, that upon the withdrawal of an Additional General Partner, the Partnership shall be dissolved and wound up unless at that time there is at least one other General Partner, in which event the business of the Partnership shall continue to be carried on. Neither the expulsion of any Investor Partner nor the admission or substitution of an Investor Partner shall cause the dissolution of the Partnership. The estate of a deceased, insane, incompetent, or bankrupt Investor Partner shall be liable for all his liabilities as an Investor Partner.

          (b)   The Partnership shall be dissolved upon the earliest to occur of:

            (1)   The written consent of the Investor Partners owning a majority of the then-outstanding Units to dissolve and wind up the affairs of the Partnership;

            (2)   Subject to the provisions of Subsection (c) below, the retirement, withdrawal, removal, death, adjudication of insanity or incapacity, or bankruptcy (or, in the case of a corporate Managing General Partner, the withdrawal, removal, filing of a certificate of dissolution, liquidation, or bankruptcy) of the Managing General Partner;

            (3)   The sale, forfeiture, or abandonment of all or substantially all of the Partnership's property;

            (4)   The thirtieth anniversary of the Offering Termination Date;

            (5)   A dissolution event described in Subsection (a) above; or

            (6)   Any event causing dissolution of the Partnership under the Act.

          (c)   In the case of any event described in Subsection (b)(2) above, if a successor Managing General Partner is selected by Investor Partners owning a majority of the then outstanding Units within 90 days after such 9.01(b)(2) event, and if such Investor Partners agree, within such 90-day period to continue the business of the Partnership, or if the remaining Managing General Partner, if any, continues the business of the Partnership, then the Partnership shall not be dissolved.

          (d)   If the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, liquidation, or bankruptcy of any Partner, or the assignment of a Partner's interest in the Partnership, or the substitution or admission of a new Partner, shall be deemed under the Act to cause a dissolution of the Partnership, then, except as provided in Section 9.01(c), the remaining Partners may, in accordance with the Act, continue the Partnership business as a new partnership and all such remaining Partners agree to be bound by the provisions of this Agreement.

        9.02 Liquidation. Upon a dissolution and final termination of the Partnership, the Managing General Partner, or in the event there is no Managing General Partner, any other person or entity selected by the Investor Partners (hereinafter referred to as a "Liquidator") shall cause the affairs of the Partnership to be wound up and shall take account of the Partnership's assets (including contributions, if any, of the Managing General Partner pursuant to Section 3.01(e)) and liabilities, and the assets shall, subject to the provisions of Section 9.03(b), be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom (which dissolution and liquidation may be accomplished over a period spanning one or more tax years in the sole discretion of the Managing General Partner or Liquidator), to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.03.

        9.03 Winding-up.

          (a)   Upon the dissolution of the Partnership and winding up of its affairs, the assets of the Partnership shall be distributed as follows:

            (1)   All of the Partnership's debts and liabilities to Persons other than the Managing General Partner shall be paid and discharged;

            (2)   All outstanding debts and liabilities to the Managing General Partner shall be paid and discharged;

            (3)   Assets shall be distributed to the Partners to the extent of their positive Capital Account balances, pro rata, in accordance with such positive Capital Account balances; and

            (4)   Any assets remaining after the Partners' Capital Accounts have been reduced to zero pursuant to Section 9.03(c) shall be distributed in accordance with the provisions of Article III.

          (b)   Distributions pursuant to this Section 9.03 shall be made in cash or in-kind to the Partners, at the election of the Partners. Notwithstanding the provision of this Section 9.03(b), in no event shall the Partners reserve the right to take in-kind and separately dispose of their share of production. Any distribution made in-kind shall be subject to the provisions of Section 9.03(c).

          (c)   Any in-kind property distributions to the Investor Partners shall be made to a liquidating trust or similar entity for the benefit of the Investor Partners, unless at the time of the distribution:

            (1)   The Managing General Partner shall offer the Investor Partners the election of receiving in-kind property distributions and the Investor Partners accept such offer after being advised of the risks associated with such direct ownership; or

            (2)   There are alternative arrangements in place which assure the Investor Partners that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the Managing General Partner or the Liquidator, who is hereby authorized to do any and all acts and things authorized by law for these purposes.

Article X
Power of Attorney

        10.01    Managing General Partner as Attorney-in-Fact.    The undersigned makes, constitutes, and appoints the Managing General Partner the true and lawful attorney for the undersigned, and in the name, place, and stead of the undersigned from time to time to make, execute, sign, acknowledge, and file:

          (a)   Any notices or certificates as may be required under the Act and under the laws of any other state or jurisdiction in which the Partnership shall engage, or seek to engage, to do business and to do such other acts as are required to constitute the Partnership as a limited partnership under such laws.

          (b)   Any amendment to the Agreement pursuant to and which complies with Section 12.09.

          (c)   Such certificates, instruments, and documents as may be required by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business and with the use of the name of the Partnership by the Partnership.

          (d)   Such certificates, instruments, and documents as may be required by, or as may be appropriate for the undersigned to comply with, the laws of any state or other jurisdiction to reflect a change of name or address of the undersigned.

          (e)   Such certificates, instruments, and documents as may be required to be filed with the Department of Interior (including any bureau, office or other unit thereof, whether in Washington, D.C. or in the field, or any officer or employee thereof), as well as with any other federal or state agencies, departments, bureaus, offices, or authorities and pertaining to (i) any and all offers to lease, leases (including amendments, modifications, supplements, renewals, and exchanges thereof) of, or with respect to, any lands under the jurisdiction of the United States or any state including without limitation lands within the public domain, and acquired lands, and provides for the leasing thereof; (ii) all statements of interest and holdings on behalf of the Partnership or the undersigned; (iii) any other statements, notices, or communications required or permitted to be filed or which may hereafter be required or permitted to be filed under any law, rule, or regulation of the United States, or any state relating to the leasing of lands for oil or gas exploration or development; (iv) any request for approval of assignments or transfers of oil and gas leases, any unitization or pooling agreements and any other documents relating to lands under the jurisdiction of the United States or any state; and (v) any other documents or instruments which said attorney-in-fact in its sole discretion shall determine should be filed.

          (f)    Any further document, including furnishing verified copies of the Agreement and/or excerpts therefrom, which said attorney-in-fact shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as the undersigned might and could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact shall lawfully do to cause to be done by virtue hereof.

        10.02    Nature as Special Power.    The foregoing grant of authority:

          (a)   Is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death of the undersigned;

          (b)   Shall survive the delivery of any assignment by the undersigned of the whole or any portion of his Units; except that where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a substitute General or Limited Partner as the case may be, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling said attorney-in-fact to execute, acknowledge, and file any instrument necessary to effect such substitution; and

          (c)   May be exercised by said attorney-in-fact with full power of substitution and resubstitution and may be exercised by a listing of all of the Partners executing any instrument with a single signature of said attorney-in-fact.

Article XI
Unit Purchase Program

        11.01    Sale Option.    During the first calendar quarter of each year of the years        through         , an Investor Partner (other than the Managing General Partner or an affiliate thereof) may request in writing that the Managing General Partner purchase all, but not less than all, of his Units (the "Sale Option"). The Managing General Partner's obligation to effect purchases pursuant to the Sale Option may, in the Managing General Partner's discretion, be discharged for its benefit by one of its affiliates. The purchase price to be paid upon any purchase of an Investor Partner's Units pursuant to this Article XI will be the pro rata share represented by his Units of:

          (a)   100% of the sum of

            (i)    70% of the value as of the Valuation Date of the future net revenues attributable to the Partnership's Proved Developed Producing Reserves, as estimated by the qualified independent petroleum consultant retained by the Managing General Partner to prepare the most recent engineering report furnished to the Investor Partners pursuant to Section 8.02(a)(7);

            (ii)   50% of the value as of the Valuation Date of the future net revenues attributable to the Partnership's Proved Developed Non-Producing Reserves, as estimated by the qualified independent petroleum consultant retained by the Managing General Partner to prepare the most recent engineering report furnished to the Investor Partners pursuant to Section 8.02(a)(7);

            (iii)  cash on hand as of the Valuation Date;

            (iv)  prepaid expenses and accounts receivable less a reasonable amount for doubtful accounts as of the Valuation Date; and

            (v)   the estimated market value of all assets, not separately specified above, determined in accordance with standard industry valuation procedures as of the Valuation Date,

provided that prior to the calculation of the value of such future net revenues, that value (A) shall be adjusted by the qualified independent petroleum consultant to reflect the risks of production and development of such reserves and any other economic contingencies that would normally be considered by a purchaser of Proved Reserves and (B) shall be discounted to present value at a rate equal to 10%;

Minus

          (b)   the amount of all liabilities, indebtedness, expenses, and obligations of the Partnership as of the Valuation Date as shown on the Partnership's most recent audited financial statements furnished to the Investor Partners pursuant to Section 8.02(a)(1) that were allocable as of the end of such fiscal year to the Investor Partners; and

          (c)   any distributions made to Investor Partners between the Valuation Date and the date of payment of the purchase price attributable to the Units being purchased, shall be deducted from the purchase price. The effective date of any such sale for purposes of determining such deduction will be deemed to be the day on which payment of the purchase price is transmitted.

          For purposes of this Article XI, "Valuation Date" shall mean December 31st of the year immediately preceding the year in which the Sale Option is being exercised. "Proved Developed Producing Reserves," shall mean Proved Developed Reserves which are expected to be produced from existing completion intervals now open for production in existing wells and "Proved Developed Non-Producing Reserves," shall mean Proved Developed Reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making oil and gas available for production is relatively small compared to the cost of a new well.

        11.02    Notices of Sale Option.    No later than June 30th of each year in which the Sale Option exists, the Managing General Partner shall notify each Investor Partner requesting that his Units be purchased under Section 11.01 of the amount that will be paid to purchase his Units and the method by which that purchase price was calculated. Upon their receipt of such notification, the requesting Investor Partners who wish to present their Units for purchase shall do so by properly completing and executing the form of assignment that will accompany the Managing General Partner's notification and returning it to the Managing General Partner within 20 calendar days after the date of the notification. Such presentment by an Investor Partner shall constitute his acceptance of the purchase offer of the Managing General Partner, subject to the terms of this Article XI. Payment for Units presented for purchase during a year will be made in cash not less than 60 nor more than 75 calendar days after receipt by the Managing General Partner of the assignments of the Units purchased pursuant to this Article XI.

        11.03    Limitations on Sale Option.

          (a)   The maximum number of Units that the Managing General Partner (or an affiliate thereof) shall be required to purchase during any calendar year in which the right to present Units exists shall not exceed 5% of the total number of Units outstanding at the beginning of such calendar year.

          (b)   The obligation of the Managing General Partner or its affiliates to purchase Units and to purchase Units in any partnership previously or subsequently organized by the Managing General Partner or its affiliates (an "Affiliated Program") shall not exceed $500,000 in any calendar year, and such persons may elect not to purchase the excess. If a greater number of Units, and units in such previously or subsequently organized Affiliated Programs, are presented for purchase than are required to be accepted under this subsection (b), those Units will be accepted for purchase in the following manner: (i) all required purchases will be allocated among the affected partnerships (adjusted to reflect purchases within the previous twelve months) pro rata based on their initial subscribed capital, (ii) to the extent that the amount allocated to any partnership described in clause (i) exceeds the purchase price of units in that partnership presented for purchase, such amount shall be allocated among the other of those partnerships in the manner described in clause (i) until the entire $500,000 limitation (as adjusted) has been allocated, and (iii) units in each partnership described in clause (i) shall be accepted for purchase in amounts equal to the portion of the $500,000 limitation allocated to each such partnership.

          (c)   If, prior to June 30th of the year in which the Sale Option exists, the price for either oil or gas received by the Partnership from Partnership wells decreases by 20% or more as compared to the price being received as of the Valuation Date, the Managing General Partner may, in its sole and absolute discretion, refuse to purchase any Units presented for purchase. In such event, the Managing General Partner shall notify the presenting Investor Partners of the Managing

  General Partner's election not to purchase any of the Units presented for purchase and the basis for such refusal and shall provide to any presenting Investor Partner who so requests access to such books and records of the Partnership as shall be reasonably necessary for such Investor Partner to verify the basis for such refusal.

          (d)   The Managing General Partner will not be required to effect purchases pursuant to the Sale Option if its borrowing capacity is insufficient to make the purchase, if it is precluded by any law, rule, regulation, contract, agreement or other restriction from doing so or if the purchase might cause the Partnership to terminate or be treated as a publicly traded partnership.

        11.04    Determination of Units to Purchase by Managing General Partner.    In determining if the required number of the outstanding Units pursuant to Section 11.03 (b) above have been purchased during any calendar year, all purchases by the Managing General Partner or its affiliates of Units and units in Affiliated Programs previously or subsequently organized by the Managing General Partner or its affiliates, which purchases have been made at any time during the twelve-month period ending on the date on which such persons are to purchase Units hereunder shall be included in the calculation of the Units and other units purchased. If a greater number of Units are presented for purchase than those persons are required to purchase, the Units to be purchased will be selected by lot or by such other method as the Managing General Partner deems reasonable; provided, however, that the Managing General Partner will first purchase from those Investor Partners who hold less than one Unit in the Partnership. Participation by Investor Partners in any such lottery shall be determined by calculating the proportion that the number of Units presented for purchase by each Investor Partner bears to the total number of Units presented for purchase at that time. If any Units presented for purchase are not purchased, they will be returned to the record owners thereof and will be eligible for purchase during succeeding years only if new purchase requests are made and the Units are again presented for purchase. Units not purchased in the year presented for purchase will have no priority with respect to purchase in subsequent years.

        11.05    No Resale.    The Managing General Partner shall acquire the purchased Units for its own account and not for resale.

Article XII
Miscellaneous Provisions

        12.01    Liability of Parties.    By entering into this Agreement, no party shall become liable for any other party's obligations relating to any activities beyond the scope of this Agreement, except as provided by the Act. If any party suffers, or is held liable for, any loss or liability of the Partnership that is in excess of that agreed upon herein, such party shall be indemnified by the other parties, to the extent of their respective interests in the Partnership, as provided herein.

        12.02    Notices.    Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed or sent by registered or certified mail, postage and charges prepaid, addressed as follows (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section): If to the Managing General Partner, at Reef Oil & Gas Partners, L.P., 1901 N. Central Expressway, Suite 300, Richardson, Texas 75080; if to an Investor Partner, at such Investor Partner's address for purposes of notice which is set forth on Exhibit A. Unless otherwise expressly set forth in this Agreement to the contrary, any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

        12.03    Paragraph Headings.    The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

        12.04    Severability.    Every portion of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid by any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

        12.05    Sole Agreement.    This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Managing General Partner and such percentage of Investor Partners as provided in Section 12.09 of this Agreement.

        12.06    Applicable Law.    This Agreement, which shall be governed exclusively by its terms, is intended to comply with the Code and with the Act and shall be interpreted consistently therewith, provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 12.06.

        12.07    Execution in Counterparts.    This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

        12.08    Waiver of Action for Partition.    Each of the parties irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the Partnership and the property of the Partnership.

        12.09    Amendments.

          (a)   Unless otherwise specifically herein provided, this Agreement shall not be amended without the consent of the Investor Partners owning a majority of the then outstanding Units entitled to vote.

          (b)   The Managing General Partner may, without notice to, or consent of, any Investor Partner, amend any provisions of the Certificate of Limited Partnership or this Agreement, or consent to and execute any amendment to the Certificate of Limited Partnership or this Agreement, to reflect:

            (1)   A change in the name or location of the principal place of business of the Partnership;

            (2)   The admission of substituted or additional Investor Partners in accordance with this Agreement;

            (3)   A reduction in, return of, or withdrawal of, all or a portion of any Investor Partner's Capital Contribution;

            (4)   A correction of any typographical error or omission;

            (5)   A change which is necessary in order to qualify the Partnership as a limited partnership under the laws of any other state or which is necessary or advisable, in the opinion of the Managing General Partner, to ensure that the Partnership will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes;

            (6)   A change in the allocation provisions, in accordance with the provisions of Section 3.02(l), in a manner that, in the sole opinion of the Managing General Partner (which opinion shall be determinative), would result in the most favorable aggregate consequences to the Investor Partners as nearly as possible consistent with the allocations contained herein, for such allocations to be recognized for federal income tax purposes due to developments in the federal income tax laws or otherwise; or

            (7)   Any other amendment similar to the foregoing; provided, however, that the Managing General Partner shall have no authority, right, or power under this Section to amend the voting rights of the Investor Partners.

        12.10    Consent to Allocations and Distributions.    The methods herein set forth by which allocations and distributions are made and apportioned are hereby expressly consented to by each Partner as an express condition to becoming a Partner.

        12.11    Ratification.    The Investor Partner whose signature appears at the end of this Agreement hereby specifically adopts and approves every provision of this Agreement to which the signature page is attached.

        12.12    Substitution of Signature Pages.    This Agreement has been executed in duplicate by the undersigned Investor Partners and one executed copy of the signature page is attached to the undersigned's copy of this Agreement. It is agreed that the other executed copy of such signature page may be attached to an identical copy of this Agreement together with the signature pages from counterpart Agreements which may be executed by other Investor Partners.

        12.13    Incorporation by Reference.    Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

SIGNATURE PAGE

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

MANAGING GENERAL PARTNER: Reef Oil & Gas Partners, L.P. 1901 North Central Expressway, Suite 300 Richardson, Texas 75080			INITIAL LIMITED PARTNER:
By:	Reef Oil & Gas Partners, GP, LLC, its general partner		By:	[Michael J. Mauceli]
	By:	Michael J. Mauceli, Manager

INVESTOR PARTNERS

COMPLETE TO INVEST AS ADDITIONAL GENERAL PARTNER

ADDITIONAL GENERAL PARTNER(S):

	Name of Subscriber:	(Print Name)
NUMBER OF UNITS PURCHASED

SUBSCRIPTION PRICE
$	Address of Subscriber:

Reef Oil & Gas Partners, L.P., a Nevada limited partnership
By:	Reef Oil & Gas Partners, GP, LLC, its general partner
	By:	Michael J. Mauceli, Manager Attorney-in-Fact for subscriber

COMPLETE TO INVEST AS LIMITED PARTNER

LIMITED PARTNER(S):

	Name of Subscriber:	(Print Name)
NUMBER OF UNITS PURCHASED

SUBSCRIPTION PRICE
$	Address of Subscriber:

Reef Oil & Gas Partners, L.P., a Nevada limited partnership
By:	Reef Oil & Gas Partners, GP, LLC, its general partner
	By:	Michael J. Mauceli, Manager Attorney-in-Fact for subscriber

EXHIBIT A
TO AGREEMENT OF LIMITED PARTNERSHIP
OF
REEF GLOBAL ENERGY    , L.P.
A NEVADA LIMITED PARTNERSHIP

Names and addresses of Investors	Nature of Interest	Number of Units

APPENDIX B TO PROSPECTUS
SUBSCRIPTION AGREEMENT

        I hereby agree to purchase            Unit(s) in Reef Global Energy Ventures II, in the following partnership (check the appropriate box): ☐ Reef Global Energy VIII, L.P., ☐ Reef Global Energy IX, L.P., ☐ Reef Global Energy X, L.P., ☐ Reef Global Energy XI, L.P., ☐ Reef Global Energy XII, L.P. (the "Partnership") at $25,000 per Unit. (Please check only one box. Please deliver a check payable to "Bank of Texas, N.A. as escrow agent for Reef Global Energy [VIII, IX, X, XI or XII], L.P." in the amount of your subscription to that Partnership.)

        Enclosed please find my check in the amount of $                        . My completion and execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and the Certificate of Limited Partnership of the Partnership. If this Subscription is accepted, I agree to be bound and governed by the provisions of the Limited Partnership Agreement of the Partnership. With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein and in the Prospectus, I represent that (initial all that apply):

        (a)                I have received a copy of the Prospectus for the Partnership.

        (b)                I have a net worth of not less than $225,000 (exclusive of home, home furnishings and automobiles); or I have a net worth of not less than $60,000 (exclusive of home, home furnishings and automobiles) and a minimum annual gross income of at least $60,000, without regard to an investment in the Partnership.

        (c)                If a resident of Alabama, Alaska, Arizona, Arkansas, California, Indiana, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin or Wyoming, I am aware of and satisfy the additional suitability and other requirements stated in Appendix C to the Prospectus.

        (d)                If a resident of California, I acknowledge and understand that the offering may not comply with all the rules set forth in Title 10 of the California Code of Regulations; the following are some, but not necessarily all, of the possible deviations from the California rules: (i) program selling expenses may exceed the established limit, and (ii) the compensation formula varies from the California rules. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

        (e)                Except as set forth in (f) below, I am purchasing Units for my own account.

        (f)                 If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net worth specified in (b) or (c) above.

        (g)                I certify that the number shown as my Social Security or Taxpayer Identification Number in this Subscription Agreement is correct.

        (h)                I represent that I am an "Eligible Citizen" as defined in the Prospectus.

        (i)                 I represent that I have the right, power and authority to enter into this Subscription Agreement, the Limited Partnership Agreement, to become an Investor Partner and to perform my obligations hereunder and thereunder.

        (j)                 I acknowledge that an investment in the Units is not liquid.

        THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT I MAY HAVE UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW.

        Reef Oil & Gas Partners, L.P., the managing general partner (the "Managing General Partner") may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

Please complete the following:

Primary Subscriber		Co-Subscriber (if applicable)

Name (First)(Middle)(Last)		Name (First)(Middle)(Last)

Home Street Address (No P.O. Boxes)		Home Street Address (No P.O. Boxes)

City, State & Zip		City, State & Zip

Mailing Address (If different from above)		Mailing Address (If different from above)

Home Phone Number	Business Phone Number	Home Phone Number	Business Phone Number
Cell Phone Number			Cell Phone Number

Email Address		Email Address

Date of Birth (mm/dd/yyyy)	Social Security No. (Tax ID)	Date of Birth (mm/dd/yyyy)	Social Security No. (Tax ID)

Driver's License Number & State		Driver's License Number & State

Countries of Citizenship	Country of Legal Residence	Countries of Citizenship	Country of Legal Residence
☐ USA ☐ Other	☐ USA ☐ Other	☐ USA ☐ Other	☐ USA ☐ Other

Employment Status			Employment Status
☐ Employed ☐ Self-employed ☐ Retired ☐ Not employed			☐ Employed ☐ Self-employed ☐ Retired ☐ Not employed

Employer	Industry	Occupation\Position	Employer	Industry	Occupation\Position

Employer's Business Street Address			Employer's Business Street Address

Employer's Business City, State & Zip			Employer's Business City, State & Zip

Are you employed by a registered securities broker\dealer, investment advisor, bank or other financial institution?			Are you employed by a registered securities broker\dealer, investment advisor, bank or other financial institution?

Are you a director, 10% shareholder or policy-maker of a publicly traded company?			Are you a director, 10% shareholder or policy-maker of a publicly traded company?

Marital Status	Number of Dependents	Marital Status	Number of Dependents
☐ Single ☐ Married ☐ Divorced		☐ Single ☐ Married ☐ Divorced

Your Investment Profile

Investment Experience	Federal Income Tax Bracket	Annual Income	Investment Objective[1]	Net Worth
☐ None	☐ 10%	☐ Less than $50,000	☐ Capital Preservation	Approximate Net Worth
☐ Limited	☐ 15%	☐ $50,000 to $99,999	☐ Income	(Including your home)
☐ Good	☐ 25%	☐ $100,000 to $149,999	☐ Growth
☐ Extensive	☐ 28%	☐ $150,000 to $199,999	☐ Speculation	$
	☐ 33%	☐ $200,000+
	☐ 35%			Approximate Liquid Net Worth (Cash, stocks, bonds, mutual funds, investments, etc.)
$

1Investment Objective: Capital preservation seeks to protect initial capital by investments that minimize the potential for loss of principal. The long-term risk of capital preservation is that returns may not keep pace with inflation. An income objective seeks current income rather than long-term growth of principal. A growth objective seeks to increase the value of an investment over time with the risk of volatility. Speculation assumes a higher degree of risk of loss in anticipation of potentially higher than average returns.

Investment Strategy: Risk tolerance is a measure of willingness to accept investment risk in exchange for higher potential returns. Please rank your general investment strategy from 1 through 3 with 1 being most important and 3 being least important to you.

Aggressive	You are willing to take higher than average risk in return for a higher than average profit potential and are most capable of tolerating volatility and uncertainty.
Moderate	You are willing to take greater risks than a conservative investor but you are not an aggressive investor

Conservative	You are willing to accept potentially lower total returns to minimize investment risk and preserve capital.

NOTICES

        (i)    The purchase of Units as an additional general partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing General Partner, as described in "Risk Factors" in the Prospectus.

        (ii)   The NASD requires the soliciting dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Units, including the following: (A) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (B) the financial hazards involved in the offering, including the risk of losing my entire investment; (C) the lack of liquidity of this investment; (D) the restrictions of transferability of the Units; and (E) the tax consequences of the investment.

        (iii)  An investment in the Units is not liquid.

        Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor's behalf.

SIGNATURE AND POWER OF ATTORNEY

        I hereby appoint Reef Oil & Gas Partners, L.P., with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments that may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Limited Partnership Agreement, and as more fully described in the Limited Partnership Agreement.

        If a resident of California, I am aware of and satisfy the additional suitability requirements stated in Appendix C to the Prospectus and acknowledge the receipt of California Rule 260.141.11 at pages C-2, C-3 and C-4 of Appendix C to the Prospectus.

Date:

Signature	Signature
Please Print Name	Please Print Name

Type of Units Purchased:
☐	Units as an Additional General Partner	☐	Units as a Limited Partner
IF NO SELECTION IS MADE, THE PARTNERSHIP CANNOT ACCEPT YOUR SUBSCRIPTION AND WILL HAVE TO RETURN THIS SUBSCRIPTION AGREEMENT AND YOUR MONEY TO YOU.

Title to Units to be held as follows:

☐ Individual Ownership

☐ Joint Tenants with Right
        of Survivorship
        (both persons must sign)

☐ Tenants in Common (both persons must sign)

☐ Other

        (describe)

Address for Distributions and Notices, if different from that shown on page B-2:

Street

City	State	Zip Code

I utilize the calendar year as my federal income tax year, unless indicated otherwise as follows:

Other federal income tax year (if applicable) :

TO BE COMPLETED BY REEF OIL & GAS PARTNERS, L.P.

        Reef Oil & Gas Partners, L.P., as the Managing General Partner of the Partnership, hereby accepts this Subscription and agrees to hold and invest the same pursuant to the terms and conditions of the Limited Partnership Agreement of the Partnership.

Reef Oil & Gas Partners, L.P., a Nevada limited partnership
By:	Reef Oil & Gas Partners, GP, LLC, its general partner
	By:	Michael J. Mauceli, Manager
Date:

TO BE COMPLETED BY REGISTERED REPRESENTATIVE
(For Commission and Other Purposes)

        I hereby represent that I have discharged my affirmative obligations under Sections 2(B) and 3(D) of Rule 2810(b) of the NASD Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her net worth, annual income, federal income tax bracket, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks of this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Additional General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

Name of Brokerage Firm
Name of Registered Representative	Office Address
Area Code	Telephone Number	Signature of Registered Representative	Date

APPENDIX C TO PROSPECTUS

REEF GLOBAL ENERGY VENTURES II
INSTRUCTIONS TO SUBSCRIBERS

        Checks for Units should be made payable to "Bank of Texas, N.A. as Escrow Agent for Reef Global Energy (fill in as appropriate): [VIII, IX, X, XI or XII], L.P." and should be given to the subscriber's broker for submission to the Dealer Manager and Escrow Agent. The minimum subscription is $10,000. Additional purchases above such minimum may be made in increments of $1,000. Subscriptions are payable only in cash upon subscription.

Signature Requirement

        Investors are required to execute their own subscription agreements. Reef Oil & Gas Partners, L.P., the managing general partner (the "Managing General Partner") will not accept any subscription agreement that has been executed by someone other than the investor or, in the case of fiduciary accounts, someone who does not have the legal power of attorney to sign on the investor's behalf.

General Suitability Requirement

        Units, including fractional units, will be sold only to an investor who has either:

  •
  a minimum net worth of $225,000; or

  •
  a minimum net worth of $60,000 and minimum annual gross income of at least $60,000.

        Net worth shall be determined exclusive of home, home furnishings and automobiles. In addition, units will be sold only to an investor who makes a written representation that he is the sole and true party in interest and that he is not purchasing for the benefit of any other person, or that he is purchasing for another person who meets all of the conditions set forth above.

Additional Requirements for Investors in Certain States

        Additional suitability requirements are applicable to residents of certain states where the offer and sale of units are being made as set forth below.

        Arizona, Michigan, Ohio, Pennsylvania and Vermont investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 10% of their net worth, exclusive of home, home furnishings and automobiles. Kansas investors are advised to limit their investment in the units and similar oil and gas programs to no more than 10% of their liquid net worth.

Notice to New Hampshire Subscribers

        New Hampshire residents purchasing either limited or additional general partnership interests must:

  •
  have a net worth, exclusive of home, home furnishings and automobiles of $250,000; or

  •
  have a net worth, exclusive of home, home furnishings and automobiles of $125,000 and $50,000 of taxable income.

Limited Partner Subscribers

        A Michigan or North Carolina resident must have either:

  •
  a net worth of not less than $225,000, exclusive of his home, home furnishings, and automobiles; or

  •
  a net worth of not less than $60,000, exclusive of his home, home furnishings, and automobiles, and estimated taxable income of $60,000 or more in the year of his investment without regard to an investment in a partnership.

        An Ohio subscriber must have either:

  •
  a minimum net worth of $330,000; or

  •
  a net worth of not less than $85,000, exclusive of his home, home furnishings and automobiles, and annual gross income of $85,000 or more in the year of his investment without regard to an investment in the partnership.

Additional General Partner Subscribers

        Except as otherwise provided below, a resident of Alabama, Alaska, Arizona, Arkansas, Indiana, Idaho, Iowa, Kentucky, Maine, Massachusetts, Minnesota, Nebraska, Nevada, New Mexico, North Carolina, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming who subscribes for units of additional general partner interest must represent that he either:

  •
  has minimum net worth, exclusive of his home, home furnishings and automobiles, of $225,000 without regard to the investment in the program and a minimum annual gross income of $100,000 or more for the current year and for the two previous years;

  •
  has minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles;

  •
  has minimum net worth in excess of $500,000, exclusive of home, home furnishings and automobiles; or

  •
  has minimum annual gross income in excess of $200,000 in the current year and the two previous years.

        If the investor is a resident of Kansas, Michigan, Mississippi, Missouri, Oregon or South Dakota, he must represent that he either:

  •
  has minimum net worth, exclusive of his home, home furnishings and automobiles, of $225,000 without regard to investment in the program and a taxable income of $60,000 or more for the previous year and the expectation of an annual taxable income of $60,000 or more for the current year and for the next succeeding year;

  •
  has minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles;

  •
  has minimum net worth in excess of $500,000, exclusive of home, home furnishings and automobiles; or

  •
  has minimum annual gross income in excess of $200,000 in the current year and the two previous years.

        A resident of Ohio who subscribes for units of additional general partner interest must represent that he either:

  •
  has minimum net worth, exclusive of his home, home furnishings and automobiles, of $330,000 without regard to the investment in the program and a minimum annual gross income of $150,000 or more for the current year and for the two previous years;

  •
  has minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles;

  •
  has minimum net worth in excess of $750,000, exclusive of home, home furnishings and automobiles; or

  •
  has minimum annual gross income in excess of $200,000 in the current year and the two previous years.

Delivery of Final Prospectus

        The sale of units to investor partners will not be completed until at least five business days after the date the participant receives a final prospectus. Upon completion of a sale, the Managing General Partner will send each participant a confirmation of his or her purchase.

Special Notice to California and New Jersey Subscribers

        Residents of California who subscribe for units of limited partner interest must meet one of the following requirements:

  •
  have net worth of not less than $250,000, exclusive of his home, home furnishings, and automobiles, and expect to have annual gross income in the year of his investment of $65,000 or more;

  •
  have net worth of not less than $500,000, exclusive of his home, home furnishings, and automobiles;

  •
  have net worth of not less than $1,000,000; or

  •
  expect to have annual gross income in the year of his investment of not less than $200,000.

        A resident of California or New Jersey who subscribes for units of general partner interest must either:

  •
  have net worth of not less than $250,000, exclusive of his home, home furnishings, and automobiles, and had during the last tax year, or expect to have during the current tax year, gross annual income of $120,000 or more;

  •
  have net worth of not less than $500,000, exclusive of his home, home furnishings, and automobiles;

  •
  have net worth of not less than $1,000,000; or

  •
  had during the last tax year, or expect to have during the current tax year, gross annual income of not less than $200,000.

        As a condition of qualification of the units for sale in the State of California, each California subscriber through the execution of the Subscription Agreement acknowledges his understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests offered to the public in the State of California and that the offering may not comply with all of the rules set forth in Title 10 of the California Code of Federal Regulations, including rules pertaining to compensation, democracy rights and reports. Even in light of such non-compliance, by execution of the subscription agreement, each subscriber affirmatively states that he or she wants to invest in the units.

        California residents generally may not transfer units without the consent of the California Commissioner of Corporations.

        If a resident of California, you must represent (and do represent) that you are aware that: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE

PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

        As a condition of qualification of the units for sale in the State of California, the following rule is hereby delivered to each California subscriber.

California Code of Regulations, Title 10, CH. 3, Section 260.141.11. Restriction on transfer.

        (a)   The issuer of a security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

        (b)   It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

          (1)   to the issuer;

          (2)   pursuant to the order or process of any court;

          (3)   to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

          (4)   to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)   to the holders of securities of the same class of the same issuer;

          (6)   by way of gift or donation intervivos or on death;

          (7)   by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

          (8)   to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9)   if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

        provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

        (c)   The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

APPENDIX D TO PROSPECTUS

[Baker & McKenzie Letterhead]

June 19, 2006

Reef Oil & Gas Partners, L.P.
Managing General Partner
Reef Global Energy Ventures II Partnerships
1901 N. Central Expressway, Suite 300
Richardson, Texas 75080

RE:
Reef Global Energy Ventures II

Dear Sirs:

        We have acted as counsel for Reef Global Energy Ventures II, in connection with the offer and sale of securities (the "Units") in a series of limited partnerships (the "Partnerships") to be organized as limited partnerships under the Nevada Uniform Limited Partnership Act and in connection with the preparation and filing of a Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (the "Registration Statement"). Capitalized terms used herein shall have the meaning ascribed to such terms in the Registration Statement, unless otherwise provided.

        We have examined and are familiar with the Registration Statement, including a prospectus and the Partnerships' form of limited partnership agreement (the "Partnership Agreement") for purposes of the opinions hereinafter set forth.

        In our examination we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of the managing general partner of the Partnerships and its affiliates with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We are unable to render opinions as to a number of federal income tax issues relating to an investment in Units and the operations of the Partnerships. Finally, we are not expressing any opinion with respect to the amount of allowable losses or credits that may be generated by the Partnerships or the amount of each investor partner's share of allowable losses or credits from the Partnerships' activities.

        This Appendix D to the prospectus constitutes our opinion as to all material tax considerations of the offering. This opinion and the statements set forth herein are based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Regulations (the "Regulations"), proposed Regulations, current administrative rulings, and published court decisions. The federal income tax law is uncertain as to many of the tax matters material to an investment in a Partnership, and it is not possible to predict with certainty how the law will develop or how the courts will decide various issues if they are litigated. While this opinion fairly states our views as counsel concerning the tax aspects of an investment in a Partnership, both the Internal Revenue Service (the "Service") and the courts may disagree with our position on certain issues.

        Moreover, uncertainty exists concerning some of the federal income tax aspects of the transactions being undertaken by the Partnerships. Some of the tax positions being taken by the Partnerships may be challenged by the Service and there is no assurance that any such challenge will not be successful. Thus, there can be no guarantee that all of the anticipated tax benefits of an investment in the Partnerships will be realized.

        Our opinion is based upon the transactions described in the prospectus (the "Transactions") and upon facts as they have been represented to us or determined by us as of the date of this opinion. Any alteration of the facts may adversely affect the opinion rendered. In our opinion, the material tax benefits, in the aggregate, will be realized by the investor partners. It is possible, however, that some of the tax benefits will be eliminated or deferred to future years.

        Because of the factual nature of the inquiry, and in certain cases the lack of clear authority in the law, it is not possible to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of certain material federal income tax issues as described more fully herein.

SUMMARY OF CONCLUSIONS

Opinions expressed:    The following is a summary of the specific opinions expressed by us with respect to tax considerations discussed herein. TO BE FULLY UNDERSTOOD, THE COMPLETE DISCUSSION OF THESE MATTERS SHOULD BE READ BY EACH PROSPECTIVE INVESTOR PARTNER. OUR OPINION IS SUBJECT TO ALL OF THE ASSUMPTIONS, QUALIFICATIONS AND LIMITATIONS SET FORTH IN THE FOLLOWING DISCUSSION.

        1.     The material federal income tax benefits in the aggregate from an investment in the Partnerships will be realized.

        2.     The Partnerships will be treated as partnerships for federal income tax purposes and not as corporations and not as associations taxable as corporations or as publicly traded partnerships.

        3.     To the extent a Partnership's wells are timely drilled and amounts are timely paid and, if applicable, subject to the limitations on the deductibility of intangible drilling and development costs ("IDC") by, for example, integrated producers, for foreign wells and cash basis, the partners will be entitled to their pro rata share of the Partnership's IDC paid in 2006 with respect to Partnerships offered in 2006 and 2007 with respect to Partnerships offered in 2007.

        4.     The deductibility of losses generated from a Partnership will not be limited by the at risk rules or the limitations related to an investor's adjusted basis in his Partnership interest to the extent the cash contributed to a Partnership by a partner constitutes "personal funds" as defined in proposed Regulation § 1.465-9(f).

        5.     Additional general partners' interests will not be considered a passive activity within the meaning of Code § 469 and losses generated while such general partner interests are so held will not be limited by the passive activity provisions.

        6.     Limited partners' interests (other than those held by additional general partners who convert their interests into limited partner interests and certain corporations) will be considered interests in a passive activity within the meaning of Code § 469 and losses generated therefrom will be limited by the passive activity provisions.

        7.     A Partnership will not be terminated solely as the result of the conversion of Partnership interests from general partner interests to limited partner interests.

        8.     To the extent provided herein, the partners' distributive shares of Partnership tax items will be determined and allocated substantially in accordance with the terms of the Partnership Agreement.

No opinion expressed:    Due to the lack of authority, or the essentially factual nature of the question, we express no opinion on the following:

        1.     The impact of an investment in a Partnership on an investor's alternative minimum tax.

        2.     Whether, under Code § 183, the losses of a Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income.

        3.     Whether each partner will be entitled to percentage depletion.

        4.     Whether any interest expense incurred by a partner with respect to any borrowings will be deductible or subject to limitations on deductibility. Without any assistance of the managing general partner or any of its affiliates, some partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. We are unable to express an opinion with respect to the deductibility of any interest paid or incurred on such loans.

        5.     Whether the fees to be paid to the managing general partner and to third parties will be deductible.

        6.     Whether investor partners will be eligible to claim federal income tax credits for the production of oil and gas from qualified marginal wells.

        7.     Whether a Partnership's investment and/or an investor partner's investment in a Partnership will qualify as a Reportable Transaction.

        8.     Whether a tax exempt investor partner will have unrelated business taxable income as a result of a Partnership's operations.

General Information:    Certain matters contained herein are not considered to address a material tax consequence and are for general information, including the matters contained in sections dealing with gain or loss on the sale of Units or of property, partnership distributions, tax audits, penalties, and state, local, and self-employment tax.

        Our opinions are also based upon the facts described in the prospectus and upon certain representations made to us by the managing general partner for the purpose of permitting us to render our opinions, including the following representations with respect to the program:

        1.     The Partnership Agreements to be entered into by and among the managing general partner and investor partners and any amendments thereto will be duly executed and will be made available to any investor partner. The Partnership Agreements will be duly recorded in all places required under the Nevada Uniform Limited Partnership Act (the "Act") for the due formation of the Partnerships and for the continuation thereof in accordance with the terms of the respective Partnership Agreements. The Partnerships will at all times be operated in accordance with the terms of the respective Partnership Agreements, the prospectus, and the Act.

        2.     No election will be made by a Partnership, investor partner, or managing general partner to be excluded from the application of the provisions of Subchapter K of the Code, and no election will be made by a Partnership to be taxed as a corporation.

        3.     The Partnerships will each own an operating mineral interest (as defined in the Code and in the Regulations) in all of the drill sites and none of the Partnerships' revenues will be from non-operating mineral interests.

        4.     The managing general partner will cause each Partnership to properly elect to deduct currently all IDC.

        5.     To the extent permitted by the Code, the Partnerships will each have a December 31 taxable year and each will report its income on the accrual basis.

        6.     The managing general partner will use its best efforts to ensure that all Partnership wells will be spudded by not later than March 31, 2007 for partnerships offered in 2006 and March 30, 2008 for partnerships offered in 2007.

        7.     The managing general partner believes that at least 90% of the gross income of the Partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. The managing general partner does not believe that any market will ever exist for the sale of Units and the managing general partner will not make a market for the Units. Further, the Units will not be traded on an established securities market or the substantial equivalent thereof.

        8.     Each Partnership will have the objective of carrying on business for profit and dividing the gain therefrom.

        9.     The managing general partner will not allow foreign investors to purchase Units.

        Our opinion is also subject to all the assumptions, qualifications, and limitations set forth in the following discussion, including the assumptions that each of the partners has full power, authority, and legal right to enter into and perform the terms of the Partnership Agreement and to take any and all actions thereunder in connection with the transactions contemplated thereby.

        Each prospective investor partner should be aware that, unlike a ruling from the Service, an opinion of counsel represents only such counsel's best judgment. THERE CAN BE NO ASSURANCE THAT THE SERVICE WILL NOT SUCCESSFULLY ASSERT POSITIONS THAT ARE INCONSISTENT WITH OUR OPINION SET FORTH IN THIS LETTER OR IN THE TAX REPORTING POSITIONS TAKEN BY THE PARTNERS OR THE PARTNERSHIPS. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE TAX ISSUES DISCUSSED HEREIN ON HIS INDIVIDUAL TAX SITUATION.

PARTNERSHIP STATUS

        Each Partnership will be formed as a limited partnership pursuant to the Partnership Agreement and the laws of the State of Nevada. The characterization of a Partnership as a partnership by state or local law, however, will not be determinative of the status of the Partnership for federal income tax purposes. The availability of any federal income tax benefits to an investor is dependent upon classification of a Partnership as a partnership rather than as a corporation for federal income tax purposes.

        We are of the opinion that each Partnership will be treated as a partnership for federal income tax purposes, and not as a corporation or as an association taxable as a corporation. However, there can be no assurance that the Service will not attempt to treat a Partnership as a corporation for federal income tax purposes. If the Service were to prevail on this issue, the tax benefits associated with taxation as a partnership would not be available to the partners.

        As discussed below, our opinion that each Partnership will not be classified a corporation is based in part on entity classification Regulations and in part on the fact that in our opinion the Partnerships will not constitute "publicly traded partnerships."

        A.    Association Taxable as a Corporation

        Our opinion that each Partnership will not be treated as a corporation is based on Regulations issued by the Service on December 17, 1996, generally effective as of January 1, 1997, regarding the tax classification of certain business organizations (the "Check the Box Regulations").

        Under the Check the Box Regulations, in general, a business entity that is not otherwise required to be treated as a corporation under such Regulations will be classified as a partnership if it has two or more members, unless the business entity elects to be treated as a corporation. The Partnerships are not required under the Check the Box Regulations to be treated as corporations and the managing general partner will not elect that the Partnerships be treated as corporations. Accordingly, in our opinion the Partnership will not be treated as a corporation.

        B.    Publicly Traded Partnerships

        The Omnibus Budget Reconciliation Act of 1987 (the "1987 Act") added Code § 7704, "Certain Publicly Traded Partnerships Treated as Corporations." In treating certain "publicly traded partnerships" ("PTPs") as corporations for federal income tax purposes, Congress defined a PTP as any partnership, interests in which are either traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof. Code § 7704(b). Regulation § 1.7704-1(b) provides that an "established securities market" includes a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 (the "1934 Act"), a national securities exchange exempt from registration under the 1934 Act because of the limited volume of transactions, a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements of the 1934 Act (described in Regulation §§ 1.7704-1(b)(1) and (2)), regional or local exchanges, and an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers. The managing general partner has represented that the Units will not be traded on an established securities market.

        Notwithstanding the above general treatment of PTPs, Code § 7704(c) creates an exception to the treatment of PTPs as corporations for any taxable year if 90% or more of the gross income of the partnership for such taxable year consists of "qualifying income." See Code § 7704(c)(2). For this purpose, qualifying income is defined to include, inter alia, "income and gains derived from the exploration, development, mining or production, processing, refining...or the marketing of any mineral or natural resource..." Code § 7704(d)(1)(E). The managing general partner has represented that it believes that, for all taxable years of a Partnership, 90% or more of the Partnership's gross income will consist of such qualifying income.

        Regarding the definition of PTPs contained in the Code, the Committee Reports to the 1987 Act provide that PTPs include entities with respect to which, inter alia, (i) "the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information of offers to buy, sell or exchange interests," (ii) "prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a market maker would provide," and (iii) there exists a "regular plan of redemptions or repurchases, or similar acquisitions of interests in the partnership such that holders of interests have readily available, regular and ongoing opportunities to dispose of their interests." H.R. Conf. Rept. No. 495, 100th Cong., 1st Sess. 947 - 950.

        The Service issued Regulation § 1.7704-1 to clarify when partnership interests that are not traded on an established securities market will be treated as readily tradable on a secondary market or the substantial equivalent thereof. Essentially, the Regulation provides that such a situation occurs if partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. The Regulation also provides "safe harbors" for transactions that will be disregarded in determining whether partnership interests are readily tradable on secondary markets or a substantial equivalent thereof. It is unclear whether the Units would qualify for safe harbor treatment under the Regulation, and we express no opinion regarding this matter. However, the managing general partner's obligation to offer to purchase any Units is conditioned upon the receipt by the Partnerships from its counsel of an opinion that such offers or obligations to offer will not cause the Partnerships to be treated as "publicly traded."

        Due to the presence of the opinion of counsel condition, the Partnerships, in our opinion, will not be treated as PTPs prior to the time any such offers are made to investor partners. Accordingly, each Partnership, in our opinion, will not be treated as a corporation for federal income tax purposes under Code § 7704 in the absence of a Partnership's interests being "readily tradable on a secondary market (or the substantial equivalent thereof)."

        Notwithstanding the above, the Service may promulgate Regulations or release announcements that take the position that interests in partnerships such as the Partnerships are readily tradable on a secondary market or the substantial equivalent thereof. However, should this occur, treatment of a Partnership as a PTP still should not result in its treatment as a corporation for federal income tax purposes due to the exception contained in Code § 7704(c) relating to PTPs meeting the 90% of gross income test so long as such gross income test is satisfied.

        C.    Summary

        Based on the above, in our opinion a Partnership will not be treated as a corporation for federal income tax purposes by reason of the Check the Box Regulations. Further, because any right of the managing general partner to offer to purchase Units is conditioned upon the receipt of an opinion of counsel that a Partnership will not be treated as a PTP, and assuming the Partnership satisfies the 90% gross income test of Code § 7704, the Partnership, in our opinion, will not be treated as a PTP taxable as a corporation for federal income tax purposes. Accordingly, each Partnership in our opinion will be treated as a partnership for federal income tax purposes and each partner should be required to report his proportionate share of the Partnership's tax items on his individual federal income tax return.

        If in any taxable year a Partnership were to be treated for federal income tax purposes as a corporation, the Partnership income, gain, loss, deductions, and credits would be reflected only on its "corporate" tax return rather than being passed though to the partners. In such event, the Partnership would be required to pay income tax at corporate rates on its net income, thereby reducing the amount of cash available to be distributed to the partners. Additionally, all or a portion of any distribution made to partners would be taxable as dividends, which would not be deductible by the Partnership and which would generally be treated as ordinary portfolio income to the partners, regardless of the source from which such distributions were generated.

        The discussion that follows is based on the assumption that each Partnership will be classified as a partnership for federal income tax purposes.

FEDERAL TAXATION OF THE PARTNERSHIP

        Under the Code, a partnership is not a taxable entity and, accordingly, incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity that is required to file an information return with the Service. In general, the character of a partner's share of each item of income, gain, loss, deduction, and credit is determined at the partnership level. Each partner is allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner's income. Each partner includes such amounts in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership.

REPORTABLE TRANSACTIONS

        The Code provides that certain so-called "Reportable Transactions" must be disclosed to the Service. Code § 6111(a). Reportable Transactions include certain transactions (i) identified by the Service (so called "Listed Transactions"), (ii) confidential transactions, (iii) transactions with certain contractual protections, (iv) transactions that have brief asset holding periods, and (v) certain loss transactions. Regulations §§ 1.6011-4(b)(2)-(6). The information that is required to be disclosed to the Service includes the identity of the transaction, a description of the transaction and the expected tax benefits. Code § 6111(a).

        If a transaction qualifies as a Reportable Transaction, "Material Advisors" to the transaction must report certain information about the transaction to the Service. A "Material Advisor" is any person who provides any material aid, assistance, or advice with respect to organizing, managing, promoting, selling, implementing, insuring, or carrying out any reportable transaction and who directly or indirectly derives gross income in excess of a threshold amount ($50,000 for natural persons and $250,000 for all other taxpayers) for such services or assistance. Code § 6111(b).

        If a Material Advisor fails to file an information return regarding a Reportable Transaction or files a false or incomplete return, the Material Advisor will be subject to a $50,000 penalty. Code § 6707(b)(1). If the failure relates to a Listed Transaction, the penalty increases to the greater of (i) $200,000, or (ii) 50% (75% for intentional failures) of the Material Advisor's gross income derived with respect to the transaction prior to the date that the information return is filed. Code § 6707(b)(2). This penalty can only be waived by the Service for Reportable Transactions that are not Listed Transactions if waiver would promote compliance with federal tax law and effective tax administration. Code §§ 6707(c) and 6707A(d).

        In addition to the reporting requirements, each Material Advisor to a Reportable Transaction is required to maintain a list that (i) identifies each person to whom the advisor acted as a Material Advisor with respect to the Reportable Transaction and (ii) contains any other information the Secretary of the Treasury ("Secretary") prescribes. Code § 6112(a). A Material Advisor that is required to maintain such a list is required to furnish it to the Service within 20 days of receiving a written request. Code § 6708(a). If a Material Advisor fails to timely provide the list to the Service, the Advisor will be subject to a $10,000 per-day penalty, unless the failure is due to reasonable cause. Id.

        Every taxpayer that participates in a Reportable Transaction generally must disclose the transaction to the Service using IRS Form 8886. Code § 6011. Any taxpayer that fails to include on any return or statement any information that is required to be disclosed regarding a Reportable Transaction will be subject to a penalty of $10,000 in the case of natural persons and $50,000 in all other cases. Code § 6707A(b)(1). In the case of a Listed Transaction, the penalty increases to $100,000 for natural persons and $200,000 for all other taxpayers. Code § 6707A(b)(2). These penalties are in addition to any other penalties that may be imposed. Code § 6707A(f). The penalties are effective automatically and can only be rescinded by the Service for Reportable Transactions that are not Listed Transactions if rescinding the penalty would promote compliance with the federal tax laws and effective tax administration. Code § 6707A(d)(1).

        In addition to these penalties, if a taxpayer fails to include any required information on a return regarding a Listed Transaction, the limitations period during which the Service may assess additional tax will not expire until one year after the earlier of (i) the date on which the taxpayer provides such information to the Service, or (ii) the date a Material Advisor to the Listed Transaction provides a list of investors to the Service upon written request as required by Code § 6112. Code § 6501(c)(10).

        An investor partner's investment in a Partnership should not qualify as the type of the Reportable Transactions listed in (i)-(iv) above (i.e., Listed Transactions, confidential transactions, transactions with contractual protections, and brief holding period transactions).

        It is possible, however, that an investor partner's investment in a Partnership will qualify as the type of Reportable Transaction described in (v) above—a "loss transaction." A loss transaction includes any transaction resulting in the taxpayer claiming a loss of at least $2 million in a single taxable year or $4 million in a combination of taxable years ($10 million and $20 million respectively in the case of corporations or partnerships with only corporate partners). Treas. Reg. § 1.6011-4(b)(5). There are several exceptions for certain losses that are not taken into account for purposes of determining whether the loss transaction thresholds have been met. However, if an investor partner incurs a loss at least equal to the loss transaction thresholds in a single taxable year or in a combination of taxable years with respect to the investment in a Partnership, the investment may qualify as a loss transaction.

        Thus, depending on an investor partner's individual situation, an investment in one or more Partnerships could constitute a loss transaction that qualifies as a Reportable Transaction. As a result of the purely factual nature of this issue, we are unable to express an opinion with respect to whether an investor partner's investment in a Partnership will constitute a loss transaction. Therefore, each prospective investor is urged to consult with his personal tax advisor to determine whether his participation must be reported to the Service on Form 8886.

INTANGIBLE DRILLING AND DEVELOPMENT COSTS DEDUCTIONS

        Under Code § 263(a), taxpayers are denied deductions for capital expenditures, which expenditures are those that generally result in the creation of an asset having a useful life that extends substantially beyond the close of the taxable year. See also Regulation § 1.461-1(a)(2). In Indopco, Inc. v. Commissioner, 503 U.S. 79, 92-1 USTC ¶50,113 (1992), the Supreme Court stated that the costs should be capitalized when they provide benefits that extend beyond one tax year. Notwithstanding these statutory and judicial rules, Congress has granted to the Secretary the authority to prescribe Regulations that would allow taxpayers the option of deducting, rather than capitalizing, IDC. Code § 263(c). The Secretary's rules are embodied in Regulation § 1.612-4 and state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.

        With respect to IDC incurred by a partnership, Code § 703 and Regulation § 1.703-1(b) provide that the option to deduct such costs is to be exercised at the partnership level and in the year in which the deduction is to be taken. All partners are bound by the partnership's election. The managing general partner has represented that each Partnership will elect to deduct IDC in accordance with Regulation § 1.612-4. In this regard, additional general partners will be entitled to deduct IDC against any form of income in the year in which the costs are expended, provided wells are spudded within the first 90 days of the following year and the other limits on deductibility are met. Subject to the same provision, limited partners will be entitled to deduct IDC against passive income.

        A.    Timing of Deductions

        As described above, Code § 263(c) and Regulation § 1.612-4 allow the Partnership to expense IDC as opposed to capitalizing such amounts. Even if a Partnership elects to expense the IDC, assuming a taxpayer is otherwise entitled to such a deduction, the taxpayer may elect to capitalize all or a part of the IDC and amortize same on a straight-line basis over a 60-month period, beginning with the taxable month in which such expenditure is made. Code §§ 59(e)(1) and (2)(C).

        Code § 263(i) provides that in the case of IDC paid or incurred with respect to oil or gas wells located outside the United States, Code § 263(c) will not apply, and at the election of the taxpayer, such costs will be included in adjusted basis for purposes of computing cost depletion or be allowed as a deduction ratably over the 10-taxable year period beginning with the taxable year in which such costs were paid or incurred. Code § 263(i), however, does not apply in the case of a nonproductive well. For purposes of Code § 263(i), the term "United States" includes the 50 states and the District of Columbia, plus the continental shelf areas adjacent to U.S. territorial waters over which the United States has exclusive rights, in accordance with international law, with respect to the exploration and exploitation of natural resources. Code §§ 638(1) and 7701(a)(9).

        Code § 291(b) further provides that an integrated oil company can expense only 70 percent of IDC that is otherwise qualified for deduction under Code § 263(c). The other 30 percent is deducted in 60 equal monthly installments, commencing with the month in which such costs are paid or incurred. Code § 291(b) does not apply to IDC that is subject to Code § 263(i). For purposes of Code § 291(b), an "integrated oil company" is a corporation that has economic interests in crude oil deposits and also carries on substantial retailing or refining operations. Code § 291(b)(4). An oil or gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. Code §§ 613A(d)(2) and 613A(d)(4). In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil (or equivalent amount of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate. Code §§ 613A(d)(2) and 613A(d)(4).

        For taxpayers entitled to deduct IDC, the timing of such deduction can vary, depending, in part, upon the taxpayer's method of accounting. The managing general partner has represented that the Partnerships will use the accrual method of accounting. Under the accrual method, income is recognized when all the events have occurred that fix the right to receive such income and the amount thereof can be determined with reasonable accuracy. Regulation § 1.451-1(a). With respect to deductions, recognition results when all events which establish liability have occurred and the amount thereof can be determined with reasonable accuracy. Regulation § 1.461-1(a)(2). Regarding deductions, Code § 461(h)(1) provides that "the all events test shall not be treated as met any earlier than when economic performance with respect to such item occurs."

        Code § 461(i)(2) provides that, in the case of a "tax shelter," economic performance with respect to the act of drilling an oil or gas well will "be treated as having occurred within a taxable year if drilling of the well commences before the close of the 90th day after the close of the taxable year." While Section 461(i)(2) of the Code literally does not cover the situation where IDC is paid and the well is spudded after the 90th day of the succeeding year, our view is that the IDC should be deductible in such succeeding year, provided that the well is spudded no later than the 90th day of the second succeeding year. "Tax shelter," for purposes of Code § 461, is defined in a manner under which the Partnerships will qualify. Code § 461(i)(3).

        With respect to a tax shelter that is a partnership, the maximum deduction that would be allowable for any prepaid expenses under this exception would be limited to the partner's "cash basis" in the partnership. Code § 461(i)(2)(B)(i). Such "cash basis" equals the partner's adjusted basis in the partnership, determined without regard to (i) any liability of the partnership and (ii) any amount borrowed by the partner with respect to the partnership that (I) was arranged by the partnership or by any person who participated in the organization, sale, or management of the partnership (or any person related to such person within the meaning of Code § 465(b)(3)(C)) or (II) was secured by any assets of the partnership. Code § 461(i)(2)(C).

        The managing general partner has represented that it will use its best efforts to ensure that the operator will commence drilling operations by spudding each well on or before March 31, 2006 for Partnerships offered in 2005, March 31, 2007 for Partnerships offered in 2006 and March 30, 2008 for Partnerships offered in 2007, and will complete each well, if completion is warranted, with due diligence thereafter. Further, the managing general partner may, however, cause a Partnership to borrow an amount equal up to 25% of the capital contributions to the Partnership, and, as a result, the Partnership will have the type of liability referred to in Code § 461(i)(2)(C). Therefore, even if a well is timely spudded, an investor partner will only be able to deduct IDC in an amount equal up to his "cash basis" in a Partnership.

        Notwithstanding the above, the deductibility of any prepaid IDC will be subject to the limitations of case law. These limitations provide that prepaid IDC is deductible when paid if (i) the expenditure constitutes a payment that is not merely a deposit, (ii) the prepayment is made for a business purpose, and (iii) deductions attributable to such outlay do not result in a material distortion of income. See Keller v. Commissioner, 79 T.C. 7 (1982), aff'd, 725 F.2d 1173 (8th Cir. 1984), Rev. Rul. 71-252, 1971-1 C.B. 146, Pauley v. U.S., 63-1 U.S.T.C. ¶9280 (S.D. Cal. 1963), Rev. Rul. 80-71, 1980-1 C.B. 106, Jolley v. Commissioner, 47 T.C.M. 1082 (1984), Dillingham v. U.S., 81-2 U.S.T.C. ¶9601 (W.D. Okla. 1981), and Stradlings Building Materials, Inc. v. Commissioner, 76 T.C. 84 (1981). Generally, these requirements may be met by a showing of a legally binding obligation (i.e., the payment was not merely a deposit), of a legitimate business purpose for the payment, that performance of the services was required within a reasonable time, and of an arm's-length price. Similar requirements apply to cash basis taxpayers seeking to deduct prepaid IDC.

        The Service has challenged the timing of the deduction of IDC when the wells giving rise to such deduction have been completed in a year subsequent to the year of prepayment. The decisions noted above hold that prepayments of IDC by a cash basis taxpayer are, under certain circumstances, deductible in the year of prepayment if some work is performed in the year of prepayment even though the well is not completed that year.

        In Keller v. Commissioner, supra, the Eighth Circuit Court of Appeals applied a three-part test for determining the current deductibility of prepaid IDC by a cash basis taxpayer, namely, whether (i) the expenditure was a payment or a mere deposit, (ii) the payment was made for a valid business purpose and (iii) the prepayment resulted in a material distortion of income. The facts in that case dealt with three different forms of drilling contracts: "footage and day work contracts," "turnkey contracts" and "third party well-servicing contracts." Under the turnkey contracts, the prepayments were not refundable in any event, but in the event work was stopped on one well the remaining unused amount would be applied to another well to be drilled on a turnkey basis. Contrary to the Service's argument that this substitution feature rendered the payment a mere deposit, the court in Keller concluded that the prepayments were indeed "payments" because the taxpayer could not compel a refund. The court further found that the deduction clearly reflected income because under the unique characteristics of the turnkey contract the taxpayer locked in the price and shifted the drilling risk to the contractor, for a premium, effectively getting its bargained for benefit in the year of payment. Therefore, the court concluded that the cash basis taxpayers in that case properly could deduct turnkey payments in the year of payment. With respect to the prepayments under the footage and day-work and third party well-servicing contracts, however, the court found that the payments were mere deposits on the facts of the case, because the partnership had the power to compel a refund. The court was also unconvinced as to the business purpose for prepayment under the footage and day work contracts and third party well-servicing contracts, primarily because the testimony indicated that the drillers would have provided the required services with or without prepayment.

        No assurance can be given that the Service will not challenge the current deduction of IDC. If the Service were successful with such challenge, the partners' deductions for IDC should be deferred to later years.

        B.    Recapture of IDC

        IDC that has been deducted is subject to recapture as ordinary income upon certain dispositions (other than by abandonment, gift, death, or tax-free exchange) of an interest in an oil or gas property. IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and that would have been included in the adjusted basis of the property is recaptured to the extent of any gain realized upon the disposition of the property. Code § 1254(a)(1). Regulations provide that recapture is determined at the partner level (subject to certain anti-abuse provisions). Regulations § 1.1254-5(b). Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. Code § 1254(a)(2). In the case of the disposition of an undivided interest in a property (as opposed to the disposition of a portion of the property), a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain. Regulation § 1.1254-1(c).

DEPLETION DEDUCTIONS

        The owner of an economic interest in an oil and gas property is entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties that qualify for such depletion methods. In the case of a partnership, the depletion allowance must be computed separately by each partner and not by the partnership. Code § 613A(c)(7)(D). Notwithstanding this requirement, however, a Partnership, pursuant to Regulation § 1.704-1(b)(2)(iv)(k) and section 3.01(d)(i) of the Partnership Agreement, will compute a "simulated depletion allowance" at the Partnership level, solely for the purposes of maintaining capital accounts.

        Cost depletion for any year is determined by multiplying the cost basis of the mineral interest by a fraction, the numerator of which is the number of units (e.g., barrels of oil or Mcf of gas) sold during the year and the denominator of which is the estimated recoverable units of reserve available as of the beginning of the depletion period. See Regulation § 1.611-2(a). In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

        Percentage depletion is generally available only with respect to the domestic oil and gas production of certain "independent producers." In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more 75,000 barrels of oil (or equivalent amount of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate. Code §§ 613A(d)(2) and 613A(d)(4).

        In general, (i) component members of a controlled group of corporations, (ii) corporations, trusts, or estates under common control by the same or related persons and (iii) members of the same family (an individual, his spouse and minor children) are aggregated and treated as one taxpayer in determining the quantity of production (barrels of oil or cubic feet of gas per day) qualifying for percentage depletion under the independent producer's exemption. Code § 613A(c)(8). No aggregation is required among partners or between a partner and a partnership. An individual taxpayer is related to an entity engaged in refining or retail marketing if he owns five percent or more of such entity. Code § 613A(d)(3).

        Percentage depletion is a statutory allowance pursuant to which, under current law, a minimum deduction equal to 15% of the taxpayer's gross income from the property is allowed in any taxable year, in general, not to exceed (i) 100% of the taxpayer's taxable income from the property (computed without the allowance for depletion) or (ii) 65% of the taxpayer's taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). Code §§ 613A(c)(1), 613(a) and 613A(d)(1). The rate of the percentage depletion deduction will vary with the price of oil. In the case of production from marginal properties, the percentage depletion rate may be increased. Code § 613A(c)(6). For purposes of computing the percentage depletion deduction, "gross income from the property" does not include any lease bonus, advance royalty, or other amount payable without regard to production from the property. Code § 613A(d)(5). Depletion deductions reduce the taxpayer's adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

        Percentage depletion will be available, if at all, only to the extent that a taxpayer's average daily production of domestic crude oil or domestic natural gas does not exceed the taxpayer's depletable oil quantity or depletable natural gas quantity, respectively. Generally, the taxpayer's depletable oil quantity equals 1,000 barrels and depletable natural gas quantity equals 6,000,000 cubic feet. Code §§ 613A(c)(3) and (4). In computing his individual limitation, a partner will be required to aggregate his share of a Partnership's oil and gas production with his share of production from all other oil and gas investments. Code § 613A(c). Taxpayers who have both oil and gas production may allocate the deduction limitation between the two types of production.

        The availability of depletion, whether cost or percentage, will be determined separately by each partner. Each partner must separately keep records of his share of the adjusted basis in an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property. These requirements may place an administrative burden on a partner. For properties placed in service after 1986, depletion deductions, to the extent they reduce the basis of an oil and gas property, are subject to recapture under Code § 1254.

        BECAUSE THE AVAILABILITY OF PERCENTAGE DEPLETION FOR A PARTNER IS DEPENDENT UPON THE STATUS OF THE PARTNER AS AN INDEPENDENT PRODUCER, WE ARE UNABLE TO RENDER ANY OPINION AS TO THE AVAILABILITY OF PERCENTAGE DEPLETION. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH HIS PERSONAL TAX ADVISOR TO DETERMINE WHETHER PERCENTAGE DEPLETION WOULD BE AVAILABLE TO HIM.

DEPRECIATION DEDUCTIONS

        The Partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in Partnership property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Code § 168. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered under MACRS. The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention. Code §§ 168(b)-(d) and (i).

GEOLOGICAL AND GEOPHYSICAL EXPENDITURES

        Amounts paid for geological and geophysical costs in connection with the exploration for or development of oil or gas generally may be deducted ratably over a 24-month period. In the case of major oil companies (as defined by Code section 167(h)(5)), however, the amortization period is extended to 5 years. For purposes of this special amortization rule, geological and geophysical costs paid during a year are treated as being paid or incurred on the mid-point of that year. If a lease to which any geological and geophysical costs relate is worthless or abandoned, the remaining unamortized costs must continue to be amortized over the original 24-month (or 5-year) period.

INTEREST DEDUCTIONS

        In the Transactions, the investor partners will acquire their interests by remitting cash in the amount of $25,000 per Unit to the Partnership. In no event will the Partnership accept notes in exchange for a Partnership interest. Nevertheless, without any assistance of the managing general partner or any of its affiliates, some partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, we are unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

TRANSACTION FEES

        The Partnership may classify a portion of the fees (the "Fees") to be paid to third parties (as described in the prospectus under "SOURCES OF FUNDS AND USE OF PROCEEDS") as expenses that are deductible as organizational expenses or otherwise. There is no assurance that the Service will allow the deductibility of such expenses and counsel expresses no opinion with respect to the allocation of the Fees to deductible and nondeductible items.

        Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories.

        A partnership may elect to amortize and deduct its organizational expenses (as defined in Code § 709(b)(3) and in Regulation § 1.709-2(a)) ratably over a period of not less than 60 months commencing with the month the partnership begins business. Alternatively, a partnership that incurs less than $55,000 in organizational expenses may elect to currently deduct up to $5,000 of such expenses, and the remainder of the organizational expenses must be amortized and deducted over a 180-month period beginning the month in which the partnership's business begins. Organizational expenses are expenses which (i) are incident to the creation of the partnership, (ii) are chargeable to capital account, and (iii) are of a character which, if expended incident to the creation of a partnership having an ascertainable life, would (but for Code § 709(a)) be amortized over such life. Code § 709(b)(3). Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees. Regulation § 1.709-2(a).

        Under Code § 709, no deduction is allowable for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (i.e., the general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private placement memorandum for securities law purposes, printing costs, and other selling and promotional material. These costs must be capitalized. Regulation § 1.709-2(b). Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets. Code § 263.

        Under Code § 195, no deduction is allowable with respect to "start-up expenditures," although such expenditures may be capitalized and amortized over a period of not less than 60 months. Start-up expenditures are defined as amounts (i) paid or incurred in connection with (I) investigating the creation or acquisition of an active trade or business, (II) creating an active trade or business, or (III) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, in anticipation of such activity becoming an active trade or business, and (ii) which, if paid or incurred in connection with the operation of an existing active trade or business (in the same field as the trade or business referred to in (i) above), would be allowable as a deduction for the taxable year in which paid or incurred. Code § 195(c)(1).

        To the extent the expenditures described in the prospectus are considered syndication costs (such as the fees paid to brokers and broker-dealers, and the fees paid for printing the prospectus and possibly all or a portion of the managing general partner's management fee), they will be nondeductible by a Partnership. To the extent attributable to organization fees (such as the amounts paid for legal services incident to the organization of the Partnership), the expenditures may be amortizable over a period of not less than 60 months, commencing with the month the Partnership begins business, if the Partnership so elects. Alternatively, depending on the amount of the organizational expenses, up to $5,000 may be currently deducted and the remainder amortized and deducted over a 180-month period. If no election is made, no deduction is available. Finally, to the extent any portion of the expenditures would be treated as "start-up," they could be amortized over a 60-month or longer period, provided the proper election was made.

        Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable start-up expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, we are unable to express an opinion regarding such treatment. If the Service were to successfully challenge the managing general partner's allocations, a partner's taxable income could be increased, thereby resulting in increased taxes and in liability for interest and penalties.

BASIS AND AT RISK LIMITATIONS

        A partner's share of Partnership losses will not be allowed as a deduction to the extent such share exceeds the amount of the partner's adjusted tax basis in his Units. Code § 704(d). A partner's initial adjusted tax basis in his Units will generally be equal to the cash he has invested to purchase his Units.

Such adjusted tax basis will generally be increased by (i) additional amounts invested in the Partnership, including his share of net income, (ii) additional capital contributions, if any, and (iii) his share of Partnership borrowings, if any, based on the extent of his economic risk of loss for such borrowings. Such adjusted tax basis will generally be reduced, but not below zero by (i) his share of loss, (ii) his depletion deductions on his share of oil and gas income (until such deductions exhaust his share of the basis of property subject to depletion), (iii) distributions of cash and the adjusted basis of property other than cash made to him, and (iv) his share of reduction in the amount of indebtedness previously included in his basis. See e.g., Regulations § 1.705-1(a).

        In addition, Code § 465 provides, in part, that, if an individual or a closely held C (i.e., regularly taxed) corporation engages in any activity to which Code § 465 applies, any loss from that activity is allowed only to the extent of the aggregate amount with respect to which the taxpayer is "at risk" for such activity at the close of the taxable year. Code § 465(a)(1). A closely held C corporation is a corporation, more than fifty percent (50%) of the stock of which is owned, directly or indirectly, at any time during the last half of the taxable year by or for not more than five individuals. Code §§ 465(a)(1)(B) and 542(a)(2). For purposes of Code § 465, a loss is defined as the excess of otherwise allowable deductions attributable to an activity over the income received or accrued from that activity. Code § 465(d). Any such loss disallowed by Code § 465 shall be treated as a deduction allocable to the activity in the first succeeding taxable year. Code § 465(a)(2).

        Code § 465(b)(1) provides that a taxpayer will be considered as being "at risk" for an activity with respect to amounts including (i) the amount of money and the adjusted basis of other property contributed by the taxpayer to the activity, and (ii) amounts borrowed with respect to such activity to the extent that the taxpayer (I) is personally liable for the repayment of such amounts, or (II) has pledged property, other than property used in the activity, as security for such borrowed amounts (to the extent of the net fair market value of the taxpayer's interest in such property). No property can be taken into account as security if such property is directly or indirectly financed by indebtedness that is secured by property used in the activity. Code § 465(b)(2). Further, amounts borrowed by the taxpayer shall not be taken into account if such amounts are borrowed (i) from any person who has an interest (other than an interest as a creditor) in such activity, or (ii) from a related person to a person (other than the taxpayer) having such an interest. Code § 465(b)(3).

        Related persons for purposes of Code § 465(b)(3) are defined to include related persons within the meaning of Code § 267(b) (which describes relationships between family members, corporations and shareholders, trusts and their grantors, beneficiaries and fiduciaries, and similar relationships), Code § 707(b)(1) (which describes relationships between partnerships and their partners) and Code § 52 (which describes relationships between persons engaged in businesses under common control). Code § 465(b)(3)(C).

        Finally, no taxpayer is considered at risk with respect to amounts for which the taxpayer is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or other similar arrangements. Code § 465(b)(4).

        The Code provides that a taxpayer must recognize taxable income to the extent that his "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in his taxable income if and when he increases his amount "at risk" in a subsequent taxable year. Code § 465(e).

        The U.S. Treasury Department has published proposed Regulations relating to the at risk provisions of Code § 465. These proposed Regulations provide that a taxpayer's at risk amount will include "personal funds" contributed by the taxpayer to an activity. Proposed Regulation § 1.465-22(a). "Personal funds" and "personal assets" are defined in proposed Regulation § 1.465-9(f) as funds and assets which (i) are owned by the taxpayer, (ii) are not acquired through borrowing, and (iii) have a basis equal to their fair market value.

        In addition to a taxpayer's amount at risk being increased by the amount of personal funds contributed to the activity, the excess of the taxpayer's share of all items of income received or accrued from an activity during a taxable year over the taxpayer's share of allowable deductions from the activity for the year will also increase the amount at risk. Proposed Regulation §1.465-22. A taxpayer's amount at risk will be decreased by (i) the amount of money withdrawn from the activity by or on behalf of the taxpayer, including distributions from a partnership, and (ii) the amount of loss from the activity allowed as a deduction under Code § 465(a). Id.

        The partners will purchase Units by tendering cash to the Partnership. To the extent the cash contributed constitutes the "personal funds" of the partners, the partners should be considered at risk with respect to those amounts. To the extent the cash contributed constitutes "personal funds," in our opinion, neither the at risk rules nor limitations related to the adjusted basis rules will limit the deductibility of losses generated from the Partnerships.

PASSIVE LOSS AND CREDIT LIMITATIONS

        A.    Introduction

        Code § 469 provides that the deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations. Code § 469(a)(2).

        The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not "materially participate." Code § 469(c). Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interest." Code § 469(c)(3).

        A passive activity loss ("PAL") is defined as the amount (if any) by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year. Code § 469(d)(1).

        Classification of an activity as passive will result in the income and expenses generated therefrom being treated as "passive" except to the extent that any of the income is "portfolio" income and except as otherwise provided in Regulations. Code § 469(e)(1)(A). Portfolio income is income from, inter alia, interest, dividends, and royalties not derived in the ordinary course of a trade or business. Income that is neither passive nor portfolio is "net active income." Code § 469(e)(2)(B).

        With respect to the deductibility of PALs, individuals and personal service corporations will be entitled to deduct such amounts only to the extent of their passive income, whereas closely held C corporations (other than personal service corporations) can offset PALs against both passive and net active income, but not against portfolio income. Code § 469(a)(1) and (e)(2). In calculating passive income and loss, however, all passive activities of the taxpayer are aggregated. Code § 469(d)(1). PALs disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income. Code § 469(b).

        Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the Code § 469 passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years. Code § 469(g).

        As noted above, a passive activity includes an activity with respect to which the taxpayer does not "materially participate." A taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous, and substantial" basis. Code § 469(h)(1). With respect to the determination as to whether a taxpayer's participation in an activity is material, temporary Regulations issued by the Service provide that, except for limited partners in a limited partnership, an individual will be treated as materially participating in an activity if and only if (i) the individual participates in the activity for more than 500 hours during such year, (ii) the individual's participation in the activity for the taxable year constitutes substantially all of the participation in such activity of all individuals for such year, (iii) the individual participates in the activity for more than 100 hours during the taxable year, and such individual's participation in such activity is not less than the participation in the activity of any other individual for such year, (iv) the activity is a trade or business activity of the individual, the individual participates in the activity for more than 100 hours during such year, and the individual's aggregate participation in all significant participation activities of this type during the year exceeds 500 hours, (v) the individual materially participated in the activity for 5 of the last 10 years, (vi) the activity is a personal service activity and the individual materially participated in the activity for any 3 preceding years or (vii) based on all the facts and circumstances (taking into account that certain activities are not considered), the individual participates in the activity on a regular, continuous and substantial basis. Regulation § 1.469-5T(a).

        Notwithstanding the above, Code § 469(h)(2) provides that no limited partnership interest will be treated as an interest with respect to which a taxpayer materially participates except as may be provided in Regulations. The Regulations create several exceptions to this rule, one of which is that a limited partner will not be treated as not materially participating in an activity of the partnership of which he is a limited partner if the limited partner would be treated as materially participating for the taxable year under paragraph (a)(1), (5), or (6) of Regulation § 1.469-5T (as described in (i), (v), and (vi) of the above paragraph) if the individual were not a limited partner for such taxable year. Regulation § 1.469-5T(e). For purposes of this rule, a partnership interest of an individual will not be treated as a limited partnership interest for the taxable year if the individual is an additional general partner in a partnership at all times during the partnership's taxable year ending with or within the individual's taxable year. Id. Accordingly, if an investor partner owns both valid general and limited Partnership interests at all times during a Partnership's taxable year, all of the investor's Partnership interests should be treated as general Partnership interests for purposes of the passive activity rules for such year.

        B.    General Partner Interests

        Due to the factual nature of the applicability of the material participation factors to an additional general partner's participation in the activities of a Partnership, we cannot express an opinion with respect to whether such participation will be material. However, the "working interest" exception to the passive activity rules applies without regard to the level of the taxpayer's participation. Nevertheless, the presence or absence of material participation may be relevant for purposes of determining whether the investment interest expense rules of Code § 163(d) apply to limit the deductibility of interest incurred in connection with any borrowings of an additional general partner.

        As noted above, the term "passive activity" does not include any working interest in any oil or gas property that the taxpayer holds directly or through an entity that does not limit the taxpayer's liability with respect to such interest. Regulation § 1.469-1T(e)(4)(v) describes an interest in an entity that limits a taxpayer's liability with respect to the drilling or operation of a well as (i) a limited partnership interest in a partnership in which the taxpayer is not a general partner, (ii) stock in a corporation, or (iii) an interest in any other entity that, under applicable state law, limits the interest holder's potential liability. For purposes of this provision, indemnification agreements, stop loss arrangements, insurance, or any similar arrangements or combinations thereof are not taken into account in determining whether a taxpayer's liability is limited. Id.

        The Joint Committee on Taxation's General Explanation of the Tax Reform Act of 1986 (the "Blue Book") indicates that a "working interest" is an interest with respect to an oil and gas property that is burdened with the cost of development and operation of the property, and that generally has characteristics such as responsibility for signing authorizations for expenditures with respect to the activity, receiving periodic drilling and completion reports and reports regarding the amount of oil extracted, voting rights proportionate to the percentage of the working interest possessed by the taxpayer, the right to continue activities if the present operator decides to discontinue operations, a proportionate share of tort liability with respect to the property and some responsibility to share in further costs with respect to the property in the event a decision is made to spend more than amounts already contributed. The Regulations define a working interest as "a working or operating mineral interest in any tract or parcel of land." Regulation § 1.469-1(e)(4)(iv). Under Regulation § 1.614-2(b), an operating mineral interest is defined as a separate mineral interest as described in § 614(a), in respect of which the costs of production are required to be taken into account by the taxpayer for purposes of computing the limitation of 50 percent of the taxable income from the property in determining the deduction for percentage depletion computed under § 613, or such costs would be so required to be taken into account if the well were in the production stage. The term does not include royalty interests or similar interests, such as production payments or net profits interests. For the purpose of determining whether a mineral interest is an operating mineral interest, "costs of production" do not include intangible drilling and development costs, exploration expenditures under § 615, or development expenditures under § 616. Taxes, such as production taxes, payable by holders of nonoperating interests are not considered costs of production for this purpose. A taxpayer may not aggregate operating mineral interests and nonoperating mineral interests such as royalty interests.

        The managing general partner has represented that the Partnerships will acquire and hold only operating mineral interests, as defined in Code § 614(d) and the Regulations thereunder, and that none of the Partnerships' revenues will be from non-working interests.

        To the extent that the additional general partners (in their capacity as general partners) have working interests in the activities of a Partnership for purposes of Code § 469, we are of the opinion that an additional general partner's interest in a Partnership (as a general partner) will not be considered a passive activity within the meaning of Code § 469 and losses generated while such general partner interest is held will not be limited by the passive activity provisions.

        Notwithstanding this general rule, however, for purposes of Code § 469, the economic performance rules of Code § 461 are applied in a different manner from that described above in "INTANGIBLE DRILLING AND DEVELOPMENT COSTS DEDUCTIONS." Economic performance under the passive loss rules is defined in Regulation § 1.469-1T(e)(4)(ii)(C)(2)(ii) as economic performance within the meaning of Code § 461(h), without regard to Code § 461(i)(2) (which contains the spudding rule). Accordingly, if an additional general partner's interest is converted to that of a limited partner after the end of the year in which economic performance is deemed to occur (under Code § 461), but prior to the spudding date provided in Code § 461(i)(2), any post-conversion losses will be passive, notwithstanding the availability of such losses (under Code § 461) in a year in which the taxpayer held the interest in an entity that did not limit his liability.

        Notwithstanding the above, there can be no assurance that the Service will not contend that all general partner interests should be regarded as interests in a passive activity from the Partnerships' inception due to the conversion feature contained in the Partnership Agreement. However, due to the exposure to unlimited liability for Partnership obligations incurred prior to such conversion, an attack by the Service with respect to the foregoing should not be successful. In addition, Regulation §

 1.469-lT(e)(4)(iii), example (1), respects the nature of a general partnership interest prior to its conversion into limited partnership form:

        A, a calendar year individual, acquires on January 1, 1987, a general partnership interest in P, a calendar year partnership that holds a working interest in an oil or gas property. Pursuant to the partnership agreement, A is entitled to convert the general partnership interest into a limited partnership interest at any time. On December 1, 1987, pursuant to a contract with D, an independent drilling contractor, P commences drilling a single well pursuant to the working interest. Under the drilling contract, P pays D for the drilling only as the work is performed. All drilling costs are deducted by P in the year in which they are paid. At the end of 1987, A converts the general partnership interest into a limited partnership interest, effective immediately. The drilling of the well is completed on February 28, 1988.

        Because, in this example, A holds the working interest through an entity that does not limit A's liability throughout 1987 and through an entity that does limit A's liability in 1988, the example in the Regulation concludes that A's interest in P's well is not an interest in a passive activity for 1987 but is an interest in a passive activity for 1988.

        If an additional general partner converts his interest to a limited partner interest pursuant to the terms of the Partnership Agreement, the character of a subsequently generated tax attribute will be dependent upon, inter alia, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

        Assuming the activities of a converting partner will not result in the partner being treated as materially participating under Regulation § 1.469-5T(a)(1), (5), or (6), as described above, the limited partner's activity after conversion should be treated as a passive activity. Code § 469(c)(1). Accordingly, any loss arising therefrom should be treated as a PAL under Code § 469(d), with the benefits thereof limited by Code § 469(a)(1), as described above. However, Code § 469(c)(3)(B) provides that if a taxpayer has any loss from any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting additional general partner has losses from working interests that are treated as non-passive, income from the Partnership allocable to the partner after conversion would be treated as income that is not from a passive activity.

        C.    Limited Partner Interests

        If an investor partner (other than an additional general partner who converts his interest into that of a limited partner) invests in a Partnership as a limited partner, in our opinion, his distributive share of the Partnership's losses should be treated as PALs, the availability of which will be limited to the partner's passive income for such year. If the partner does not have sufficient passive income to utilize the PAL, the disallowed PAL will be suspended and may be carried forward (but not back) to be deducted against passive income arising in future years. Further, upon the complete disposition of the interest to an unrelated party in a fully taxable transaction, such suspended losses will be available as described above.

        Regarding Partnership income, limited partners should generally be entitled to offset their distributive shares of such income with deductions from other passive activities, except to the extent such Partnership income is portfolio income. Because gross income from interest, dividends, annuities, and royalties not derived in the ordinary course of a trade or business is not passive income, a limited partner's share of income from royalties, income from the investment of the Partnership's working capital, and other items of portfolio income will not be treated as passive income. In addition, Code § 469(l)(3) grants the Secretary the authority to prescribe regulations requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity.

        D.    Publicly Traded Partnerships

        Notwithstanding the above, Code § 469(k) treats net income from PTPs as portfolio income under the PAL rules. Further, each partner in a PTP is required to treat any losses from a PTP as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Code § 469(k)(1). Losses attributable to an interest in a PTP that are not allowed under the passive activity rules are suspended and carried forward, as described above. Further, upon a complete taxable disposition of an interest in a PTP, any suspended losses are allowed (as described above with respect to the passive loss rules). As noted above, we have opined that each Partnership will not be a PTP.

        In the event a Partnership is treated as a PTP, any net income would be treated as portfolio income and each partner's loss therefrom would be treated as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Because the Partnerships should not be treated as PTPs, the provisions of Code § 469(k), in our opinion, will not apply to the partners in the manner outlined above prior to the time that a Partnership becomes a PTP. However, unlike the PTP rules of Code § 7704, the passive activity rules of Code § 469 do not provide an exception for partnerships that pass the 90% test of Code § 7704. Accordingly, if a Partnership were to be treated as a PTP under the passive activity rules, losses could be used only to offset income from the Partnership.

CONVERSION OF INTERESTS

        Code § 708 provides that a partnership will be considered as terminated for federal income tax purposes if, inter alia, there is "a sale or exchange of 50 percent or more of the total interest in partnership capital and profits" within a 12-month period. If a conversion of an additional general partner's interest into a limited partner interest were treated as a "sale or exchange" for purposes of Code § 708, the Partnership would be terminated for federal income tax purposes if such a conversion would cause 50% or more of the profits and capital interests in the Partnership to be deemed sold or exchanged within a 12-month period.

        In Revenue Ruling 84-52, 1984-1 C.B. 157, amplified by Rev. Rul. 95-37, 1995-1 C.B. 130, the Service ruled that the conversion of a general partnership interest into a limited partnership interest in the same partnership will not give rise to the recognition of gain or loss under Code § 741 or § 1001. The holding of Revenue Ruling 84-52 was confirmed in Revenue Ruling 95-37. The ruling noted that, under Code § 721, no gain or loss is recognized by a partnership or any of its partners upon the contribution of property to the partnership in exchange for an interest therein. Consequently, the partnership will not be terminated under Code § 708 because (i) the business of the partnership will continue after the conversion and (ii) a transaction governed by Code § 721 is not treated as a sale or exchange for purposes of Code § 708.

        Based on the authority of Revenue Ruling 84-52 and Revenue Ruling 95-37, supra, a Partnership, in our opinion, will not be terminated under Code § 708 as a result of the conversion of Partnership interests.

        Code § 752(b) treats any decrease in a partner's share of partnership liabilities as a distribution of money to the partner by the partnership. If, under the applicable regulatory or statutory provisions, a converting partner's share of liabilities is deemed to decrease, such decrease will result in gain to the partner to the extent it exceeds the partner's basis in his partnership interest.

        Code § 1245(a) provides that, inter alia, when § 1245 property is disposed of, the amount by which the lower of (i) the property's recomputed basis or (ii) the amount realized on the sale, exchange, or involuntary conversion of the property or the fair market value on any other disposition of the property exceeds the property's adjusted basis is to be treated as ordinary income. Code § 1245(b)(3) provides that, if the basis of the property in the hands of the transferee is determined by reference to its basis in the hands of the transferor by reason of, inter alia, Code § 721, then the gain taken into account for purpose of Code § 1245(a) is not to exceed the gain taken into account by the transferor of such property (without regard to Code § 1245(b)). Therefore, to the extent the conversion of general partner interests to limited partner interests is governed by Code § 721, the converting partner will only be required to include in ordinary income the amount of gain he otherwise would recognize with respect to the "Section 1245" property attributable to him.

        Code § 1254(a) provides, in part, that when a property is disposed of, the taxpayer must recapture as ordinary income any gain on disposition in an amount equal to the aggregate of amounts deductible as IDC, in excess of the amount deductible without regard to Code § 263, and depletion. Code § 1254 (a)(1). Code § 1254(b) provides that rules similar to the rules of subsections (b) and (c) of Code § 1245 are to be applied for purposes of Code § 1254. Consequently, to the extent that a partner could recognize ordinary income under Code § 1245 upon conversion, the partner could also recognize ordinary income under Code § 1254.

        Losses arising from the holding of working interests in oil and gas properties directly or through an entity that does not limit the holder's liability are not subject to the passive loss rules. Regulations provide that, if the form of ownership is converted from a type that does not limit liability to a type that does limit liability, the portion of any losses (including those arising from the deduction of IDC) attributable to services or materials that have not yet been provided at the time of such conversion will constitute losses from a passive activity. Thus, in our opinion, if a partner were to convert his general partner interest to that of a limited partner prior to the time that all of the services or materials comprising the IDC of a well had been provided, at the time of the conversion such services and materials will constitute losses from a passive activity and be subject to the passive loss limitations. Similarly in such a situation, a portion of the income from the well would constitute passive income. If the conversion were to occur after the filing of the Partnership's information tax return but prior to the completion of the drilling and development of a well, an amended return might have to be filed, which might also require the converting partner to file an amended return. Further, the Code provides that if a taxpayer has any loss attributable to a working interest which is treated in any taxable year as a loss which is not from a passive activity, then any net income attributable to the working interest in any succeeding taxable year is treated as income of the taxpayer which is not from a passive activity. Code § 469(c)(3)(B). Accordingly, if an additional general partner converts his interest into a limited partner interest, any income from that interest with respect to which he claimed deductions will be treated as nonpassive income.

ALTERNATIVE MINIMUM TAX

        Code § 55 imposes on noncorporate taxpayers a two-tiered, graduated rate schedule for alternative minimum tax ("AMT") equal to the sum of (i) 26 percent of so much of the "taxable excess" as does not exceed $175,000, plus (ii) 28 percent of so much of the "taxable excess" as exceeds $175,000. Code § 55(b)(1)(A)(i). "Taxable excess" is defined as so much of the alternative minimum taxable income ("AMTI") for the taxable year as exceeds the exemption amount. Code § 55(b)(1)(A)(ii). AMTI is generally defined as the taxpayer's taxable income, increased or decreased by certain adjustments and items of tax preference. Code § 55(b)(2).

        The exemption amount for noncorporate taxpayers is (i) $62,550 in the case of a joint return or a surviving spouse ($45,000 for tax years beginning after 2006), (ii) $42,500 in the case of an individual who is neither a married individual nor a surviving spouse ($33,750 for tax years beginning after 2006), (iii) $31,275 in the case of a married individual who files a separate return ($22,500 for tax years beginning after 2006), and (iv) $22,500 in the case of an estate or trust. Such amounts are phased out as a taxpayer's AMTI increases above certain levels. Code §§ 55(d)(1) and (3).

        The corporate AMT is similar to that of the individual AMT, with the corporation's regular taxable income increased or decreased by certain adjustments and items of tax preference, resulting in AMTI. The AMTI is reduced by $40,000 (which amount is phased-out as AMTI increases above certain levels) with the balance being taxed at twenty percent (20%). Code §§ 55(b)(1)(B) and 55(d)(2) and (3). The excess of this figure over the regular tax liability is the AMT.

        Individuals subject to the AMT are generally allowed a credit, equal to the portion of the AMT imposed by Code § 55 arising as a result of deferral preferences (or, with certain adjustments, equal to the entire AMT in the case of corporate AMT for use against the taxpayer's future regular tax liability (but not the minimum tax liability)). Code § 53.

        Under the AMT provisions, adjustments and items of tax preference that may arise from a partner's acquisition of an interest in a Partnership include the following:

        1.     Taxpayers that do not meet the definition of an integrated oil company as defined in Code § 291(b)(4) are not subject to the preference item for "excess IDC." Code § 57(a)(2)(E)(i). However, the benefit of the elimination of the preference is limited in any taxable year to an amount equal to 40 percent of the AMTI for the year computed as if the prior law "excess IDC" preference item has not been eliminated. Code § 57(a)(2)(E)(ii). Excess IDC is defined as the excess of (i) IDC paid or incurred (other than costs incurred in drilling a nonproductive well) with respect to which a deduction is allowable under Code § 263(c) for the taxable year over (ii) the amount that would have been allowable for the taxable year if such costs had been capitalized and (I) amortized over a 120-month period beginning with the month in which production from such well begins or (II) recovered through cost depletion. Code § 57(a)(2)(B). However, any portion of the IDC to which an election under Code § 59(e) applies will not be treated as an item of tax preference under Code § 57(a). Code § 59(e)(6). With respect to IDC paid or incurred, corporate and individual taxpayers are allowed to make the Code § 59(e) election and, for regular tax and AMT purposes, deduct such expenditures over the 60-month period beginning with the month in which such expenditure is paid or incurred. Code § 59(e)(1).

        2.     Excess depletion constitutes a preference only in the case of integrated oil companies. Code § 57(a)(1).

        3.     Each partner's AMTI will be increased (or decreased) by the amount by which the depreciation deductions allowable under Code §§ 167 and 168 with respect to such property exceeds (or is less than) the depreciation determined under the alternative depreciation system using the 150 percent declining balance method switching to the straight-line method, when that produces a greater deduction. Code § 56(a)(1). No adjusted current earnings ("ACE") depreciation adjustment is necessary with respect to a corporate partner for property placed in service in taxable years beginning after December 31, 1993. Code § 56(g)(4)(A)(i).

        4.     AMTI for a corporate partner will be increased by 75% of the excess of the taxpayer's ACE over the AMTI amount (computed without the ACE adjustment and without the net operating loss deduction). Code § 56(g)(1). As noted above, both corporate and individual taxpayers may elect this method of amortization for regular tax purposes. For years beginning after December 31, 1992, for corporations other than integrated oil companies, the ACE adjustments for percentage depletion and IDC are repealed. Code §§ 56(g)(4)(F) and (D)(i), respectively. The IDC modification applies to IDCs paid or incurred in taxable years beginning after December 31, 1992.

        Due to the inherently factual nature of the applicability of the AMT to a partner, we are unable to express an opinion with respect to such issues. Due to the potentially significant impact of a purchase of Units on an investor's tax liability, investors are urged to discuss the implications of an investment in a Partnership on their regular and AMT liabilities with their tax advisors prior to acquiring Units.

GAIN OR LOSS ON SALE OF PROPERTIES

        Gain from the sale or other disposition of property is realized to the extent of the excess of the amount realized therefrom over the property's adjusted basis. Conversely, loss is realized in an amount equal to the excess of the property's adjusted basis over the amount realized from such a disposition. Code § 1001(a). The amount realized is defined as the sum of any money received plus the fair market value of the property (other than money) received. Code § 1001(b). Accordingly, upon the sale or other disposition of a Partnership's properties, the partners will realize gain or loss to the extent of their pro rata share of the difference between the Partnership's adjusted basis in the property at the time of disposition and the amount realized upon disposition. In the absence of nonrecognition provisions, any gain or loss realized will be recognized for federal income tax purposes.

        Gain or loss recognized upon the disposition of property used in a trade or business and held for more than one year will be treated as long term capital gain or as ordinary loss. Code § 1231(a).

        Notwithstanding the above, however, any gain realized may be taxed as ordinary income under one of several "recapture" provisions of the Code or under the characterization rules relating to "dealers" in personal property.

        Code § 1254 generally provides for the recapture of capital gains, arising from the sale of property which was placed in service after 1986, as ordinary income to the extent of the lesser of (i) the gain realized upon sale of the property, or (ii) the sum of (I) all IDC previously deducted and (II) all depletion deductions that reduced the property's basis. Code § 1254(a)(1).

        Ordinary income may also result from the recapture of depreciation on a Partnership's properties, pursuant to Code § 1245. The amount recaptured as ordinary income is generally the amount by which the lower of (i) the recomputed basis or (ii) the amount realized on the sale of the property exceeds the property's adjusted basis. Code § 1245(a)(1). A property's recomputed basis is generally the property's adjusted basis increased by amortization deductions previously claimed with respect to the property. Code § 1245(a)(2).

GAIN OR LOSS ON SALE OF UNITS

        If the Units are capital assets in the hands of the partners, gain or loss realized by any such holders on the sale or other disposition of a Unit will be characterized as capital gain or capital loss. Code § 1221. Such gain or loss will be a long term capital gain or loss if the Unit is held for more than one year, and short term capital gain if held one year or less. Code § 1222. However, the portion of the amount realized by a partner in exchange for a Unit that is attributable to the partner's share of a Partnership's "unrealized receivables" or "inventory items" will be treated as an amount realized from the sale or exchange of property other than a capital asset. Code § 751.

        Unrealized receivables are defined in Code § 751(c) to include: "oil [or] gas...property...to the extent of the amount which would be treated as gain to which section...1245(a)...or 1254(a) would apply if...such property had been sold by the partnership at its fair market value." A sale by a Partnership of its properties could give rise to treatment of the gain thereunder as ordinary income as a result of Code §§ 1245(a) or 1254(a). Accordingly, gain recognized by a partner on the sale of a Unit would be taxed as ordinary income to the partner to the extent of his share of the Partnership's potential gain on property that would be recaptured, upon sale, under those statutes.

        Property treated as an "inventory item" for purposes of Code § 751 includes (i) stock in trade of the partnership or other property of a kind which would properly be included in its inventory if on hand at the end of the taxable year, (ii) property held by the partnership primarily for sale to customers in the ordinary course of its trade or business, and (iii) any other partnership property which, on a sale or exchange by the partnership, would not be considered a capital asset or property used in a trade or business under Code § 1231. Code §§ 751(d)(2) and 1221(a)(l).

        Under the aforementioned provisions, a partner would recognize ordinary income with respect to any deemed sale of assets under Code § 751. Further, this ordinary income may be recognized even if the total amount realized on the sale of a Unit is equal to or less than the partner's basis in the Unit.

        Any partner who sells or exchanges interests in a partnership holding unrealized receivables (which include IDC recapture and other items) or certain inventory items must notify the partnership of such transaction in accordance with Regulations under Code § 6050K and must attach a statement to his tax return reflecting certain facts regarding the sale or exchange. Regulations promulgated by the Service provide that such notice to the partnership must be given in writing within 30 days of the sale or exchange (or, if earlier, by January 15 of the calendar year following the calendar year in which the exchange occurred), and must include names, addresses, and taxpayer identification numbers (if known) of the transferor and transferee and the date of the exchange. Regulation § 1.6050K-1(d). Code § 6721 provides that persons who fail to furnish this information to the partnership will be penalized $50 for each such failure, or, if such failure is due to intentional disregard to the filing requirement, the person will be penalized the greater of (i) $100 or (ii) 5% of the aggregate amount to be reported. Code § 6721(e)(2)(B). Furthermore, a partnership is required to notify the Service of any sale or exchange of interests of which it has notice, and to report the names and addresses of the transferee and the transferor, along with all other required information. Code § 6050K(a). The partnership also is required to provide copies of the information it provides to the Service to the transferor and the transferee. Code § 6050K(b).

        The tax consequences to an assignee purchaser of a Unit from a partner are not described herein. Any assignor of a Unit is urged to advise his assignee to consult his own tax advisor regarding the tax consequences of such assignment.

PARTNERSHIP DISTRIBUTIONS

        Under the Code, any increase in a partner's share of partnership liabilities, or any increase in such partner's individual liabilities by reason of an assumption by him of partnership liabilities, is considered to be a contribution of money by the partner to the partnership. Code § 752(a). Similarly, any decrease in a partner's share of partnership liabilities or any decrease in such partner's individual liabilities by reason of the partnership's assumption of such individual liabilities will be considered as a distribution of money to the partner by the partnership. Code § 752(b).

        The partners' adjusted bases in their Units will initially consist of the cash they contribute to the Partnerships. Their bases will be increased by their share of Partnership income and additional contributions and decreased by their share of Partnership losses and distributions. To the extent that such actual or constructive distributions are in excess of a partner's adjusted basis in his Partnership interest (after adjustment for contributions and his share of income and losses of the Partnership), that excess will generally be treated as gain from the sale of a capital asset. In addition, gain could be recognized to a distributee partner upon the disproportionate distribution to a partner of unrealized receivables, substantially appreciated inventory or, in some cases, Code § 731(c) marketable securities (i.e., actively traded financial instruments, foreign currencies or interests in certain defined properties). Further, the Partnership Agreement prohibits distributions to any investor partner to the extent such would create or increase a deficit in the partner's capital account.

PARTNERSHIP ALLOCATIONS

        A.    Allocations—General

        Generally, a partner's taxable income is increased or decreased by his ratable share of partnership income or loss. Code § 701. However, the availability of these losses may be limited by the at risk rules of Code § 465, the passive activity rules of Code § 469, and the adjusted basis provisions of Code § 704(d).

        Code § 704(b) provides that if a partnership agreement does not provide for the allocation of each partner's distributive share of partnership income, gain, loss, deduction, or credit, or if the allocation of such items under the partnership agreement lacks "substantial economic effect," then each partner's share of those items must be allocated "in accordance with the partner's interest in the partnership."

        As discussed below, Regulations under Code § 704(b) define substantial economic effect and prescribe the manner in which partners' capital accounts must be maintained in order for the allocations contained in the partnership agreement to be respected. Notwithstanding these provisions, special rules apply with respect to nonrecourse deductions because, under the Regulations, allocations of losses or deductions attributable to nonrecourse liabilities cannot have economic effect.

        The Service may contend that the allocations contained in the Partnership Agreement do not have substantial economic effect or are not in accordance with the partners' interests in the Partnership and may seek to reallocate these items in a manner that will increase the income or gain or decrease the deductions allocable to a partner. We are of the opinion that, to the extent provided herein, if challenged by the Service on this matter, the partners' distributive shares of Partnership income, gain, loss, deduction, or credit should be determined to have substantial economic effect and allocated substantially in accordance with the terms of the Partnership Agreement.

        B.    Substantial Economic Effect

        Although a partner's share of partnership income, gain, loss, deduction, and credit is generally determined in accordance with the partnership agreement, this share will be determined in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances) and not by the partnership agreement if the partnership allocations do not have "substantial economic effect" and if the allocations are not respected under the nonrecourse deduction provisions of the Regulations. Code § 704(b); Regulation §§ 1.704-1(b)(2)(i) and 1.704-2.

        In order for an allocation to have "economic effect," it must be consistent with the underlying economic arrangement of the partners. This means that in the event there is an economic benefit or economic burden that corresponds to an allocation, the partner to whom the allocation is made must receive such economic benefit or bear such economic burden. Regulation § 1.704-1(b)(2)(ii). The Regulations further provide that an allocation will have economic effect only if, throughout the full term of the partnership, the partnership agreement provides (i) for the determination and maintenance of a partner's capital account in accordance with specified rules contained therein, (ii) upon liquidation of the partnership or a partner's interest in the partnership, liquidating distributions are required to be made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the taxable year of the liquidation, and (iii) either (I) a partner with a deficit balance in his capital account following the liquidation is unconditionally obligated to restore the amount of such deficit balance to the partnership by the end of the taxable year of liquidation, or (II) the partnership agreement contains a qualified income offset provision as provided in Regulation §§ 1.704-1(b)(2)(ii)(b) and 1.704-1(b)(2)(ii)(d).

        The capital account maintenance rules generally mandate that each partner's capital account be increased by (i) money contributed by the partner to the partnership, (ii) the fair market value (net of liabilities) of property contributed by the partner to the partnership, and (iii) allocations to the partner of partnership income and gain. Further, such capital account must be decreased by (i) money distributed to the partner from the partnership, (ii) the fair market value (net of liabilities) of property distributed to the partner from the partnership, and (iii) allocations to the partner of partnership losses and deductions. Regulation § 1.704-1(b)(2)(iv).

        Regulation § 1.704-1(b)(2)(iii) provides that an economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. The economic effect of an allocation is not substantial if:

        at the time the allocation becomes part of the partnership agreement, (1) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement, and (2) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement. In determining the after-tax economic benefit or detriment to a partner, tax consequences that result from the interaction of the allocation with such partner's tax attributes that are unrelated to the partnership will be taken into account. Regulation § 1.704-1(b)(2)(iii)(a).

        While the Service stated that it will not rule on whether an allocation provision in a partnership agreement has substantial economic effect, several Technical Advice Memoranda ("TAMs") shed light on the Service's position on this issue. Notwithstanding the potential similarity between a TAM and a taxpayer's particular fact pattern, it should be noted that TAMs may not be used or cited as precedent. Code § 6110(k)(3), Regulation §§ 301.6110-2(a) and 301.6110-7(b). Nevertheless, TAMs do serve to illustrate the Service's position on certain specific cases. The TAMs relating to substantial economic effect focus on the tax avoidance purpose of allocations and on the partnership plan for distributions upon liquidation.

        Illustrative of the Service's approach is TAM 8008054, in which the Service concluded that an allocation to the partners solely of items that the partnership had elected to expense (IDC) had as its principal purpose tax avoidance. The Service suggested that, had the allocation affected the parties' liquidation rights, the allocation would have had substantial economic effect: "In general, substantial economic effect has been found where all allocations of items of income, gain, loss, deduction or credit increase or decrease the respective capital accounts of the partners and distribution of assets made upon liquidation is made in accordance with capital accounts." The ruling noted that the investors "should have been allocated their share of costs other than intangible drilling costs." Id. The question whether economic effect is "substantial" is one of fact which may depend in part on the timing of income and deductions and on consideration of the investors' tax attributes unrelated to their investment in Units, and thus is not a question upon which a legal opinion can ordinarily be expressed. However, to the extent the tax brackets of all partners do not differ at the time the allocation becomes part of the partnership agreement, the economic effect of the allocation provisions should be considered to be substantial.

        Code § 613A(c)(7)(D) requires that the basis of oil and gas properties owned by a partnership be allocated to the partners in accordance with their interests in the capital or income of the partnership. Regulations issued under Code § 613A(c)(7)(D) indicate that such basis must be allocated in accordance with the partners' interests in the capital of the partnership if their interests in partnership income vary over the life of the partnership for any reason other than for reasons such as the admission of a new partner. Regulation § 1.613A-3(e)(2). The terms "capital" and "income" are not defined in the Code or in the Regulations under § 613A. The Regulations under Code § 704 indicate that if all partnership allocations of income, gain, loss, and deduction (or items thereof) have substantial economic effect, an allocation of the adjusted basis of an oil or gas property among the partners will be deemed to be made in accordance with the partners' interests in partnership capital or income and will accordingly be recognized.

        Pursuant to the Partnership Agreement, (i) allocations will be made as mandated by the Regulations, (ii) liquidating distributions will be made in accordance with positive capital account balances, and (iii) a "qualified income offset" provision applies. However, IDC and certain other tax items will be allocated 99% to the investor partners. Except with respect to those excess allocations, under the Partnership Agreement the basis in oil and gas properties will be allocated in proportion to each partner's respective share of the costs that entered into the Partnership's adjusted basis for each depletable property. Such allocations of basis to the Investors of 99% of such tax items appear reasonable and in compliance with the Regulations under § 704. Nevertheless, the Service may contend that the allocation to the investor partners of 99% of such tax items is invalid and may reallocate such items to the partners in a different ratio. Any such reallocation could increase a partner's tax liability.

        C.    Nonrecourse Deductions

        As noted above, an allocation of loss or deduction attributable to nonrecourse liabilities of a partnership cannot have economic effect because the creditor alone bears any economic burden that corresponds to such an allocation. Nevertheless, the Regulations provide a test under which certain allocations of nonrecourse deductions will be deemed to be in accordance with the partners' interests in the partnership. Regulation § 1.704-2(b).

        Nonrecourse deduction allocations will be deemed to be made in accordance with partners' partnership interests if, and only if, four requirements are satisfied. Regulation § 1.704-2 (e). First, the partners' capital accounts must be maintained properly and the distribution of liquidation proceeds must be in accordance with the partners' capital account balances. Regulation § 1.704-2 (e)(1). Second, beginning in the first taxable year in which there are nonrecourse deductions, and thereafter throughout the full term of the partnership, the partnership agreement must provide for allocation of nonrecourse deductions among the partners in a manner that is reasonably consistent with allocations, which have substantial economic effect, of some other significant partnership item attributable to the property securing nonrecourse liabilities of the partnership. Regulation § 1.704-2 (e)(2). Third, beginning in the first taxable year of the partnership in which the partnership has nonrecourse deductions or makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in minimum gain, and thereafter throughout the full term of the partnership, the partnership agreement contains a "minimum gain chargeback." Regulation § 1.704-2 (e)(3). A partnership agreement contains a minimum gain chargeback if, and only if, it provides that, subject to certain exceptions, in the event there is a net decrease in partnership minimum gain during a partnership taxable year, the partners must be allocated items of partnership income and gain for that year equal to each partner's share of the net decrease in partnership minimum gain during such year. Regulation § 1.704-2 (f)(1). A partner's share of the net decrease in partnership minimum gain is the amount of the total net decrease multiplied by the partner's percentage share of the partnership's minimum gain at the end of the immediately preceding taxable year. Regulation § 1.704-2 (g)(2). A partner's share of any decrease in partnership minimum gain resulting from a revaluation of partnership property (which would not cause a minimum gain chargeback) equals the increase in the partner's capital account attributable to the revaluation to the extent the reduction in minimum gain is caused by such revaluation. Id. Similar rules apply with regard to partner nonrecourse liabilities and associated deductions. Regulation § 1.704-2 (i). The fourth requirement of the nonrecourse allocation test provides that all other material allocations and capital account adjustments under the partnership agreement must be recognized under the general allocation requirements of the Regulations under Code § 704(b). Regulation § 1.704-2 (e)(4).

        Under the Regulations, partners generally share nonrecourse liabilities in accordance with their interests in partnership profits. Regulation § 1.704-2 (b)(1). However, the Regulations generally require that nonrecourse liabilities be allocated among the partners first to reflect the partners' share of minimum gain and Code § 704(c) minimum gain. Regulation § 1.704-2 (b)(2). Any remaining nonrecourse liabilities are generally to be allocated in proportion to the partner's interests in partnership profits.

        The Partnership Agreement, at § 3.02, contains a minimum gain chargeback. Further, the Partnership Agreement provides for the allocation of nonrecourse liabilities and deductions attributable thereto among the partners first, in accordance with their respective shares of partnership minimum gain (within the meaning of Regulation § 1.704-2(b)(2)), second, to the extent of each such partner's gain under Code § 704(c) if the Partnership were to dispose of (in a taxable transaction) all Partnership property subject to one or more nonrecourse liabilities of the Partnership in full satisfaction of such liabilities and for no other consideration, and third, in accordance with the partners' proportionate shares in the Partnership's profits. For this purpose, the Partnership Agreement provides for the allocation of excess nonrecourse deductions of 89% to the investor partners and 11% to the managing general partner.

        D.    Retroactive Allocations

        To prevent retroactive allocations of partnership tax attributes to partners entering into a partnership late in the tax year, Code § 706(d) provides that a partner's distributive share of such attributes is to be determined by the use of methods prescribed by the Secretary which take into account the varying interests of the partners during the taxable year.

        The Partnership Agreement, at § 3.04(c), provides that each partner's allocation of tax items other than "allocable cash basis items" is to be determined under a method permitted by Code § 706(d) and the Regulations thereunder. With respect to "allocable cash basis items," § 3.04(c) requires an allocation in accordance with the requirements of Code § 706(d). Accordingly, the Partnership allocations should be considered to be in accordance with the provisions of Code § 706(d).

UNRELATED BUSINESS TAXABLE INCOME

        Tax exempt partners may be subject to federal income taxation on their share of a Partnership's income. Code § 501(a) generally exempts organizations described in Code §§ 401(a) (qualified plans) and 501(c) (certain non-profit organizations) from federal income taxation. Code § 511(a), however, imposes a tax on the "unrelated business taxable income" of all Code § 401(a) and 501(c) organizations. Code § 408(e)(1) provides that Code § 511(a) also applies to individual retirement accounts and annuities ("IRAs"). The term "unrelated business taxable income" means the gross income derived by any organization from any unrelated trade or business regularly carried on by it, less certain deductions which are directly connected with the carrying on of such trade or business, both subject to certain modifications. Code §512(a)(1).

        Code § 512(c)(1) requires a tax exempt organization with a partnership interest in a partnership regularly carrying on an unrelated trade or business to include its share of the partnership's gross income and related deductions arising from such unrelated trade or business in computing its unrelated business taxable income. A tax exempt organization's gross income is includible in the organization's computation of unrelated business taxable income if: (1) the income is derived from a trade or business; (2) such trade or business is regularly carried on by the organization; and (3) the conduct of such trade or business is not substantially related (other than through the production of funds) to the organization's performance of its exempt functions. Regulations § 1.513-1(a).

        Due to the purely factual nature of each investor partner's federal income tax status and the determination of whether an investment in a Partnership will result in unrelated business taxable income, we are unable to express an opinion on such matters. Due to the potential impact of these issues, tax exempt investors and investors considering an investment through an IRA are urged to consult with their own tax advisors regarding the taxation of their investments prior to acquiring Units.

MARGINAL WELL PRODUCTION TAX CREDIT

        Effective for tax years beginning after December 31, 2004, Code § 45I provides a business tax credit for "qualified crude oil and natural gas production" from "qualified marginal wells." The tax credit is $3 per barrel of qualified crude oil production and $0.50 per 1,000 cubic feet of qualified natural gas production. Code § 45I(b)(1). A "qualified marginal well" is a domestic well that satisfies one of the following two tests: (i) the production during the taxable year is treated as marginal production under Code §613A(c)(6) (i.e., the Code's percentage depletion rules); or (ii) the average daily production of the well during the year is not more than 25 barrel-of-oil equivalents and the well produces water at a rate not less than 95% of total well effluent. Code § 45I(c)(3)(A). "Qualified crude oil production" and "qualified natural gas production" is production from a qualified marginal well that is limited to, and thus the Code § 45I tax credit cannot be claim on more than, 1,095 barrels of oil (or its equivalent) per year. Code § 45I(c)(2). This limit, however, is proportionately reduced for short taxable years and if the well is not capable of producing oil or gas on each day of the taxable year. Id.

        The tax credit for qualified production from qualified marginal wells can only be claimed by taxpayers that own operating interests. Code § 45I(d)(2). If there is more than one owner of an operating interest in a well, the Code §45I tax credit is apportioned to the various owners based on the ratio of each owner's revenue interest in the well's production to the aggregate of all revenue interests in the well's production. Code § 45I(d)(1). Code § 45I tax credits that cannot be fully utilized in the year in which they arise may be carried back for 5 tax years and carried forward for 25 tax years. Code § 39(a)(3). In the case of production from a qualified well that also qualifies for the tax credit under Code § 29 (tax credit for producing fuels from nonconventional sources), the Code § 45I tax credit is only allowable if a taxpayer elects not to claim the Code § 29 tax credit. Code §45I(d)(3).

        The Code § 45I tax credit for production from qualified marginal wells is reduced (not below zero) as the price of oil and natural gas increases. The amount of the reduction, if any, is determined by multiplying the otherwise allowable tax credit by a fraction, the numerator of which is the excess of the applicable "reference price" of crude oil or natural gas over $15 ($1.67 for natural gas), and the denominator is $3 ($0.33 for natural gas). Code § 45I(b)(2)(A). These figures may be adjusted in future years for inflation. Code § 45I(b)(2)(B). The "reference price" of crude oil and natural gas is an amount determined by the Secretary each year to be the average wellhead price per barrel of domestic crude oil or per 1,000 cubic feet of natural gas, as applicable. Code §§ 45I(b)(2)(C) and 29(d)(2)(C).

        Due to the inherently factual nature of the oil and gas properties that the Partnerships develop and the reference price of crude oil and natural gas to be determined by the Secretary each year, we do not express an opinion as to whether the production from any of the Partnerships' properties will qualify for, and whether the investor partners will be entitled to claim, any tax credits under Code § 45I.

PROFIT MOTIVE

        The existence of economic, nontax motives for entering into the Transactions is essential if the partners are to obtain the tax benefits associated with an investment in a Partnership. Code § 183(a) provides that where an activity entered into by an individual is not engaged in for profit, no deduction attributable to that activity will be allowed except as provided therein. Should it be determined that a partner's activities with respect to the Transactions fall within the "not for profit" ambit of Code § 183, the Service could disallow all or a portion of the deductions and credits generated by the Partnership's activities.

        Code § 183(d) generally provides for a presumption that an activity is entered into for profit within the meaning of the statute where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At the taxpayer's election, such presumption can relate to three or more of the taxable years in the five-year period beginning with the taxable year in which the taxpayer first engages in the activity. Whether an activity is engaged in for profit is determined under Code § 162 (relating to trade or business deductions) and §§ 212(l) and (2) (relating to income producing deductions) except insofar as the above-described presumption applies. Regulation § 1.183-1(a).

        To establish that he is engaged in either a trade or business or an income producing activity, a partner must be able to prove that he is engaged in the Transactions with an "actual and honest profit objective," Fox v. Commissioner, 80 T.C. 972, 1006 (1983), aff'd sub nom., Barnard v. Commissioner, 731 F.2d 230 (4th Cir. 1984), and that his profit objective is bona fide. Bessenyey v. Commissioner, 45 T.C. 261, 274 (1965), aff'd, 379 F.2d 252 (2d Cir. 1967), cert. denied, 389 U.S. 931 (1967). The inquiry turns on whether the primary purpose and intention of the partner in engaging in the activity is, in fact, to make a profit apart from tax considerations. Hager v. Commissioner, 76 T.C. 759, 784 (1981). Such objective need not be reasonable, only honest, and the question of objective is to be determined from all the facts and circumstances. Sutton v. Commissioner, 84 T.C. 210 (1985), aff'd, 788 F.2d 695 (11th Cir. 1986). Among the factors that will normally be considered are: (i) the manner in which the taxpayer carries on the activity, (ii) the expertise of the taxpayer or his advisors, (iii) the time and effort expended by the taxpayer in carrying on the activity, (iv) whether an expectation exists that the assets used in the activity may appreciate in value, (v) the success of the taxpayer in carrying on similar or dissimilar activities, (vi) the taxpayer's history of income or losses with respect to the activity, (vii) the amount of occasional profits, if any, which are earned, (viii) the financial status of the taxpayer, and (ix) the presence of personal motives in carrying on the activity. Regulation § 1.183-2(b). Where application of such factors to a particular activity is difficult, however, a court should consider the totality of the circumstances instead. Estate of Baron v. Commissioner, 83 T.C. 542 (1984), aff'd, 798 F.2d 65 (2d Cir. 1986).

        As noted, the issue is one of fact to be resolved not on the basis of any one factor but on the basis of all the facts and circumstances. Regulation § 1.183-2(b). Greater weight is given to objective facts than the parties' mere statements of their intent. Siegel v. Commissioner, 78 T.C. 659 (1982); Engdahl v. Commissioner, 72 T.C. 659 (1979). Nevertheless, the courts have recognized, in applying Code § 183, that "a taxpayer has the right to engage in a venture which has economic substance even though his motivation in the early years of the venture may have been to obtain a deduction to offset taxable income." Lemmen v. Commissioner, 77 T.C. 1326, 1346 (1981), acq., 1983-2 C.B. 1.

        Due to the inherently factual nature of a partner's intent and motive in engaging in the Transactions, we do not express an opinion as to the ultimate resolution of this issue in the event of a challenge by the Service. Partners must, however, seek to make a profit from their activities with respect to the Transactions beyond any tax benefits derived from those activities or risk losing those tax benefits.

TAX AUDITS

        Subchapter C of Chapter 63 of the Code provides that administrative proceedings for the assessment and collection of tax deficiencies attributable to a partnership must be conducted at the partnership rather than the partner level. Partners will be required to treat Partnership items of income, gain, loss, deduction, and credit in a manner consistent with the treatment of each such item on the Partnership's returns unless such partner files a statement with the Service identifying the inconsistency. If the Partnership is audited, the tax treatment of each item will be determined at the Partnership level in a unified partnership proceeding. Conforming adjustments to the partners' own returns will then occur unless such partner can establish a basis for inconsistent treatment (subject to waiver by the Service).

        Reef Oil & Gas Partners, L.P. is designated as the "tax matters partner" ("TMP") for each Partnership and will receive notice of the commencement of a Partnership proceeding and notice of any administrative adjustments of Partnership items. The TMP is entitled to invoke judicial review of administrative determinations and to extend the period of limitations for assessment of adjustments attributable to Partnership items. Each partner will receive notice of the administrative proceedings from the TMP and will have the right to participate in the administrative proceeding pursuant to tax requirements of Regulation § 301.6223(g)-1T unless the partner waives such rights.

        The Code provides that, subject to waiver, partners will receive notice of the administrative proceedings from the Service and will have the right to participate in the administrative proceedings. Code §§ 6223(a) and 6224(a). However, the Code also provides that if a partnership has 100 or more partners, the partners with less than a 1% profits interest will not be entitled to receive notice from the Service or participate in the proceedings unless they are members of a "notice group" (a group of partners having in the aggregate a 5% or more profits interest in the partnership that requires the Service to send notice to the group and that designates one of their members to receive notice). Code § 6223(b). Any settlement agreement entered into between the Service and one or more of the partners will be binding on such partners but will not be binding on the other partners, except that settlement by the TMP may be binding on certain partners, as described below. The Service must, on request, offer consistent settlement terms to the partners who had not entered into the earlier settlement agreement. Code § 6224(c)(2). If a partnership has more than 100 partners, the TMP is empowered under the Code to enter into binding settlement agreements on behalf of the partners with a less than 1% profits interest unless the partner is a member of a notice group or notifies the Service that the TMP does not have the authority to bind the partner in such a settlement. Code § 6224(c)(3).

        BY EXECUTING THE PARTNERSHIP AGREEMENT EACH PARTNER RESPECTIVELY REPRESENTS, WARRANTS, AND AGREES THAT HE WILL NOT FORM OR EXERCISE ANY RIGHT AS A MEMBER OF A NOTICE GROUP AND WILL NOT FILE A STATEMENT NOTIFYING THE SERVICE THAT THE TMP DOES NOT HAVE BINDING SETTLEMENT AUTHORITY. SUCH WAIVER IS PERMITTED UNDER THE PARTNERSHIP AUDIT PROVISIONS OF THE CODE AND WILL BE BINDING ON THE PARTNERS.

        The costs incurred by a partner in responding to an administrative proceeding will be borne solely by such partner.

PENALTIES

        A.    General Accuracy Penalty

        Except as discussed below, under Code § 6662 a taxpayer will be assessed a penalty equal to 20% of the portion of an underpayment of tax attributable to negligence, the disregard of a rule or regulation or a substantial understatement of tax. "Negligence" includes any failure to make a reasonable attempt to comply with the tax laws. Code § 6662(c). The Regulations further provide that a position with respect to an item is attributable to negligence if it lacks a reasonable basis. Regulation § 1.6662-3(b)(1). Negligence is strongly indicated where, for example, a partner fails to comply with the requirements of Code § 6662, which requires that a partner treat partnership items on its return in a manner that is consistent with the treatment of such items on the partnership return. Regulation § 1.6662-3(b)(1)(iii). The term "disregard" includes any careless, reckless or intentional disregard of rules or regulations. Regulation § 1.6662-3(b)(2). A taxpayer who takes a position contrary to a revenue ruling or a notice will be subject to a penalty for intentional disregard if the contrary position fails to possess a realistic possibility of being sustained on its merits. Regulation § 1.6662-3(b)(2). An "understatement" is defined as the excess of the amount of tax required to be shown on the return of the taxable year over the amount of the tax imposed that is actually shown on the return, reduced by any rebate. Code § 6662(d)(2)(A). An understatement is "substantial" if it exceeds the greater of 10 percent of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 in the case of certain corporations). Code §§ 6662(d)(1)(A) and (B).

        Generally, the amount of an understatement is reduced by the portion thereof attributable to (i) the tax treatment of any item by the taxpayer if there is or was substantial authority for such treatment, or (ii) any item if the relevant facts affecting the item's tax treatment are adequately disclosed in the return or in a statement attached to the return, and there is a reasonable basis for the tax treatment of such item by the taxpayer. Code § 6662(d). Disclosure will generally be adequate if made on a properly completed Form 8275 (Disclosure Statement) or Form 8275-R (Regulation Disclosure Statement). Regulation § 1.6662-4(f).

        However, in the case of a "tax shelter," the reductions described in the above paragraph do not apply. Code § 6662(d)(2)(C). A "tax shelter" is defined as a (i) a partnership or other entity, (ii) any investment plan or arrangement, or (iii) any other plan or arrangement, if a significant purpose of such partnership, entity, plan, or arrangement is the avoidance or evasion of federal income tax. Code § 6662(d)(2)(C)(ii).

        The existence of substantial authority is determined as of the time the taxpayer's return is filed or on the last day of the taxable year to which the return relates and not when the investment is made. Regulation § 1.6662-4(d)(3)(iv)(C). Substantial authority exists if the weight of authorities supporting a position is substantial compared with the weight of authorities supporting contrary treatment. Regulation § 1.6662-4(d)(3)(i). Relevant authorities include statutes, Regulations, court cases, revenue rulings and procedures, and Congressional intent. Regulation § 1.6662-4(d)(3)(iii). However, among other things, conclusions reached in legal opinions are not considered authority. Id. The Secretary may waive all or a portion of the penalty imposed under Code § 6662 upon a showing by the taxpayer that there was reasonable cause for the understatement and that the taxpayer acted in good faith. Code § 6664(c).

        B.    Special Accuracy Penalty for Reportable and Listed Transactions

        Code § 6662A imposes an accuracy-related penalty specific to Reportable Transactions and Listed Transactions. The penalty is equal to (i) 20% of the amount of an understatement attributable to adequately disclosed Reportable Transactions and Listed Transactions if a significant purpose of such transactions is the avoidance or evasion of federal income tax, and (ii) 30% of the amount of an understatement attributable to Reportable Transactions and Listed Transactions that are not adequately disclosed. Code §§ 6662A(a) and (c). An "understatement" is the sum of (1) the product of the highest corporate or individual income tax rate (as appropriate) and the increase in the taxable income resulting from the difference between the taxpayer's treatment of an item and the proper treatment of an item (without regard to other items on the taxpayer's tax return), and (2) the amount of decrease in the aggregate amount of credits that results from a difference between the taxpayer's treatment of an item and the proper treatment of an item. Code § 6662A(b).

        There is an exception to this penalty for taxpayers that are able to show that (i) there was reasonable cause for the tax position taken and (ii) they acted in good faith. Code § 6664(d)(1). In order to qualify for this exception, a taxpayer must show that (i) there was adequate disclosure of the transaction as required by the Regulations, (ii) there is or was substantial authority for the treatment, and (iii) the taxpayer reasonably believed that the treatment on the return was more likely than not the proper treatment. Code § 6664(d)(2). A taxpayer will only be considered to have a reasonable belief regarding the tax treatment if the belief (1) is based on facts and law at the time the tax return that includes the item is filed, and (2) relates solely to the taxpayer's chances of success on the merits and does not take into account the possibility that (a) the return will not be audited, (b) the treatment will not be raised on audit, or (c) the treatment will be resolved through settlement if raised. Code § 6664(d)(3)(A).

        A taxpayer generally may rely on a tax advisor's opinion in establishing a reasonable belief, unless the opinion is a "disqualified opinion," or it is provided by a "disqualified tax advisor." Code § 6664(d)(3)(B)(i). A "disqualified tax advisor" is any advisor who (i) is a Material Advisor and who participates in the organization, management, promotion, or sale of the transaction or who is related to any person who so participates, (ii) is compensated directly or indirectly by a Material Advisor with respect to the transaction, (iii) has a fee arrangement with respect to the transaction that is contingent on all or part of the intended tax benefits from the transaction being sustained, or (iv) as determined under the Regulations, has a disqualifying financial interest with respect to the transaction. Code § 6664(d)(3)(B)(ii).

        An opinion by a tax advisor is a disqualified opinion if it (i) is based on unreasonable factual or legal assumptions (including assumptions about future events), (ii) unreasonably relies on representations, statements, findings, or agreements of the taxpayer or any other person, (iii) does not identify and consider all relevant facts, or (iv) fails to meet any other requirement the Secretary may prescribe. Code § 6664(d)(3)(B)(iii).

        If a taxpayer is penalized for an understatement under Code § 6662A, the taxpayer cannot be penalized again for the same understatement under the general accuracy related penalties described above (Code § 6662) or under the valuation misstatement penalties; provided, however, in the case of a gross valuation misstatement (as defined in under Code §§ 6662(h)), the 40% penalty takes precedence. Code § 6662(b)(1) and Code § 6662A(e).

        C.    The Partnerships

        Although not anticipated by Reef Oil & Gas Partners, L.P., there may not be substantial authority for one or more reporting positions that the Partnership may take in its federal income tax returns. In such event, if a Partnership does not disclose or if it fails to adequately disclose any such position, or if such disclosure is deemed adequate but it is determined that there was no reasonable basis for the tax treatment of such a Partnership item, the penalty will be imposed with respect to any substantial understatement determined to have been made, unless the provisions of the Regulations pertaining to waiver of the penalty become final and the Partnership is able to show reasonable cause and good faith in making the understatement as specified in such provisions. If the Partnership makes a disclosure for the purposes of avoiding the penalty, the disclosure is likely to result in an audit of such return and a challenge by the Service of such position taken.

        In addition, as discussed above it is possible that a Partnership's activities or a partner's investment in a Partnership may qualify as a Reportable Transaction. If this occurs and there is an understatement with respect to a Partnership, the enhanced accuracy-related penalties for Reportable Transactions described above may apply, unless the Partnership or taxpayer, as applicable, is able to show reasonable cause and good faith pursuant to the rules described above. For purposes of establishing the existence of a reasonable belief, it is possible that we will be considered to be Material Advisor and a disqualified tax advisor with respect to the Partnerships. Therefore, each investor is encouraged to seek the advise of his or her own independent tax advisor with respect to an investment in a Partnership.

        If it were determined that a partner had underpaid tax for any taxable year, such partner would have to pay the amount of underpayment plus interest on the underpayment from the date the tax was originally due. The interest rate on underpayments is determined by the Service based upon the federal short term rate of interest (as defined in Code § 1274(d)) plus 3%, or 5% for large corporate underpayments, and is compounded daily. The rate of interest is adjusted quarterly. Code § 6621(b).

        A partnership, for federal income tax purposes, is required to file an annual information tax return. The failure to properly file such a return in a timely fashion, or the failure to show on such return all information required under the Code to be shown on such return, unless such failure is due to reasonable cause, subjects the partnership to civil penalties under the Code in an amount equal to $50 per month multiplied by the number of partners in the partnership, up to a maximum of $250 per partner per year. Code § 6698(a), (b). In addition, upon any willful failure to file a partnership information return, a fine or other criminal penalty may be imposed on the party responsible for filing the return. Code § 7203.

        D.    SEC Reporting

        Any person that is required to file periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934 must disclose in those reports if they are required to pay penalties under Code §§ 6707A (penalties for failing to report information about participation in a Reportable Transaction), 6662A (accuracy-related penalty for understatements of tax associated with Reportable Transactions), or 6662(h) (enhanced accuracy-related penalty for gross valuation understatements). A taxpayer that fails to make such disclosures will be subject to an additional tax penalty of $100,000 for individuals and $200,000 for all other taxpayers. Code §§ 6707A(b)(2) and (e).

ACCOUNTING METHODS AND PERIODS

        The Partnerships will each use the accrual method of accounting and will each select the calendar year as its taxable year.

        As discussed above, a taxpayer using the accrual method of accounting will recognize income when all events have occurred which fix the right to receive such income and the amount thereof can be determined with reasonable accuracy. Deductions will be recognized when all events that establish liability have occurred and the amount thereof can be determined with reasonable accuracy. However, all events that establish liability are not treated as having occurred prior to the time that economic performance occurs. Code § 461(h).

        All partnerships are required to conform their tax years to those of their owners, unless the partnership establishes a business purpose for a different tax year, the tax year of a partnership must be (i) the taxable year of one or more of its partners who have an aggregate interest in partnership profits and capital of greater than 50%, (ii) if there is no taxable year so described, the taxable year of all partners having interests of 5% or more in partnership profits or capital, or (iii) if there is no taxable year described in (i) or (ii), the calendar year unless the Secretary by regulations prescribes another period. Code § 706. Until the taxable years of the partners can be identified, no assurance can be given that the Service will permit the Partnerships to adopt a calendar year.

SOCIAL SECURITY BENEFITS; SELF-EMPLOYMENT TAX

        The Social Security Act and the Code exclude from the definition of "net earnings from self-employment" a limited partner's (but not a general partner's) distributive share of any item of income or loss from a partnership other than a guaranteed payment for personal services actually rendered. Code § 1402(a)(13). The determination of whether a particular activity is a trade or business for the purposes of the self-employment tax is based on all of the facts and circumstances surrounding the activity. Regulation § 1.1402(c)-1. Because of the present uncertainty in the law, there can be no assurance that a general partner's share of a Partnership's income will not constitute self-employment income. Reef Oil & Gas Partners, L.P., in the preparation of the information tax returns for the Partnerships, will make the determination of whether, and to what extent, to report Partnership income as income from self-employment based upon guidance from its tax advisors. Thus, a general partner's share of any income or loss attributable to his investment in Units may constitute "net earnings from self-employment" for both social security and self-employment tax purposes and, if any general partners are receiving Social Security benefits, their taxable income attributable to their investment in the Units must be taken into account in determining any reduction in benefits because of "excess earnings."

STATE AND LOCAL TAXES

        The opinions expressed herein are limited to issues of federal income tax law and do not address issues of state or local law. Investors are urged to consult their respective tax advisors regarding the impact of state and local laws on an investment in a Partnership.

FOREIGN TAXES

        Some or all of the Partnerships may engage in oil and gas drilling activities outside of the United States that could subject such Partnerships to various taxes imposed by foreign countries. At this time it is not possible to determine if or where any such foreign operations may take place, so it is not possible to describe specifically which foreign taxes may become applicable to a Partnership.

        The United States generally permits a credit for the amount of income tax imposed on U.S. taxpayers by foreign countries. Code § 901. This credit is available to partners in a partnership where the partnership pays foreign income taxes. Code § 901(b)(5). Numerous limitations exist in the computation of the credit at the partner level. The foreign income tax must be an income tax in the U.S. sense of the word. Taxes eligible for the foreign tax credit do not include taxes paid or accrued during the taxable year to any foreign country in connection with the purchase and sale of oil and gas extracted in that country if: (i) the taxpayer has no economic interest in the minerals; and (ii) either the purchase or the sale is at a price which differs from the fair market value of the oil and gas at the time of the purchase or sale. Code § 901(f). Taxes eligible for the foreign tax credit do not include amounts paid or accrued to a foreign country to the extent that the IRS determines that the foreign law imposing the amount is structured, or in fact operates, so that the amount imposed with respect to the foreign oil related income will generally be materially greater, over a reasonable period of time, than the amount generally imposed on income that is neither foreign oil related income nor foreign oil and gas extraction income. Code § 907(b).

PROPOSED LEGISLATION AND REGULATIONS

        There can be no assurances that subsequent changes in the tax laws (through new legislation, court decisions, Service pronouncements, Regulations, or otherwise) will or will not occur that may have an impact, adverse or positive, on the tax effect and consequences of these Transactions, as described above.

        We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

        We hereby consent to the filing of this opinion as Appendix D to the prospectus and to all references to our Firm in the prospectus.

        We call your attention to the fact that the opinions set forth in this letter are an expression of professional judgment and not a guarantee of a result.

Sincerely,

/s/  BAKER & MCKENZIE LLP

Baker & McKenzie LLP

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

        The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered, other than underwriting:

SEC registration fee	$23,540
NASD filing fee	20,500
Printing expenses	275,000	*
Accounting fees and expenses	200,000	*
Legal fees and expenses	500,000	*
Blue sky fees and expenses	250,000	*
Miscellaneous	120,000	*
Total	$1,389,040	*

*
Estimated

Item 14. Indemnification of Directors and Officers

        Article VI, Section 6.04 of the partnership agreement filed herewith, pursuant to which each partnership of Registrant will be formed, provides that the managing general partner shall have no liability to the partnership or its partners for any loss suffered which arises out of any action or inaction of the managing general partner if (i) the managing general partner, in good faith, determined that such course of conduct was in the best interest of the partnership, (ii) the managing general partner was acting on behalf of or performing services for the partnership, and (iii) such course of conduct did not constitute negligence or misconduct of the managing general partner. Section 6.04 provides that the managing general partner shall be indemnified by the partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the partnership, provided the conditions set forth in the foregoing clauses (i), (ii) and (iii) are satisfied.

        The managing general partner will be indemnified to the limit of the insurance proceeds and tangible net assets of the partnership. Section 6.04 provides that the managing general partner may be indemnified for liabilities arising under Federal and State Securities Laws only if (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the partnership were offered or sold as to indemnification for violations of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the partnership agreement and (ii) in which plaintiffs claim they were offered or sold Units. In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

        Section 6.04 of the partnership agreement further provides that the partnership will not incur the cost of the portion of any insurance that insures the managing general partner against any liability as to which the managing general partner is prohibited from being indemnified by the partnership agreement.

        Pursuant to Section 7.02 of the partnership agreement, the managing general partner has agreed to indemnify the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets. Such indemnification will not be available to any additional general partner if the obligations incurred result from the negligence or misconduct of such additional general partner or the contravention of the terms of the partnership agreement by such additional general partner.

        The soliciting dealer agreement, filed herewith, contains provisions (Section 8(b)) by which each of the soliciting dealers agree to indemnify the managing general partner and the partnerships for liabilities arising from statements or omissions made in this Registration Statement in reliance on written information furnished by such soliciting dealer and for liabilities arising from the failure of the soliciting dealer to comply with federal or state securities laws.

Item 15. Recent Sales of Unregistered Securities

        None.

Item 16. Exhibits and Financial Statement Schedules

        (a)   Exhibits

Exhibit No.	Description of Exhibit
1.1	Amended and Restated Dealer Manager Agreement dated June 16, 2006, by and between Reef Securities, Inc. and Reef Oil & Gas Partners, L.P.*
1.2	Form of Soliciting Dealer Agreement*
3.1	Form of Limited Partnership Agreement (included as Appendix A to the prospectus filed as a part of this Registration Statement)*
5.1	Opinion of Baker & McKenzie LLP as to legality of the securities being registered (filed as Exhibit 5.1 to Reef Global Energy Ventures II's Registration Statement on Form S-1 filed on June 24, 2005, and incorporated herein by reference)
8.1	Opinion of Baker & McKenzie LLP as to various tax matters (included as Appendix D to the prospectus filed as a part of this Registration Statement)*
10.1	Form of Escrow Agreement with Bank of Texas, N.A. (filed as Exhibit 10.1 to Reef Global Energy Ventures II's Registration Statement on Form S-1 filed on February 22, 2005, and incorporated herein by reference)
23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1 and 8.1*)
23.2	Consent of BDO Seidman, LLP*
24.1	Powers of Attorney (contained on page II-4)*

*
Filed herewith. All other exhibits have been previously filed.

        (b)   Financial Statement Schedules: None.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on June 19, 2006.

REEF GLOBAL ENERGY VENTURES II (Registrant)
By:	Reef Oil & Gas Partners, L.P., a Nevada limited partnership
	By:	Reef Oil & Gas Partners, GP, LLC, its general partner
		By:	/s/ MICHAEL J. MAUCELI Michael J. Mauceli Manager

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Mauceli and Daniel C. Sibley, and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL J. MAUCELI Michael J. Mauceli	Manager and Member of general partner of Reef Oil & Gas Partners, L.P. (Principal Executive Officer)	June 19, 2006
/s/ DANIEL C. SIBLEY Daniel C. Sibley	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 19, 2006

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
1.1	Amended and Restated Dealer Manager Agreement dated June 16, 2006, by and between Reef Securities, Inc. and Reef Oil & Gas Partners, L.P.*
1.2	Form of Soliciting Dealer Agreement*
3.1	Form of Limited Partnership Agreement (included as Appendix A to the prospectus filed as a part of this Registration Statement)*
5.1	Opinion of Baker & McKenzie LLP as to legality of the securities being registered (filed as Exhibit 5.1 to Reef Global Energy Ventures II's Registration Statement on Form S-1 filed on June 24, 2005, and incorporated herein by reference)
8.1	Opinion of Baker & McKenzie LLP as to various tax matters (included as Appendix D to the prospectus filed as a part of this Registration Statement)*
10.1	Form of Escrow Agreement with Bank of Texas, N.A. (filed as Exhibit 10.1 to Reef Global Energy Ventures II's Registration Statement on Form S-1 filed on February 22, 2005, and incorporated herein by reference)
23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1 and 8.1*)
23.2	Consent of BDO Seidman, LLP*
24.1	Powers of Attorney (contained on page II-4)*

*
Filed herewith. All other exhibits have been previously filed.